Exhibit 2.29

EXECUTION VERSION

AMENDMENT NO. 2

Dated as of December 20, 2018

to

SEVENTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

Dated as of November 24, 2014

THIS AMENDMENT NO. 2 (this “Amendment”) dated as of December 20, 2018 is entered into by and among (i) NMC FUNDING CORPORATION, a Delaware corporation (the “Transferor”), (ii) NATIONAL MEDICAL CARE, INC., a Delaware corporation, as collection agent (the “Collection Agent”), (iii) the “Conduit Investors,” “Bank Investors” and “Administrative Agents” identified on the signature pages hereto and (iv) THE BANK OF NOVA SCOTIA, as agent (the “Agent”).

PRELIMINARY STATEMENTS

A.                                    The Transferor, the Collection Agent, the Conduit Investors, the Bank Investors, the Administrative Agents and the Agent are parties to that certain Seventh Amended and Restated Transfer and Administration Agreement dated as of November 24, 2014 (as amended or otherwise modified prior to the date hereof, the “TAA”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the TAA.

B.                                    In addition, the parties hereto have agreed to amend the TAA on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                            Amendments to TAA. As of the Effective Date (as defined below), subject to the conditions precedent set forth in Section 2 of this Amendment, the TAA is hereby amended in accordance with Exhibit A hereto: (a) by deleting each term thereof that is lined out and (b) by inserting each term thereof that is double-underlined, in each case in the place where such term appears therein. For the avoidance of doubt, notwithstanding anything to the contrary contained in any prior amendment or amendments to the TAA, the TAA set forth in Exhibit A hereto reflects the current agreement of the parties hereto as to all of the terms and provisions of the TAA as of the date hereof.

SECTION 2.                            Conditions Precedent. This Amendment shall become effective and be deemed effective as of December 20, 2018 (the “Effective Date”) subject to the Agent’s receipt of the following, each in form and substance satisfactory to each Administrative Agent:

(a)                                 counterparts of this Amendment duly executed by the Transferor, the Collection Agent, the Conduit Investors, the Bank Investors, the Administrative Agents and the Agent;

(b)                                 an amendment to the Receivables Purchase Agreement, dated as of the date hereof, substantially in the form of Exhibit B hereto, duly executed and delivered by each of the parties thereto (and each of the parties hereto, by its execution of this Amendment, hereby consents to such execution and delivery);

(c)                                  an amendment to the Transferring Affiliate Letter, dated as of the date hereof, substantially in the form of Exhibit C hereto, duly executed and delivered by each of the parties thereto (and each of the parties hereto, by its execution of this Amendment, hereby consents to such execution and delivery);

(d)                                 a fully executed Third Amended and Restated Parent Agreement, dated as of the date hereof, substantially in the form of Exhibit D attached hereto, duly executed and delivered by each of the parties thereto;

(e)                                  counterparts of the amended and restated Investor Fee Letter, dated as of the date hereof, duly executed by each of the parties thereto;

(f)                                   confirmation that all fees due and payable on or before the Effective Date have been paid in full;

(g)                                  to the extent requested by any Conduit Investor, such Conduit Investor shall have received confirmation from each Rating Agency rating the Commercial Paper of such Conduit Investor or its Related CP Issuer that the execution and delivery of this Amendment and the transactions contemplated hereby will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by such Conduit Investor or its Related CP Issuer;

(h)                                 a Certificate of the Collection Agent certifying therein (i) true and correct copies of the forms of Contracts, (ii) a true and correct copy of the Credit and Collection Policy, (iii) a true and correct copy of the Account Schedule and (iv) a true and correct copy of the FI/MAC Schedule;

(i)                                     an Investor Report dated as of the end of the last day of October 2018;

(j)                                    a Cash Collections Report dated as of the end of the last day of October 2018;

(k)                                 an Account Agent Agreement, dated as of the date hereof, duly executed and delivered by each of the parties thereto;

(l)                                     a Special Account Letter duly executed by each New Transferring Affiliate (as defined in Exhibit C hereto) and the applicable bank;

2

(m)                             solely for Credit Agricole, as Administrative Agent on behalf of its Related Group, a fully executed CACIB Group Letter Agreement, dated as of the date hereof, in a form acceptable to Credit Agricole, duly executed and delivered by each of the parties thereto; and

(n)                                 such other documents, instruments, certificates and opinions as the Agent or any Administrative Agent shall reasonably request.

SECTION 3.                            Covenants, Representations and Warranties of the Transferor and the Collection Agent.

3.1                               Upon the effectiveness of this Amendment, each of the Transferor and the Collection Agent hereby reaffirms all covenants, representations and warranties made by it in the TAA and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Effective Date.

3.2                               Each of the Transferor and the Collection Agent hereby represents and warrants that (i) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, including the simultaneous effectiveness of the amendment to the Transferring Affiliate Letter referenced in Section 2(c) of this Amendment, (x) the Percentage Factor shall not exceed the Maximum Percentage Factor, (y) no Termination Event or Potential Termination Event shall exist under the TAA, and (z) the aggregate Outstanding Balance of all Receivables originated by the remaining Transferring Affiliates is at least $1,050,000,000.

SECTION 4.                            Reference to and Effect on the TAA.

4.1                               Unless otherwise indicated, all references in this Amendment to a specific “Section”, “Schedule”, “Exhibit” and other subdivision are to such Section, Schedule, Exhibit or other subdivision of the TAA.

4.2                               Upon the effectiveness of this Amendment, each reference in the TAA to “this Agreement”, “hereunder”, “hereof”, “herein”, “hereby” or words of like import shall mean and be a reference to the TAA as amended hereby, and each reference to the TAA in any other document, instrument and agreement executed and/or delivered in connection with the TAA shall mean and be a reference to the TAA as amended hereby.

4.3                               Except as specifically amended hereby, the TAA and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.4                               The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Investor, any Administrative Agent or the Agent under the TAA or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5.                            Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO

3

THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

SECTION 6.                            Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

SECTION 7.                            Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[The remainder of this page intentionally left blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

NMC FUNDING CORPORATION,
as Transferor

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Senior Vice President & Treasurer

NATIONAL MEDICAL CARE, INC., as
Collection Agent

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Senior Vice Presidents & Treasurer

Signature Page

Amendment No. 2 to Seventh Amended and Restated

Transfer and Administration Agreement

THE BANK OF NOVA SCOTIA, as an
Administrative Agent and as a Bank Investor

By:	/s/ Michelle C. Phillips
Name:	Michelle C. Phillips
Title:	Managing Director

LIBERTY STREET FUNDING LLC,
as a Conduit Investor

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

Signature Page

Amendment No. 2 to Seventh Amended and Restated

Transfer and Administration Agreement

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, NEW YORK, as an
Administrative Agent and as a Bank Investor

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Michael Regan
Name:	Michael Regan
Title:	Managing Director

ATLANTIC ASSET SECURITIZATION LLC,
as a Conduit Investor

By: Credit Agricole Corporate and Investment
Bank, New York, its Attorney-in-Fact

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Michael Regan
Name:	Michael Regan
Title:	Managing Director

Signature Page

Amendment No. 2 to Seventh Amended and Restated

Transfer and Administration Agreement

BARCLAYS BANK PLC, as an Administrative
Agent

By:	/s/ David Hufnagel
Name:	David Hufnagel
Title:	Director

SHEFFIELD RECEIVABLES COMPANY, LLC,
as a Conduit Investor and as a Bank Investor

By:	/s/ David Hufnagel
Name:	David Hufnagel
Title:	Director

Signature Page

Amendment No. 2 to Seventh Amended and Restated

Transfer and Administration Agreement

ROYAL BANK OF CANADA, as an
Administrative Agent and as a Bank Investor

By:	/s/ Janine D. Marsini
Name:	JANINE D. MARSINI
Title:	Authorized Signatory

By:	/s/ Stephen A. Kuklinski
Name:	Stephen A. Kuklinski
Title:	Authorized Signatory

THUNDER BAY FUNDING, LLC,
as a Conduit Investor

By:	/s/ Janine D. Marsini
Name:	JANINE D. MARSINI
Title:	Authorized Signatory

Signature Page

Amendment No. 2 to Seventh Amended and Restated

Transfer and Administration Agreement

PNC BANK, NATIONAL ASSOCIATION, as an
Administrative Agent, as a Bank Investor and as a
Conduit Investor

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

Signature Page

Amendment No. 2 to Seventh Amended and Restated

Transfer and Administration Agreement

MUFG BANK, LTD. f/k/a THE BANK OF
TOKYO-MITSUBISHI UFJ, LTD., NEW YORK
BRANCH, as an Administrative Agent

By:	/s/ Christopher Pohl
Name:	Christopher Pohl
Title:	Managing Director

MUFG BANK, LTD. f/k/a THE BANK OF
TOKYO-MITSUBISHI UFJ, LTD., NEW YORK
BRANCH, as a Bank Investor

By:	/s/ Christopher Pohl
Name:	Christopher Pohl
Title:	Managing Director

VICTORY RECEIVABLES CORPORATION,
as a Conduit Investor

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

Signature Page

Amendment No. 2 to Seventh Amended and Restated

Transfer and Administration Agreement

EXHIBIT A

Marked Copy of the

Seventh Amended and Restated

Transfer and Administration Agreement

Conformed Copy including: Amendment No. 1 dated as of December 6, 2016 Amendment No. 2 dated as of December 20, 2018 EXECUTION VERSION SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT among NMC FUNDING CORPORATION, as Transferor NATIONAL MEDICAL CARE, INC., as Collection Agent THE ENTITIES PARTIES HERETO, as Conduit Investors THE FINANCIAL INSTITUTIONS PARTIES HERETO, as Bank Investors THE BANK OF NOVA SCOTIA MUFG BANK, LTD. f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH BARCLAYS BANK PLC CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NEW YORK PNC BANK, NATIONAL ASSOCIATION and ROYAL BANK OF CANADA as Administrative Agents and THE BANK OF NOVA SCOTIA, as Agent Dated as of November 24, 2014

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS		1
SECTION 1.1.	Certain Defined Terms	1
SECTION 1.2.	Other Terms	~~37~~40
SECTION 1.3.	Computation of Time Periods	~~37~~41
SECTION 1.4.	Amendment and Restatement	~~37~~41

ARTICLE II

PURCHASE AND SETTLEMENTS		~~37~~41
SECTION 2.1.	Facility	~~37~~41
SECTION 2.2.	Incremental Transfers(NI); Certificates; Eligible Receivables	~~38~~41
SECTION 2.3.	Selection of Tranche Periods and Tranche Rates	~~40~~44
SECTION 2.4.	Discount, Fees and Other Costs and Expenses	~~43~~48
SECTION 2.5.	Non-Liquidation Settlement and Reinvestment Procedures	~~43~~48
SECTION 2.6.	Liquidation Settlement Procedures	~~44~~49
SECTION 2.7.	Fees	~~46~~51
SECTION 2.8.	Protection of Ownership Interest of the Investors; Special Accounts, Intermediate Concentration Account and Concentration Account	~~46~~51
SECTION 2.9.	Deemed Collections; Application of Payments	~~48~~53
SECTION 2.10.	Payments and Computations, Etc	~~49~~54
SECTION 2.11.	Reports	~~49~~54
SECTION 2.12.	Collection Account	~~50~~55
SECTION 2.13.	Sharing of Payments, Etc	~~51~~56
SECTION 2.14.	Right of Setoff	~~51~~56
SECTION 2.15.	Addition and Removal of Transferring Affiliates	~~51~~56
SECTION 2.16.	Optional Repurchase of Transferred Interest	~~52~~58
SECTION 2.17.	Letters of Credit.	~~53~~58
SECTION 2.18.	Issuance and Modification of Letters of Credit.	~~53~~59
SECTION 2.19.	Disbursements and Reimbursements under Letters of Credit	~~54~~60
SECTION 2.20.	Documentation in connection with Letters of Credit	~~56~~61
SECTION 2.21.	Determination to Honor Drawing Request under a Letter of Credit	~~56~~62
SECTION 2.22.	Reimbursement Obligations	~~56~~62
SECTION 2.23.	Indemnity in connection with Letters of Credit	~~58~~64
SECTION 2.24.	Liability for Acts and Omissions in connection with Letters of Credit	~~58~~64

ARTICLE III

REPRESENTATIONS AND WARRANTIES		~~60~~66
SECTION 3.1.	Representations and Warranties of the Transferor	~~60~~66

i

SECTION 3.2. SECTION 3.3. Reaffirmation of Representations and Warranties by the Transferor Representations and Warranties of the Collection Agent 6571 6572 ARTICLE IV CONDITIONS PRECEDENT 6774 SECTION 4.1. SECTION 4.2. SECTION 4.3. Conditions to Closing Conditions to Funding an Incremental Transfer (NI) Conditions to Issuing and Modifying a Letter of Credit and an Incremental Transfer (L/C) Conditions to Funding an Incremental Transfer (NI) (Reimbursement Obligations) 6774 7076 7077 SECTION 4.4. 7177 ARTICLE V COVENANTS 7178 SECTION 5.1. SECTION 5.2. SECTION 5.3. SECTION 5.4. Affirmative Covenants of Transferor Negative Covenants of the Transferor Affirmative Covenants of the Collection Agent Negative Covenants of the Collection Agent 7178 7885 8290 8492 ARTICLE VI ADMINISTRATION AND COLLECTION 8593 SECTION 6.1. SECTION 6.2. SECTION 6.3. SECTION 6.4. SECTION 6.5. Appointment of Collection Agent Duties of Collection Agent Right After Designation of New Collection Agent Collection Agent Default Responsibilities of the Transferor 8593 8693 8795 8896 8997 ARTICLE VII TERMINATION EVENTS 9098 SECTION 7.1. SECTION 7.2. Termination Events Termination 9098 93101 ARTICLE VIII INDEMNIFICATION; EXPENSES; RELATED MATTERS 93101 SECTION 8.1. SECTION 8.2. Indemnities by the Transferor Indemnity for Taxes, Reserves and Expenses 93101 96104 ii

SECTION 8.3.	Taxes	~~99~~107
SECTION 8.4.	Other Costs, Expenses and Related Matters	~~101~~110
SECTION 8.5.	Reconveyance Under Certain Circumstances	~~102~~110

ARTICLE IX

THE AGENT; BANK COMMITMENT; THE ADMINISTRATIVE AGENTS ~~102~~111

SECTION 9.1.	Authorization and Action	~~102~~111
SECTION 9.2.	Agent's Reliance, Etc	~~103~~112
SECTION 9.3.	Credit Decision	~~104~~112
SECTION 9.4.	Indemnification of the Agent	~~104~~113
SECTION 9.5.	Successor Agent	~~104~~113
SECTION 9.6.	Payments by the Agent	~~105~~113
SECTION 9.7.	Bank Commitment; Assignment to Bank Investors	~~105~~114
SECTION 9.8.	Appointment of Administrative Agents	~~109~~117
SECTION 9.9.	Administrative Agent's Reliance, Etc	~~110~~119
SECTION 9.10.	Indemnification of the Administrative Agents	~~110~~119
SECTION 9.11.	Successor Administrative Agents	~~111~~120
SECTION 9.12.	Payments by the Administrative Agents	~~111~~120

ARTICLE X

MISCELLANEOUS ~~112~~121

SECTION 10.1.	Term of Agreement	~~112~~121
SECTION 10.2.	Waivers; Amendments	~~112~~121
SECTION 10.3.	Notices	~~112~~121
SECTION 10.4.	Governing Law; Submission to Jurisdiction; Integration	~~117~~126
SECTION 10.5.	Severability; Counterparts	~~118~~126
SECTION 10.6.	Successors and Assigns	~~118~~127
SECTION 10.7.	Waiver of Confidentiality	~~118~~127
SECTION 10.8.	Confidentiality Agreement	~~119~~127
SECTION 10.9.	No Bankruptcy Petition Against Conduit Investors	~~120~~129
SECTION 10.10.	No Recourse Against Stockholders, Officers or Directors	~~120~~129
SECTION 10.11.	Characterization of the Transactions Contemplated by the Agreement	~~121~~130
SECTION 10.12.	Perfection Representations	~~121~~130
SECTION 10.13.	Acknowledgement and Consent to EU Bail-In of EEA Financial Institutions	130
SECTION 10.14.	PATRIOT Act Notice	131
SECTION 10.15.	Purchase of Interests of the CACIB Group	131

iii

SCHEDULES SCHEDULE I Notice Addresses of Bank Investors SCHEDULE II Commitments of Bank Investors SCHEDULE III Perfection Representations SCHEDULE IV [RESERVED] EXHIBITS EXHIBIT A Form of Notice of Incremental Transfer (NI) EXHIBIT B Form of L/C Issuance Notice EXHIBIT C Form of L/C Modification Notice EXHIBIT D-1 Form of Special Account Letter EXHIBIT D-2 Form of Concentration Account Agreement EXHIBIT D-3 Form of Intermediate Concentration Account Agreement EXHIBIT D-4 Form of Notice of Termination of Special Account Letter EXHIBIT E Form of Investor Report EXHIBIT F Form of Transfer Certificate EXHIBIT G Form of Assignment and Assumption Agreement EXHIBIT H List of Actions and Suits (Sections 3.1(g), 3.1(k) and 3.3(e)) EXHIBIT I Location of Records EXHIBIT J Form of Business Associate Agreement EXHIBIT K [RESERVED] EXHIBIT L Forms of Secretary’s Certificate EXHIBIT M [RESERVED] EXHIBIT N [RESERVED] EXHIBIT O Form of Transferring Affiliate Letter iv

EXHIBIT P Form of Amendments to Transferring Affiliate Letter, Receivables Purchase Agreement and Parent Agreement EXHIBIT Q List of Transferring Affiliates EXHIBIT R Form of Account Agent Agreement EXHIBIT S List of Closing Documents EXHIBIT T Form of Agreed Upon Procedures Report v

SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT (this “Agreement”), dated as of November 24, 2014 by and among NMC FUNDING CORPORATION, a Delaware corporation, as transferor (in such capacity, the “Transferor”), NATIONAL MEDICAL CARE, INC., a Delaware corporation, as the initial “Collection Agent”, LIBERTY STREET FUNDING LLC, a Delaware limited liability company, as a Conduit Investor, ATLANTIC ASSET SECURITIZATION LLC, a Delaware limited liability company, as a Conduit Investor, SHEFFIELD RECEIVABLES COMPANY, LLC, a Delaware limited liability company, as a Conduit Investor, THUNDER BAY FUNDING, LLC, a Delaware limited liability company, as a Conduit Investor, PNC BANK, NATIONAL ASSOCIATION, a national banking association, as a Conduit Investor, VICTORY RECEIVABLES CORPORATION, a Delaware corporation, as a Conduit Investor, the FINANCIAL INSTITUTIONS PARTIES HERETO, as Bank Investors, MUFG BANK, LTD. f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as an Administrative Agent, BARCLAYS BANK PLC, as an Administrative Agent, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NEW YORK, as an Administrative Agent, PNC BANK, NATIONAL ASSOCIATION, as an Administrative Agent, ROYAL BANK OF CANADA, as an Administrative Agent, and THE BANK OF NOVA SCOTIA, as an Administrative Agent and as agent (in such capacity, the “Agent”) for the Investors. PRELIMINARY STATEMENTS WHEREAS, the Transferor, the Collection Agent, certain of the Conduit Investors, certain of the Bank Investors and certain of the Administrative Agents are parties to that certain Sixth Amended and Restated Transfer and Administration Agreement dated as of January 17, 2013 (as amended prior to the date hereof, the “Existing TAA”); and WHEREAS, the parties hereto desire to amend and restate the Existing TAA in its entirety. NOW, THEREFORE, the parties hereby agree as follows: ARTICLE I DEFINITIONS SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings: “2013 Closing Date” means January 17, 2013. “2016 Closing Date” means December 6, 2016. “2018 Closing Date” means December 20, 2018. 1

“Account Agent Agreement” means an agreement in substantially the form of Exhibit R hereto. “Account Schedule” has the meaning specified in Section 3.1(s). “Adjusted Default Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by multiplying (i) 100% minus the Recovery Rate and (ii) the Default Ratio. “Administrative Agent” means (i) The Bank of Nova Scotia, as administrative agent for the Related Group that includes Liberty Street, (ii) MUFG Bank, Ltd. f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent for the Related Group that includes Victory Receivables Corporation, (iii) Barclays Bank PLC, as administrative agent for the Related Group that includes Sheffield, (iv) Credit Agricole Corporate and Investment Bank, New York, as administrative agent for the Related Group that includes Atlantic Securitization, (v) PNC Bank, National Association, as administrative agent for the Related Group that includes PNC Bank, National Association in its capacity as a Conduit Investor, and (vi) Royal Bank of Canada, as administrative agent for the Related Group that includes Thunder Bay. “Administration Fee” means the fee payable by the Transferor to the Agent pursuant to Section 2.7(iii) hereof, the terms of which are set forth in the Agent Fee Letter. “Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties), other than customary rights of set-off and other similar claims. “Affected Assets” means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto. “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with, such Person. “Agent” means The Bank of Nova Scotia, in its capacity as agent for the Investors, and any successor thereto appointed pursuant to Article IX. “Agent Fee Letter” means the Amended and Restated Agent Fee Letter dated December 6,the 2016 Closing Date between the Transferor and the Agent relating to certain fees payable by the Transferor to the Agent hereunder, as amended, restated, supplemented or otherwise modified from time to time. “Aggregate Unpaids” means, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, (iii) the aggregate accrued and unpaid L/C Fees at such time, (iv) the 2 aggregate unpaid amount of all Reimbursement Obligations and accrued and unpaid RO Interest at such time, (v) the aggregate amount of cash collateral then required to be remitted to an L/C Collateral Account, (vi) the aggregate accrued and unpaid fees described in Section 2.7, and (vii) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Investors at such time. “Agreed Upon Procedures Report” means the report contemplated in Section 6.2(c)(i). “Agreement” shall have the meaning specified in the Preamble to this Agreement. “AIFMR" means Regulation (EU) No. 231/2013. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller Parties or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. “Anti-Terrorism Laws” means each of: (a) the Executive Order; (b) the PATRIOT Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other Law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering. “Applicable Margin” means (i) the Base Margin minus (ii) the sum of the rates per annum used in the calculation of the Program Fee and the Facility Fee. The “Base Margin” at any time will be based on the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agents pursuant to Section 5.1(a)(iii) and determined in accordance with (a) subject to clause (b) below, the immediately following table: 3 Consolidated Leverage Ratio Base Margin Greater than 3.03.75:1.0 2.0001.500% Greater than 2.5>3.25:1.0 but less than or equal to 3.03.75:1.0 1.7501.375% Less than or equal to 2:5:1:0 1.500%

or (b) if the FME KGaA Credit Facility is amended in the fourth quarter of 2014 (the “2014 FME KGaA Credit Facility”), on and after the effective date of the 2014 FME KGaA Credit Facility, the immediately following table: provided, however, that the “Base Margin” shall only be determined in accordance with the table in this clause (b) if the “Consolidated Leverage Ratio” and “Fixed LIBOR Rate Loans and Letter of Credit Fee” columns appearing in the definition of “Applicable Percentage” in Section 1.01 of the 2014 FME KGaA Credit Facility contain equivalent terms as those specified in the “Consolidated Leverage Ratio” and “Base Margin” columns in the immediately preceding table, respectively. Any increase or decrease in the Base Margin resulting from a change in the Consolidated Leverage Ratio shall become effective on the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.1(a)(iii); provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then the Base Margin shall be equal to 2.00% (or, if the Base Margin is determined in accordance with the immediately preceding table, 1.625%)1.500% as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following delivery thereof. Determinations by the Agent of the appropriate Applicable Margin at any time shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.3(g). “Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto. “Atlantic Securitization” means Atlantic Asset Securitization LLC, a Delaware limited liability company, together with its successors and permitted assigns. “Auditor” shall have the meaning specified in Section 6.2(c). 4 Consolidated Leverage Ratio Base Margin Greater than 3.5:1.0 1.625% Greater than 3.02.75:1.0 but less than or equal to 3.3.25:1.0 1.5001.250% Greater than 2.5:1 but less than or equal to 3.0:1.0 1.375% Greater than 2.02.25:1.0 but less than or equal to 2.2.75:1.0 1.2501.125% Less than or equal to 22.25:0:1:01.0 1.1251.000%

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Bank Investors” means each financial institution (including in its capacity as an “L/C Issuer” where applicable) identified as a “Bank Investor” on Schedule II and their respective successors and assigns. “Bank Regulatory Guideline” shall have the meaning specified in Section 8.2. “Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §101 et seq., as amended. “Barclays” means Barclays Bank PLC, together with its successors and permitted assigns. “Base Rate” or “BR” means, with respect to the Investors in any Related Group, a rate per annum equal to the greatest of (i) the prime rate of interest announced by the Administrative Agent for such Related Group from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by such Administrative Agent), (ii) the Eurodollar Rate determined as of such date for an assumed Eurodollar Tranche Period of one month commencing on such date and (iii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by such Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, however, that the Base Rate for any BR Tranche Period shall not be less than 0.00%. “Beneficial Ownership Rule” means 31 C.F.R. § 1010.230. “Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA. “BTMU” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, together with its successors and assigns. “Billed Receivable” means any Receivable that is not an Unbilled Receivable. 5

“Business Day” means any day excluding Saturday, Sunday and any day on which banks in New York, New York are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market. “BR Tranche” means a Tranche as to which Discount is calculated at the Base Rate. “BR Tranche Period” means, with respect to a BR Tranche for the Investors in any Related Group, either (i) prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Administrative Agent for such Related Group, commencing on a Business Day requested by the Transferor and agreed to by such Administrative Agent, or (ii) after the Termination Date, a period of one day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day. “CACIB Group” means the Related Group that includes Atlantic Securitization. “CACIB Group Letter Agreement” means the letter agreement dated the 2018 Closing Date among the CACIB Group and the Transferor relating to the CACIB Group’s internal disbursement of allocations that were made to the Administrative Agent for the CACIB Group pursuant to Sections 2.5 and 2.6, as amended, restated, supplemented or otherwise modified from time to time. “CACIB Notice” shall have the meaning specified in Section 10.15(a). “CACIB Repurchase Date” shall have the meaning specified in Section 10.15(a). “CACIB Repurchase Notice” shall have the meaning specified in Section 10.15(c). “CACIB Repurchase Price” shall have the meaning specified in Section 10.15(c). “Capital Requirements Regulation” means the Capital Requirements Regulation (EU) No 575/2013 of 26 June 2013. “Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership (including, without limitation, a KGaA (Kommanditgesellschaft auf Aktien)), partnership interests (whether general or limited) or other equivalents (however designated) of capital stock, (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. 6

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP. “Cash-Collateralize” means to pledge and deposit into the L/C Collateral Account, for the benefit of the L/C Issuers and Investors, as collateral for the Letter of Credit Obligations, immediately available funds pursuant to documentation in form and substance satisfactory to the Agent. “Cash Collections Report” means the report, in a form mutually agreed to by the Transferor and each Administrative Agent, furnished by the Collection Agent pursuant to Section 2.11(b) hereof. “Certification of Beneficial Owner(s)” means a certificate in form and substance satisfactory to the Administrative Agent regarding beneficial ownership of the Transferor as required by the Beneficial Ownership Rule. “CHAMPUS/VA” means, collectively, (i) the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering retirees and dependents of a member or a former member of a uniformed service, provided, financed and supervised by the United States Department of Defense and established by 10 USC §1071 et seq. and (ii) the Civilian Health and Medical Program of Veterans Affairs, a program of medical benefits covering dependents of veterans, administered by the United States Veterans’ Administration and Department of Defense and established by 38 USC §1713 et seq. “CHAMPUS/VA Regulations” means collectively, all regulations of the Civilian Health and Medical Program of the Uniformed Services and the Civilian Health and Medical Program of Veterans Affairs, including (a) all federal statutes (whether set forth in 10 USC 1071, 38 USC 1713 or elsewhere) affecting CHAMPUS/VA; and (b) all applicable provisions of all rules, regulations (including 32 CFR 199 and 38 CFR 17.54), manuals, orders, and administrative, reimbursement and other guidelines of all governmental authorities (including, without limitation, HHS, the Department of Defense, the Veterans’ Administration, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time. “Change of Control” means if the general partner of FME KGaA charged with management of FME KGaA shall at any time fail to be a Subsidiary of Fresenius SE, or if Fresenius SE shall fail at any time to own and control more than twenty-five percent (25.00%) of the Capital Stock with ordinary voting power ofin FME KGaA. 7

“CMS” means the Centers for Medicare and Medicaid Services (formerly known as the Health Care Financing Administration), an agency of the HHS charged with administering and regulating, among other things, certain aspects of Medicaid and Medicare. “Code” means the Internal Revenue Code of 1986, as amended. “Collection Account” means the account, established in the name of either the Agent or the Transferor, for the benefit of the Investors, pursuant to Section 2.12; provided that, until the Agent otherwise notifies the Collection Agent, the Collection Account shall be the same as the Concentration Account. “Collection Agent” means at any time the Person then authorized pursuant to Section 6.1 to service, administer and collect Receivables. “Collection Agent Default” has the meaning specified in Section 6.4 hereof. “Collection Delay Factor” means 10 days or such other number of days as the Agent may select upon three Business Days’ notice to the Transferor. “Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, all payments under the Medicare “cost of recovery” process that are allocable to such Receivable and all other cash proceeds of Related Security with respect to such Receivable. “Commercial Obligor” means any Obligor referred to in clause (C) or (E) of the definition of “Obligor” contained in this Section 1.1. “Commercial Paper” means, with respect to any Conduit Investor, the promissory notes issued by such Conduit Investor or its Related CP Issuer in the commercial paper market. “Commission Delegated Regulation” means the Commission Delegated Regulation (EU) No 625/2014 of 13 March 2014. “Commitment” means (i) with respect to each Bank Investor party hereto, the agreement of such Bank Investor to make acquisitions from the Transferor or the Conduit Investor in its Related Group, and to issue Letters of Credit to the Transferor in its capacity as an L/C Issuer, in accordance herewith and in an aggregate amount not to exceed the dollar amount set forth opposite such Bank Investor’s name on Schedule II hereto under the heading “Commitment”, minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement plus the dollar amount of any increase to such Bank Investor’s Commitment consented to by such Bank Investor prior to the time of determination, (ii) with respect to any assignee of a Bank Investor taking pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make acquisitions from the Transferor or the Conduit Investor in its Related Group, and to issue Letters of Credit to the Transferor in its capacity as an L/C Issuer, in accordance herewith in an aggregate amount not to exceed the amount set forth in such Assignment and Assumption Agreement minus the dollar 8 amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination and (iii) with respect to any assignee of an assignee referred to in clause (ii), the commitment of such assignee to make acquisitions from the Transferor or the Conduit Investor in its Related Group and to issue Letters of Credit in its capacity as an L/C Issuer not to exceed in the aggregate the amount set forth in an Assignment and Assumption Agreement between such assignee and its assign. “Commitment Termination Date” means December 620, 20192021, or such later date to which the Commitment Termination Date may be extended by Transferor, the Agent and the Bank Investors. “Concentration Account” means a special depository account in the name of the Transferor maintained at a bank acceptable to each Administrative Agent for the purpose of receiving Collections remitted from the Special Accounts and the Intermediate Concentration Account. “Concentration Account Agreement” means an agreement substantially in the form attached as Exhibit D-2 hereto among the Transferor, the Concentration Account Bank and the Agent. “Concentration Account Bank” means the bank holding the Concentration Account. “Concentration Account Notice” means a notice, in substantially the form of the Notice of Effectiveness attached to the Concentration Account Agreement, from the Agent to the Concentration Account Bank. “Concentration Factor” means for any Designated Obligor (or, in the case of clause (c) below, all Self-Pay Obligors in the aggregate) on any date of determination (calculated prior to the payment of any Transfer Price to be made on such date but as if such payment had been made): (a) in the case of any Commercial Obligor or Hospital Obligor, the Concentration Factor shall be: (i) for so long as such Obligor has a short-term rating of at least “A-1” by Standard & Poor’s and “P-1” by Moody’s, or if such Obligor does not have a short-term rating, then for so long as such Obligor has a long-term rating of at least “A” by Standard and Poor’s and at least “A2” by Moody’s, 12.50% of the Eligible Receivable Balance outstanding on such date; (ii) for so long as clause (i) does not apply but such Obligor has a short-term rating of at least “A-2” by Standard & Poor’s and at least “P-2” by Moody’s, or if such Obligor does not have a short-term rating, then for so long as such Obligor has a long-term rating of at least “BBB+” by Standard and Poor’s and at least “Baa1” by Moody’s, 6.25% of the Eligible Receivable Balance outstanding on such date; (iii) for so long as neither clause (i) nor clause (ii) applies but such Obligor has a short-term rating of at least “A-3” by Standard & Poor’s and at least “P-3” by Moody’s, or if such Obligor does not have a short-term rating, then for so long as such Obligor has a long-term rating of at least “BBB-” by Standard and Poor’s and at least 9

“Baa3” by Moody’s, 4.17% of the Eligible Receivable Balance outstanding on such date and (iv) in all other cases, 2.50%; or (b) in the case of any US Government Obligor that does not have a Special Concentration Limit, 80.00% of the Eligible Receivable Balance on such date; or (c) in the case of all Self-Pay Obligors in the aggregate, 5.0010.00% of the Eligible Receivable Balance; or (d) in the case of any Obligor (including any Obligor described in clauses (a), (b) or (c)), such higher amount determined by the Agent (with the consent of each Administrative Agent) or such lower amount determined by any Administrative Agent in the reasonable exercise of its good faith judgment and disclosed in a written notice delivered to the Transferor and the other Administrative Agents (any such higher or lower amount being a “Special Concentration Limit”). “Conduit Cessation” means, with respect to a Conduit Investor, the cessation, suspension or winding down of such Conduit Investor’s business for any reason other than as a consequence of (i) a general market disruption in the U.S. commercial paper market that has rendered such Conduit Investor unable to place its Commercial Paper in such market or that has caused such Conduit Investor or its administrative agent to reasonably conclude that it would be commercially impractical for such Conduit Investor to place its Commercial Paper in such market, or (ii) the introduction after the 2013 Closing Date of any law, rule or regulation, or the issuance after the 2013 Closing Date of any order or directive of any governmental authority, having the effect of requiring such Conduit Investor to cease, suspend or wind down its business generally or its issuance of Commercial Paper. “Conduit Investor” means Atlantic Securitization, Liberty Street, Sheffield, Thunder Bay, PNC Bank, National Association, in its capacity as a conduit investor, or Victory Receivables. “Confidential Information” shall have the meaning specified in Section 5.1(d). “Consolidated Leverage Ratio” shall on any date have the same meaning specifiedas it has in the FME KGaA Credit Facility as in effect on the 2013 Closing Date; provided, however, that if FME KGaA makes an election of IFRS as provided in Section 6(c) of the Parent Agreement, after the effective date of such election, calculations of the “Consolidated Leverage Ratio” (including as reflected in each Compliance Certificate to be delivered to the Administrative Agents pursuant to Section 5.1(a)(iii)) shall be made in accordance with IFRS.such date (taking into account Section 1.03 of the FME KGaA Credit Facility), as such term may be amended, restated, supplemented, replaced or otherwise modified from time to time pursuant to the FME KGaA Credit Facility, except that: (a) If (1) the FME KGaA Credit Facility is no longer in existence, (2) any Bank Investor is not “represented in” the FME KGaA Credit Facility or (3) the term “Consolidated Leverage Ratio” is amended in the FME KGaA Credit Facility 10 but any Bank Investor or its affiliate that “represents” such Bank Investor in the FME KGaA Credit Facility did not consent to such amendment, such term shall have the same meaning as it had in the FME KGaA Credit Facility as in effect immediately before any of the events described in clauses (1), (2) or (3) shall have occurred. For purposes of this clause (a), a Bank Investor will be deemed “represented in” the FME KGaA Credit Facility for as long as such Bank Investor, or any affiliate of such Bank Investor, is a party to the FME KGaA Credit Facility. (b) If an event described in clause (a) above occurs, any subsequent modification to the definition of the term “Consolidated Leverage Ratio” shall require an amendment executed in accordance with the requirements of Section 10.2 of this Agreement. “Contract” means an agreement between an Originating Entity and an Obligor (including, without limitation, an oral agreement, a written contract, an invoice or an open account agreement) pursuant to or under which such Obligor shall be obligated to pay for services or merchandise from time to time; provided that, in order to be an “Eligible Receivable”, a Receivable must arise from a Contract which (i) if in writing, is in substantially the form of one of the forms of written contract delivered to the Administrative Agents by the Collection Agent on the date hereof or otherwise approved by each Administrative Agent, and (ii) if an open account agreement, is evidenced by one of the forms of invoicesInvoices delivered to the Administrative Agents by the Collection Agent on the date hereof or otherwise approved by each Administrative Agent. “Contractual Adjustment” means, with respect to any Receivable, an amount by which the outstanding principal amount of such Receivable is reduced as a result of (i) Medicare or Medicaid program funding and fee requirements or (ii) any other reasonable and customary insurance company or other charge or reimbursement policies or procedures. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote ten percent (10%) or more of securities having ordinary voting power for the election of directors, managing general partners or the equivalent. “CP Rate” means, for any CP Tranche Period for any Conduit Investor, the per annum rate equivalent to the weighted average cost (as determined by the related Administrative Agent, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Investor or its Related CP Issuer, other borrowings by such Conduit Investor or its Related CP Issuer and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Conduit Investor or 11 its Related CP Issuer or its related Administrative Agent to fund or maintain the related Tranche during such CP Tranche Period (and which may also be allocated in part to the funding of other assets of the Conduit Investor); provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Rate” for such Tranche for such CP Tranche Period, the related Administrative Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. “CP Tranche” means a Tranche as to which Discount is calculated at a CP Rate. “CP Tranche Period” means, with respect to a CP Tranche for any Conduit Investor, (i) initially, the period commencing on (and including) the date such CP Tranche is established and ending on (and including) the next succeeding CP Tranche Period End Date, and (ii) thereafter, each successive period commencing on (but excluding) a CP Tranche Period End Date and ending on (and including) the next succeeding CP Tranche Period End Date; provided that, from and after the Termination Date, each CP Tranche Period shall be such period as may be selected pursuant to Section 2.3(b). “CP Tranche Period End Date” means the last day of each calendar month. “Credit Agricole” means Credit Agricole Corporate and Investment Bank, New York, together with its successors and permitted assigns. “Credit and Collection Policy” shall mean the Transferor’s credit and collection policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and referred to in the written summary of such policies and practices furnished by the Collection Agent to the Administrative Agents on the date hereof, as modified from time to time in compliance with Section 5.2(c). “Credit Support Agreement” means, with respect to any Conduit Investor, an agreement between such Conduit Investor or its Related CP Issuer and a Credit Support Provider evidencing the obligation of such Credit Support Provider to provide credit support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor or its Related CP Issuer of Commercial Paper. “Credit Support Provider” means, with respect to any Conduit Investor, the Person or Persons who provides credit support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor or its Related CP Issuer of Commercial Paper. “Deemed Collections” means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b) hereof. “Default Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the sum (without duplication) of (a) the aggregate Outstanding Balance of all Receivables that became Defaulted Receivables during such month plus (b) the aggregate Outstanding Balance of all Receivables that became Disputed Receivables 12 during such month, plus (c) the gross write-offs on Receivables (other than any Government Program Receivable) that were less than 270 days past due (or in the case of any Receivable for which Blue Cross/Blue Shield of Illinois is the Obligor, less than 330 days past due) by (ii) the aggregate Outstanding Balance of Receivables that shall have been acquired by the Seller during the month occurring nine (9) months prior to such calendar month. “Defaulted Receivable” means, with respect to a Billed Receivable: (i) a Receivable as to which any payment, or part thereof, remains unpaid for over 270 days from the original due date (or in the case of any Receivable for which Blue Cross/Blue Shield of Illinois is the Obligor, unpaid for 330 days from the original due date); (ii) a Receivable as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof (unless the Transferor, the Originating Entity and the Collection Agent do not know, and could not reasonably be expected to know, of the existence of such Event of Bankruptcy); or (iii) a Receivable less than 270 days past due from the original due date (or in the case of any Receivable for which Blue Cross/Blue Shield of Illinois is the Obligor, less than 330 days past due from the original due date) which has been written off as uncollectible or should be written off as uncollectible in accordance with the Credit and Collection Policy; provided that the term “Defaulted Receivable” shall not include any Government Program Receivable. “Delinquent Receivable” means a Billed Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date and (ii) which is not a Defaulted Receivable. “Designated Account Agent” means, in the case of any Originating Entity, an Affiliate thereof that (i) is, directly or indirectly, a wholly-owned Subsidiary of FMCH, (ii) has agreed to maintain a deposit account for the benefit of such Originating Entity to which Obligors in respect of such Originating Entity have been directed to remit payments on Receivables, and (iii) shall have executed and delivered to the Agent an Account Agent Agreement. “Designated Joint Venture” means any Joint Venture for whom collections in an aggregate amount exceeding $2,000,000 on assets owing to such entity have been deposited into a Special Account during any one month during the most recent consecutive twelve (12) month period determined on the basis of the Cash Collections Report(s) for such period; provided, however, that if the Cash Collections Reports for any three (3) consecutive months indicate that the aggregate amount of such collections actually deposited into a Special Account for any month during the immediately preceding twelve (12) month period is less than $1,500,000, such Joint Venture shall cease to be a “Designated Joint Venture” until such later date, if any, as of which such collections again exceed $2,000,000 in any month. “Designated Obligor” means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from any Administrative Agent, delivered at any time (with a copy to the other Administrative Agents). “Diluted Government Program Receivable” has the meaning set forth in the definition of “Dilution Ratio”. 13

“Dilution Horizon” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables acquired by the Transferor during the calendar month preceding such calendar month by (ii) the Net Receivables Balance as of such last day of such calendar month. “Dilution Ratio” means, with respect to any calendar month, the greater of (a) the ratio (expressed as a percentage) computed as of the last day of such calendar month by dividing (i) the sum (without duplication) of (A) the aggregate amount of any reductions to or cancellations of the respective Outstanding Balances of the Receivables as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances, Contractual Adjustments and any other billing and other adjustment (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction) by the Seller, the Transferor or the Collection Agent, provided to Obligors in respect of Receivables during such month, excluding any Pre-Arranged Contractual Adjustment reflected in the initial Outstanding Balance of the applicable Receivable and (B) the aggregate Outstanding Balance of Government Program Receivables less than 270 days past due from the original due date which have been written off as uncollectible during such month or should be written off as uncollectible in accordance with the Credit and Collection Policy during such month (with such Outstanding Balance being determined without giving effect to such write-off) (each such Receivable, a “Diluted Government Program Receivable”) by (ii) the aggregate Outstanding Balance of all Receivables which arose during the preceding month and (b) 2.0%. “Dilution Reserve” means, at any time, the greater of (A) the product of (i) the Dilution Reserve Percentage and (ii) the Net Receivables Balance on such date and (B) the product of (i) 2.0% and (ii) the Net Receivables Balance on such date. “Dilution Reserve Percentage” means, on any day, an amount equal to: [ (2.50 x ADR ) + [( DS - ADR ) x ( DS / ADR)] ] x DH Where: ADR = the average Dilution Ratio in respect of the 12 calendar month period then most recently ended. DS = the highest Dilution Ratio at any time during the 12 calendar month period then most recently ended. DH = the Dilution Horizon on such date. 14

“Discount” means, with respect to any Tranche Period: (TR x TNI x AD) 360 Where: TR = the Tranche Rate applicable to such Tranche Period. TNI = the portion of the Net Investment allocated to such Tranche Period. AD = the actual number of days during such Tranche Period. provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason. “Discount Reserve” means, at any time, an amount equal to: TD + LY Where: TD = the sum of the unpaid Discount for all Tranche Periods to which any portion of the Net Investment is allocated and all accrued and unpaid RO Interest. LY = the Liquidation Yield. “Disputed Receivable” means, any Receivable under the Medicare, Medicaid or CHAMPUS/VA program as to which any payment, or part thereof, remains unpaid for 270 days or more from the original due date. “Drawing Date” has the meaning specified in Section 2.19. “Early Collection Fee” means, for any Tranche Period (such Tranche Period to be determined without regard to the last sentence in Section 2.3(a) hereof) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period (or, in the case of a CP Tranche Period, during the period until the maturity date of the Commercial Paper allocated to fund or maintain such Net Investment) if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions. 15

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” has the meaning specified in Section 1.4. “Eligible Investments” means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody’s and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody’s and S&P of at least “P-1” and A-1”, respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depository institution or trust company referred to in (a) (ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody’s and S& P of at least “P-1” and “A-1”, respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively. “Eligible Receivable” means, at any time, any Receivable: (i) which has been (A) originated by the Seller or a Transferring Affiliate, (B) sold by the applicable Transferring Affiliate to the Seller pursuant to (and in accordance with) the Transferring Affiliate Letter, free and clear of any Adverse Claim, in the case of a Receivable originated by a Transferring Affiliate, and (C) sold to the Transferor pursuant to (and in 16 accordance with) the Receivables Purchase Agreement, with the effect that the Transferor has good title thereto, free and clear of all Adverse Claims; (ii) which (together with the Collections and Related Security related thereto) has been the subject of either a valid transfer and assignment from the Transferor to the Agent, on behalf of the Investors, of all of the Transferor’s right, title and interest therein or the grant of a first priority perfected security interest herein (and in the Collections and Related Security related thereto), effective until the termination of this Agreement; (iii) the Obligor of which (A) is a United States resident, (B) is a Designated Obligor at the time of the initial creation of an interest therein hereunder, (C) is not an Affiliate of any Originating Entity or any of the parties hereto, and (D) other than in the case of any Obligor of the type described in clause (A), (B) or (F) of the definition herein of “Obligor”, is not a government or a governmental subdivision or agency; (iv) which is not (a) a Defaulted Receivable, (b) a Disputed Receivable, (c) in the case of a Medicare Receivable, more than 90 days past due or (d) in the case of any other Receivable, more than 180 days past due; (v) which is not a Delinquent Receivable at the time of the initial creation of an interest of the Agent or any Investor therein; (vi) which, (A) arises pursuant to a Contract with respect to which each of the Sellerrelated Originating Entity and the Transferor has performed all material obligations required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder; (B) either (1) has been billed or (2) is an Unbilled Receivable that has been maintained on the books and records of the related Originating Entity for not more than 120 days and is billed no later than 120 days after the related Originating Entity has performed all material obligations required to be performed by it thereunder, in each case in accordance with the Credit and Collection Policy and in accordance with such requirements (including any requirements that relate to the timing of billing) as may have been imposed by the applicable Obligor thereon (including, without limitation, any Official Body associated with any of the CHAMPUS/VA, Medicaid or Medicare programs); and (C) according to the Contract related thereto, is required to be paid in full upon receipt by the Obligor thereof of the invoiceInvoice related thereto or at a later time not to exceed 90 days from the original billing date therefor; (vii) which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended; (viii) a purchase of which with the proceeds of Commercial Paper would constitute a “current transaction” within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended; 17

(ix) which is an “account” within the meaning of Article 9 of the UCC of all applicable jurisdictions; (x) which is denominated and payable only in United States dollars in the United States; (xi) which, to the knowledge of the Transferor, the Seller and the applicable Transferring Affiliate, after due inquiry in accordance with customary practice, (A) arises under a Contract that has been duly authorized and that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, (B) is not subject to any litigation, dispute, counterclaim or other defense and (C) is not subject to any offset other than as set forth in the related Contract; (xii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, (A) laws, rules and regulations relating to healthcare, insurance, usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and (B) CHAMPUS/VA Regulations, Medicare Regulations and Medicaid Regulations) and with respect to which no part of the Contract related thereto is or would, as a result of any of the transactions contemplated herein, be in violation of any such law, rule or regulation in any material respect and with respect to which no Originating Entity or the Transferor, and to the best knowledge of the Seller and the Transferor, no other party to the Contract related thereto, is in violation of any such law, rule or regulation in any material respect; (xiii) which (A) satisfies in all material respects all applicable requirements of the Credit and Collection Policy, (B) is assignable as contemplated under the Transaction Documents, and (C) complies with such other criteria and requirements as any Administrative Agent may from time to time specify to the Transferor following five Business Days’ notice; (xiv) which was originated in the ordinary course of an Originating Entity’s business; (xv) the Obligor of which has been directed to make all payments to a Special Account with respect to which there shall be a Special Account Letter (and, if applicable, an Account Agent Agreement) in effect; (xvi) neither the assignment of which under the Transferring Affiliate Letter by the applicable Transferring Affiliate, the assignment of which under the Receivables Purchase Agreement by the Seller and the assignment of which hereunder by the Transferor nor the performance or execution of any of the other transactions contemplated in any of the Transaction Documents with respect thereto violates, conflicts or contravenes any applicable laws, rules or regulations (including without limitation, any CHAMPUS/VA Regulations, any Medicaid Regulations and any Medicare Regulations), orders or writs or any contractual or other restriction, limitation or encumbrance; 18

(xvii)which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); provided, however, that only such portion of such Receivable that is the subject of such compromise, adjustment or modifications shall be deemed to be ineligible pursuant to the terms of this clause (xvii); (xviii) which, in the case of any Receivable payable by an Obligor through a fiscal intermediary or similar entity, is payable through one of the Persons in such capacity that is specified in the schedule of Fiscal Intermediaries (FI)/Medicare Administrative Contractors (MAC) furnished by the Collection Agent to the Administrative Agents on the date hereof , as such schedule may be modified from time to time with the prior written consent of each Administrative Agent acting reasonably and in good faith (the “FI/MAC Schedule”); and (xix) which is not a Receivable originated by the Spectra Renal Management Group.; and (xx) no Obligor of which (i) is a Sanctioned Person or (ii) is subject to an Event of Bankruptcy that has occurred and is continuing. “Eligible Receivable Balance” means the Total Outstanding Receivable Balance minus the aggregate Outstanding Balance of all Receivables that are not Eligible Receivables, minus the Unrealized Contractual Adjustment Reserve minus the Non-Securitization Account Receivable Proxy. “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the “Code”)) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above. “ESCO Letter of Credit” means a Letter of Credit issued to Centers for Medicare and Medicaid Services, as beneficiary, at the request of the Transferor on behalf of any Fresenius ESRD Seamless Care Organization (ESCO). “Estimated Maturity Period” has the meaning specified in the definition of “Liquidation Yield”. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. 19

“Eurodollar Rate” means, with respect to any Eurodollar Tranche Period for the Investors in any Related Group, a rate which is equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the Applicable Margin at such time, (B) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Administrative Agent for such Related Group during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (C) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by such Administrative Agent for determining the current annual assessment payable by such Administrative Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities. “Eurodollar Tranche” means a Tranche as to which Discount is calculated at the Eurodollar Rate. “Eurodollar Tranche Period” means, with respect to a Eurodollar Tranche for the Investors in any Related Group, prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Administrative Agent for such Related Group, commencing on a Business Day requested by the Transferor and agreed to by such Administrative Agent; provided, that (i) in the absence of such agreement, each Eurodollar Tranche Period shall be such period as may be selected by the related Administrative Agent, (ii) if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day, (iii) if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month in which such Eurodollar Tranche Period ends, such Eurodollar Tranche Period shall expire on the last Business Day of such month and (iv) from and after the Termination Date, each Eurodollar Tranche Period shall be such period as may be selected by the related Administrative Agent pursuant to Section 2.3(d). “Event of Bankruptcy” means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankruptcy or insolvent, or seeking liquidation, winding up, reorganization, arrangements, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation (or other business entity), such Person or any Subsidiary shall take any corporate (or analogous) action to authorize any of the actions set forth in the preceding clauses (i) or (ii). 20

“Excess Unbilled Receivables Amount” shall mean, (a) as reported on the Investor Reports dated as of the last day of every January, February, March and April, the amount by which the aggregate Outstanding Balance of all Unbilled Receivables that are Eligible Receivables exceeds 35.00% of the aggregate Outstanding Balance of all Eligible Receivables; and (b) as shown on the Investor Reports dated as of the last day of every other month, the amount by which the aggregate Outstanding Balance of all Unbilled Receivables that are Eligible Receivables exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables; provided, however, that in the case of (a) and (b), the Excess Unbilled Receivables Amount shall be the aggregate Outstanding Balance of all Unbilled Receivables that are Eligible Receivables if FME KGaA is rated less than “BBB-” by Standard and Poor’s or “Baa3” by Moody’s. “Excluded Taxes” shall have the meaning specified in Section 8.3 hereof. “Executive Order” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced. “Existing TAA” shall have the meaning specified in the Preliminary Statements hereof. “Face Amount” means, with respect to any Commercial Paper, (i) the face amount of any such Commercial Paper issued on a discount basis and (ii) the principal amount of, plus the amount of all interest accrued and to accrue thereon to the stated maturity date of, any such Commercial Paper issued on an interest-bearing basis. “Facility Fee” means, with respect to any Conduit Investor, a fee payable by the Transferor to such Conduit Investor pursuant to Section 2.7(ii) hereof, the terms of which are set forth in the Investor Fee Letter. “Facility Limit” means $800,000,000900,000,000; provided that such amount may not at any time exceed the aggregate Commitments at any time in effect. “Facility L/C Sublimit” means $200,000,000. “Fee Letter” means the Investor Fee Letter or the Agent Fee Letter. “FI/MAC Schedule” has the meaning specified in the definition of “Eligible Receivable”. “Final Collection Date” means the date as of which (i) the Net Investment shall have been reduced to zero, (ii) all Letters of Credit issued in connection with this Agreement shall have been surrendered for cancellation, expired or otherwise ceased, to the satisfaction of the Agent, to be outstanding and available for drawing, (iii) all Reimbursement Obligations shall have been repaid in full in cash, (iv) all accrued Discount, L/C Fees, RO Interest and Servicing Fees shall have been paid in full in cash and (v) all other Aggregate Unpaids shall have been paid in full in cash. 21

“Finance Charges” means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract. “Fitch” means Fitch, Inc. or its successors. “FL Ratable Share” means, at any time with respect to any Related Group, a fraction (expressed as a percentage) equal to the Related Group Limit of such Related Group divided by the Facility Limit at such time. “FME KGaA” means Fresenius Medical Care AG & Co. KGaA, formerly known as Fresenius Medical Care AG, a partnership limited by shares organized and existing under the laws of the Federal Republic of Germany and its successors and permitted assigns. “FME KGaA Credit Facility” means the Credit Agreement dated as of October 30, 2012 among FME KGaA, FMCH, the other borrowers identified therein, the guarantors identified therein, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced and in effect at any time. “FMCH” means Fresenius Medical Care Holdings, Inc., a New York corporation, and its successors and permitted assigns. “Fresenius SE” means Fresenius SE & Co. KGaA, a German partnership limited by shares. “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect in the United States as of the date of this Agreement; provided, however, that if FME KGaA makes an electionexcept as follows: of IFRS as provided in Section 6(c) of the Parent Agreement, after the effective date of such election(a) Before FMCH and all of its consolidated subsidiaries elect to report under IFRS, solely with respect to Financial Documents and Other Documents (as such terms are defined in the Parent Agreement) to be provided by FME KGaA on a consolidated basis with its subsidiaries pursuant to Section 6(a)(iv) of the Parent Agreement and the financial covenants made in connection with Section 6(a)(v) of the Parent Agreement, references to GAAP (including any calculations in connection therewith), shall thereafter be construed to mean IFRS, subject in each case, to the provisions of Section 6(c) of the Parent Agreement. (b) At all times, for purposes of determining the Consolidated Leverage Ratio, references to GAAP (including any calculations in connection therewith), shall be construed to mean IFRS. 22

(c) From and after the date on which FMCH and all of its consolidated subsidiaries elect to report under IFRS, all references to GAAP (including any calculations in connection therewith) shall be construed to mean IFRS. “Government Program Receivable” means a Receivable under the Medicare, Medicaid or CHAMPUS/VA program. “Governmental Acts” shall have the meaning specified in Section 2.23. “Group Majority Investors” has the meaning specified in Section 9.8. “Guaranty” means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit. “HHS” means the Department of Health and Human Services, an agency of the Federal Government of the United States. “Hospital Obligor” means any Obligor referred to in clause (D) of the definition of “Obligor” contained in this Section 1.1 hereof. “IFRS” means international financial reporting standards as adopted by the International Accounting Standards Board and in effect from time to time. “Incremental Transfer” means either an Incremental Transfer (NI) or an Incremental Transfer (L/C). “Incremental Transfer (NI)” means a Transfer upon giving effect to which the Net Investment hereunder shall be increased. “Incremental Transfer (L/C)” means a Transfer upon giving effect to which the Letter of Credit Obligations hereunder shall be increased. “Incremental Transfer (NI) Ratable Share” means, in respect of any Incremental Transfer (NI) and any Related Group, (a) at any time that no Letter of Credit is then outstanding, such Related Group’s FL Ratable Share; and (b) at any time that one or more Letters of Credit are then outstanding, such Related Group’s FL Ratable Share; provided that if the sum of the Net Investment and Letter of Credit Obligations of any Related Group exceeds an amount equal to such 23

Related Group’s FL Ratable Share of the Net Investment and Letter of Credit Obligations of all Related Groups at such time after giving effect to such Incremental Transfer (NI) (such Related Group then being a “Non-Pro Rata Related Group”), the Incremental Transfer (NI) Ratable Share of each Related Group in such Incremental Transfer (NI) shall be adjusted such that each Non-Pro Rata Related Group shall not participate in such Incremental Transfer (NI) unless and until, after giving effect to any Incremental Transfer (NI), the RG Transferred Interest of such Non-Pro Rata Related Group would not exceed its FL Ratable Share. In the interest of administrative efficiency, the Agent shall have the authority to adjust the applicable Incremental Transfer (NI) Ratable Share in any instance under clause (b) above to take account of reasonable minimum funding amounts and rounding. Any determination by the Agent of Incremental Transfer (NI) Ratable Shares shall be conclusive and binding, absent manifest error. “Indebtedness” or “indebtedness” means, with respect to any Person and without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty. “Indemnified Amounts” has the meaning specified in Section 8.1 hereof. “Indemnified Parties” has the meaning specified in Section 8.1 hereof. “Independent Director” shall mean a director of the Transferor who (a) is not and has not, during the past five years, been a stockholder (whether direct, indirect or beneficial), customer, advisor or supplier of the Seller or any of its Affiliates (provided that indirect stock ownership of the Seller or of any Affiliate by any person through a mutual fund or similar diversified investment pool shall not disqualify such person from being an Independent Director unless such person maintains direct or indirect control of the investment decisions of such mutual fund or similar diversified investment pool); (b) is not and has not, during the past five years, been a director, officer, employee, affiliate or associate of the Seller or any of its Affiliates (other than the Transferor) (the Seller and its Affiliates other than the Transferor being hereinafter referred to as the “Corporate Group”); (c) is not a person related to any person referred to in clauses (a) and (b); (d) is not and has not, during the past five years, been a trustee, conservator or receiver for any member of the Corporate Group; (e) is not and has not, during the past five years, been a Person controlling or under common control of any person referred to in clauses (a) – (d); and (f) has (i) prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary 24 course of their respective business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. “Initial Transfer Documents” shall have the meaning specified in Section 5.2(h). “Interest Component” shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions). “Intermediate Concentration Account” means a special depository account in the name of the Transferor maintained at a Special Account Bank for the purpose of receiving Collections remitted from the Special Account(s) maintained at such Special Account Bank and other Special Account Banks. “Intermediate Concentration Account Agreement” means an agreement substantially in the form attached as Exhibit D-3 hereto (or in such other form as may be approved in writing by each Administrative Agent) among the Transferor, an Intermediate Concentration Bank and the Agent. “Intermediate Concentration Account Bank” means a bank holding an Intermediate Concentration Account. “Intermediate Concentration Account Notice” means a notice, in substantially the form of the Notice of Effectiveness attached to an Intermediate Concentration Account Agreement, from the Agent to the applicable Intermediate Concentration Account Bank. “Investor” means a Conduit Investor or a Bank Investor. “Investor Fee Letter” means the TenthEleventh Amended and Restated Investor Fee Letter dated December 6, 2016the 2018 Closing Date among the Transferor and the Administrative Agents relating to certain fees payable by the Transferor to the Administrative Agents, for the account of the Investors in their respective Related Groups, as amended, restated, supplemented or otherwise modified from time to time. “Investor Report” means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and each Administrative Agent, furnished by the Collection Agent pursuant to Section 2.11(a) hereof. “Invoice” means a document or electronic statement issued in accordance with the Credit and Collection Policy to an Obligor stating the merchandise and/or the services purchased thereunder, the amount payable and the due date therefor. “Joint Venture” means (i) an entity that was formerly a Transferring Affiliate and that has ceased to be directly or indirectly wholly-owned by FMCH, but in which FMCH directly or indirectly retains an equity interest and (ii) any other entity that is not directly or indirectly 25 wholly-owned by FMCH and for whom collections on assets owing to such entity are deposited into a Special Account, in each case as specified in the most recent Cash Collections Report, or in the case of a newly identified Joint Venture, as specified in the next Cash Collections Report, which Cash Collections Report shall be delivered to Investors within 45 days of the first remittance of proceeds of the assets of such entity, following its creation as or conversion into an entity that is not directly or indirectly wholly-owned by FMCH, into a Special Account; it being understood that no entity shall be a Joint Venture for purposes of this Agreement if FMCH either (a) does not retain directly or indirectly at least a majority of the equity interest in such entity or (b) is not the administrator of the books, records and accounts of such entity. “Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body. “L/C Collateral Account” means Account No. 03470-19 entitled “L/C Collateral Account,” a segregated cash collateral account maintained in New York at the Agent (ABA No. 02600 2532) for the benefit of the L/C Issuers and Investors, and any other cash collateral account established by the Agent in New York in substitution therefor. “L/C Fees” means, in respect of any Letter of Credit, all administrative fees that shall have been negotiated between the applicable L/C Issuer and the Transferor in respect of such Letter of Credit. Unless otherwise agreed by the Agent, accrued and unpaid L/C Fees shall be due and payable on the last day of each calendar month or, if in any case such day is not a Business Day, the next following day that is a Business Day; provided that L/C Fees constituting upfront or issuance fees may be paid on the date of issuance of the related Letter of Credit. “L/C Issuance Notice” has the meaning specified in Section 2.18. “L/C Issuer” ” means a Bank Investor (other than Sheffield) in its capacity as an issuer of a Letter of Credit. In the case of the Related Group in respect of which RBC is Administrative Agent, RBC as L/C Issuer shall be a fronting bank for Thunder Bay and in the case of any drawing made under a Letter of Credit issued by RBC, the “L/C Issuer” that holds the resulting Reimbursement Obligation shall be Thunder Bay. “L/C Modification” has the meaning specified in Section 2.18(f). “L/C Modification Notice” has the meaning specified in Section 2.18(f). “Letter of Credit” means a standby letter of credit issued by an L/C Issuer in U.S. Dollars for the account of the Transferor under and pursuant to this Agreement. “Letter of Credit Application” means, in respect of any Letter of Credit, such application and documentation as the applicable L/C Issuer may require in connection with the issuance of such Letter of Credit. “Letter of Credit Obligations” means, at any time, the sum, without duplication, of (a) the aggregate undrawn amount of outstanding Letters of Credit at such time plus (b) the 26 aggregate unpaid amount at such time of all Reimbursement Obligations. If (i) any Letter of Credit is subject to International Standby Practices (ISP98) and (ii) by reason of the circumstances described in Rule 3.14(a) of ISP98, the last day for presentation is automatically extended, the undrawn amount of such Letter of Credit shall continue to constitute “Letter of Credit Obligations” hereunder at all times during the period from its original expiry date to the last day of such extension. “Liberty Street” means Liberty Street Funding LLC, a Delaware limited liability company, together with its successors and permitted assigns. “LIBOR Rate” means, subject to Section 2.3(h), with respect to any Eurodollar Tranche Period for the Investors in any Related Group, the interest rate per annum determined on the basis of the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate) for deposits in U.S. dollars having a maturity equal to the LIBOR Tenor as it appears on the relevant display page on the Bloomberg Professional Service (or any successor or substitute page or service providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent for such Related Group from time to time) at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period; provided, however, that the LIBOR Rate for any Eurodollar Tranche Period shall not be less than 0.00%. “LIBOR Tenor” means, with respect to any Eurodollar Tranche Period for the Investors in a Related Group, initially, 3 months or such other period as the Transferor and the Administrative Agent for such Related Group may agree in writing from time to time “Liquidation Yield” means, at any time, an amount equal to: (RVF x LBR x NI) x (EMP/360) Where: RVF = the Rate Variance Factor at such time; LBR = 2.50% plus the Base Rate at such time which is applicable to the liquidation period after a Termination Event; NI = the sum of the Net Investment at such time and the aggregate Letter of Credit Obligations then outstanding; and EMP = the sum of (1) the quotient of (i) the Total Outstanding Receivables Balance as of the last day of the most recently ended calendar month (excluding Receivables originated by the Spectra Renal Management Group) divided by (ii) the quotient of (A) the aggregate initial Outstanding Balance of Receivables (excluding Receivables originated by the Spectra Renal Management Group) that arose during 27 the ninety (90) day period ending on such last day, divided by (B) ninety (90) plus (2) the Collection Delay Factor (such sum, the “Estimated Maturity Period”). “Liquidity Provider” means, with respect to any Conduit Investor, the Person or Persons who will provide liquidity support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor of Commercial Paper. “Liquidity Provider Agreement” means an agreement between a Conduit Investor or its Related CP Issuer and one or more Liquidity Providers evidencing the obligation of each such Liquidity Provider to provide liquidity support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor or its Related CP Issuer of Commercial Paper. “Loss Horizon” means, as of any date, the product of (a) a ratio (expressed as a percentage) computed by dividing (i) the sum of (A) the aggregate Outstanding Balance of all non-Medicare Receivables acquired by the Transferor during the seven (7) most recently ended calendar months plus (B) the aggregate Outstanding Balance of all Medicare Receivables acquired by the Transferor during the three (3) most recently ended calendar months, by (ii) the Net Receivable Balance as of the last day of the most recently ended calendar month and (b) the highest average Adjusted Default Ratio for any consecutive three (3) month period during the immediately preceding 12-month period. “Loss Percentage” means on any day the greater of (i) 2.50 times the Loss Horizon as of such day and (ii)12.50%. “Loss Reserve” means, on any day, an amount equal to: LP x NRB Where: LP= the Loss Percentage at the close of business of the Collection Agent on such day; and NRB= the Net Receivables Balance at the close of business of the Collection Agent on such day; “Loss-to-Liquidation Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables that were actually written off during such month, by (ii) the aggregate amount of Collections received by the Collection Agent during such period. “Majority Investors” means, at any time, those Investors which hold Commitments aggregating in excess of 662/3% of the aggregate Commitments of all Investors as of such date. “Material Adverse Effect” means a material adverse effect on any of (i) the collectibility or enforceability of a material portion of the Receivables or Related Security, (ii) the 28 ability of the Transferor or any Originating Entity to charge or collect a material portion of the Receivables or Related Security, (iii) the ability of (A) the Transferor or any Originating Entity to perform or observe in any material respect any provision of this Agreement or any other Transaction Document to which it is a party or (B) of FME KGaA or FMCH to cause the due and punctual performance and observation by the Seller or the Transferor of any such provision or, if the Seller or the Transferor shall fail to do so, to perform or observe any such provision required to be performed or observed by the Seller or the Transferor under this Agreement or any other Transaction Document to which the Seller or the Transferor is party, in each case pursuant to the Parent Agreement, (iv) the ability of (A) any Transferring Affiliate to perform or observe in any material respect any provision of the Transferring Affiliate Letter or, in the case of any Designated Account Agent, the applicable Account Agent Agreement, or (B) of FME KGaA or FMCH to cause the due and punctual performance and observation by such Transferring Affiliate or such Designated Account Agent of any such provision or, if such Transferring Affiliate or such Designated Account Agent shall fail to do so, to perform or observe any such provision, in each case pursuant to the Parent Agreement, (v) the financial condition, operations, businesses or properties, each on a consolidated basis, of FME KGaA, FMCH, NMC or the Transferor or (vi) the interests of the Agent, any Administrative Agent or any of the Investors under the Transaction Documents. “Maximum Aggregate Face Amount” means, at any time in respect of the Letters of Credit then outstanding, the aggregate face amount of such Letters of Credit, whether drawn or undrawn and including, in the case of any Letter of Credit the face amount of which shall, by the express terms of such Letter of Credit, increase by a specified amount on any future date during the term of such Letter of Credit, the aggregate amount of any such prospective increases in face amount. “Maximum Percentage Factor” means 100.00%. “Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 USC §§1396 et seq.) and any statutes succeeding thereto. “Medicaid Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid; (b) all state statutes and plans for medical assistance enacted in connection with such statutes and federal rules and regulations promulgated pursuant to or in connection with such statutes; and (c) all applicable provisions of all rules, regulations manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities (including, without limitation, HHS, CMS, the office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time. “Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC §§1395 et seq.) and any statutes succeeding thereto. 29

“Medicare Receivable” means any Receivable that is subject to the Medicare Regulations. “Medicare Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities (including, without limitation, HHS, CMS, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time. “Minimum Amount” shall have the meaning specified in Section 5.1(h). “Moody’s” means Moody’s Investors Service, Inc. “MUFG” means MUFG Bank, Ltd. f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, together with its successors and assigns. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller on behalf of its employees. “Net Investment” means the sum of the cash amounts paid to the Transferor for each Incremental Transfer (NI) less the aggregate amount of Collections received and applied to reduce such Net Investment pursuant to Section 2.5, 2.6 or 2.9 hereof; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason. A portion of the Net Investment shall be deemed to be held by an Investor to the extent such portion of the Net Investment shall have been funded by, or assigned to, such Investor. “Net Receivables Balance” means, at any time: (a)“Net Receivables Balance” means, at any time, the Eligible Receivables Balance; minus (b) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor or class of Designated Obligors exceeds the Concentration Factor for such Designated Obligor or class of Designated Obligors.; minus 30

(c) the Excess Unbilled Receivables Amount. “NMC” means National Medical Care, Inc., a Delaware corporation and owner of 100.00% of the outstanding stock of the Transferor. “Non-Securitization Account Receivable Proxy” means an amount equal to $2,500,000, as such amount may be increased or decreased annually with the consent of the Transferor, the Agent and each Administrative Agent based upon the most recent report delivered to the Agent pursuant to Section 2.11(b) and the Agent’s recommendation following its review of collections and cash management systems utilized by Transferring Affiliates and Joint Ventures. “Notice of Incremental Transfer (NI)” shall have the meaning specified in Section 2.2 and shall include a Notice of Incremental Transfer (NI) deemed to have been issued pursuant to Section 2.19. “Notice of Reimbursement Obligation” shall have the meaning specified in Section 2.19. “NPRBI” shall have the meaning specified in Section 2.13. “Obligor” of any Receivable means (i) any Person obligated to make payments of such Receivable pursuant to a Contract and/or (ii) any Person owing any amount in respect of such Receivable, or in respect of any Related Security with respect to such Receivable, all such Persons referred to in any of clauses (A), (B), (E), (F) and (G) below, and each Person referred to in any of clauses (C) and (D) below, to be deemed for purposes of this Agreement to be one Obligor: (A): all Persons owing Receivables or Related Security under the Medicare program; (B): program; all Persons owing Receivables or Related Security under the Medicaid (C): each Person which is an insurance company; (D): each Person which is a hospital or other health care provider; (E): all Persons, other than health care providers or Persons referred to in clause (A), (B), (C) or (D) above or clause (F) or (G) below, owing Receivables arising from the sale of services or merchandise; (F): all Persons owing Receivables or Related Security under the CHAMPUS/VA Program; and (G): all Persons who receive the services or merchandise the sale of which results in Receivables that are not insured, guaranteed or otherwise supported in respect thereof by any of the Persons referred to in clauses (A) through (F) above, 31 including any Person owing any amount in respect of Receivables by reason of insurance policy deductibles or co-insurance agreements or arrangements (each such Person, a “Self-Pay Obligor”). “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. “Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles in each case whether foreign or domestic. “Original Closing Date” means August 28, 1997. “Originating Entity” means any of the Seller and any Transferring Affiliate. “Other Transferor” means, with respect to any Conduit Investor, any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with such Conduit Investor. “Outstanding Balance” means with respect to any Receivable the outstanding principal amount thereof (excluding any accrued and outstanding Finance Charges related thereto) (which, in the case of any Unbilled Receivable, shall be the amount on the books and records of the related Originating Entity) minus the amount of the Pre-Arranged Contractual Adjustments that have not yet been applied to reduce such outstanding principal amount. It is understood and agreed that, for purposes of calculating the Eligible Receivable Balance, a Receivable that has been written-off will have an Outstanding Balance of zero. “Parent Agreement” means the SecondThird Amended and Restated Parent Agreement, dated as of the 20132018 Closing Date, made by FME KGaA and FMCH in respect of the obligations of the Originating Entities and NMC under the Transaction Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of each Administrative Agent. “Parent Group” means, collectively, FME KGaA, FMCH, NMC, the Transferor, the Originating Entities and their Subsidiaries and Affiliates, and “Parent Group Member” means any such Person individually. “PATRIOT Act” has the meaning specified in Section 10.14. “Payor” shall, solely for purposes of Section 8.3, have the meaning specified in such section. 32

“Percentage Factor” shall mean the fraction (expressed as a percentage) computed at any time of determination as follows: NI + LCO + LR + DLR + DR + SFR NRB Where: NI = the Net Investment at the time of such computation; LCO = the Maximum Aggregate Face Amount of all Letters of Credit outstanding at the time of such computation, plus any Reimbursement Obligations then outstanding in respect of any Letter of Credit that shall have ceased to be in effect, minus any amount then held in an L/C Collateral Account; LR = the Loss Reserve at the time of such computation; DLR = the Dilution Reserve at the time of such computation; DR = the Discount Reserve at the time of such computation; SFR = the Servicing Fee Reserve at the time of such computation; and NRB = the Net Receivables Balance at the time of such computation. “Perfection Representations” means the representations, warranties and covenants set forth in Schedule III attached hereto. “Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency or any government. “PNC” means PNC Bank, National Association, together with its successors and assigns. “Potential Termination Event” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event. “Pre-Arranged Contractual Adjustment” means, with respect to any Receivable, a Contractual Adjustment that was agreed upon by the applicable Originating Entity and the applicable Obligor on or prior to the date such Receivable arose. 33

“Primary Payor” means (i) each Obligor referred to in clauses (A), (B), (E), (F) and (G) of the definition of “Obligor” contained in this Section 1.1, (ii) collectively, all Obligors of the type referred to in clause (C) of the definition of “Obligor” contained in this Section 1.1 and (iii) collectively, all Obligors of the type referred to in clause (D) of the definition of “Obligor” contained in this Section 1.1. “Pro Rata Share” means, for a Bank Investor in any Related Group, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors in such Related Group. “Proceeds” means “proceeds” as defined in Article 9 of the UCC as in effect on the date hereof. “Program Fee” means, with respect to any Conduit Investor, the fee payable by the Transferor to such Conduit Investor pursuant to Section 2.7(i) hereof, the terms of which are set forth in the Investor Fee Letter. “Purchased Interest” means the interest in the Receivables acquired by a Liquidity Provider from a Conduit Investor through purchase pursuant to the terms of a Liquidity Provider Agreement. “Purchase Termination Date” means the date upon which the Transferor shall cease, for any reason whatsoever, to make purchases of Receivables from the Seller under the Receivables Purchase Agreement or the Receivables Purchase Agreement shall terminate for any reason whatsoever. “Rate Variance Factor” means 2.50 or such other number, computed from time to time in good faith by the Agent (with the written consent of each Administrative Agent), that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Agent from time to time, set forth in written notice by the Agent to each Administrative Agent, the Transferor and the Collection Agent. “Rating Agency” means, at any time, Moody’s, S&P, Fitch or any other rating agency chosen by a Conduit Investor or its Related CP Issuer to rate its commercial paper notes at such time. “RBC” means Royal Bank of Canada, together with its successors and assigns. “Receivable” means the indebtedness of any Obligor, whether constituting an account, chattel paper, instrument, insurance claim, investment property or general intangible, arising in connection with the sale or lease of merchandise (including, without limitation, medicines) or the rendering of services, by an Originating Entity (other than a Joint Venture), and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. For the avoidance of doubt, the term “Receivable” shall include all amounts payable by any Obligor in connection with any such sale or rendering of services, regardless of when an invoiceInvoice is issued therefor and regardless of any write-off with respect to such 34

Receivable or any other change or adjustment to the accounting or invoicing with respect to such sale or rendering of services. Accordingly, the cancellation of an invoiceInvoice for a Receivable and the issuance of a new invoiceInvoice under a new invoiceInvoice number, a new invoiceInvoice date and/or a new Obligor name (or any other accounting or invoicing change) shall not result in the creation of a new Receivable or change the original due date of the Receivable. Similarly, if a portion of a Receivable owing by an Obligor is written-off but is subsequently re-billed to Medicare or another Obligor, the amount owing by Medicare or such other Obligor is part of the original Receivable and is not a new Receivable and the original due date of the Receivable will likewise remain unchanged. “Receivables Purchase Agreement” means the Second Amended and Restated Receivables Purchase Agreement dated as of the 2013 Closing Date by and between NMC, as seller, and the Transferor, as purchaser, as such agreement may be amended, modified or supplemented and in effect from time to time. “Recharacterization” shall have the meaning specified in Section 10.11. “Recipient” shall, solely for purposes of Section 8.3, have the meaning specified in such section. “Records” means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to receivables and the related Obligors. “Recovery Rate” means a percentage that shall initially be equal to 40% and shall be adjusted on any date specified by the Agent following receipt by the Agent of the annual report contemplated in Section 6.2(c)(ii) and evaluation by the Agent of the then effective recovery rate, which adjusted percentage shall be equal to the lesser of (1) 40% and (2) the average monthly recovery rate for the twelve consecutive calendar-months specified in such report. “Reimbursement Obligation” shall have the meaning specified in Section 2.19(b). “Reinvestment Termination Date” means, with respect to any Conduit Investor, the second Business Day after the delivery by such Conduit Investor to the Transferor of written notice that such Conduit Investor elects to commence the amortization of its interest in the Net Investment or otherwise liquidate its interest in the Transferred Interest. “Reinvestment Transfer” means a Transfer occurring in connection with the reinvestment of Collections pursuant to Section 2.2(b) and 2.5. “Related Commercial Paper” means, at any time, Commercial Paper then outstanding that shall have been issued by the Conduit Investors to acquire or maintain any Net Investment hereunder. 35

“Related CP Issuer” means, when used in relation to any Conduit Investor, any other entity that issues Commercial Paper for the purpose of funding all or part of such Conduit Investor’s interest in the Transferred Interest, as specified from time to time in a written notice by the Administrative Agent for such Conduit Investor to the Collection Agent, together with the successors and permitted assigns of such entity. “Related Group” means any of the following groups: (i) Liberty Street, as a Conduit Investor, and Scotiabank, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns, (ii) Sheffield, as a Conduit Investor and as a Bank Investor, and Barclays as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns, (iii) Atlantic Securitization, as a Conduit Investor, and Credit Agricole, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns, (iv) Thunder Bay, as a Conduit Investor, and RBC, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns, (v) PNC, as a Conduit Investor, as a Bank Investor and as an Administrative Agent, together with its successors and permitted assigns and (vi) Victory Receivables, as a Conduit Investor, and BTMUMUFG, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns. “Related Group Limit” means, with respect to any Related Group, the aggregate Commitments of the Bank Investors in such Related Group. “Related Security” means with respect to any Receivable, all of the Transferor’s rights, title and interest in, to and under: (i) all of the Seller’s, the Transferor’s or any Transferring Affiliate’s interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable; (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise, including, without limitation, insurance, guaranties and other agreements or arrangements under the Medicare program, the Medicaid program, state renal programs, CHAMPUS/VA, private insurance policies, and hospital and other health care programs and health care provider arrangements; (iv) all Records related to such Receivable; (v) all rights and remedies of the Transferor (A) under the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against 36 the Seller in connection therewith, (B) under the Transferring Affiliate Letter, together with all financing statements filed in connection therewith against the Transferring Affiliates, and (C) under the Parent Agreement; and (vi) all Proceeds of any of the foregoing. “Remittance Date” means any of the following:(i) the last day of a Tranche Period applicable to any portion of the Net Investment, (ii) the last day of a calendar month or, if in any case such day is not a Business Day, the next following day that is a Business Day, (iii) a Drawing Date or RO Refinancing Date, (iv) any other date on which any payment or remittance is contemplated to be made hereunder, or (v) following the Termination Date or the occurrence of a Termination Event or Potential Termination Event, any Business Day determined by the Agent to be a Remittance Date. “Removal Supplement” has the meaning specified for such term in the Transferring Affiliate Letter. “Replacement Rate” has the meaning specified for in Section 2.3(h). “Retained Interest” has the meaning specified in Section 5.3(j). “RG Transferred Interest” means, with respect to any Related Group at any time of determination, the pro rata share of such Related Group in the Transferred Interest, which pro rata share shall be based on the percentage that the Net Investment and Letter of Credit Obligations in respect of the Investors in such Related Group bears to the aggregate Net Investment and Letter of Credit Obligations of all Investors at such time. From and after the occurrence of the Termination Date, and on each day on which a Termination Event or a Potential Termination Event has occurred and is continuing, the RG Transferred Interest shall be calculated as of the last Business Day prior to the occurrence of the Termination Date or such Termination Event or Potential Termination Event, as applicable, and shall remain fixed at all times thereafter until, in the case of a Termination Event or Potential Termination Event, such event shall be cured or waived. “RO Interest” has the meaning specified in Section 2.19. “RO Refinancing Date” has the meaning specified in Section 2.19. “Sheffield” means Sheffield Receivables Company, LLC, a Delaware limited liability company, together with its successors and permitted assigns. “Sanctioned Country” means, at any time, a country or territory which is thethat is or whose government is subject to or the target of any Sanctions, including, without limitation, as of the date hereof, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria. “Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the 37

Treasury OFAC or the U.S. Department of State, and (b) any Person controlled by any such Person., (c) any Person that is operating, organized or resident in a Sanctioned Country, (d) any Person with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country or (iii) a Person resident in a Sanctioned Country, in each case to the extent subject to a sanctions program administered by OFAC. “Sanctions” means economic, financial or other sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the TreasuryOFAC or the U.S. Department of State, or other relevant U.S. sanctions authority., (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of applicable law. “Scotiabank” means The Bank of Nova Scotia, together with its successors and permitted assigns. “Section 8.2 Costs” has the meaning specified in Section 8.2(d) hereof. “Securitisation Retention Requirements” means (i) Articles 404-410 of the Capital Requirements Regulation, Commission Delegated Regulation, Commission Implementing Regulation (EU) No 602/2014 of 4 June 2014 and Article 51 of AIFMR; (ii) any guidelines or related documents published from time to time in relation thereto by the European Banking Authority (or successor agency or authority) and adopted by the European Commission; and (iii) to the extent informing the interpretation of clauses (i) and (ii) above, the guidelines and related documents previously published in relation to the preceding risk retention legislation by the European Banking Authority (and/or its predecessor, the Committee of European Banking Supervisors) which continues to apply to the provisions of Articles 404-410 of the Capital Requirements Regulation. “Self-Pay Obligor” has the meaning specified in the definition of Obligor. “Seller” means NMC and its successors and permitted assigns. “Seller Parties” means collectively the Originating Entities and the Transferor. “Service Performance Date” means, with respect to an Unbilled Receivable, the date on which the related Originating Entity has performed all material obligations required to be performed by it under the related Contract (as a result of which the Originating Entity could, if it chose to do so, issue an Invoice for the goods or services in question). “Servicing Fee” means the fees payable to the Collection Agent by (1) the Investors in a Related Group, with respect to a Tranche held by the Investors in such Related Group, in an amount equal to 1.00% per annum on the amount of the Net Investment allocated to such Tranche pursuant to Section 2.3 hereof and (2) each L/C Issuer, in an amount equal to 38

1.00% per annum on the Letter of Credit Obligations allocable to such L/C Issuer. Such fee shall accrue from the date of the initial purchase of an interest in the Receivables to the date on which the Percentage Factor is reduced to zero. Such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 hereof. After the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6 hereof. “Servicing Fee Reserve” means at any time an amount equal to the product of (i) 2.50, (ii) the aggregate Outstanding Balance of all Receivables at such time, (iii) the Servicing Fee percentage and (iv) the Estimated Maturity Period divided by 360. “Social Security Act” means the Social Security Act, as amended from time to time, and the regulations promulgated and rulings and advisory opinions issued thereunder. “Special Account” means a special depository account maintained at a bank acceptable to each Administrative Agent for the purpose of receiving Collections, which account is in the name of either (i) the Originating Entity in respect of the Receivables giving rise to such Collections or (ii) a Designated Account Agent acting on behalf of such Originating Entity. “Special Account Bank” means any of the banks holding one or more Special Accounts. “Special Account Letter” means a letter, in substantially the form of Exhibit D-1 hereto, from an Originating Entity (or, if applicable, a Designated Account Agent) to any Special Account Bank, executed by such Originating Entity (or such Designated Account Agent) to such Special Account Bank. “Spectra Renal Management Group” means, collectively, Spectra East, Inc., a Delaware corporation, Spectra Laboratories, Inc., a Nevada corporation, as Transferring Affiliates, and their respective successors. “Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business. “Standing JV Sweep Procedures” means, in the case of any Designated Joint Venture, procedures for (i) the prompt identification of all collections received at any Special Account that constitute proceeds of assets owned exclusively by such Designated Joint Venture and (ii) the weekly remittance of an amount equal to such collections to an account other than a Special Account, Intermediate Concentration Account or the Concentration Account, in each case subject to reasonable rounding. “Subordinated Note” shall have the meaning specified in the Receivables Purchase Agreement. “Subsidiary” of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such 39

Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled. “Taxes” shall have the meaning specified in Section 8.3 hereof. “Terminated Transferring Affiliate (DT)” has the meaning specified for such term in Amendment No. 6, dated as of December 6, 2016, to the Transferring Affiliate Letter. “Termination Date” means the earliest of (i) the Business Day designated by the Transferor to each Administrative Agent as the Termination Date at any time following 60 days’ written notice to each Administrative Agent, (ii) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (iii) the Commitment Termination Date or (iv) the Purchase Termination Date. “Termination Event” means an event described in Section 7.1 hereof. “Thunder Bay” means Thunder Bay Funding, LLC a Delaware limited liability company, together with its successors and permitted assigns. “Total Outstanding Receivable Balance” means the aggregate Outstanding Balance of the Receivables. “Tranche” means a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.3 hereof. “Tranche Period” means a CP Tranche Period, a BR Tranche Period or a Eurodollar Tranche Period. “Tranche Rate” means the CP Rate, the Base Rate or the Eurodollar Rate, subject to Section 7.2(b); provided that, with respect to any Related Group, if: (i) a Conduit Cessation shall have occurred in respect of the Conduit Investor in such Related Group and (ii) such Conduit Investor shall have no Commercial Paper outstanding in support of its Net Investment hereunder, the Tranche Rate applicable to the Net Investment of any Investor in such Related Group shall be equal to the Eurodollar Rate in respect of the applicable Tranche Period plus the Program Fee; provided further that from and after the occurrence of the Termination Date, any Termination Event or any Potential Termination Event, the foregoing proviso shall cease to be given effect. “Transaction Costs” has the meaning specified in Section 8.4(a) hereof. “Transaction Documents” means, collectively, this Agreement, the Receivables Purchase Agreement, the Fee Letters, the Special Account Letters, the Concentration Account Agreement, the Account Agent Agreement(s), the Transfer Certificates, the Transferring Affiliate Letter, the Parent Agreement, the Intermediate Concentration Account Agreements, Letters of Credit, Letter of Credit Applications and all of the other instruments, documents and other agreements executed and delivered by any Originating Entity, FME KGaA, FMCH, NMC or the 40

Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Transfer” means a conveyance, transfer and assignment by the Transferor to the Agent, for the benefit of the Investors, of an undivided percentage ownership interest in Receivables hereunder together with Related Security, Collections and Proceeds with respect thereto (including, without limitation, as a result of the issuance of any Letter of Credit or as a result of any reinvestment of Collections in Transferred Interests pursuant to Sections 2.2(b) and 2.5). “Transfer Certificate” has the meaning specified in Section 2.2(a) hereof. “Transfer Date” means, with respect to each Transfer, the Business Day on which such Transfer is made. “Transfer Price” means with respect to any Incremental Transfer to be made by the Agent, on behalf of the Investors participating in such Incremental Transfer, (i) in the case of an Incremental Transfer (NI), the amount paid to the Transferor by such Investors as described in the related Transfer Certificate and (ii) in the case of an Incremental Transfer (L/C), the face amount of the Letter of Credit to be issued by the applicable L/C Issuer as described in the related Transfer Certificate. “Transferor” means NMC Funding Corporation, a Delaware corporation, and its successors and permitted assigns. “Transferred Interest” means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations); provided that, during the period from the Termination Date until the Final Collection Date, the Transferred Interest shall include the right to receive 100% of the Collections. The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Agent, on behalf of the applicable Investors, shall be considered to have reconveyed to the Transferor (without recourse, representation or warranty of any type or kind) an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable. Following the later to occur of the Termination Date and the Final Collection Date, the Transferred Interest shall be reduced to zero. “Transferring Affiliate” means a company specified on Exhibit Q hereto, as such Schedule may be amended from time to time as provided in Section 2.15; provided, however, that 41 no such company shall be a Transferring Affiliate from and after the occurrence of any Event of Bankruptcy by or with respect thereto unless any Receivables that arose from sales by such company exist on such date, in which case such company shall continue to be a Transferring Affiliate until the respective Outstanding Balances of all such Receivables shall have been reduced to zero. “Transferring Affiliate Letter” means the Amended and Restated Affiliate Letter dated October 16, 2008 from the Transferring Affiliates to the Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of each Administrative Agent. “UCC” means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state. “Unbilled Receivable” shall mean, at any time of determination, any Receivable for which an Invoice has not yet been issued but the Service Performance Date has occurred. “Unrealized Contractual Adjustment Reserve” means the reserve maintained by the Collection Agent in accordance with its customary practices reflecting the difference between the Outstanding Balance of Receivables owing by certain commercial insurers and the Collection Agent’s estimate of what such commercial insurers will pay in respect of such Receivables. It is understood and agreed that Pre-Arranged Contractual Adjustments will be reflected in the initial Outstanding Balance of the applicable Receivables and accordingly will not be included in the Unrealized Contractual Adjustment Reserve. In addition, the Unrealized Contractual Adjustment Reserve will also include amounts sufficient to cover system-generated rebates, rebills and prompt pay discounts. “Unsold Transferred Interests” shall have the meaning specified in Section 10.15(c). “U.S.” or “United States” means the United States of America. “US Government Obligor” means any Obligor that is the federal government of the United States, or any subdivision or agency thereof the obligations of which are supported by the full faith and credit of the United States, and shall include any Obligor referred to in clause (A),(B) or (F) of the definition of “Obligor” contained in this Section 1.1. “Victory Receivables” means Victory Receivables Corporation, a Delaware corporation, together with its successors and permitted assigns. “Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder. “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority 42 from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. SECTION 1.2. Other Terms. Except as otherwise provided herein, all accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that, if there is any change in GAAP (or any change in or adoption of IFRS as contemplated in this Agreement or in the Parent Agreement) or in the consistent application thereof after December 6, 2016 that would affect the computation of any financial covenant, ratio or requirement set forth in any Transaction Document, then the Agent, the Administrative Agents and the Investors and the Transferor agree to endeavor, in good faith, to agree upon an amendment to this Agreement and the Parent Agreement that would adjust such financial covenants, ratio or requirement in a manner that would preserve the original intent thereof in light of such change in GAAP (or in any change in or adoption of IFRS) (subject to the approval of the Majority Investors), but would allow compliance therewith to be determined in accordance with the most recent financial statements delivered pursuant to Section 6(a)(iv) of the Parent Agreement and Section 5.01(a) of this Agreement, as applicable, provided, that, until so amended (i) such financial covenants, ratio or requirement shall continue to be computed in accordance with GAAP (or IFRS, as applicable) prior to such change in GAAP (or such change in or adoption of IFRS, as applicable) and (ii) the Transferor shall provide each Administrative Agent financial statements and other documents as reasonably requested by such Administrative Agent setting forth a reconciliation between calculations of such ratio or requirement before and after giving effect to such change in GAAP (or such change in or adoption of IFRS, as applicable).. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”. SECTION 1.4. Amendment and Restatement. Subject to the satisfaction of the conditions precedent set forth in Section 4.1, this Agreement amends and restates the Existing TAA in its entirety. This Agreement is not intended to constitute a novation of the Existing TAA. Upon the effectiveness of this Agreement (the “Effective Date”), each reference to the Existing TAA in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement. ARTICLE II PURCHASE AND SETTLEMENTS SECTION 2.1. Facility. Upon the terms and subject to the conditions herein set forth, the Transferor may from time to time prior to the Termination Date, at its option, (i) convey, transfer and assign to the Agent, on behalf of the Investors, percentage ownership 43 interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto and (ii) request one or more L/C Issuers to issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof. Each such Transfer is made without recourse to the Transferor; provided, however, that the Transferor shall be liable for all representations, warranties, covenants and other agreements made by the Transferor pursuant to the terms of this Agreement or any other Transaction Document. The Transferred Interest arising in connection with the Transfers made hereunder shall be allocated among the Related Groups in accordance with their respective RG Transferred Interests as of any date of determination, and as among the Related Groups the RG Transferred Interests may fluctuate from time to time based on the Net Investment and Letter of Credit Obligations outstanding at such time. Subject to the terms and conditions set forth herein, the Agent shall accept such conveyance, transfer and assignment on behalf of the Investors. By accepting any conveyance, transfer and assignment hereunder, none of the Investors, the Administrative Agents or the Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Transferor and the Seller. SECTION 2.2. Incremental Transfers(NI); Certificates; Eligible Receivables. (a) Incremental Transfers(NI). Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, request that an Incremental Transfer (NI) be made by the Agent, on behalf of each of the applicable Investors. The Transferor shall, by written notice to the Agent substantially in the form of Exhibit A hereto (a “Notice of Incremental Transfer (NI)”) (with a copy to each Administrative Agent) given by telecopy, offer to convey, transfer and assign to the Agent, on behalf of the Investors, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto. A Notice of Incremental Transfer (NI) shall be issued not later than 3:00 p.m. (New York time) at least one (1) Business Day prior to the proposed date of the Incremental Transfer (NI) requested therein. Each Notice of Incremental Transfer (NI) shall specify: (x) the desired Transfer Price (which shall be at least $1,000,000 or integral multiples of $250,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit, (y) the desired date of such Incremental Transfer (NI) and (z) the desired Tranche Period(s) and allocations of the Net Investment of such Incremental Transfer thereto as required by Section 2.3 (it being understood that any request for a Eurodollar Period shall be subject to the approval of each applicable Administrative Agent). The Agent shall promptly advise each Administrative Agent of the allocation of the Transfer Price in respect of the requested Incremental Transfer (NI) based on the Incremental Transfer (NI) Ratable Share anticipated to be applicable as of the date of such proposed Incremental Transfer (NI). Each Administrative Agent will promptly notify the related Conduit Investor or each of the Bank Investors in its Related Group, as the case may be, of such Administrative Agent’s receipt of any request for an Incremental Transfer (NI) to be made to the Agent on behalf of such Person. To the extent that any such Incremental Transfer (NI) is requested of the Agent, on behalf of a Conduit Investor, such Conduit Investor shall instruct the Agent to accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each Notice of Incremental Transfer (NI) shall be irrevocable and binding on 44 the Transferor and the Transferor shall indemnify each Investor against any loss or expense incurred by any Investor, either directly or indirectly (including, in the case of a Conduit Investor, through the related Liquidity Provider Agreement) as a result of any failure for any reason (including failure to satisfy any of the conditions precedent in respect thereof) by the Transferor to complete such Incremental Transfer (NI) including, without limitation, any loss (including loss of anticipated profits) or expense incurred by any Investor, either directly or indirectly (including, in the case of a Conduit Investor, pursuant to the related Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by any Investor or a related Liquidity Provider (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for any Investor to fund such Incremental Transfer (NI). The Transferor has previously delivered to the Agent the Transfer Certificate in the form of Exhibit F hereto (the “Transfer Certificate”). On the date of each Incremental Transfer (NI), each Administrative Agent shall send written confirmation to the Transferor and to the Agent of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to the portion of such Incremental Transfer (NI) made by such Administrative Agent’s Related Group. The Agent shall indicate the amount of the Incremental Transfer (NI) together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers(NI). By no later than 3:00 p.m. (New York time) on any Transfer Date, each Investor participating in the relevant Transfer shall remit its Incremental Transfer (NI) Ratable Share of the aggregate Transfer Price for such Transfer either (i) to the account of the related Administrative Agent specified therefor from time to time by such Administrative Agent by notice to such Investor or (ii) if so directed by such Administrative Agent, directly to the Transferor. The obligation of each Investor to remit its Incremental Transfer (NI) Ratable Share of any such Transfer Price shall be several from that of each other Investor, and the failure of any Investor to so make such amount available to its related Administrative Agent or the Transferor, as applicable, shall not relieve any other Investor of its obligation hereunder. If the portion of the Transfer Price payable by the Investors in a Related Group is remitted to the related Administrative Agent, then, following each Incremental Transfer (NI) and such Administrative Agent’s receipt of funds from the Investors in its Related Group participating in such Transfer as aforesaid, such Administrative Agent shall remit such portion of the Transfer Price to the Transferor’s account at the location indicated in Section 10.3 hereof, in immediately available funds. Unless an Administrative Agent shall have received notice from any Bank Investor in its Related Group participating in an Incremental Transfer (NI) that such Bank Investor will not make its share of any Transfer Price relating to such Incremental Transfer (NI) available on the applicable Transfer Date therefor, such Administrative Agent may (but shall have no obligation to) make such Bank Investor’s share of any such Transfer Price available to the Transferor in anticipation of the receipt by such Administrative Agent of such amount from such Bank Investor. To the extent such Bank Investor fails to remit any such amount to its Administrative Agent after any such advance by such Administrative Agent on such Transfer Date, such Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined 45 in accordance with clause (ii) of the definition of “Base Rate”), in the case of such Bank Investor, or the otherwise applicable Tranche Rate, in the case of the Transferor, to such Administrative Agent upon its demand therefor; provided that such Administrative Agent shall not be permitted to recover more than once for such amount or interest thereon. Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the applicable Administrative Agent and such Administrative Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to such Administrative Agent (x) by the Transferor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by such Bank Investor, such payment shall constitute such Bank Investor’s payment of its share of the applicable Transfer Price for such Transfer. (b) Reinvestment Transfers. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Agent, on behalf of the Investors, and in consideration of Transferor’s agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Agent may, on behalf of each Conduit Investor (unless such Conduit Investor has otherwise directed the Agent) and shall, on behalf of each of the Bank Investors, agree to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Net Investment at the close of the business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer (NI) made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. (c) All Transfers.Each Transfer shall constitute a purchase by the Agent, on behalf of the Investors, of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Agent’s aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, held on behalf of the Investors, shall equal the Percentage Factor in effect from time to time. The Agent shall hold the Transferred Interests on behalf of the Related Groups in accordance with each such Related Group’s RG Transferred Interest at such time. (d) [Reserved]. (e) Percentage Factor; Transferred Interest.The Percentage Factor shall be computed by the Collection Agent as of the opening of business of the Collection Agent on the effective date of this Agreement. Thereafter until the Termination Date, the Collection Agent shall recompute the Percentage Factor at the time of each Incremental Transfer and as of 46 the close of business of the Collection Agent on each Business Day (other than a day after the Termination Date) and report such recomputation to the Agent monthly, in the Investor Report, and at such other times as may be requested by any Administrative Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made, notwithstanding any additional Receivables arising, or any Incremental Transfer or any Reinvestment Transfer made, during any period between computations of the Percentage Factor. For the avoidance of doubt, the “Transferred Interest” after the Termination Date may be different from the Percentage Factor. As set forth in the definition of “Transferred Interest”, the Transferred Interest shall remain constant at 100% at all times on and after the Termination Date until the Final Collection Date, at which time the Transferred Interest shall be reduced to zero. SECTION 2.3. Selection of Tranche Periods and Tranche Rates. (a) Prior to the Termination Date; Transferred Interest held on behalf of a Conduit Investor. At all times hereafter, but prior to the Termination Date with respect to any portion of the Net Investment held on behalf of a Conduit Investor that is funded through the issuance of Commercial Paper, such portion of the Net Investment shall be allocated to a CP Tranche Period as set forth in the definition of such term. Each Conduit Investor confirms that it is its intention to allocate all or substantially all of the Net Investment held on behalf of it to CP Tranche Periods, provided that such Conduit Investor or its Related CP Issuer may determine, from time to time, in its sole discretion, that funding such Net Investment through the issuance of Commercial Paper is not possible or is not desirable for any reason. If, prior to the Termination Date, any portion of the Net Investment held on behalf of a Conduit Investor is not funded through the issuance of Commercial Paper, then such portion of the Net Investment shall be allocated to a BR Tranche or a Eurodollar Tranche in accordance with Section 2.3(c) in the same manner as if such portion of the Net Investment was held by or on behalf of the Bank Investors, subject to the terms of the definition of “Tranche Rate”. In the case of any Tranche Period outstanding upon the Termination Date, such Tranche Period shall end on such date unless otherwise directed by the applicable Administrative Agent. (b) After the Termination Date; Transferred Interest Held on behalf of a Conduit Investor. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall be held by the Agent on behalf of a Conduit Investor, such Conduit Investor or its Administrative Agent, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto. (c) Prior to the Termination Date; Transferred Interest Held on Behalf of Bank Investor. At all times with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors in any Related Group, but prior to the Termination Date, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than 7 days and such Tranche shall be a BR Tranche, unless the Transferor has requested and the applicable Administrative Agent has approved a different Tranche Period and Tranche Rate. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held on behalf of the Bank Investors (or any of them) in any Related Group, provided that the Termination Date shall not have occurred, the Tranche 47

Period applicable thereto shall be a Eurodollar Period and the applicable Tranche shall be a Eurodollar Tranche, unless the Transferor has requested and the applicable Administrative Agent has approved a different Tranche Period and Tranche Rate. The Transferor shall give the Administrative Agent for each Related Group irrevocable notice by telephone of the new requested Tranche Period applicable to the Bank Investors in such Related Group at least three (3) Business Days prior to the expiration of any then existing Tranche Period applicable to such Related Group and, if the Transferor shall fail to provide such notice (or, if the requested Tranche Period is less than 7 days or is a Eurodollar Period, the Administrative Agent does not consent to such request), the applicable Administrative Agent on behalf of the Bank Investors in such Related Group may, in its sole discretion, select the new Tranche Period in respect of the applicable Tranche. In the case of any Tranche Period outstanding upon the occurrence of the Termination Date, such Tranche Period shall end on the date of such occurrence. (d) After the Termination Date; Transferred Interest Held on behalf of Bank Investor. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors in any Related Group, the Administrative Agent for such Related Group shall select all Tranche Periods and Tranche Rates applicable thereto. (e) Eurodollar Rate Protection; Illegality. (i) If the Administrative Agent for any Related Group is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed Eurodollar Tranche, then (A) such Administrative Agent shall forthwith notify the Investors in such Related Group, as applicable, and the Transferor that the Eurodollar Rate cannot be determined for such Eurodollar Tranche, and (B) while such circumstances exist, prior to the selection of a Replacement Rate pursuant to Section 2.3(h), neither such Administrative Agent nor any of the Investors in such Related Group shall allocate the Net Investment of any additional Transferred Interests purchased during such period or reallocate the Net Investment allocated to any then existing Tranche ending during such period, to a Eurodollar Tranche. (ii) If, with respect to any outstanding Eurodollar Tranche, any Investor on behalf of which the Agent holds any Transferred Interest therein notifies its Administrative Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Transferred Interest or that the Eurodollar Rate applicable to such Transferred Interest will not adequately reflect the cost to such Investor of funding or maintaining its respective Transferred Interest for such Tranche Period then such Administrative Agent shall forthwith so notify the Transferor, whereupon neither such Administrative Agent nor the Investors in the Related Group shall, while such circumstances exist, allocate any Net Investment of any additional Transferred Interest purchased during such period or reallocate the Net Investment allocated to any Tranche Period ending during such period, to a Eurodollar Tranche and instead such Transferred Interest shall be purchased as, or such Net Investment shall be 48 allocated to, a BR Tranche (notwithstanding any election made by the Transferor pursuant to Section 2.3(c) or otherwise). (iii) Notwithstanding any other provision of this Agreement, if any Investor shall notify its Administrative Agent that such Investor has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for such Investor or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for such Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of Transferred Interests at the Eurodollar Rate, then (x) as of the effective date of such notice from such Investor to its Administrative Agent, the obligation or ability of the such Investor to fund its purchase or maintenance of Transferred Interests at the Eurodollar Rate shall be suspended until such Investor notifies its Administrative Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment of each Eurodollar Tranche in which such Investor owns an interest shall either (1) if such Investor may lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the last day of the applicable Tranche Period, be reallocated on the last day of such Tranche Period to another Tranche Period in respect of which the Net Investment allocated thereto accrues Discount at a Tranche Rate other than the Eurodollar Rate or (2) if such Investor shall determine that it may not lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the end of the applicable Tranche Period, such Investor’s share of the Net Investment allocated to such Eurodollar Tranche shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such Tranche Period. (f) Separate Tranches for Related Groups. In no event shall portions of the Net Investment held by Investors from different Related Groups be allocated to the same Tranche. (g) Applicable Margin. If, as a result of any restatement of or other adjustment to the financial statements of any applicable Person or for any other reason, it shall be determined that (i) the Consolidated Leverage Ratio as calculated as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in a higher Applicable Margin for such period, the Transferor shall immediately and retroactively be obligated to pay to the Administrative Agents for the account of the applicable Investors, promptly on demand by any Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Transferor under the Bankruptcy Code of the United States, automatically and without further action by any Administrative Agent), an amount equal to the excess of the amount of Discount that should have been paid for such period over the amount of Discount actually paid for such period. This paragraph shall not limit the rights of any Administrative Agent or any Investor under any other provision of this Agreement. The Transferor’s obligations under this paragraph shall survive the Termination Date. (h) Replacement of LIBOR Rate. If at any time (i) the Administrative Agent for any Related Group determines (which determination shall be conclusive absent manifest error) or the Investors in a Related Group notify the Administrative Agent for such Related Group that adequate and reasonable means do not exist for ascertaining the LIBOR Rate 49

(including, without limitation, because the relevant display page on the Bloomberg Professional Service (or any successor or substitute page or service providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent for such Related Group from time to time) is not available or published on a current basis) and such circumstances are unlikely to be temporary, (ii) the supervisor for the administrator of the LIBOR Rate or a governmental authority having jurisdiction over the Administrative Agent for any Related Group has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans, or (iii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the United States syndicated loan market in the applicable currency, then the Administrative Agent for such Related Group and the Transferor shall endeavor to establish an alternate rate of interest (the “Replacement Rate”) to the LIBOR Rate for use in determining the Eurodollar Rate with respect to any Eurodollar Tranche Period for the Investors in such Related Group, giving due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall, with the Agent, enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be necessary to give effect to such Replacement Rate and shall make adjustments to the Applicable Margin and related provisions in this Agreement such that, to the extent practicable, the all-in interest rate based on the Replacement Rate will be substantially equivalent to the all-in interest rate based on the LIBOR Rate in effect prior to its replacement. Notwithstanding anything to the contrary in Section 10.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of the Replacement Rate is provided to the Investors in its Related Group, a written notice from any such Investor stating that such Investors object to such amendment. Notwithstanding anything else herein, any definition of Replacement Rate shall provide that in no event shall such Replacement Rate be less than zero for the purposes of this Agreement. To the extent a Replacement Rate is approved by the Administrative Agent for the Related Group in connection with this clause, such Replacement Rate shall be applied in a manner consistent with market practice; provided, that, in each case, to the extent such market practice is not administratively feasible for the related Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by such Administrative Agent (it being understood that any such modification by such Administrative Agent shall not require the consent of, or consultation with, any of the Investors in the Related Group). SECTION 2.4. Discount, Fees and Other Costs and Expenses. Notwithstanding any limitation on recourse contained herein, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Discount (including Discount due any Conduit Investor or any Bank Investor), all L/C Fees, RO Interest, all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fees. On the last day of each Tranche Period (or, in the case of a CP Tranche Period, by no later than the second Business Day following the last day of such CP Tranche Period), the Transferor shall pay to each Administrative Agent, on behalf of the applicable Investors in its Related Group, an amount equal to the accrued and unpaid Discount for such Tranche Period together with, in the event the Transferred Interest 50 is held on behalf of a Conduit Investor, an amount equal to the discount accrued on the Commercial Paper of such Conduit Investor or its Related CP Issuer to the extent such Commercial Paper was issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4. SECTION 2.5. Non-Liquidation Settlement and Reinvestment Procedures. (a) On each day after the date of any Incremental Transfer but prior to the Termination Date and provided that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall, out of Collections received on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Agent, on behalf of the applicable Investors (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof), an amount equal to all Discount, L/C Fees, RO Interest and the Servicing Fee accrued through such day and not so previously set aside or paid, (ii) set aside the amount of any Reimbursement Obligation that shall have arisen and then remain unpaid and (iii) apply the balance of such Collections remaining after application of Collections as provided in clauses (i) and (ii) of this Section 2.5 hereof to the Transferor, for the benefit of the Agent, on behalf of the applicable Investors, to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) hereof. Any Collections so set aside as described in clause (i) above shall be allocated among the Related Groups ratably in proportion to the accrued Discount, L/C Fees, RO Interest and Servicing Fee with respect to the Investors in each such Related Group. Any Collections so set aside as described in clause (ii) above shall be allocated among the Related Groups that contain L/C Issuers ratably in proportion to the outstanding Reimbursement Obligation of all L/C Issuers at such time. (b) On each Remittance Date, the Collection Agent shall, from the amounts set aside as described in Section 2.5(a), deposit to the applicable Administrative Agent’s account, for the benefit of the related Investors, an amount equal to the accrued and unpaid Discount for any Tranche Period then ending (in the case of the last day of a Tranche Period), the accrued and unpaid L/C Fees and RO Interest and Reimbursement Obligations, as applicable, and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee. The applicable Administrative Agent, upon its receipt of such amounts in such Administrative Agent’s account, shall distribute such amounts to the applicable Investors entitled thereto as set forth above and, in the case of Credit Agricole, as Administrative Agent for its Related Group, in accordance with the CACIB Group Letter Agreement. (c) If on any Remittance Date, the Collection Agent shall have insufficient funds to pay all of the above amounts in full on any such Remittance Date, the Collection Agent shall distribute the funds then available in the following order and priority: First, to (i) the Agent, in respect of and for application to the Administration Fee, and (ii) each Administrative Agent, ratably based on and to the extent of the amounts then owing to the Investors in each Related Group in respect of and for 51 application to accrued and unpaid Discount, L/C Fees, RO Interest, Program Fees and Facility Fees; Second, to the Administrative Agents for the L/C Issuers, ratably based on and to the extent of the Reimbursement Obligations then owing to the L/C Issuer, for application to such Reimbursement Obligations; Third, to the Agent and to the Administrative Agents, ratably based on and to the extent they or any Indemnified Parties in respect of their Related Groups are due any amounts under Article VIII, for application to such amounts; and Fourth, to the Collection Agent, to the extent of any Servicing Fee then owing. SECTION 2.6. Liquidation Settlement Procedures. (a) If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Administrative Agents for the Related Groups, for the benefit of the applicable Investors in their respective Related Groups, from previously received Collections, an aggregate amount equal to the amount such that, when applied to reduce the Net Investment, will result in the Percentage Factor being less than or equal to the Maximum Percentage Factor. Such aggregate amount shall be paid to such Administrative Agents ratably in accordance with the portion of the Net Investment held by their respective Related Groups. Any amount so paid to an Administrative Agent for a Related Group shall be applied to reduce the Net Investment of Tranche Periods applicable to such Related Group selected by such Administrative Agent. In the event the Net Investment is reduced to zero and the Percentage Factor continues to be greater than the Maximum Percentage Factor, the Transferor shall immediately remit to the Administrative Agents for the Related Groups that have L/C Issuers, from previously received Collections, an aggregate amount equal to the amount such that, when applied to the then unpaid Reimbursement Obligations and otherwise held to Cash-Collateralize the then outstanding Letters of Credit, will result in the Percentage Factor being less than or equal to the Maximum Percentage Factor. Any amounts received by Credit Agricole, as Administrative Agent for its Related Group, pursuant to this Section 2.6 shall be distributed in accordance with the CACIB Group Letter Agreement. (b) On the Termination Date and on each day thereafter, and on each day on which a Termination Event or a Potential Termination Event has occurred and is continuing, the Collection Agent shall deposit into the Collection Account all Collections received on such day. Pending such deposit, the Collection Agent shall hold such Collections in trust for the benefit of the Investors. In addition, on the Termination Date or the day on which a Termination Event or Potential Termination Event has occurred and is continuing, the Collection Agent shall deposit to each Administrative Agent’s account, for the benefit of the applicable Investors, any amounts set aside pursuant to Section 2.5 above which have been allocated to such Administrative Agent’s Related Group as described in Section 2.5. (c) On the Termination Date and on each day thereafter, and on each day on which a Termination Event or a Potential Termination Event has occurred and is 52 continuing, the Collection Agent shall (or, if the Agent has assumed exclusive control over the Collection Account, shall request the Agent to) distribute funds then available in the Collection Account in the following order and priority: First, to the Agent, to reimburse the Agent for the reasonable costs and out-of-pocket expenses incurred by the Agent in connection with the administration and enforcement of this Agreement and the other Transaction Documents; Second, if such day is a Remittance Date, to (i) the Agent, in respect of and for application to the Administration Fee, and (ii) each Administrative Agent, ratably based on and to the extent of the amounts then owing to the Investors in each Related Group in respect of and for application to accrued and unpaid Discount, L/C Fees, RO Interest, Program Fees and Facility Fees; Third, if such day is the last day of any month and if the Transferor, the Seller or any Affiliate of the Transferor or the Seller is not then the Collection Agent, to the Collection Agent’s account, in payment of the accrued and unpaid Servicing Fee due to the Collection Agent; Fourth, to each Administrative Agent, ratably based on the RG Transferred Interest of each Related Group, for application toward (i) a reduction of the Net Investment of the Investors in such Related Group, (ii) payment of any Reimbursement Obligations then owing and (iii) the Cash-Collateralization of any Letters of Credit then outstanding; Fifth, to the Agent and each Administrative Agent, ratably based on all other Aggregate Unpaids owing to the Agent or the members of any Related Group; and Sixth, if the Transferor, the Seller or any Affiliate of the Transferor or the Seller is the Collection Agent, to its account as Collection Agent, in payment of the accrued and unpaid Servicing Fee. The Agent shall elect, in its reasonable discretion, whether such distributions shall be made daily, weekly or monthly or at such other intervals as the Agent may (or at the direction of the Majority Investors, shall) determine to be appropriate. Each Administrative Agent, upon its receipt of such amounts in such Administrative Agent’s account, shall distribute such amounts to the Investors in its Related Group entitled thereto as set forth above and, in the case of Credit Agricole, as Administrative Agent for its Related Group, in accordance with the CACIB Group Letter Agreement. In the case of amounts distributed to Cash-Collateralize any outstanding Letters of Credit, such amounts shall be deposited into an L/C Collateral Account for application to Reimbursement Obligations as drawings are made under the related Letters of Credit. From and after the date any Letter of Credit shall be surrendered for cancellation or otherwise expire, all amounts then held in the L/C Collateral Account to Cash-Collateralize such Letter of Credit shall be released to the Agent for application to the Aggregate Unpaids in accordance with this Section 2.6. 53

(d) Following the later to occur of the Termination Date and the Final Collection Date, (i) the Collection Agent shall recompute the Percentage Factor, (ii) the Agent, on behalf of the Investors, shall be considered to have reconveyed to the Transferor all of the right, title and interest in and to the Affected Assets (including the Transferred Interest) without recourse, representation or warranty of any type or kind, (iii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent for the Investors pursuant to this Section 2.6 and (iv) the Agent, on behalf of the Investors, shall execute and deliver to the Transferor, at the Transferor’s expense, such documents or instruments as are necessary to terminate the Agent’s interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Transferor. SECTION 2.7. Fees. Notwithstanding any limitation on recourse contained in this Agreement, on the last day of each month the Transferor shall pay the following non-refundable fees: (i) to each Conduit Investor, solely for its own account, the Program Fee with respect to such Conduit Investor, (ii) to each Conduit Investor, the Facility Fee with respect to the applicable Related Group (for distribution to the Bank Investors in such Related Group) and (iii) to the Agent the Administration Fee. SECTION 2.8. Protection of Ownership Interest of the Investors; Special Accounts, Intermediate Concentration Account and Concentration Account. (a) The Transferor agrees that it will, and will cause the Seller to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent or any Administrative Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Administrative Agents or the Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause the Seller to, upon the request of the Agent, any Administrative Agent or any of the Investors, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof as may be requested by the Agent, any Administrative Agent or any of the Investors and (y) mark its respective master data processing records and other documents with a legend describing the conveyance to the Transferor of the Receivables (in the case of the Seller) and to the Agent, for the benefit of the Investors, of the Transferred Interest. The Transferor shall, and will cause the Seller to, upon request of the Agent, any Administrative Agent or any of the Investors obtain such additional search reports as the Agent, any Administrative Agent or any of the Investors shall request. To the fullest extent permitted by applicable law, the Agent shall be authorized to sign and file financing statements , continuation statements and amendments thereto relating to the Receivables, Related Security and Collections and assignments thereof to the Agent or any successor or permitted assign of the Agent without the Transferor’s or the Seller’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not, and shall not permit the Seller or any Transferring Affiliate to, change its respective name, identity or corporate structure nor relocate its respective chief executive office or jurisdiction of organization or any office where Records are kept unless it shall have: (i) given the Agent and each Administrative Agent at least thirty (30) days prior notice 54 thereof and (ii) prepared at Transferor’s expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Agent or any Administrative Agent in connection with such change or relocation; provided that the jurisdiction of organization for the Transferor, the Seller and each Transferring Affiliate shall at all times be a State within the United States. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor. (b) The Agent is hereby authorized at any time to date, and to deliver (i) to the Concentration Account Bank, the Concentration Account Notice and (ii) to each Intermediate Concentration Account Bank an Intermediate Concentration Account Notice. The Transferor hereby, when the Agent shall deliver the Concentration Account Notice to the Concentration Account Bank or an Intermediate Concentration Account Notice to any Intermediate Concentration Account Bank, transfers to the Agent the exclusive ownership and control of the Concentration Account or the applicable Intermediate Concentration Account, as the case may be, and shall take any further action that the Agent may reasonably request to effect such transfer. In case any authorized signatory of the Transferor whose signature shall appear on the Concentration Account Agreement or any Intermediate Concentration Account Agreement shall cease to have such authority before the delivery of the Concentration Account Notice or Intermediate Concentration Account Notice, as the case may be, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such delivery. The Agent shall, at the time it delivers the Concentration Account Notice to the Concentration Account Bank or an Intermediate Concentration Account Notice to any Intermediate Concentration Account Bank, provide a copy thereof to the Transferor; provided that the failure on the part of the Agent to provide such notice to the Transferor shall not affect the validity or effectiveness of the Concentration Account Notice or Intermediate Concentration Account Notice, as applicable, or impair any rights of the Agent, any Administrative Agent or any of the Investors hereunder. (c) In addition and without limiting the authority of the Agent set forth in subsection (b) above, but subject to subsection (d) below, the Transferor shall (i) cause each Originating Entity to instruct any or all of the Special Account Banks (which instructions shall be maintained in full force and effect at all times) to transfer directly to the Concentration Account or to an Intermediate Concentration Account all Collections from time to time on deposit in the applicable Special Accounts in accordance with the terms set forth in the applicable Special Account Letter and Section 5.1(h) and (ii) instruct each Intermediate Concentration Account Bank (which instructions shall be maintained in full force and effect at all times) to transfer directly to the Concentration Account all Collections from time to time on deposit in the applicable Intermediate Concentration Accounts on a daily basis in accordance with the terms set forth in the applicable Intermediate Concentration Account Agreement. In the event the Transferor shall at any time determine, for any of the reasons described in subsection (d) below, that the Transferor or any Originating Entity shall be unable to comply fully with the requirements of this subsection (c), the Transferor shall promptly so advise the Agent and each Administrative Agent, and the Transferor, the Agent and each Administrative Agent shall commence discussions 55 with a view toward implementing an alternative arrangement therefor satisfactory to the Agent and each Administrative Agent. (d) Anything to the contrary herein notwithstanding, all Medicare or Medicaid payments which are made by an Obligor with respect to any Receivables shall be collected from such Obligor only by (i) the applicable Originating Entity or (ii) an agent of such Originating Entity, except to the extent that an Obligor may be required to submit any such payments directly to a Person other than such Originating Entity pursuant to a court-ordered assignment which is valid, binding and enforceable under applicable federal and state Medicare Regulations and Medicaid Regulations; and neither this Agreement nor any other Transaction Document shall be construed to permit any other Person, in violation of applicable Medicare Regulations or Medicaid Regulations to collect or receive, or to be entitled to collect or receive, any such payments prior to such Originating Entity’s or such agent’s receipt thereof. SECTION 2.9. Deemed Collections; Application of Payments. If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, Contractual Adjustment, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance, any billing adjustment (including, without limitation, any cancellation of an invoiceInvoice and reissuance of a new invoiceInvoice relating to the same sale or service) or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation and such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6 hereof, as applicable. (a) If on any day it is determined that (i) any of the representations or warranties in Article III was untrue with respect to a Receivable as of the date such representation or warranty was made or (ii) any of the representations or warranties set forth in Section 3.1(d) or Section 3.1(j) becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent or any of the Investors as contemplated hereunder) or (iii) a Receivable that was formerly treated as or represented to be an Eligible Receivable does not satisfy the requirements in paragraph (xi) of the definition of Eligible Receivable or becomes a Diluted Government Program Receivable, the Transferor shall be deemed to have received on such day a Collection on such Receivable in full and the Transferor shall on such day pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable (determined without giving effect to any write-off with respect thereto) and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable. (b) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by each Administrative Agent, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest 56

(starting with the oldest such Receivable) or the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor. SECTION 2.10. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 12 p.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Agent or any Administrative Agent (whether on behalf of any of the Investors or otherwise) they shall be paid or deposited in the applicable account indicated in Section 10.3 hereof, until otherwise notified by the Agent or such Administrative Agent, as the case may be. The Transferor shall, to the extent permitted by law, pay to each Administrative Agent, for the benefit of itself and the Investors in its Related Group, upon demand, interest on all amounts owing to such Administrative Agent or such Investors not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by an Administrative Agent of amounts payable by the Transferor hereunder to such Administrative Agent or any Investor in its Related Group shall be binding upon all parties hereto absent manifest error. All payments to be made by the Transferor or the Collection Agent hereunder or under any other Transaction Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. SECTION 2.11. Reports. (a) Investor Report. On or prior to the last Business Day of each month, the Collection Agent shall prepare and forward to the Agent and each Administrative Agent (i) an Investor Report as of the end of the last day of the immediately preceding month, (ii) a listing by Primary Payor of all Receivables together with an analysis as to the aging of such Receivables as of such last day, but only to the extent the Receivable Systems of the Collection Agent are able to generate such information, (iii) written confirmation that all payments in cash, by way of credits to intercompany accounts (in the case of purchases made by the Seller from any Transferring Affiliate) or by way of application of proceeds of advances made under the Subordinated Note (in the case of purchases made by the Transferor from the Seller) have been made by the Transferor under the Receivables Purchase Agreement or by the Seller under the Transferring Affiliate Letter, as applicable, in accordance with the respective terms of such agreement, (iv) a report specifying the aggregate Outstanding Balance of all Receivables for each of the Obligors representing the ten largest percentages of the aggregate Outstanding Balance of all Receivables, together with information on the agings of such Receivables, (v) confirmation that NMC continues to comply with its obligations with respect to the Retained Interest and such Retained Interest has not been sold or made subject to any credit risk mitigation or any hedge, in each case except to the extent permitted by the Securitisation Retention Requirements and (vi) such other information as the Agent or any Administrative Agent may reasonably request. (b) Cash Collections Report. On or prior to the date occurring forty-five (45) days after the last Business Day of each month, the Collection Agent shall prepare and forward to the Agent and each Administrative Agent a report specifying as of the last day of such month (i) the name of each Joint Venture for whom the proceeds of assets owned by such Joint Venture are 57 being deposited into a Special Account, (ii) the Special Accounts into which the proceeds of assets owned by a Joint Venture are being deposited and the names of any Transferring Affiliates using those Special Accounts, (iii) the aggregate amount of deposits made to any Special Account during such month and the portion of such deposits constituting proceeds of assets of such Joint Venture deposited during such month, (iv) any amounts remitted during such month to a Joint Venture directly and not to any Special Account that constitute assets of the Transferor, (v) in the case of any Special Account into which proceeds of assets of a Designated Joint Venture are being deposited, confirmation that the Standing JV Sweep Instructions have been implemented with respect to such Special Account and (vi) the name of any Joint Venture that was, but has ceased to be, a Designated Joint Venture. Information relating to any newly identified Joint Venture shall be included in such report promptly following the identification thereof, and in any event not later than the date occurring 45 days after the first remittance to any Special Account of proceeds of any asset owned by such Joint Venture. In the event any amounts owing to any Person that is neither the Seller, a Transferring Affiliate nor a Joint Venture, the Cash Collections Report shall in addition provide the foregoing information in respect of such Person. SECTION 2.12. Collection Account. The Agent shall maintain with a bank selected by the Agent (with the consent of each Administrative Agent) a segregated account (the “Collection Account”), in the Agent’s or the Transferor’s name and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Investors; provided that the Agent may, in its discretion, elect to use the Concentration Account as the Collection Account. The Agent shall have the right to assume exclusive control over the Collection Account. If no Collection Agent Default, Termination Event or Potential Termination Event has occurred and is continuing, the Collection Agent shall remit daily within forty-eight hours of receipt to either the Concentration Account or an Intermediate Concentration Account all Collections received with respect to any Receivables in accordance with Section 5.3(h). During the continuance of a Collection Agent Default or a Termination Event or a Potential Termination Event, and at all times on and after the Termination Date, the Collection Agent shall remit daily within forty-eight hours of receipt to the Collection Account all Collections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Collection Agent (or, if the Agent has assumed exclusive control over the Collection Account, the Agent) in Eligible Investments that will mature so that such funds will be available prior to each Remittance Date following such investment. On each Remittance Date, such funds on deposit, together with all interest and earnings (net of losses and investment expenses) thereon, in the Collection Account shall be made available for application in accordance with the terms of Section 2.6 or otherwise for application toward payments required to be made hereunder (including Discount) by the Transferor. On the Final Collection Date, any funds remaining on deposit in the Collection Account shall be paid to the Transferor. SECTION 2.13. Sharing of Payments, Etc. If any Investor (for purposes of this Section only, being a “NPRBI”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Transferred Interest owned by it (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5 or 2.6) in 58 excess of its ratable share of payments on account of Transferred Interest obtained by the Investors entitled thereto, such NPRBI shall forthwith purchase from the other Investors entitled to a share of such amount participations in the Transferred Interests owned by such other Investors the excess payment ratably with each such other Investor entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such NPRBI, such purchase from each such other Investor shall be rescinded and each such other Investor shall repay to the NPRBI the purchase price paid by such NPRBI for such participation to the extent of such recovery, together with an amount equal to such other Investor’s ratable share (according to the proportion of (a) the amount of such other Investor’s required payment to (b) the total amount so recovered from the NPRBI) of any interest or other amount paid or payable by the NPRBI in respect of the total amount so recovered. SECTION 2.14. Right of Setoff. Without in any way limiting the provisions of Section 2.13, each Investor is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date or during the continuance of a Potential Termination Event to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits (other than any deposits then being held in any Special Account maintained by an Investor as to which deposits the Investors waive their rights of set-off in respect of the Aggregate Unpaid) and any other indebtedness held or owing by any Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Investor or to the Agent or any Administrative Agent on behalf of such Investor (even if contingent or unmatured). SECTION 2.15. Addition and Removal of Transferring Affiliates. (a)(i) If (1) one or more direct or indirect wholly-owned Subsidiaries of FMCH (other than the Transferring Affiliates) now owned or hereafter acquired, is primarily engaged in the same business as is conducted on the date hereof by the Originating Entities or (2) FMCH reorganizes its corporate structure such that facilities generating Receivables on the date hereof (or acquired as contemplated by clause (1)) are owned by one or more additional direct or indirect wholly-owned Subsidiaries of FMCH, any or all of the wholly-owned Subsidiaries referred to in clauses (1) and (2) may become Transferring Affiliates under this Agreement, or (ii) if any existing Transferring Affiliate wishes to be removed as a party to the Transferring Affiliate Letter, FCMH may also remove such existing Transferring Affiliate from being a Transferring Affiliate under this Agreement, in each case if the following conditions precedent have been met: (x) each Administrative Agent shall have received (A) counterparts of the Transferring Affiliate Letter duly executed by such Subsidiary or Subsidiaries or outgoing Transferring Affiliate and (B) with respect to any such Subsidiary or Subsidiaries being added as Transferring Affiliates, the documents relating to such Subsidiary or Subsidiaries of the kind delivered by or on behalf of the Transferring Affiliates pursuant to Section 4.1, together, in the case of both (A) and (B), with such other instruments, documents and agreements as any Administrative Agent may reasonably request in connection therewith; and (y) each Administrative Agent shall have given prior written consent to such addition or removal in writing (which consent shall not be unreasonably 59 withheld or delayed), it being understood that each Administrative Agent (i) may take into account, among other things, in respect of such addition or removal: (1) the implications such action would have on the composition of and concentrations in the Receivables pool, (2) the impact such action would have on the characterization of transfers between Transferring Affiliates and the Seller or between the Seller and the Transferor, and (3) the risk that such action might give rise to commingling in any of the accounts to which Collections on the Receivables are remitted, and (ii) prior to providing such consent, shall have received such information as it shall have reasonably requested in connection with such addition or removal; and (z) after giving effect to such addition or removal, (i) the Percentage Factor shall not exceed the Maximum Percentage Factor and (ii) no Termination Event or Potential Termination Event shall then be continuing. Notwithstanding anything to the contrary in this Section 2.15(a), if any Existing Transferring Affiliate wishes to be removed as a party to the Transferring Affiliate Letter, such Existing Transferring Affiliate may be removed as a Transferring Affiliate under this Agreement and the Transferring Affiliate Letter if the following conditions have been met: (A) each Administrative Agent shall have received a Removal Supplement executed by such outgoing Transferring Affiliate, the Seller, and the Transferor and acknowledged by the Agent, together with such other instruments, documents and agreements as any Administrative Agent may reasonably request in connection therewith; and (B) the Transferor shall have delivered to each Administrative Agent and the Agent an Officer’s Certificate of the Collection Agent (each, an “Officer’s Certificate regarding the Removal of Transferring Affiliates”) on the date of such removal: (1) specifying the name of each Existing Transferring Affiliate being removed on such date; and (2) certifying that after giving effect to the removal of all Existing Transferring Affiliates being removed on such date, (i) the Percentage Factor shall not exceed the Maximum Percentage Factor, (ii) no Termination Event or Potential Termination Event shall then be continuing and (iii) the aggregate Outstanding Balance of all Receivables originated by the remaining Transferring Affiliates is at least $1,050,000,000. (b) Upon the addition or removal of any Transferring Affiliate pursuant to subsection (a) above, the provisions of this Agreement, including Exhibit Q, shall, without further act or documentation, be deemed amended, and in the case of any such Subsidiary being added as a Transferring Affiliate, to apply to any such entity to the same extent as the same apply 60 to the Transferring Affiliates as of the date hereof and the term “Transferring Affiliate” in this Agreement shall mean and refer to such entity as well as each then existing Transferring Affiliate. SECTION 2.16. Optional Repurchase of Transferred Interest. The Transferor may at any time at its option elect to repurchase the Transferred Interest on not less than sixty (60) days’ prior written notice to each Administrative Agent (a “Repurchase Notice”) specifying the date on which such repurchase shall occur (the “Repurchase Date”) and that such Repurchase Date shall be the Termination Date hereunder. By no later than 11:00 a.m. (New York time) on the Repurchase Date, the Transferor shall (a) pay to each Administrative Agent, for the account of the members of its Related Group, an amount (the “Repurchase Price”) equal to the sum of (i) the portion of the Net Investment funded by the Investors in such Related Group, (ii) all Discount accrued and to accrue thereon through the last day of the applicable Tranche Period(s) to which such Net Investment has been allocated and, (iii) the aggregate unpaid amount of all Reimbursement Obligations owing to the Bank Investors in such Related Group and (iv) all other Aggregate Unpaids owing to the members of such Related Group or any related Indemnified Party under the Transaction Documents accrued through the date of such payment and (b) pledge to the Agent for the benefit of all L/C Issuers cash in an aggregate amount sufficient to fully Cash-Collateralize all Letters of Credit then outstanding. The Repurchase Price payable with respect to any Related Group shall be calculated by the related Administrative Agent and notified to the Transferor, which calculation shall be conclusive and binding absent manifest error. By delivering a Repurchase Notice the Transferor shall be deemed to have designated the Repurchase Date as the “Termination Date” as contemplated by clause (i) of the definition of such term. SECTION 2.17. Letters of Credit. Upon the terms and subject to the conditions set forth herein, the Transferor may from time to time request that any specified Bank Investor to act as an L/C Issuer and issue or cause the issuance of one or more Letters of Credit for the account of the Transferor, and each such Bank Investor in its capacity as an L/C Issuer, subject to the satisfaction of the conditions precedent in Section 4.3, agrees to issue or cause the issuance of such Letters of Credit requested of it. Each Letter of Credit shall be issued by a single Bank Investor and any obligation to honor drawings thereunder shall be exclusively the obligation of such Bank Investor, without any requirement that any Investor purchase or assume any participation therein and without any obligation on the part of any other Investor to provide funding therefor. In requesting any Letter of Credit hereunder, due regard shall be given to maintaining to the extent practicable each Related Group’s RG Transferred Interest at a percentage level corresponding to such Related Group’s FL Ratable Share. The Transferor shall cause a Transfer to be made in support of the issuance of each Letter of Credit hereunder. Upon the issuance of a Letter of Credit, the RG Transferred Interests shall be recalculated to give effect to such issuance. 61

Notwithstanding anything to the contrary herein, neither Barclays nor any member of its Related Group shall be requested to act as an L/C Issuer or to provide a Letter of Credit by the Transferor. SECTION 2.18. Issuance and Modification of Letters of Credit. (a) In the case of any Letter of Credit, the Transferor and an L/C Issuer shall negotiate the terms and conditions on which such Letter of Credit shall be issued and, in connection therewith, the Transferor shall execute and deliver to such L/C Issuer a Letter of Credit Application if reasonably required by such L/C Issuer. A Letter of Credit hereunder may be issued on not less than three Business Days’ written notice to the Agent substantially in the form of Exhibit B hereto (an “L/C Issuance Notice”), accompanied by a copy of the Letter of Credit then being proposed for issuance. Each Letter of Credit shall be in form and substance satisfactory to the Agent. The Agent shall, promptly following its receipt of an L/C Issuance Notice, advise the Administrative Agents of such notice. (b) Each Letter of Credit shall, among other things, provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein. Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the L/C Issuer or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the L/C Issuer, as determined by the L/C Issuer. (c) During the period any Letter of Credit shall be outstanding, the Transferor shall pay to the applicable L/C Issuer such L/C Fees in respect thereof as shall have been agreed as between the Transferor and such L/C Issuer and approved by the Agent. The Agent shall not unreasonably withhold its consent to any L/C Fees that may have been agreed between the Transferor and any L/C Issuer. (d) The Agent shall at all times during the term of this Agreement maintain the L/C Collateral Account for use at any time that the Transferor is required to Cash-Collateralize any Letter of Credit then outstanding. (e) Notwithstanding anything herein to the contrary, an L/C Issuer shall not have any obligation to issue any Letter of Credit if: (i) any of the conditions set forth in Section 4.3 shall not have been satisfied or waived on the proposed date of issuance of such Letter of Credit; (ii) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the such L/C Issuer from issuing such Letter of Credit, or any law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C issuer is not otherwise compensated hereunder) not in effect on the 2013 Closing Date, or shall impose upon such L/C 62

Issuer any unreimbursed loss, cost or expense that was not applicable on the 2013 Closing Date and that such L/C Issuer in good faith deems material to it; (iii) the issuance of such Letter of Credit would violate any law or one or more policies of such L/C issuer applicable to letters of credit generally; or (iv) such Letter of Credit is to be denominated in a currency other than U.S. Dollars. (f) The Transferor and an L/C Issuer may at any time agree to amend, extend, renew or otherwise modify a Letter of Credit (each, an “L/C Modification”) then outstanding, provided that (i) written notice thereof substantially in the form of Exhibit C hereto (an “L/C Modification Notice”), accompanied by a copy of such L/C Modification, shall have been given to the Agent not less than three Business Days prior to the proposed effective date for such L/C Modification, (ii) such Letter of Credit, after giving effect to such L/C Modification, shall continue to be in form and substance satisfactory to the Agent, and (iii) the conditions set forth in Section 4.3 shall, as of the date of such L/C Modification, have been satisfied. The Agent shall, promptly following its receipt of an L/C Modification Notice, advise the Administrative Agents of such notice. An L/C Issuer shall not have any obligation to amend any Letter of Credit if such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or the beneficiary of such Letter of Credit does not accept the proposed L/C Modification to such Letter of Credit. SECTION 2.19. Disbursements and Reimbursements under Letters of Credit. (a) Upon receipt by an L/C Issuer of any request for a drawing conforming to the terms of a Letter of Credit issued by such L/C Issuer, (i) such L/C Issuer shall promptly so advise the Transferor, the Agent and each Administrative Agent, specifying in such notice the date (the “Drawing Date”) on which such L/C Issuer anticipates honoring such request for drawing and the amount of such drawing, and (ii) such L/C Issuer shall in accordance with its customs and practices relating to letters of credit make available to the applicable beneficiary under such Letter of Credit on such Drawing Date an amount in immediately available funds equal to the amount of such drawing. Each L/C Issuer shall at all times observe and comply with all laws, rules and applicable conventions pertaining to the issuance of, maintenance of, and honoring of presentments made under the Letters of Credit issued by it hereunder. Notwithstanding anything herein to the contrary, neither the Agent nor any Investor other than the Bank Investor that is the L/C Issuer in respect of any Letter of Credit shall have any responsibility for, or any obligation or liability in respect of, the compliance with any such laws, rules or conventions relating to such Letter of Credit or the performance of any obligations of the L/C Issuer under or in respect of such Letter of Credit. (b) The Transferor shall reimburse the applicable L/C Issuer prior to Noon, New York time, on each Drawing Date in an amount in immediately available funds equal to the amount being drawn on such Drawing Date under any Letter of Credit issued by such L/C Issuer (the related “Reimbursement Obligation”). In the event the Transferor shall fail to pay in full to any L/C Issuer any Reimbursement Obligation prior to Noon, New York time, on any Drawing Date, (i) such Reimbursement Obligation shall accrue interest (“RO Interest”) from such date until repaid in full at a per annum rate equal to the Base Rate and (ii) such L/C Issuer shall promptly, and in any event by not later than 3:00 p.m. (New York time), provide notice thereof (a 63

“Notice of Reimbursement Obligation”) to the Agent and each Administrative Agent, specifying therein the amount of such Reimbursement Obligation remaining unpaid. RO Interest shall be calculated for actual days elapsed on the basis of a 360-day year. Accrued and unpaid RO Interest shall be payable on each date the applicable Reimbursement Obligation is repaid, on the amount of such Reimbursement Obligation then being repaid. (c) A Notice of Reimbursement Obligation shall be deemed to constitute a Notice of Incremental Transfer (NI) issued under Section 2.2, contemplating a request for (i) a Transfer Date (the “RO Refinancing Date”) occurring one (1) Business Day following the related Drawing Date, (ii) a Transfer Price in the amount of such Reimbursement Obligation and (iii) an initial Tranche Period that is a CP Tranche Period. The Agent shall promptly advise each Administrative Agent of the allocation of the Transfer Price in respect of such Incremental Transfer (NI) based on the Incremental Transfer (NI) Ratable Share as of the RO Refinancing Date after giving effect to adjustments therein arising from the related Letter of Credit drawing and the anticipated reduction in Reimbursement Obligations on the RO Refinancing Date. Notwithstanding the foregoing, the Transferor may in accordance with Section 2.2 issue a Notice of Incremental Transfer (NI) contemplating a Transfer Price that, together with cash otherwise available as of the RO Refinancing Date, shall be sufficient to repay the Reimbursement Obligation in full and a Transfer Date that is the RO Refinancing Date, and, if timely issued, such Notice of Incremental Transfer (NI) shall supersede the deemed Notice of Incremental Transfer (NI) arising by reason of the Notice of Reimbursement Obligation. The funding by the Related Groups of any Incremental Transfer (NI) requested or deemed requested under this Section 2.19(c) shall be made in the manner described in Section 2.2, and shall be subject to the terms and conditions set forth therein and in Section 4.4. Proceeds of such Incremental Transfer (NI) shall be remitted to the applicable L/C Issuer for application to the related Reimbursement Obligation and the Agent shall thereupon recalculate the RG Transferred Interest upon giving effect to the repayment of such Reimbursement Obligation and the funding of such Incremental Transfer (NI). In the event an Incremental Transfer (NI) shall for any reason not occur on an RO Refinancing Date, the applicable Reimbursement Obligation shall remain outstanding until repaid in full in accordance with Section 2.5 or 2.6. SECTION 2.20. Documentation in connection with Letters of Credit. The Transferor agrees to be bound by the terms of each Letter of Credit Application and by each L/C Issuer’s interpretations of any Letter of Credit issued by such L/C Issuer for the Transferor and by such L/C Issuer’s written regulations and customary practices relating to letters of credit, though such L/C Issuer’s interpretation of such regulations and practices may be different from the Transferor’s own. In the event of a conflict between a Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct by an L/C Issuer, such L/C Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Transferor’s instructions or those contained in the Letters of Credit issued by such L/C Issuer or any modifications, amendments or supplements thereto. 64

SECTION 2.21. Determination to Honor Drawing Request under a Letter of Credit. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the applicable L/C Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they conform on their face to the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth. SECTION 2.22. Reimbursement Obligations. The obligations of the Transferor to reimburse such L/C Issuer upon a drawing under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article II under all circumstances, including without regard to any of the following circumstances: (i) any set-off, counterclaim, recoupment, defense or other right which such L/C Issuer may have against the Agent, the Transferor, any Transferring Affiliate, the Administrative Agents, the Bank Investors, the Conduit Investors or any other Person for any reason whatsoever; (ii) any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which the Transferor or a Transferring Affiliate on behalf of which a Letter of Credit has been issued may have against the Agent, the Administrative Agents, the Bank Investors, the Conduit Investors or any other Person for any reason whatsoever; (iii) any claim of breach of warranty that might be made by the Transferor, any Transferring Affiliate or any L/C Issuer against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Transferor, any Transferring Affiliate or any L/C Issuer may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), any L/C Issuer, the Agent, the Administrative Agents, the Bank Investors, the Conduit Investors or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Transferor or any Affiliates of the Transferor and the beneficiary for which any Letter of Credit was procured); (iv) the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement 65 therein being untrue or inaccurate in any respect, even if the Agent, any Administrative Agent or the L/C Issuer has been notified thereof; (v) payment by an L/C Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of such L/C Issuer; (vi) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit; (vii) any failure by an L/C Issuer or any of the L/C Issuer’s Affiliates to issue any Letter of Credit in the form requested by the Transferor, unless such L/C Issuer has received written notice from the Transferor of such failure within three Business Days after such L/C Issuer shall have furnished the Transferor a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice; (viii) any Material Adverse Effect on the Transferor, any Transferring Affiliate or any Affiliates thereof; (ix)any breach of this Agreement or any Transaction Document by any party thereto; (x) the occurrence or continuance of an insolvency proceeding with respect to the Transferor, any Transferring Affiliate or any Affiliate thereof; (xi) the fact that a Termination Event or a Potential Termination Event shall have occurred and be continuing; (xii) the fact that this Agreement or the obligations of the Transferor or the Collection Agent hereunder shall have been terminated; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. SECTION 2.23. Indemnity in connection with Letters of Credit. In addition to other amounts payable hereunder, the Transferor hereby agrees to protect, indemnify, pay and save harmless the Agent, each L/C Issuer and any of the L/C Issuer’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, penalties, interest, judgments, losses, costs, charges and expenses (including Attorney Costs) which the Agent, any Administrative Agent, any L/C Issuer or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the 66 issuance of any Letter of Credit, except to the extent resulting from (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by an L/C Issuer of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions herein called “Governmental Acts”). SECTION 2.24. Liability for Acts and Omissions in connection with Letters of Credit. As between the Transferor, on the one hand, and the Agent, the L/C Issuers, the Administrative Agents, the Bank Investors and the Conduit Investors on the other, the Transferor assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the respective foregoing, none of the Agent, the L/C Issuers, the Administrative Agents, the Bank Investors or the Conduit Investors shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the applicable L/C Issuer or its Administrative Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Transferor against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Transferor and any beneficiary of such Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) consequences arising from causes beyond the control of the Agent, the L/C Issuers, Administrative Agents, the Bank Investors and the Conduit Investors, including any the any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the L/C Issuers’ rights or powers hereunder. Nothing in the preceding sentence shall relieve any L/C Issuer from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Agent, the L/C Issuers, the Administrative Agents, the Bank Investors or the Conduit Investors or their respective Affiliates, be liable to the Transferor or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without 67 limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit. Without limiting the generality of the foregoing, the L/C Issuers and each of their respective Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by an L/C Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on any L/C Issuer or its respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit. In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by an L/C Issuer under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put such L/C Issuer under any resulting liability to the Transferor or any other Person. ARTICLE III REPRESENTATIONS AND WARRANTIES SECTION 3.1. Representations and Warranties of the Transferor. The Transferor represents and warrants to the Agent, each Administrative Agent and each Investor that: (a) Corporate Existence and Power. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, 68 every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letters, the Transfer Certificates, the Letter of Credit Applications and the other Transaction Documents to which the Transferor is a party are within the Transferor’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation) or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8 hereof). (c) Binding Effect. Each of this Agreement, the Receivables Purchase Agreement, the Fee Letters, Letter of Credit Applications and the other Transaction Documents to which the Transferor is a party constitutes, the Transfer Certificate upon payment of the Transfer Price set forth therein will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally. (d) Perfection. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed, or notices to Obligors to be given, in order to perfect and protect the Agent’s Transferred Interest against all creditors of and purchasers from the Transferor and the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full. (e) Accuracy of Information. All information heretofore furnished by the Transferor (including without limitation, the Investor Reports, the Cash Collections Reports, any reports delivered pursuant to Section 2.11 hereof and the Transferor’s financial statements) to any Investor, the Agent or any Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the any Investor, the Agent or any Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified. (f) Tax Status. The Transferor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges. 69

(g) Action, Suits. Except as set forth in Exhibit H hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, in or before any court, arbitrator or other body, against or affecting (i) the Transferor or any of its properties or (ii) any Affiliate of the Transferor or its respective properties, which may, in the case of proceedings against or affecting any such Affiliate, individually or in the aggregate, have a Material Adverse Effect. (h) Use of Proceeds. No proceeds of any Transfer will (i) be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended or (ii) be used by the Transferor in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions. (i) Place of Business. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 10.3 hereof and the offices where the Transferor keeps substantially all its Records, are located at the address(es) described on Exhibit I or such other locations notified to each Administrative Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed. The principal place of business and chief executive office of each Originating Entity is located at the address of such Originating Entity indicated in Exhibit I hereof and the offices where the each Originating Entity keeps substantially all its Records are located at the address(es) specified on Exhibit I with respect to such Originating Entity or such other locations notified to each Administrative Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed. The jurisdiction of organization of each of the Seller and the Transferor is the State of Delaware. The jurisdiction of organization for each Transferring Affiliate is the state specified opposite such Transferring Affiliate’s name on Exhibit Q. (j) Good Title. Upon each Transfer and each recomputation of the Transferred Interest, the Agent shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim. (k) Tradenames, Etc. As of the date hereof: (i) the Transferor’s chief executive office is located at the address for notices set forth in Section 10.3 hereof; (ii) the Transferor has no subsidiaries or divisions; (iii) the Transferor has, within the last five (5) years, not operated under any tradename, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy); and (iv) none of the Originating Entities has, within the last five (5) years, operated under any tradename other than Fresenius Medical Care North America or Spectra Renal Management or, within the last five (5) years, changed its name, merged with or into or consolidated with any other Person or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except in each case as described on Exhibit H. 70

(l) Nature of Receivables. Each Receivable treated by the Transferor or the Collection Agent as an Eligible Receivable (including, without limitation, in any Investor Report, Cash Collections Report or other report delivered pursuant to Section 2.11 hereof or in the calculation of the Net Receivables Balance) is in fact an Eligible Receivable. Without limiting the generality of the foregoing, no Receivable that is or has been treated as an Eligible Receivable for any purpose hereunder was originated by any Transferring Affiliate following the date it ceased to be a direct or indirect wholly-owned Subsidiary of FMCH. (m) Coverage Requirement; Amount of Receivables. The Percentage Factor does not exceed the Maximum Percentage Factor. (n) Credit and Collection Policy. Since September 30, 2012, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables. (o) Collections and Servicing. Since September 30, 2012, there has been no material adverse change in the ability of the Collection Agent (to the extent it is the Seller, the Transferor or any Subsidiary or Affiliate of any of the foregoing) to service and collect the Receivables. (p) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event. (q) Not an Investment Company; Not a Covered Fund. The Transferor is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), or is exempt from all provisions of the 1940 Act. The Transferor is not a “covered fund” as defined in the Volcker Rule by reason of its reliance on Section 3(c)(5) of the 1940 Act for its exemption from being an investment company under the 1940 Act. (r) ERISA. Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables. (s) Special Account Banks, Intermediate Concentration Account Banks and Concentration Bank. The names and addresses of all the Special Account Banks (and, if applicable, the Designated Account Agent in respect thereof), the Intermediate Concentration Account Banks and the Concentration Account Bank, together with the account numbers of the Special Accounts at such Special Account Banks, the account numbers of the Intermediate Concentration Accounts at such Intermediate Concentration Account Banks and the account number of the Concentration Account of the Transferor at the Concentration Account Bank, are set forth on Schedule IV hereto (as such schedule may be updated from time to time in accordance with the terms hereof, the “Account Schedule”) (or at such other Special Account Banks, Intermediate Concentration Account Banks or Concentration Account Bank, with such other Special Accounts, Intermediate Concentration Accounts or Concentration Account or with 71 such other Designated Account Agents as have been notified to each Administrative Agent in accordance with Section 5.2(e)). The Account Schedule sets forth all depository accounts and locations to which Obligors are instructed to remit payments on the Receivables. This Agreement, together with the Concentration Account Agreement and the Intermediate Concentration Account Agreements, is effective to, and does, transfer to the Agent, for the benefit of the Investors, all right, title and interest of the Transferor in and to the Concentration Account and each Intermediate Concentration Account. The Transferor has not granted to any Person (other than the Agent under the Concentration Account Agreement and the Intermediate Concentration Account Agreements) dominion and control over the Concentration Account or any Intermediate Concentration Account, or the right to take dominion and control over the Concentration Account or any Intermediate Concentration Account at a future time or upon the occurrence of a future event; neither the Transferor nor any other Parent Group Member has granted to any Person dominion and control over any Special Account, or the right to take dominion or control over any Special Account at a future time or upon the occurrence of a future event; and the Concentration Account, each Intermediate Concentration Account and each Special Account is otherwise free and clear of any Adverse Clam. (t) Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law. (u) Transfers Under Receivables Purchase Agreement. With respect to each Receivable, and Related Security, if any, with respect thereto, originally owed to the Seller or acquired by the Seller from any Transferring Affiliate, the Transferor purchased such Receivable and Related Security from the Seller under the Receivables Purchase Agreement, such purchase was deemed to have been made on the date such Receivable was credited or acquired by the Seller and such purchase was made strictly in accordance with the terms of the Receivables Purchase Agreement. (v) Preference; Voidability (Receivables Purchase Agreement). The Transferor has given reasonably equivalent value to the Seller in consideration for each transfer to the Transferor of Receivables and Related Security from the Seller, and no such transfer has been made for or on account of an antecedent debt owed by the Seller to the Transferor and no such transfer is or may be voidable under any Section of the Bankruptcy Code. (w) Transfers by Transferring Affiliates. With respect to each Receivable, and Related Security, if any, with respect thereto, originally owed to any Transferring Affiliate, (i) the Seller purchased such Receivable and Related Security from such Transferring Affiliate under the Transferring Affiliate Letter, such purchase being deemed to have been made on the date such Receivable was created, (ii) by the last Business Day of the month following the month in which such purchase was so made, the Seller paid to the applicable Transferring Affiliate in cash or by way of a credit to such Transferring Affiliate in the appropriate intercompany account, an amount equal to the face amount of such Receivable (iii) the Seller settled from time to time each such credit, by way of payments in cash, or by way of credits in amounts equal to cash expended, obligations incurred or the value of services or property provided by or on behalf of the Seller, in each case for the benefit of such Transferring Affiliate, to the account of such Transferring Affiliate in accordance with the Seller’s and such Transferring Affiliate’s cash 72 management and accounting policies, and (iv) such Transferring Affiliate was at the time of the origination of such Receivable and remains a wholly-owned Subsidiary of FMCH. (x) Preference; Voidability (Transferring Affiliates). The Seller has given reasonably equivalent value to each Transferring Affiliate in consideration for each transfer to the Seller of Receivables and Related Security from such Transferring Affiliate, and no such transfer has been made for or on account of an antecedent debt owed by such Transferring Affiliate to the Seller and no such transfer is or may be voidable under any Section of the Bankruptcy Code. (y) Ownership. FME KGaA owns, directly or indirectly through a wholly-owned Subsidiary, all of the issued and outstanding common stock of (and such stock comprises more than 80.00% of the Voting Stock of) FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the FME KGaA Credit Facility or is subject to put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries. All of the issued and outstanding stock of each Originating Entity is owned directly or indirectly by FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the FME KGaA Credit Facility or is subject to put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries; provided, however, that FME KGaA may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH. All of the issued and outstanding stock of the Transferor is owned by NMC, free and clear of any Adverse Claim. (z) Representations and Warranties of the Seller. Each of the representations and warranties of the Seller set forth in Section 3.1 of the Receivables Purchase Agreement are true and correct in all material respects and the Transferor hereby remakes all such representations and warranties for the benefit of the Agent, each of the Investors and each Administrative Agent. (aa) Letters of Credit. The Maximum Aggregate Face Amount does not exceed the Facility L/C Sublimit. (bb) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Policies and procedures have been implemented and maintained by or on behalf of each of the Seller Parties that are designed to achieve compliance by the Seller Parties and their respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and each of the Seller Parties and their respective Subsidiaries and, to the knowledge of each of the Seller Parties, their respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the securitization facility established hereby, are in compliance, in each case in all material respects, with (i) Anti-Corruption Laws, except for the matters described on Exhibit H, and (ii) Anti-Terrorism Laws and (iii) applicable Sanctions. None of (a) the Seller Parties or any of their respective Subsidiaries or, to the knowledge of the Seller Parties, as applicable, any of their respective directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the securitization facility established hereby, is a Sanctioned Person, and (b) the Seller Parties nor any 73

of their respective Subsidiaries is organized or resident in a Sanctioned Country. No Transfer, issuance of any Letter of Credit or use of proceeds of any of the foregoing by any Seller Party has in any manner given rise to a violation of Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions. (cc) Joint Ventures. Each Joint Venture in existence on the date hereof (i) has been omitted from the list of Transferring Affiliates in each Investor Report following its creation or conversion into a Joint Venture, as applicable, and (ii) has been identified on the most recent Cash Collections Report as a “Joint Venture” (or in the case of any newly identified Joint Venture, in a Cash Collections Report to be delivered to Investors within 45 days after the date the proceeds of any asset owned by such Joint Venture shall first be remitted to a Special Account). (dd) Beneficial Ownership. As of the Effective Date, the Transferor is an entity that is (1) not a bank, (2) organized under the laws of State of Delaware, (3) an indirect, wholly-owned subsidiary of FME KGaA, whose common stock is listed on the New York Stock Exchange or the American Stock Exchange or has been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and (4) excluded on the basis (1)-(3) of this clause (dd) from the definition of Legal Entity Customer as defined in the Beneficial Ownership Rule. Any document, instrument, certificate or notice delivered by the Transferor to any Conduit Investor, Administrative Agent or the Agent hereunder shall be deemed a representation and warranty by the Transferor. SECTION 3.2. Reaffirmation of Representations and Warranties by the Transferor. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a), Section 2.5 or Section 2.19 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further condition precedent that, prior to the date of such Incremental Transfer the Collection Agent shall have delivered to the Agent and each Administrative Agent, in form and substance satisfactory to the Agent and each Administrative Agent, a completed Investor Report dated within ten (10) days prior to the date of such Incremental Transfer, together with a listing by Primary Payor of all Receivables, and such additional information as may be reasonably requested by any Administrative Agent or the Agent, and the Transferor shall be deemed to have represented and warranted that such condition precedent has been satisfied. SECTION 3.3. Representations and Warranties of the Collection Agent. The Collection Agent represents and warrants to the Agent, each Administrative Agent and each of the Investors that: (a) Corporate Existence and Power. The Collection Agent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, 74 authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Collection Agent is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Collection Agent of this Agreement are within the Collection Agent’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation) or of the Certificate of Incorporation or Bylaws of the Collection Agent or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Collection Agent or result in the creation or imposition of any Adverse Claim on the assets of the Collection Agent or any of its Subsidiaries. (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors. (d) Accuracy of Information. All information heretofore furnished by the Collection Agent to the Agent, any Investor or any Administrative Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Collection Agent to the Agent, any Investor or any Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified. (e) Action, Suits. Except as set forth in Exhibit H, there are no actions, suits or proceedings pending, or to the knowledge of the Collection Agent threatened, against or affecting the Collection Agent or any Affiliate of the Collection Agent or their respect properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect. (f) Nature of Receivables. Each Receivable treated by the Transferor or the Collection Agent as an Eligible Receivable (including, without limitation, in any Investor Report, Cash Collections Report or other report delivered pursuant to Section 2.11 hereof or in the calculation of the Net Receivables Balance) is in fact an Eligible Receivable. Without limiting the generality of the foregoing, no Receivable that is or has been treated as an Eligible Receivable for any purpose hereunder was originated by any Transferring Affiliate following the date it ceased to be a direct or indirect wholly-owned Subsidiary of FMCH. (g) Amount of Receivables. The Percentage Factor does not exceed the Maximum Percentage Factor. 75

(h) Credit and Collection Policy. Since September 30, 2012, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables. (i) Collections and Servicing. Since September 30, 2012, there has been no material adverse change in the ability of the Collection Agent to service and collect the Receivables. (j) Not an Investment Company. The Collection Agent is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act. (k) Special Accounts, Intermediate Concentration Accounts and Concentration Account. The names and addresses of all the Special Account Banks (and, if applicable, the Designated Account Agent in respect thereof), the Intermediate Concentration Account Banks and the Concentration Account Bank, together with the account numbers of the Special Accounts at such Special Account Banks, the Intermediate Concentration Accounts at such Intermediate Concentration Account Banks and the account number of the Concentration Account of the Transferor at the Concentration Account Bank, are specified in the Account Schedule (or at such other Special Account Banks, Intermediate Concentration Account Banks or Concentration Account Bank, with such other Special Accounts, Intermediate Concentration Accounts or Concentration Account or with such other Designated Account Agents as have been notified to the Agent in accordance with Section 5.2(e)). (l) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Policies and procedures have been implemented and maintained by or on behalf of each of the Originating Entities that are designed to achieve compliance by the Originating Entities and their respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and each of the Originating Entities and their respective Subsidiaries and, to the knowledge of each of the Originating Entities, their respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the securitization facility established hereby, are in compliance, in each case in all material respects, with (i) Anti-Corruption Laws, except for the matters described on Exhibit H, and (ii) Anti-Terrorism Laws and (iii) applicable Sanctions. None of (a) the Originating Entities or any of their respective Subsidiaries or, to the knowledge of the Originating Entities, as applicable, any of their respective directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the securitization facility established hereby, is a Sanctioned Person, and (b) the Originating Entities nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country. No Transfer or use of proceeds thereof by any Originating Entity has in any manner given rise to a violation of Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions. 76

ARTICLE IV CONDITIONS PRECEDENT SECTION 4.1. Conditions to Closing. The effectiveness of this Agreement shall be subject to the conditions precedent that (i) all fees required to be paid on or prior to the date hereof pursuant to the Fee Letters or the separate renewal or up-front fee letters entered into between the Transferor and the respective Administrative Agents shall have been paid in full and (ii) each Administrative Agent (or, in the case of clause (n) below, the Administrative Agent(s) for the relevant Conduit Investor(s)) shall have received the following documents, instruments and agreements all of which shall be in a form and substance acceptable to each Administrative Agent: (a) A copy of the resolutions of the Board of Directors of the Transferor certified by its Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder. (b) A copy of the resolutions of the Board of Directors of the Collection Agent certified by its Secretary approving the execution, delivery and performance by the Collection Agent of this Agreement and the other Transaction Documents to be delivered by the Collection Agent hereunder or thereunder. (c) The Certificates of Incorporation of the Transferor certified by the Secretary of the Transferor dated the Effective Date. (d) The Certificate of Incorporation of the Collection Agent certified by the Secretary of the Collection Agent dated the Effective Date. (e) A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the Transferor’s jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Effective Date. (f) A Good Standing Certificate for the Collection Agent issued by the Secretary of State or a similar official of the Collection Agent’s jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Effective Date. (g) A Certificate of the Secretary of the Transferor substantially in the form of Exhibit L attached hereto. 77

(h) A Certificate of the Secretary of the Collection Agent substantially in the form of Exhibit L attached hereto. (i) If requested by the Agent, copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Effective Date naming the Transferor as the debtor in favor of the Agent, for the benefit of the Investors, as the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent’s undivided percentage interest in all Receivables and the Related Security and Collections relating thereto. (j) An opinion of Douglas G. Kott,Karen A. Gledhill, Senior Vice President/Deputy General Counsel for FMCH, NMC and each Transferring Affiliate, acting as counsel to FMCH, the Transferor, the Collection Agent and the Originating Entities. (k) An opinion of Arent Fox LLP counsel to FME KGaA, FMCH, the Transferor and the Seller, covering certain bankruptcy and general corporate matters. (l) An opinion of counsel relating to certain matters under German law in form and substance reasonably acceptable to the Agent. (m) (l) An executed copy of this Agreement and the Investor Fee Letter. (n) (m) An amendment to the Transferring Affiliate Letter, an amendment the Receivables Purchase Agreement and an amendment to the Parent Agreement, in the respective forms attached hereto as Exhibit P, duly executed and delivered by each of the parties thereto (and each of the parties hereto, by its execution of this Agreement, hereby consents to such execution and delivery). (o) (n) To the extent requested by any Conduit Investor, confirmation from each Rating Agency rating the Commercial Paper of such Conduit Investor or its Related CP Issuer that the execution and delivery of this Agreement and the transactions contemplated hereby will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by such Conduit Investor or its Related CP Issuer. (p) (o) A Certificate of the Collection Agent certifying therein (i) true and correct copies of the forms of Contracts, (ii) a true and correct copy of the Credit and Collection Policy, (iii) a true and correct copy of the Account Schedule, and (iv) a true and correct copy of the FI/MAC Schedule. (q) (p) An Investor Report dated as of the end of the last day of September 2014October 2018. (r) (q) A Cash Collections Report dated as of the end of the last day of September 2014October 2018. 78

(s) (r) A waiver and consent, dated as of the Effective Date, duly executed and delivered by each of the parties thereto. (t) (s) Such other documents, instruments, certificates and opinions as the Agent or any Administrative Agent shall reasonably request including each of the documents, instruments, certificates and opinion identified on the List of Closing Documents attached hereto as Exhibit S. (u) (t) Documentation satisfactory to the Agent evidencing that Standing JV Sweep Procedures shall have been fully implemented and are then in operation in respect of AKDHC (including Bio-Medical Applications of Arizona, LLC, Renal Care Group of Arizona, LLC and Renal Dimensions, LLC) and Bio-Medical Applications of San Antonio, LLC, each a Designated Joint Venture. SECTION 4.2. Conditions to Funding an Incremental Transfer (NI). It shall be a condition precedent to the funding of each Incremental Transfer (NI) (other than an Incremental Transfer (NI) of the type contemplated in Section 4.4 below) that: (a) after giving effect to the payment to the Transferor of the applicable Transfer Price, (i) the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper plus the Letter of Credit Obligations, would not exceed the Facility Limit, and (ii) the Percentage Factor would not exceed the Maximum Percentage Factor; (b) the representations and warranties set forth in Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer (NI) and the payment to the Transferor of the Transfer Price related thereto; (c) an Investor Report shall have been delivered prior to such Incremental Transfer (NI) as required by Section 3.2 hereof; and (d) in the case of any Incremental Transfer (NI) to be funded by the Bank Investors in any Related Group, either (x) such Bank Investors shall have previously accepted the assignment by the related Conduit Investor of all of its interest in the Affected Assets or (y) such Conduit Investor shall have had an opportunity to direct that such assignment occur on or prior to giving effect to such Incremental Transfer. Acceptance of the proceeds of such funding shall be deemed to be a representation and warranty by the Transferor that each of the statements made in clauses (a), (b) and (c) above is then true. SECTION 4.3. Conditions to Issuing and Modifying a Letter of Credit and an Incremental Transfer (L/C). It shall be a condition precedent to the issuance of a Letter of Credit in connection with each Incremental Transfer (L/C) and to any L/C Modification that: (a) after giving effect to the issuance of such Letter of Credit or such L/C Modification, (i) the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper plus the Letter of Credit Obligations, would not exceed 79 the Facility Limit, (ii) the Percentage Factor would not exceed the Maximum Percentage Factor, (iii) the Net Investment and Letter of Credit Obligations of the Bank Investor that is the L/C Issuer in respect of such Letter of Credit would not exceed such Bank Investor’s Commitment; (iv) the aggregate Net Investment and Letter of Credit Obligations of such Bank Investor’s Related Group would not exceed the applicable Related Group Limit and (v) the Maximum Aggregate Face Amount of all Letters of Credit then outstanding would not exceed the Facility L/C Sublimit; (b) the representations and warranties set forth in Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer (L/C) and the issuance of the Letter of Credit related thereto or such L/C Modification, as applicable; (c) an Investor Report shall have been delivered prior to such Incremental Transfer (L/C) as required by Section 3.2 hereof; (d) (i) such Letter of Credit shall be in form and substance satisfactory to the applicable L/C Issuer and the Agent, and (ii) the Transferor shall have satisfied all conditions required by such L/C Issuer in connection with the issuance of such Letter of Credit, including the payment of all fronting, issuing and confirming fees due on or prior to the date of issuance thereof; and (e) on issuance or after giving effect to such L/C Modification, as applicable, the expiry date of such Letter of Credit (including any scheduled or permitted extension thereof as contemplated in such Letter of Credit) shall not be later than (1) the earlier to occur of (i) the date that is three years after the issuance thereof and (ii) the date that is one year after the Commitment Termination Date. or (2) in the case of any ESCO Letter of Credit, the date that is three years after the Commitment Termination Date provided that the L/C Fee shall increase to 1.75% per annum for the period from the Commitment Termination Date to the expiry date of such ESCO Letter of Credit. Acceptance of such Letter of Credit or an L/C Modification shall be deemed to be a representation and warranty by the Transferor that each of the statements made in clauses (a), (b), (c) and (e) above is then true. SECTION 4.4. Conditions to Funding an Incremental Transfer (NI) (Reimbursement Obligations). It shall be a condition precedent to the funding of each Incremental Transfer (NI) the proceeds of which will be applied to any Reimbursement Obligation as contemplated in Section 2.19(c) that, after giving effect to such funding and the application of the proceeds thereof to such Reimbursement Obligation, (i) the sum of the Net Investment plus Interest Component of all outstanding Related Commercial Paper plus the Letter of Credit Obligations, would not exceed the Facility Limit and (ii) the Percentage Factor would not exceed the Maximum Percentage Factor. The application of proceeds of funding to any Reimbursement Obligations shall be deemed to be a representation and warranty by the Transferor that each of the statements made in clauses (i) and (ii) above is then true. 80

ARTICLE V COVENANTS SECTION 5.1. Affirmative Covenants of Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date and (ii) the Final Collection Date, unless each Administrative Agent shall otherwise consent in writing: (a) Financial Reporting. The Transferor will, and will cause the Seller and each of the Transferring Affiliates to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to each Administrative Agent: (i) Annual Reporting. As soon as available, but in any event within ninety-five (95) days after the end of each fiscal year of the Transferor, financial statements for the Transferor, including a balance sheet as of the end of such period, the related statement of income, retained earnings, shareholders’ equity and cash flows for such year prepared by the Transferor in accordance with GAAP, all certified by one of its officers. (ii) Quarterly Reporting. As soon as available, but in any event within fifty (50) days after the end of each of the first three quarterly periods of the Transferor’s fiscal years, financial statements for the Transferor, including a balance sheet as at the close of each such period and a related statement of income and retained earnings for the period from the beginning of such fiscal year to the end of such quarter, all certified by one of its officers. In the case of each of the financial statements required to be delivered under clause (i) or (ii) above, such financial statement shall set forth in comparative form the figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments. Each such financial statement shall be prepared in accordance with GAAP consistently applied except as otherwise stated therein. (iii) Compliance Certification. Together with the financial statements required hereunder, a compliance certificate signed by the Transferor’s chief executive officer or its senior financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor and (y) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof. In addition, each Investor Report delivered hereunder shall include a certification by the Transferor’s chief executive officer or senior financial officer stating that such Person has reviewed such Investor Report and the information upon which such Investor Report was based and, based on such review, such Person has concluded that (1) the calculation of the Net Receivables Balance by the Collection Agent in such Investor Report is accurate and complete in all material respects, 81

(2) the calculation of the aggregate unpaid amount of Reimbursement Obligations by the Collection Agent in such Investor Report is accurate and complete in all material respects and (3) such Investor Report is otherwise accurate and complete in all material respects. (iv) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two (2) days (or the next Business Day thereafter if such day is not a Business Day) after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief executive officer or the senior financial officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto. (v) Change in Credit and Collection Policy and Debt Ratings. Within ten (10) days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment and, on the date of any change in the debt ratings of FME KGaA, written notice of such change. (vi) Credit and Collection Policy. On an annual basis, at least 30 days prior to the Commitment Termination Date, a complete copy of the Credit and Collection Policy then in effect, together with a summary of any material changes from the most recent Credit and Collection Policy delivered to the Administrative Agents pursuant to Section 4.1(op) or this Section 5.1(a). (vii) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, the Seller or any ERISA Affiliates of the Transferor or the Seller receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor. (viii) Notices under Transaction Documents. Forthwith upon its receipt thereof, a copy of each notice, report, financial statement, certification, request for amendment, directive, consent, waiver or other modification or any other writing issued under or in connection with any other Transaction Document by any party thereto (including, without limitation, by the Transferor). (ix) Investigations and Proceedings. Unless prohibited by either (i) the terms of the subpoena, request for information or other document referred to below, (ii) law (including, without limitation, rules and regulations) or (iii) restrictions imposed by the U.S. federal or state government or any agency or instrumentality thereof and subject to the execution by the applicable Administrative Agent of a confidentiality agreement in form and substance satisfactory to both the Transferor and such Administrative Agent, as soon as possible and in any event (A) within three Business Days after the Transferor (or within five Business Days after any Originating Entity) receives any subpoena, request for 82 information, or any other document relating to any possible violation by the Transferor or any Originating Entity of, or failure by the Transferor or any Originating Entity to comply with, any rule, regulation or statute from HHS or any other governmental agency or instrumentality, notice of such receipt and, if requested by the Agent, the information contained in, or copies of, such subpoena, request or other document, and (B) periodic updates and other management reports relating to the subpoenas, requests for information and other documents referred to in clause (A) above as may be reasonably requested by any Administrative Agent unless such updates or requests could reasonably be deemed a contravention or waiver of any available claim of legal privilege, or would otherwise materially impair available defenses, of the Transferor or any Originating Entity. (x) Appointment or Removal of Independent Director. The decision to appoint a new director of the Transferor as the “Independent Director” for purposes of this Agreement, or to remove any such director, such notice to be issued not less than ten (10) days prior to the effective date of such appointment or removal and, in the case of an appointment, to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director.” (xi) Converted Transferring Affiliates. Promptly following, and in any event not later than the date the first Investor Report shall be due following the date any Transferring Affiliate ceases to be a wholly-owned Subsidiary of the Seller, an Investor Report omitting the name of such Transferring Affiliate and reflecting the removal of any Receivables originated by such Transferring Affiliate from the Net Receivables Balance from the date that such Transferring Affiliated ceased to be a wholly-owned Subsidiary of FMCH. (xii) Other Information. Such other information (including non-financial information) as the Agent or any Administrative Agent may from time to time reasonably request with respect to the Seller, the Transferor, any party to the Parent Agreement, any Transferring Affiliate or any Subsidiary of any of the foregoing. (xiii) GAAP. For the avoidance of doubt, any adoption of IFRS accounting by FME KGaA pursuant to Section 6(c) of the Parent Agreement shall not affect the ability of any U.S. Subsidiary of FME KGaA to satisfy its obligations under Sections 5.1(a)(i) and (ii) by delivering financial statements prepared in accordance with generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect in the United States as of the date of this Agreement. (b) Conduct of Business. The Transferor (i) will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted 83 and (ii) will cause each Originating Entity to do each of the foregoing in respect of such Originating Entity; provided, however, that the Transferor shall not be required to cause any Terminated Transferring Affiliate (DT) to carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently or had conducted.. (c) Compliance with Laws. The Transferor will, and will cause each Originating Entity to, comply with all laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), and all orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject. (d) Furnishing of Information and Inspection of Records. The Transferor will, and will cause each Originating Entity to, furnish to each Administrative Agent from time to time such information with respect to the Receivables as such Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Transferor will, and will cause each Originating Entity to, at any time and from time to time during regular business hours permit any Administrative Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from Records and (ii) to visit the offices and properties of the Transferor or such Originating Entity, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor’s or such Originating Entity’s performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor or such Originating Entity, as applicable, having knowledge of such matters. (e) Keeping of Records and Books of Account. The Transferor will, and will cause each Originating Entity to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will, and will cause each Originating Entity to, give each Administrative Agent notice of any material change in the administrative and operating procedures of the Transferor or such Originating Entity, as applicable, referred to in the previous sentence. (f) Performance and Compliance with Receivables and Contracts. The Transferor, at its expense, will, and will cause each Originating Entity to, timely and fully perform and comply with all material provisions, covenant and other promises required to be observed by the Transferor or such Originating Entity under the Contracts related to the Receivables. (g) Credit and Collection Policies. The Transferor will, and will cause each Originating Entity to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. 84

(h) Special Accounts; Intermediate Concentration Accounts; Concentration Account. The Transferor shall (i) cause each Originating Entity to establish and maintain Special Accounts with Special Account Banks, or to engage a Designated Account Agent to maintain a Special Account with a Special Account Bank on its behalf, (ii) instruct, and cause each Originating Entity to instruct, all Obligors to cause all collections to be deposited directly into a Special Account, (iii) report, and cause each Originating Entity to report, on each banking day to the Concentration Account Bank, the amount of all Collections on deposit on such banking day in the Special Accounts at each Special Account Bank or, if an Intermediate Concentration Account has been established at such Special Account Bank, the amount of all Collections on deposit on such banking day in such Intermediate Concentration Account, (iv) establish and maintain a Concentration Account with the Concentration Account Bank, (v) instruct, and cause each Originating Entity to instruct (or to cause the applicable Designated Account Agent to instruct), each Special Account Bank to transfer to the Concentration Account or an Intermediate Concentration Account prior to the close of business on such banking day all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank, (vi) instruct each Intermediate Concentration Account Bank to transfer to the Concentration Account prior to the close of business on such banking day all Collections on deposit during such banking day in the Intermediate Concentration Accounts at such Intermediate Concentration Account Banks and (vii) instruct the Concentration Account Bank to give to each Special Account Bank on each banking day notice to transfer to the Concentration Account all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank (or, if an Intermediate Concentration Account has been established at such Special Account Bank, in the Intermediate Concentration Account at such Special Account Bank); provided, however, that if the Collections on deposit in any Special Account during such banking day shall be less than $20,000.00 (the “Minimum Amount”), the Special Account Bank shall transfer such Collections to the Concentration Account or the applicable Intermediate Concentration Account on the next succeeding banking day on which Collections in such Special Account first exceed the Minimum Amount. (i) Collections Received. The Transferor shall, and shall cause each Originating Entity to, segregate and hold in trust, and deposit, immediately, but in any event not later than the day that occurs forty-eight (48) hours thereafter (or, if such day is not a Business Day, the next Business Day) after its receipt thereof, to either the Intermediate Concentration Account or the Concentration Account all Collections received from time to time by the Transferor or such Originating Entity, as the case may be. (j) Sale Treatment. The Transferor will not, and will not permit any Originating Entity to, account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement, the Transferring Affiliate Letter in any manner other than as a sale of Receivables by the applicable Originating Entity to the Seller or Transferor, as applicable. In addition, the Transferor shall, and shall cause each Originating Entity to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons’ financial statements) the existence and nature of the transaction contemplated hereby, by the Receivables Purchase Agreement and by the Transferring Affiliate Letter, and the interest of the Transferor (in 85 the case of the Seller’s financial statements), and the Agent, on behalf of the Investors, in the Affected Assets. (k) Separate Business. The Transferor shall at all times (a) to the extent the Transferor’s office is located in the offices of any Parent Group Member, pay fair market rent for its executive office space located in the offices of such Parent Group Member, (b) have at all times at least one member of its board of directors which is not and has never been an employee, officer or director of any Parent Group Member or of any major creditor of any Parent Group Member and is a person who is and has experience with asset securitization, (c) maintain the Transferor’s books, financial statements, accounting records and other corporate documents and records separate from those of any Parent Group Member or any other entity, (d) not commingle the Transferor’s assets with those of any Parent Group Member or any other entity, (e) act solely in its corporate name and through its own authorized officers and agents, (f) make investments directly or by brokers engaged and paid by the Transferor its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (g) separately manage the Transferor’s liabilities from those of the Parent Group and pay its own liabilities, including all administrative expenses, from its own separate assets, except that the Seller may pay the organizational expenses of the Transferor, and (h) pay from the Transferor’s assets all obligations and indebtedness of any kind incurred by the Transferor. The Transferor shall abide by all corporate formalities, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with GAAP in a manner that indicates the separate existence of the Transferor and its assets and liabilities. The Transferor shall (i) pay all its liabilities, (ii) not assume the liabilities of any Parent Group Member, (iii) not lend funds or extend credit to any Parent Group Member except pursuant to the Receivables Purchase Agreement in connection with the purchase of Receivables thereunder and (iv) not guarantee the liabilities of any Parent Group Member. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not indicated by any controlling entity. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the 2013 Closing Date. The Transferor shall maintain its Certificate of Incorporation and By-Laws in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(r) of this Agreement; and (2) its Certificate of Incorporation, at all times that this Agreement is in effect, provides for not less than ten (10) days’ prior written notice to each Administrative Agent of the removal, replacement or appointment of any director that is to serve as an Independent Director for purposes of this Agreement and the condition precedent to giving effect to any such replacement or appointment that each Administrative Agent shall have determined in its reasonable judgment acting in good faith that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director”. The Transferor shall, in addition to the foregoing, take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinions issued by Arent Fox LLP, as counsel for the Transferor, in connection with the Effective 86

Date and relating to “non-consolidation” issues and “true sale” issues, and in the certificates accompanying such opinions, remain true and correct in all material respects at all times. (l) Corporate Documents. The Transferor shall only amend, alter, change or repeal any provision of the Third, Fifth, Seventh, Tenth, Eleventh or Twelfth Article of its Certificate of Incorporation with the prior written consent of each Administrative Agent. (m) Payment to the Originating Entities. With respect to any Receivable purchased by the Transferor from the Seller, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Purchase Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Seller by the Transferor in respect of the purchase price for such Receivable. With respect to any Receivable purchased by the Seller from any Transferring Affiliate, the Transferor shall cause such sale to be effected under, and in strict compliance with the terms of, the Transferring Affiliate Letter, including, without limitation, the terms relating to the amount and timing of payments to be made to each Transferring Affiliate in respect of the purchase price for such Receivable. (n) Performance and Enforcement of the Receivables Purchase Agreement, etc. The Transferor shall timely perform the obligations required to be performed by the Transferor, and shall vigorously enforce the rights and remedies accorded to the Transferor, under the Receivables Purchase Agreement. The Transferor shall cause the Seller to timely perform the obligations required to be performed by the Seller, and shall cause the Seller to vigorously enforce the rights and remedies accorded to the Seller, under the Transferring Affiliate Letter. The Transferor shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent, each Administrative Agent and each of the Investors, as assignees of the Transferor) under the Receivables Purchase Agreement as any Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Purchase Agreement. The Transferor shall cause the Seller to take all actions to perfect and enforce the Seller’s rights and interests (and the rights and interests of the Transferor, the Agent, the Administrative Agent and each of the Investors, as assignees of the Seller) under the Transferring Affiliate Letter as any Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transferring Affiliate Letter. (o) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of the Transferor that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Transferor, by the Transferor and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, in each case giving due regard to the nature of the Transferor’s business and activities. (p) Joint Ventures. The Agent may, at any time in respect of any Joint Venture, take such action as it deems reasonably necessary or advisable to preserve and protect the interests of the Investors hereunder, including, without limitation, (i) with respect to any Joint Venture, requesting supplemental information in respect of historical and anticipated cash flows in 87 the Special Accounts that will continue to be used by such Joint Venture and (ii) with respect to any Joint Venture that is not a Designated Joint Venture, the implementation of Standing JV Sweep Procedures, and the Transferor shall forthwith honor any such request upon its receipt of written notice thereof from the Agent. (q) Standing JV Sweep Procedures. Within 30 days of being identified as a Designated Joint Venture, the Transferor shall implement Standing JV Sweep Procedures in respect of any Special Accounts to which collections on assets of any Designated Joint Venture may be remitted. (r) Delivery of German Legal Opinion. On or before December 31, 2014Beneficial Ownership Rule. Promptly following any change that would result in a change to the status of the Transferor as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, the Transferor shall execute and deliver to the Agent and the Administrative Agents an opinion counsel relating to certain matters under German law Agent a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Agent and each Administrative Agent. SECTION 5.2. Negative Covenants of the Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date and (ii) the Final Collection Date, unless each Administrative Agent shall otherwise consent in writing: (a) No Sales, Liens, Etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, the Transferor will not, and will not permit any Originating Entity to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any Special Account, any Intermediate Concentration Account or the Concentration Account or any other account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof. (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, the Transferor will not, and will not permit any Originating Entity to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto. (c) No Change in Business or Credit and Collection Policy. The Transferor will not, and will not permit any Originating Entity to, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect. (d) No Mergers, Etc. The Transferor will not, and will not permit any Originating Entity to, merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired and except as contemplated in the Transaction Documents) to any Person, except that (i) any Transferring Affiliate may merge or 88 consolidate with any other Transferring Affiliate and (ii) the Seller may merge or consolidate with any other Person if, but only if, (x) immediately after giving effect to such merger or consolidation, no Termination Event or Potential Termination Event would exist and (y) if the Seller is not the surviving corporation, each Administrative Agent shall have received a written agreement, in form and substance satisfactory to such Administrative Agent, executed by the Person resulting from such merger or consolidation, under which agreement such Person shall become the Seller and Collection Agent, and shall assume the duties, obligations and liabilities of the Seller, under the Receivables Purchase Agreement, this Agreement (in its capacity as Collection Agent hereunder), the Special Account Letters and each other Transaction Document to which the Seller is party (whether in its individual capacity or as Collection Agent), together with the documents relating to the Seller of the kind delivered by or on behalf of the Seller pursuant to Section 3.1; provided, however, that the Transferor shall not be required to comply with this covenant in connection with any merger, consolidation, transfer, lease or other disposition of assets by an Originating Entity (other than the Seller) if the aggregate Outstanding Balance of all Receivables originated by all other Originating Entities with respect to which the Transferor is in compliance with this covenant is at least $1,050,000,000. (e) Change in Payment Instructions to Obligors, Special Account Banks, Designated Account Agents and Concentration Account. The Transferor will not, and will not permit any Originating Entity to: (i) add or terminate any bank as a Special Account Bank from those listed in the Account Schedule, or make any change in its instructions to Obligors regarding payments to be made to any Special Account Bank; provided that the Transferor may permit the (A) addition of any bank as a Special Account Bank for purposes of this Agreement at any time following delivery to each Administrative Agent of written notice of such addition and a Special Account Letter duly executed by such bank and an updated Account Schedule reflecting such addition, and (B) termination of any Special Account Bank at any time following delivery to each Administrative Agent of written notice of such termination, an updated Account Schedule reflecting such termination and evidence satisfactory to each Administrative Agent that the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account; or (ii) add, terminate or change the Concentration Account, or any bank as the Concentration Account Bank, from that listed in the Account Schedule, or make any change in the instructions contained in any Special Account Letter or any change in the instructions to the Concentration Account Bank; provided, however, that the Transferor may terminate the then existing Concentration Account Bank and appoint a new Concentration Account Bank if, prior to such termination and appointment, each Administrative Agent shall receive (i) ten Business Days’ prior notice of such termination and appointment and (ii) prior to the effective date of such termination and appointment, (x) for each Special Account where the Special Account Bank was previously remitting Collections directly to the Concentration Account, an executed copy of a Special Account Letter (executed by the applicable Originating Entity and the applicable Special Account Bank) instructing such Special Account Bank to transfer to the new Concentration 89

Account or an Intermediate Concentration Account prior to the close of business on each banking day all Collections on deposit during such banking day in such Special Account; (y) for each Intermediate Concentration Account, an executed amendment to the applicable Intermediate Concentration Account Agreement (executed by the Transferor and the applicable Intermediate Concentration Account Bank) instructing such Intermediate Concentration Account Bank to transfer to the new Concentration Account prior to the close of business on each banking day all Collections on deposit during such banking day in such Intermediate Concentration Account, and (z) a copy of a Concentration Account Agreement executed by the new Concentration Account Bank and the Transferor; or (iii) add or terminate any Person as a Designated Account Agent from those listed in the Account Schedule, or make any change in its instructions to such Designated Account Agent regarding the handling of the Collections in the applicable Special Account; provided that the Transferor may permit the (A) addition of any Person that satisfies the requirements set forth herein of a “Designated Account Agent” as a Designated Account Agent for purposes of this Agreement at any time following delivery to each Administrative Agent of written notice of such addition and an Account Agent Agreement duly executed by such Person and an updated Account Schedule reflecting such addition, and (B) termination of any Designated Account Agent at any time following delivery to each Administrative Agent of written notice of such termination, an updated Account Schedule reflecting such termination and evidence satisfactory to each Administrative Agent that either an Originating Entity or a new Designated Account Agent shall have been added in accordance with the terms of this Agreement to succeed such terminated Designated Account Agent in respect of the applicable Special Account or the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account; or (iv) add, terminate or change any Intermediate Concentration Account, or any bank as an Intermediate Concentration Account Bank, or make any change in the instructions to any Intermediate Concentration Account Bank; provided, however, that the Transferor may terminate any then existing Intermediate Concentration Account Bank or appoint a new Intermediate Concentration Account Bank if, prior to such termination or appointment, each Administrative Agent shall receive (i) ten Business Days’ prior notice of such termination or appointment and (ii) prior to the effective date of such termination or appointment, (x) executed copies of Special Account Letters (in each case, executed by the applicable Originating Entity and the applicable Special Account Bank with which the Intermediate Concentration Account that is being terminated or added was or is to be maintained) instructing the Special Account Bank to transfer to the new Intermediate Concentration Account at such Special Account Bank or directly to the Concentration Account, in either case prior to the close of business on each banking day, all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank, and (y) in the case of the addition of a new Intermediate Concentration Account, a copy of an Intermediate Concentration Account Agreement executed by the new Intermediate Concentration Account Bank and the Transferor; and provided, further, that 90 the Transferor may change its instructions to any Intermediate Concentration Account Bank as and to the extent required pursuant to clause (ii) above in connection with the establishment of any new Concentration Account. (f) Deposits to Special Accounts and the Concentration Account. The Transferor will not, and will not permit any of the Originating Entities or Designated Account Agents to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Special Account, any Intermediate Concentration Account or the Concentration Account cash or cash proceeds other than Collections of Receivables; provided that amounts paid by an Obligor to a Joint Venture may be remitted to a Special Account that shall have been identified in a Cash Collections Report or, in the case of a newly identified Joint Venture, will be identified in the Cash Collections Report delivered within 45 days of the first remittance of proceeds of the assets of such Joint Venture into a Special Account. (g) Change of Name, Etc. The Transferor will not, and will not permit any Originating Entity to, change its name, identity or structure or the location of its chief executive office or jurisdiction of organization, unless at least 10 days prior to the effective date of any such change the Transferor delivers to each Administrative Agent (i) such documents, instruments or agreements, executed by the Transferor and/or the affected Originating Entities, as are necessary to reflect such change and to continue the perfection of the Agent’s ownership interests or security interest in the Affected Assets and (ii) new or revised Special Account Letters executed by the Special Account Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof. The Transferor will not, and will not permit any Originating Entity to, change its jurisdiction of organization to a jurisdiction other than a State within the United States. (h) Amendment to Receivables Purchase Agreement, Etc. The Transferor will not, and will not permit any Originating Entity to, (i) amend, modify, or supplement the Receivables Purchase Agreement, the Transferring Affiliate Letter or any instrument, document or agreement executed in connection therewith (collectively the “Initial Transfer Documents”), (ii) terminate or cancel any Initial Transfer Document, (iii) issue any consent or directive under any Initial Transfer Document, (iv) undertake any enforcement proceeding in respect of any of the Initial Transfer Documents, or (v) waive, extend the time for performance or grant any indulgence in respect of any provision of any Initial Transfer Document, in each case except with the prior written consent of the Agent and each Administrative Agent; nor shall the Transferor take, or permit any Originating Entity to take, any other action under any of the Initial Transfer Documents that shall have a material adverse affect on the Agent, any Administrative Agent or any Investor or which is inconsistent with the terms of this Agreement. (i) Other Debt. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement for the purchase price of the Receivables under the Receivables Purchase Agreement, and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $12,500 at any time outstanding. 91

(j) ERISA Matters. The Transferor will not, and will not permit any Originating Entity to, (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor, such Originating Entity or any ERISA Affiliate thereof is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, such Originating Entity or any ERISA Affiliate thereof under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Transferor, in the aggregate, involve a payment of money or an incurrence of liability by the Transferor, any Originating Entity or any ERISA Affiliate thereof, in an amount in excess of $500,000. (k) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. The Transferor will not request any Transfer or issuance of any Letter of Credit, and shall procure that its directors, officers, employees and agents shall not use, the proceeds of any Transfer or issuance of any Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions by any such Person. (l) Evading and Avoiding. The Transferor will not engage in, or permit any of its Affiliates or any director, officer, employee, agent or other Person acting on behalf of the Transferor in any capacity in connection with or directly benefitting from this Agreement to engage in, or to conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. SECTION 5.3. Affirmative Covenants of the Collection Agent. At all times from the date hereof to the later to occur of (i) the Termination Date and (ii) the Final Collection Date, unless each Administrative Agent shall otherwise consent in writing. (a) Conduct of Business. The Collection Agent will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation 92 and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. (b) Compliance with Laws. The Collection Agent will comply with all laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), and all orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject. (c) Furnishing of Information and Inspection of Records. The Collection Agent will furnish to each Administrative Agent from time to time such information with respect to the Receivables as such Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Collection Agent will, at any time and from time to time during regular business hours permit any Administrative Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Collection Agent for the purpose of examining such records, and to discuss matters relating to Receivables or the Transferor’s, the Originating Entities’ or the Collection Agent’s performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Collection Agent having knowledge of such matters. (d) Keeping of Records and Books of Account. The Collection Agent will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Collection Agent will give each Administrative Agent notice of any material change in the administrative and operating procedures of the Collection Agent referred to in the previous sentence. (e) Notice of Agent’s Interest. The Collection Agent shall cause its master data processing records, computer tapes, files and other documents or instruments provided to, developed by or otherwise maintained by the Collection Agent in connection with any Transfer or otherwise for purposes of the transactions contemplated in this Agreement to disclose conspicuously the Transferor’s ownership of the Receivables and the Agent’s interest therein. (f) Credit and Collection Policies. The Collection Agent will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. (g) Collections. The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly to a Special Account and shall take, or omit to take, all actions in respect of Obligors, the Special Account Banks, Intermediate Concentration Account Banks and the Concentration Account Bank solely in a manner that is consistent with the 93 terms of this Agreement, including, without limitation, Sections 2.8, 5.1(h), 5.2(e) and 5.2(f) hereof. (h) Collections Received. The Collection Agent shall segregate and hold in trust, and deposit, immediately, but in any event not later than the day that occurs forty-eight (48) hours thereafter (or, if such day is not a Business Day, the next Business Day) after its receipt thereof, either to the Intermediate Concentration Account or to the Concentration Account all Collections received from time to time by the Collection Agent. (i) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of each of the Collection Agent and each Originating Entity that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Collection Agent and each Originating Entity, by the Collection Agent and each Originating Entity and each of their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities. (j) Risk Retention Requirements. With effect from January 1, 2015, the Collection Agent, in its capacity as an “originator” for purposes of the Securitisation Retention Requirements (in such capacity, the “Originator”), represents and undertakes that, so long as any Commercial Paper issued by a Conduit Investor remains outstanding or available to be issued: (i) the Originator has and will, retain a material net economic interest of not less than 5% of the nominal value of all the Receivables (the “Retained Interest”); (ii) the Retained Interest will take the form a first loss tranche in accordance with Article 405(1)(d) of the Capital Requirements Regulation and Article 51(1(d) of AIFMR, as represented by the Originator’s “Capital Contribution” and/or “Revolving Loan” (as each such term is defined in the Receivables Purchase Agreement) made to the Transferor and its entitlement to receive collections on Receivables in excess of the Transferred Interest; (iii) neither the Originator nor any of its Affiliates will sell, hedge or otherwise mitigate its credit risk under or associated with the Retained Interest, except to the extent permitted by the Securitisation Retention Requirements; (iv) on a monthly basis, the Originator will provide to Investors a statement in the Investor Report confirming that it continues to comply with its obligations under sub-clauses (i) to (iii) above; 94

(v) the Originator shall provide prompt written notice to the Investors for delivery to Investors of any breach of its obligations, or representations, as the case may be, under this clause (j); and (vi) the Originator shall provide all such information which Investors may reasonably require in order that any such Investors may comply with their obligations under the Securitisation Retention Requirements, subject always to any requirement of law. (k) Evading and Avoiding. The Collection Agent will not engage in, or permit any of its Subsidiaries, Affiliates or any director, officer, employee, agent or other Person acting on behalf of the Collection Agent or any of its Subsidiaries in any capacity in connection with or directly benefitting from the Agreement to engage in, or to conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. SECTION 5.4. Negative Covenants of the Collection Agent. At all times from the date hereof to the later to occur of (i) the Termination Date and (ii) the Final Collection Date, unless each Administrative Agent shall otherwise consent in writing: (a) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, the Collection Agent will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto. (b) No Change in Business or Credit and Collection Policy. The Collection Agent will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect. (c) No Mergers, Etc. Except as otherwise permitted under Section 5.2(d), the Collection Agent will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person. (d) Deposits to Accounts. The Collection Agent will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Special Account or Concentration Account cash or cash proceeds other than Collections of Receivables except to the extent permitted in accordance with Section 5.2(f). (e) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. The Collection Agent and each Originating Entity shall not use, and each of the Collection Agent and each Originating Entity shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Transfer or the issuance of any Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-95

Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions by any such Person. ARTICLE VI ADMINISTRATION AND COLLECTION SECTION 6.1. Appointment of Collection Agent. The servicing, administering and collection of the Receivables shall be conducted by such Person (the “Collection Agent”) so designated from time to time in accordance with this Section 6.1. Until the Agent (acting at the direction of the Majority Investors) gives notice to the Transferor of the designation of a new Collection Agent, NMC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of each Administrative Agent; provided that the Collection Agent may from time to time delegate to any Originating Entity such of its rights, duties and obligations hereunder as relate to the servicing, administering and collection of the Receivables originated by such Originating Entity; provided further that (i) any such delegation shall be terminated upon the replacement of the Collection Agent hereunder and (ii) the Collection Agent shall continue to remain solely liable for the performance of the duties as Collection Agent hereunder notwithstanding any such delegation hereunder. The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a Collection Agent Default or any other Termination Event designate as Collection Agent any Person (including itself) to succeed NMC or any successor Collection Agent, on the conditions in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof and such designation of such Person is permitted by applicable law (including, without limitation, applicable CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations) or any order of a court of competent jurisdiction. The Agent may notify any Obligor as to the ownership interest therein that shall have been transferred to the Transferor and, except as otherwise provided hereunder, as to the Transferred Interest hereunder. SECTION 6.2. Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Agent, the Administrative Agents and the Investors hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, the Transferor hereby grants to any Collection Agent appointed hereunder an irrevocable power 96 of attorney to take any and all steps in the Transferor’s and/or any Originating Entity’s name and on behalf of the Transferor necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor’s and/or any Originating Entity’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Transferor represents and warrants that the foregoing power of attorney, in the case of any Originating Entity, has been duly granted to the Transferor under the Receivables Purchase Agreement and the Transferor is authorized under the Receivables Purchase Agreement, to the extent permitted by applicable law, to authorize the Collection Agent hereunder to exercise such power. The Collection Agent shall set aside for the account of the Transferor and the Agent (for the benefit of the Investors) their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Collection Agent shall segregate and deposit to each Administrative Agent’s account such Administrative Agent’s allocable share of Collections of Receivables when required pursuant to Article II hereof. So long as no Termination Event shall have occurred and be continuing, the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Collection Agent may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor, and the Agent, on behalf of the Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is NMC or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Agent, any Administrative Agent or any of the Investors a party to any litigation without the prior written consent of such Person. (b) The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. If the Collection Agent is not NMC or an Affiliate thereof, the Collection Agent, with the prior written consent of each Administrative Agent, may revise the percentage used to calculate the Servicing Fee to such other percentage as may be approved in writing by each Administrative Agent, provided, however, that, unless otherwise agreed in writing by each Administrative Agent, at any time after the Percentage Factor equals or exceeds 100%, any compensation to the Collection Agent in excess of the Servicing Fee initially provided for herein shall be an obligation of the Transferor and shall not be payable, in whole or in part, from the Collections allocated to or for the benefit of any of the Investors hereunder. The Collection Agent, if other than NMC, shall as soon as practicable upon demand, deliver to the Transferor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable. (c) On or before October 31 of each calendar year, the Collection Agent shall: 97

(i) cause a firm of independent public accountants (who may also render other services to the Collection Agent, the Transferor, the Seller or any Affiliates of any of the foregoing), or such other Person as may be approved by each Administrative Agent (any of the foregoing being an “Auditor”), to furnish a report to each Administrative Agent in accordance with the procedures set forth on Exhibit T; and (ii) provide to the Agent a report setting forth the average monthly recovery rate in respect of Receivables that might otherwise have been considered defaulted or delinquent Receivables for each of the immediately preceding twelve (12) months. (d) Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if not the Transferor or NMC, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2 (b) hereof. SECTION 6.3. Right After Designation of New Collection Agent. At any time following the designation of a Collection Agent (other than the Transferor, the Seller or any Affiliate of the Transferor or the Seller) pursuant to Section 6.1 hereof: (i) The Agent may direct that payment of all amounts payable under any Receivable be made directly to the Agent or its designee. (ii) The Transferor shall, at the Agent’s request and at the Transferor’s expense, give notice of the Agent’s, the Transferor’s and/or the Bank Investors’ ownership of Receivables to each Obligor and direct that payments be made directly to the Agent or its designee. (iii) The Transferor shall, at the Agent’s request, (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee. (iv) The Transferor hereby authorizes the Agent to take, to the extent permitted by applicable law, any and all steps in the Transferor’s or any Originating Entity’s name (which power, in the case of each Originating Entity, the Transferor is authorized to grant pursuant to authority granted to the Transferor under the Receivables Purchase Agreement) and on behalf of the Transferor and such Originating Entity necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor’s or such 98

Originating Entity’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. Notwithstanding the foregoing clauses (i), (ii), (iii) and (iv), the Agent shall not at any time direct, or cause the Transferor or any Originating Entity to direct, Obligors of Receivables or Related Security payable under the Medicare or Medicaid program to make payment of amounts due or to become due to the Transferor or any Originating Entity in respect of such Receivables or Related Security directly to either the Intermediate Concentration Account or the Concentration Account or to the Agent or its designee, except for any such payment in respect of such Receivables or Related Security or any assignment thereof that is established by, or made pursuant to, the order of a court of competent jurisdiction. SECTION 6.4. Collection Agent Default. The occurrence of any one or more of the following events shall constitute a Collection Agent Default: (a) (i) the Collection Agent or, to the extent that the Transferor, the Seller or any Affiliate of the Transferor or the Seller is then acting as Collection Agent, the Transferor, the Seller or such Affiliate, as applicable, shall fail to observe or perform any term, covenant or agreement to be observed or performed (A) under Section 5.3(d), 5.3(g) or 5.3(h) or Section 5.4, or (B) under Section 5.3 (other than subsection (d), (g) or (h) thereof) and such failure shall continue for five (5) days, or (ii) the Collection Agent or, to the extent that the Transferor, the Seller or any Affiliate of the Transferor, or the Seller is then acting as Collection Agent, the Transferor, the Seller or such Affiliate, as applicable, shall fail to observe or perform any term, covenant or agreement hereunder (other than as referred to in clause (i) or (iii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for ten (10) days, or (iii) the Collection Agent or, the extent that the Transferor, the Seller or any Affiliate of the Transferor, or the Seller is then acting as Collection Agent, the Transferor, the Seller or such Affiliate, as applicable, shall fail to make any payment or deposit required to be made by it hereunder when due or the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent’s part to be performed under Section 2.8(b) hereof; or (b) any representation, warranty, certification or statement made by the Collection Agent or the Transferor, the Seller or any Affiliate of the Transferor or the Seller (in the event that the Transferor, the Seller or such Affiliate is then acting as the Collection Agent) in this Agreement, the Receivables Purchase Agreement, the Transferring Affiliate Letter or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or (c) failure of the Collection Agent or any of its Subsidiaries, FME KGaA, or FMCH to pay when due any amounts due under any agreement under which any Indebtedness greater that $50,000,000€200,000,000 (or its U.S. dollar equivalent)is governed; or the default by the Collection Agent or any of its Subsidiaries, FME KGaA or FMCH in the performance of any term, provision of condition contained in any agreement under which any Indebtedness greater than $50,000,000€200,000,000 (or its U.S. dollar equivalent)was created or 99 is governed, regardless of whether such event is an “event of default” or “default” under any such agreement; or any Indebtedness of the Collection Agent or any of its Subsidiaries, FME KGaA or FMCH greater than $50,000,000€200,000,000 (or its U.S. dollar equivalent)shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment and other than in the case of an instrument stated to be payable on demand) prior to the scheduled date of maturity thereof; or (d) any Event of Bankruptcy shall occur with respect to the Collection Agent or any of its Subsidiaries; provided that in the case of any immaterial Subsidiary of the Collection Agent, if an Event of Bankruptcy shall have occurred by reason of any institution of an involuntary proceeding against such Subsidiary, such Event of Bankruptcy shall not constitute a Collection Agent Default unless such proceeding shall have remained undismissed or unstayed for a period of 60 days; or (e) there shall have occurred any material adverse change in the operations of the Collection Agent since the end of the last fiscal year ending prior to the date of its appointment as Collection Agent hereunder or any other event shall have occurred which, in the commercially reasonable judgment of any Administrative Agent, materially and adversely affects the Collection Agent’s ability to either collect the Receivables or to perform under this Agreement. SECTION 6.5. Responsibilities of the Transferor. Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause each Originating Entity to, (i) perform all of each Originating Entity’s obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Transferring Affiliate Letter and/or the Receivables Purchase Agreement, as applicable, and the exercise by the Agent, any Administrative Agent and the Investors of their rights hereunder and under the Transferring Affiliate Letter and the Receivables Purchase Agreement shall not relieve the Transferor or the Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent nor any of the Investors or the Administrative Agents shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Seller thereunder. ARTICLE VII TERMINATION EVENTS SECTION 7.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event: (a) the Transferor or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under the Receivables Purchase Agreement when due hereunder or thereunder; or 100

(b) any representation, warranty, certification or statement made or deemed made by the Transferor in this Agreement, by FME KGaA or FMCH under the Parent Agreement, or by the Transferor, FME KGaA, FMCH or any other Parent Group Member in any other Transaction Document to which it is a party or in any other document certificate or other writing delivered pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made; or (c) the Transferor or the Collection Agent shall default in the performance of any payment or undertaking (other than those covered by clause (a) above) to be performed or observed under: (i) Section 5.1(a)(iv); provided that, in the case of any failure to provide any such notice relating to a Potential Termination Event that shall have ceased to exist prior to the date such notice was required to have been given under Section 5.1(a)(iv), the failure to give such notice shall not constitute a Termination Event unless a senior officer of the Seller or the Transferor (including, in each case, the Treasurer, any Assistant Treasurer, General Counsel or any assistant or associate general counsel of such Person) shall have known of the occurrence of such Potential Termination Event during such period; or (ii) any of Sections 5.1(a)(v), 5.1 (a)(x), 5.1 (a)(ix), 5.1(b)(i), 5.1(f), 5.1(g), 5.1(h), 5.1(i), 5.1(k), 5.1(l), 5.2(a), 5.2(c), 5.2(d), 5.2(e), 5.2(f), 5.2(g), 5.2(h), 5.2(i) or 6.3; or (iii) Section 5.1(b)(ii), and such default shall continue for 2 Business Days; or (iv) any other provision hereof and such default in the case of this clause (iv) shall continue for ten (10) days; (d) (i) failure of the Transferor to pay when due any amounts due under any agreement relating to Indebtedness to which it is a party; or the default by the Transferor in the performance of any term, provision or condition contained in any agreement relating to Indebtedness to which it is a party regardless of whether such event is an “event of default” or “default” under any such agreement; or any Indebtedness owing by the Transferor shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or (ii) failure of the Seller, FMCH, FME KGaA or any Transferring Affiliate to pay when due any amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than $50,000,000€200,000,000 (or its U.S. dollar equivalent) is governed; or the default by the Seller, FMCH, FME KGaA or any Transferring Affiliate in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Seller, FMCH, FME KGaA or any Transferring Affiliate greater than $50,000,000€200,000,000 (or its U.S. dollar equivalent) was created or is governed, regardless of whether such event is an “event of default” or “default” under any such agreement; or any Indebtedness owing by the Seller, FMCH, FME KGaA or any Transferring Affiliate greater than $50,000,000€200,000,000 101

(or its U.S. dollar equivalent) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment and other than in the case of an instrument stated to be payable on demand) prior to the date of maturity thereof; or (e) any Event of Bankruptcy shall occur with respect to the Transferor, any Originating Entity, FME KGaA, FMCH or NMC; provided that, in the case of any Event of Bankruptcy relating to any Transferring Affiliate, such Event of Bankruptcy shall not constitute a Termination Event hereunder if at such time the Percentage Factor does not exceed the Maximum Percentage Factor after reducing the Net Receivables Balance by an amount equal to the aggregate Outstanding Balance of all Receivables otherwise included in the calculation of Net Receivables Balance which either (i) have been originated by such Transferring Affiliate or (ii) are owing from any Obligor that shall have been directed to remit payments thereon to a Special Account that is a Special Account to which Obligors in respect of the Transferring Affiliate that is the subject of such Event of Bankruptcy shall have been directed to remit payments; or (f) the Agent, on behalf of the Investors, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; or the Transferor shall, for any reason, fail or cease to have all right, title and interest in and to all Receivables, Related Security and Collections, free and clear of any Adverse Claim, subject only to the interests therein of the Agent, on behalf of the Investors; or (g) a Collection Agent Default shall have occurred; or (h) the Transferring Affiliate Letter, the Receivables Purchase Agreement or any other Transaction Document shall have terminated; or any material provision thereof shall cease for any reason to be valid and binding on any party thereto or any party shall so state in writing; or any party to any Transaction Document (other than the Agent, any Administrative Agent or any Investor) shall fail to perform any material term, provision or condition contained in any Transaction Document on its part to be performed or a default shall otherwise occur thereunder; or (i) any of FMCH, NMC, the Transferor or the Seller shall enter into any transaction or merger whereby it is not the surviving entity; or (j) there shall have occurred any material adverse change in the operations of any of FMCH, NMC, the Transferor or the Seller since December 31, 20112017 or any other Material Adverse Effect shall have occurred; or (k) (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment or increases the balance of the Affected Assets on the next Business Day so as to reduce the Percentage Factor to less than or equal to the Maximum Percentage Factor or (ii) the sum of the portion of the Net Investment held by the Investors in any Related Group and the Letter of Credit Obligations owing to the Bank Investor in such Related Group shall exceed the applicable Related Group Limit at any time; or 102

(l) months exceeds 9.58.00%; or the average Dilution Ratio for any three (3) consecutive calendar (m) the average Loss-to-Liquidation Ratio for any three (3) consecutive calendar months exceeds 6.06.50%; or (n) months exceeds 4.00%; or the average Default Ratio for any three (3) consecutive calendar (o) a default or breach shall occur under the Parent Agreement (including, without limitation, a default or breach with respect to any financial covenant or other undertaking set forth therein); or the Parent Agreement shall for any reason terminate; or any material provision thereof shall cease to be valid and binding on any party thereto or any party thereto shall so state in writing; or (p) (i) the Seller shall cease to own, free and clear of any Adverse Claim all of the outstanding shares of capital stock of the Transferor on a fully diluted basis; or (ii) FMCH shall cease to own, directly or indirectly, free and clear of any Adverse Claim, (other than a pledge made pursuant to the FME KGaA Credit Facility and put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries), all of the outstanding shares of capital stock of any of the Originating Entities or the Collection Agent on a fully diluted basis; provided that FME KGaA may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH; or (iii) FME KGaA shall cease to own, directly or indirectly, free and clear of any Adverse Claim (other than a pledge made pursuant to the FME KGaA Credit Facility and put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries), all of the Voting Stock of FMCH other than the preferred stock of FMCH outstanding as of the date hereof (which preferred stock outstanding as of the date hereof shall not represent more than 20.00% of the total Voting Stock of FMCH); or (iv) a Change of Control shall occur; or (q) FME KGaA’s long-term public senior debt securities shall be rated lower than B+ by Standard & Poor’s or B1 by Moody’s, or neither Standard & Poor’s nor Moody’s shall rate such securities; or (r) Any Person shall be appointed as, or removed as, an Independent Director of the Transferor without prior notice thereof having been given to each Administrative Agent in accordance with Section 5.1(a)(x) or without the written acknowledgement by each Administrative Agent that such Person conforms, to the satisfaction of each Administrative Agent, with the criteria set forth in the definition herein of “Independent Director”. SECTION 7.2. Termination. (a) Upon the occurrence of any Termination Event, the Agent may, and at the direction of any Administrative Agent or the Majority Investors shall, by notice to the Transferor and the Collection Agent declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(e), 7.1(f), 7.1(k)(ii) or 7.1(p) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the 103

Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative. (b) At all times after the occurrence and during the continuation of a Termination Event or the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a), the Base Rate plus 2.50% shall be the Tranche Rate applicable to the Net Investment for all existing and future Tranches and shall be the rate at which RO Interest accrues. ARTICLE VIII INDEMNIFICATION; EXPENSES; RELATED MATTERS SECTION 8.1. Indemnities by the Transferor. Without limiting any other rights which the Agent, the Administrative Agents or the Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Investors, the Agent, the Administrative Agents, the Collateral Agents, the Liquidity Providers and the Credit Support Providers and their respective successors and permitted assigns and their respective officers, directors and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which such attorneys may be employees of a Liquidity Provider, a Credit Support Provider, the Agent, an Administrative Agent or a Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Transferor or any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent or any Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from: (i) any representation or warranty made by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) or any officers of any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) under or in connection with this Agreement, the Receivable Purchase Agreement, the Parent Agreement, the Transferring Affiliate Letter, any of the other Transaction Documents, any Investor Report, any Cash Collections Report or any other information or report delivered by any Parent Group Member pursuant to or in connection with any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made; 104

(ii) the failure by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation), including with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation; (iii) the failure (x) to vest and maintain vested in the Agent, on behalf of the Investors, an undivided first priority, perfected percentage ownership interest (to the extent of the Transferred Interest) in the Affected Assets free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Investors, in the Affected Assets as contemplated pursuant to Section 10.11, free and clear of any Adverse Claim; (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets; (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services; (vi) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions hereof; or (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable; (viii) Eligible Receivable; the transfer of an ownership interest in any Receivable other than an (ix) the failure by any Parent Group Member (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts; (x) the Percentage Factor exceeding the Maximum Percentage Factor at any time; 105

(xi) the failure of any Originating Entity to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables; (xii) any repayment by any Indemnified Party of any amount previously distributed in reduction on Net Investment which such Indemnified Party believes in good faith is required to be made; (xiii) the commingling by the Transferor, any Originating Entity or the Collection Agent of Collections of Receivables at any time with other funds without regard to whether any such commingling is authorized or permitted hereunder or under any of the other Transaction Documents; (xiv) any investigation, litigation or proceeding instituted by or against a Person other than such Indemnified Party related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or any Originating Entity, the ownership of Transferred Interests, or any Receivable, Related Security or Contract; (xv) the failure of any Special Account Bank, Designated Account Agent, Intermediate Concentration Account Bank or the Concentration Account Bank to remit any amounts held by it pursuant to the instructions set forth in the applicable Special Account Letter, Intermediate Concentration Account Agreement or Concentration Account Agreement or any instruction of the Collection Agent, the Transferor, any Originating Entity or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Special Account Letter, Intermediate Concentration Account Agreement or Concentration Account Agreement) whether by reason of the exercise of set-off rights or otherwise; (xvi) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or the Seller to qualify to do business or file any notice of business activity report or any similar report; (xvii)any failure of the Transferor to give reasonably equivalent value to the Seller in consideration of the purchase by the Transferor from the Seller of any Receivable, any failure of the Seller to give reasonably equivalent value to any Transferring Affiliate in consideration of the purchase by the Seller from such Transferring Affiliate of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; (xviii) any action taken by the Transferor, any Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) in the enforcement or collection of any Receivable; provided, however, that if any Conduit Investor enters into agreements for the purchase of interests in receivables from one or more Other 106

Transferors, such Conduit Investor shall allocate such Indemnified Amounts which are in connection with a Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to any Parent Group Member and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to any Parent Group Member, such Other Transferors shall be solely liable for such Indemnified Amounts; (xix) any reduction or extinguishment of, or any failure by any Obligor to pay (in whole or in part), any Receivable or any Related Security with respect thereto as a result of or on account of any violation of or prohibition under any law, rule or regulation now or hereafter in effect from time to time, including without limitation and CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation, or as a result of or on account of the entering of any judicial or regulatory order or agreement adversely affecting the Transferor or any Parent Group Member; (xx) any failure by the Transferor or any Parent Group Member to maintain all governmental and other authorization and approvals necessary to render the services, or sell the merchandise, resulting in Receivables; or (xxi) without duplication of amounts already payable pursuant to Section 2.9, any cancellation or voiding of a Receivable or other Contractual Adjustment.; or (xxii) any civil penalty or fine assessed by OFAC or any other governmental authority administering any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Indemnified Party in connection with the Transaction Documents as a result of any action of the Transferor or any of its respective Affiliates. SECTION 8.2. Indemnity for Taxes, Reserves and Expenses. If after the date hereof, the adoption of any Law or Bank Regulatory Guideline or any amendment or change in the interpretation of any existing or future Law or Bank Regulatory Guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any Bank Regulatory Guideline, whether or not having the force of Law): (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Liquidity Provider Agreement or the credit 107 support furnished by a Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party’s principal executive office is located); (ii) shall impose, modify or deem applicable any reserve, assessment, fee, insurance charge, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under a Liquidity Provider Agreement or the credit support provided by a Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under a Liquidity Provider Agreement or the credit support furnished by a Credit Support Provider or otherwise in respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, a Liquidity Provider Agreement or a Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through any Administrative Agent, the Transferor shall pay to such Administrative Agent for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such tax, increased cost or reduction. The term “Bank Regulatory Guideline” shall mean (i) the adoption after the date hereof of any applicable law, rule, guideline or regulation (including any applicable law, rule, guideline or regulation regarding capital adequacy or liquidity coverage) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency; provided 108 that for purposes of this definition, (x) the United States bank regulatory rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modification to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted on December 15, 2009, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (z) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Bank Regulatory Guideline”, regardless of the date enacted, adopted, issued or implemented. (a) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or Bank Regulatory Guideline regarding capital adequacy or accounting principles, or any change therein, or any change in the interpretation or administration thereof by any Official Body, or any request or directive regarding capital adequacy (in each case of any Bank Regulatory Guideline or accounting principles, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto or otherwise as a consequence of the transactions contemplated hereby to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through any Administrative Agent, the Transferor shall pay to such Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 8.2(b). (b) Each Administrative Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 8.2. A notice by an Administrative Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Administrative Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods. (c) Anything in this Section 8.2 to the contrary notwithstanding, if a Conduit Investor enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, such Conduit Investor shall allocate the liability for any amounts under this Section 8.2 which are in connection with a Credit Support Agreement or the credit support provided by the Credit Support Provider (“Section 8.2 Costs”) to the Transferor and each Other Transferor; provided, however, that if such Section 8.2 Costs are attributable to any Parent Group Member and not attributable to any Other Transferor, the Transferor shall be solely liable for such 109

Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to any Parent Group Member, such Other Transferors shall be solely liable for such Section 8.2 Costs. (d) If any Indemnified Party in a Related Group makes a claim for payment pursuant to this Section 8.2, then the Transferor may, at its option, remove such Related Group and terminate the Commitments of the Investors in such Related Group by (A) paying to the Administrative Agent for such Related Group an amount (the “Payoff Amount”) equal to the sum of (i) the portion of the Net Investment funded by the Investors in such Related Group, (ii) all Discount accrued and to accrue thereon through the last day of the applicable Yield Period(s) to which such Net Investment has been allocated and (iii) all other Aggregate Unpaids owing to the members of such Related Group under the Transaction Documents accrued through the date of such payment (including, without limitation, amounts payable pursuant to this Section 8.2 accrued through the date of payment) and (B) if any Bank Investor in such Related Group shall have issued any Letters of Credit hereunder that then remain outstanding (“Designated Letters of Credit”), providing to such Bank Investor a letter of credit in form and substance satisfactory to such Bank Investor issued by a commercial bank having a credit rating not less than the credit rating of such Bank Investor, which letter of credit shall be in a stated amount equal to the aggregate stated amount of the Designated Letters of Credit issued by such Bank Investor and shall permit drawings thereunder by such Bank Investor at the time of, and in the amount of, each drawing under any Designated Letter of Credit. Any such removal and termination shall be made upon not less than five (5) Business Days notice delivered by the Transferor to the applicable Administrative Agent. The Payoff Amount for any Related Group shall be calculated by the Administrative Agent and notified to the Transferor, which calculation shall be conclusive and binding absent manifest error. Upon such removal and termination, (x) the members of such Related Group shall cease to be parties to this Agreement and the Commitments of all Bank Investors in such Related Group shall be reduced to zero and (y) the Facility Limit will be reduced by an amount equal to the Commitments (determined immediately prior to such termination) of the Bank Investors, in such Related Group. SECTION 8.3. Taxes. All payments made hereunder by the Transferor or the Collection Agent (each, a “Payor”) to any Investor, any Administrative Agent or the Agent (each, a “Recipient”) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called “Taxes”), but excluding franchise taxes and taxes imposed on or measured by the recipient’s net income or gross receipts (“Excluded Taxes”). In the event that any withholding or deduction from any payment made by the Payor hereunder is required in respect of any Taxes, then such Payor shall: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; 110

(ii) promptly forward to each Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and (iii) pay to the Recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the Recipient will equal the full amount such Recipient would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against any Recipient with respect to any payment received by such Recipient hereunder, the Recipient may pay such Taxes and the Payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the Recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Recipient would have received had such Taxes not been asserted. Notwithstanding the foregoing, the Payor shall not be obligated to pay any such additional amounts pursuant to clause (iii) above or pursuant to the immediately preceding sentence to a Bank Investor that is not organized under the laws of the United States of America or a state thereof if such Bank Investor shall have failed to comply with the requirements of paragraph (b) of this Section 8.3 as of the time such Taxes are due and payable. If the Payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Recipient the required receipts or other required documentary evidence, the Payor shall indemnify the Recipient for any incremental Taxes, interest, or penalties that may become payable by any Recipient as a result of any such failure. (a) Each Investor that is not incorporated under the laws of the United States of America or a state thereof shall: (i) on or before the date of any payment by a Payor to such Investor, deliver to such Payor, the Agent and the Administrative Agent for its Related Group (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax; (ii) deliver to each Payor, the Agent and the Administrative Agent for its Related Group two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to such Payor; and 111

(iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by either Payor, the Agent or the Administrative Agent for its Related Group; or (b) Each Investor or transferee that is not a “bank” under Section 881(c)(3)(A) of the Internal Revenue Code thereof shall: (i) on or before the date it becomes a party hereto (or, in the case of a participant, on or before the date such participant becomes a participant hereunder), deliver to each Payor, the Agent and the Administrative Agent for its Related Group (i) a statement under penalties of perjury that such Investor or transferee (x) is not a “bank” under Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 811(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code and (ii) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form; (ii) deliver to each Payor, the Agent and its Administrative Agent two further properly completed and duly executed copies of such Form W-8 before the most recent Form W-8 previously delivered by it to a Payor expires or becomes obsolete or, promptly after the occurrence of any event requiring a change in the most recent formForm W-8 previously delivered by it to sucha Payor or, and upon the request of such Payor, deliver to each Payor, the Agent and its Administrative Agent two properly completed, appropriately revised and duly executed copies of Form W-8 (or successor form); and (iii) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by either Payor, the Agent or its Administrative Agent; unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes an Investor hereunder which renders all such forms inapplicable or which would prevent such Investor from duly completing and delivering any such form with respect to it and such Investor so advises each Payor, the Agent and its Administrative Agent. Each Person that shall become an Investor or a participant of an Investor pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of an Investor the obligations of such participant of an Investor pursuant to this subsection (b) shall be determined as if the participant of an Investor were an Investor except that such participant of an 112

Investor shall furnish all such required forms, certifications and statements to the Investor from which the related participation shall have been purchased. SECTION 8.4. Other Costs, Expenses and Related Matters. The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Investors, the Administrative Agents and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys’, accountants’, rating agencies’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of any of the Investors, the Administrative Agents and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of any Investor, any Administrative Agent or the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with any Investor’s, any Administrative Agent’s, the Agent’s or any Collateral Agent’s enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, “Transaction Costs”). (a) With respect to any Tranche to which all or any portion of the Net Investment held by any of the Investors in a Related Group has been allocated, the Transferor shall pay to the Administrative Agent for such Related Group, for the account of each applicable Investor, on demand any Early Collection Fee due on account of the reduction of such Tranche on a day prior to the last day of its Tranche Period (or, in the case of a CP Tranche Period, on or prior to the maturity date for the Commercial Paper allocated to fund or maintain such Net Investment). SECTION 8.5. Reconveyance Under Certain Circumstances. The Transferor agrees to accept the reconveyance from the Agent, on behalf of the applicable Investors, of the Transferred Interest if the Agent or any Administrative Agent notifies Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and Transferor shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the Agent, for the account of the applicable Investors, as applicable, in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids; provided that if such 15th day (or 3rd day) is not a Business Day, such reconveyance and the related payment shall be made on the next following Business Day. 113

ARTICLE IX THE AGENT; BANK COMMITMENT; THE ADMINISTRATIVE AGENTS SECTION 9.1. Authorization and Action. (a) Each Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that any Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Majority Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, the Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors (which consent shall not be unreasonably withheld or delayed). The Agent shall not, without the prior written consent of all Bank Investors, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of Discount or fees payable hereunder to the Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or the Receivables Purchase Agreement or the Parent Agreement relating to the timing of payments required to be made by the Transferor, any Originating Entity, FME KGaA or FMCH or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Agent) as successor Collection Agent, (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein) or (F) extend or permit the extension of the Commitment Termination Date without the consent of each Bank Investor. The Agent shall not, without the prior written consent of each Administrative Agent, agree to amend, modify or waive any provision of this Agreement, the Transferring Affiliate Letter, the Receivables Purchase Agreement or the Parent Agreement. The Agent shall not agree to any amendment of this Agreement which increases the dollar amount of any Investor’s Commitment without the prior consent of such Investor. In addition, the Agent shall not agree to any 114 amendment of this Agreement not specifically described in the two preceding sentences without the consent of the Majority Investors (which consent shall not be unreasonably withheld or delayed). In the event the Agent requests any Investor’s consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from such Investor within 10 Business Days of such Investor’s receipt of such request, then such Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder. (b) The Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. SECTION 9.2. Agent’s Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for any Parent Group Member), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any Parent Group Member or the Collection Agent or to inspect the property (including the books and records) of any Parent Group Member or the Collection Agent; (iv) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties. SECTION 9.3. Credit Decision. Each Investor acknowledges that it has, independently and without reliance upon the Agent, any Administrative Agent, any Affiliate of an Administrative Agent or any other Investor and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer to the Agent on its behalf of any undivided ownership interest in the Affected Assets hereunder. Each Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent’s Affiliates or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. 115

SECTION 9.4. Indemnification of the Agent. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, any Letter of Credit or any other Transaction Document or any action taken or omitted by the Agent hereunder or thereunder, provided that the Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their respective Commitments, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred, in the determination of the Agent, in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor. Solely for purposes of this Section 9.4, (i) the Administrative Agent for Sheffield shall be deemed to be a Bank Investor having a Commitment equal to the Commitment of Sheffield and (ii) Sheffield shall not be deemed to be a Bank Investor. SECTION 9.5. Successor Agent. The Agent may resign at any time by giving written notice thereof to each Investor and the Transferor and may be removed at any time with cause by the Majority Investors. Upon any such resignation or removal, the Majority Investors shall appoint a successor Agent. Each Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Majority Investors’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank having a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. SECTION 9.6. Payments by the Agent. All amounts received by the Agent on behalf of the Investors shall be paid by the Agent to the Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Investors on such Business Day, but, in any event, shall pay such amounts to the Investors not later than the following Business Day. All amounts received by the Agent hereunder on behalf of the Investors 116 shall be allocated among the Related Groups in accordance with Sections 2.5 and/or 2.6, as applicable. For purposes of the foregoing, the Agent shall be deemed to be a member of the Related Group that includes Liberty Street. SECTION 9.7. Bank Commitment; Assignment to Bank Investors. (a) Assignments by Conduit Investors. A Conduit Investor may, at any time, assign all or any portion of its interests in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder and under the other Transaction Documents to any Bank Investor, Administrative Agent, Liquidity Provider or Credit Support Provider or any of their respective Affiliates without the consent of any other party. In addition to and not in limitation of any other provision hereof which permits assignments by a Conduit Investor, any Conduit Investor may, from time to time, in one transaction or a series of transactions, assign all or a portion of its interests in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder and under the other Transaction Documents to another special purpose company (an “SPC Assignee”) which (i) is administered by such Conduit Investor’s Administrative Agent or by any Affiliate of such Administrative Agent and (ii) has activities generally similar to such Conduit Investor. The Administrative Agent for the assigning Conduit Investor shall notify the Transferor and the Agent of such assignment promptly following the effective date thereof. Upon and to the extent of such assignment to an SPC Assignee, (i) the SPC Assignee shall be the owner of the assigned portion of the Net Investment, (ii) the relevant Administrative Agent will act as Administrative Agent for the SPC Assignee as well as for the assigning Conduit Investor, with all corresponding rights and powers, express or implied, granted herein to such Administrative Agent, (iii) the SPC Assignee shall be a Conduit Investor hereunder and its credit and liquidity support providers and other related parties shall have the benefit of all the rights and protections provided to the assigning Conduit Investor and its credit and liquidity support providers and other related parties, respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against the assigning Conduit Investor or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against the assigning Conduit Investor, and the right to assign to another SPC Assignee as provided in this paragraph), (iv) the SPC Assignee shall assume all obligations, if any, of the assigning Conduit Investor under and in connection with this Agreement, and the assigning Conduit Investor shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the assigning Conduit Investor (if any) and the SPC Assignee shall be several and not joint, (v) all distributions in respect of Net Investment or Discount shall be made to the assigning Conduit Investor and the SPC Assignee on a pro rata basis according to their respective interests (or in the case of Discount, the accrued amounts thereof), (vi) the rate used to calculate the Discount with respect to the portions of the Net Investment owned by the SPC Assignee and funded with commercial paper notes issued by the SPC Assignee from time to time shall be determined in the manner set forth in the definition of the “CP Rate” on the basis of the discount or interest rates applicable to commercial paper issued by the SPC Assignee (rather than the assigning Conduit Investor), (vii) in the event that the relevant Related Group, by reason of such assignment, shall contain more than one Conduit Investor, then each reference in this Agreement to “Conduit Investor” shall mean and refer to, in 117 the case of such Related Group, each such Conduit Investor individually or all of such Conduit Investors collectively, as the context may require, (viii) any reference in this Agreement or the other Transaction Documents to the assigning Conduit Investor shall mean and be a reference to such assigning Conduit Investor and/or the relevant SPC Assignee, as the context may require, (ix) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (x) if requested by the relevant Administrative Agent, the parties will execute and deliver such further agreements and documents and take such other actions as the relevant Administrative Agent may reasonably request to evidence and give effect to the foregoing. (b) Assignments by Bank Investors. No Bank Investor may assign all or a portion of its interests in the Net Investment, any Letter of Credit, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Administrative Agent for its Related Group, on behalf of the related Conduit Investor (it being understood and agreed that no consent from the Transferor or any other Person shall be required in connection with any assignment by a Bank Investor). Without limiting the generality of the foregoing, it is understood for the avoidance of doubt that an Administrative Agent may condition any approval on its receipt of written confirmation from each applicable Rating Agency that such assignment will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by the related Conduit Investor. In the case of an assignment by a Conduit Investor to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G attached hereto, duly executed, assigning to the assignee a pro rata interest in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and the assignor’s rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee’s right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes, it being understood that the Bank Investors, as assignees, shall (x) be obligated to fund Incremental Transfers under Section 2.2(a) and to issue Letters of Credit under 2.18, in each case in accordance with the terms thereof, notwithstanding that related Conduit Investor was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of “Reinvestment Termination Date”, notwithstanding that the related Conduit Investor had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent, the Administrative Agent for the applicable Related Group and the Transferor. All costs and expenses of the Agent, the applicable Administrative Agent and the assignor and assignee incurred in connection with any 118 assignment hereunder shall be borne by the Transferor and not by the assignor or any such assignee. Unless otherwise agreed by the Administrative Agent for the applicable Related Group, no Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the applicable Liquidity Provider Agreement. (c) Effects of Assignment. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, any Parent Group Member or the Collection Agent or the performance or observance by the Transferor, any Parent Group Member or the Collection Agent of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the Transferring Affiliate Letter, the Parent Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreement, the Transferring Affiliate Letter, the Parent Agreement, and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, any Administrative Agent, or any of their respective Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (vi) such assignee appoints and authorizes the applicable Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security, (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (viii) such assignee agrees that it will not institute against any Conduit Investor any proceeding of the type 119 referred to in Section 10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by such Conduit Investor or its Related CP Issuer. (d) Transferor’s Obligation to Pay Certain Amounts. The Transferor shall pay to the Administrative Agent for a Conduit Investor, in connection with any assignment by such Conduit Investor to its related Liquidity Providers, an aggregate amount equal to all Discount to accrue through the end of each outstanding Tranche Period plus all other Aggregate Unpaids (other than the Net Investment and any unpaid amount in respect of any Reimbursement Obligations) owing to such Conduit Investor. (e) [Reserved]. (f) [Reserved]. (g) Downgrade of Bank Investor. If (at any time prior to any assignment by a Conduit Investor to the Bank Investors in its Related Group as contemplated pursuant to this Section 9.7) the short term debt rating of any Bank Investor in such Related Group shall be “A-2” or “P-2” from Standard & Poor’s or Moody’s, respectively, with negative credit implications, such Bank Investor, upon request of the applicable Administrative Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution’s short term debt shall be rated at least “A-2” and “P-2” from Standard & Poor’s and Moody’s, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor in a Related Group shall be “A-3” or “P-3”, or lower, from Standard & Poor’s or Moody’s, respectively (or such rating shall have been withdrawn by Standard & Poor’s or Moody’s), such Bank Investor, upon request of the applicable Administrative Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution’s short term debt shall be rated at least “A-2” and “P-2” from Standard & Poor’s and Moody’s, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor in a Related Group shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the related Conduit Investor shall have the right to require such Bank Investor to accept the assignment of such Bank Investor’s Pro Rata Share of the Net Investment; such assignment shall occur in accordance with the applicable provisions of this Section 9.7. Such Bank Investor shall be obligated to pay to such Conduit Investor, in connection with such assignment, in addition to the Pro Rata Share of the Net Investment, an amount equal to the Interest Component of the outstanding Commercial Paper issued to fund the portion of the Net Investment being assigned to such Bank Investor, as reasonably determined by the applicable Administrative Agent. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the applicable Related Group Limit, solely as it relates to new Incremental Transfers to such Conduit Investor, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor’s Commitment 120 to the Transferor or such downgraded Bank Investor’s other obligations and liabilities hereunder and under the other Transaction Documents. SECTION 9.8. Appointment of Administrative Agents. Each Investor in a Related Group hereby appoints and authorizes the Administrative Agent for its Related Group to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to such Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Investor in a Related Group hereby appoints the Administrative Agent for its Related Group as its agent to execute and deliver all further instruments and documents, and take all further action that such Administrative Agent may deem necessary or appropriate or that any Investor may reasonably request to enable any of them to exercise or enforce any of their respective rights hereunder. Bank Investors representing at least 66 and 2/3% of the aggregate Commitments of all Bank Investors in a Related Group (the “Group Majority Investors” for such Related Group) may direct the Administrative Agent for such Related Group to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to an Administrative Agent hereunder, such Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Group Majority Investors; provided, however, no Administrative Agent shall be required to take any action hereunder if the taking of such action, in the reasonable determination of such Administrative Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose such Administrative Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Administrative Agent for a Related Group shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Group Majority Investors (which consent shall not be unreasonably withheld or delayed). The Administrative Agent for a Related Group shall not, without the prior written consent of all Bank Investors in such Related Group, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the amount or payment of Net Investment, Reimbursement Obligations, Discount or fees payable hereunder to the Bank Investors, in such Related Group or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or the Receivables Purchase Agreement or the Parent Agreement relating to the timing of payments required to be made by the Transferor, any Originating Entity, FME KGaA or FMCH or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Agent) as successor Collection Agent, (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein) or any party from its obligations under the Parent Agreement or (F) extend or permit the extension of the Commitment Termination Date without the consent of each Bank Investor, in such Related Group. The Administrative Agent for a Related Group shall not agree to any amendment of this Agreement which increases the dollar amount of the Commitment of a Bank Investor in such Related Group without the prior consent of such Bank Investor. In addition, no Administrative Agent shall agree to any amendment of this Agreement not specifically described in the two 121 preceding sentences without the consent of the related Group Majority Investors (which consent shall not be unreasonably withheld or delayed). In the event an Administrative Agent requests any Investor’s consent pursuant to the foregoing provisions and such Administrative Agent does not receive a consent (either positive or negative) from such Investor within 10 Business Days of such Investor’s receipt of such request, then such Investor (and its percentage interest hereunder) shall be disregarded in determining whether such Administrative Agent shall have obtained sufficient consent hereunder. (a) Each Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. SECTION 9.9. Administrative Agent’s Reliance, Etc. Neither any Administrative Agent nor any directors, officers, agents or employees of an Administrative Agent shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, each Administrative Agent: (i) may consult with legal counsel (including counsel for any Parent Group Member), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any Parent Group Member or the Collection Agent or to inspect the property (including the books and records) of any Parent Group Member or the Collection Agent; (iv) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties. SECTION 9.10. Indemnification of the Administrative Agents. The Bank Investors, in each Related Group agree to indemnify the Administrative Agent for such Related Group (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Administrative Agent, any of the other Transaction Documents hereunder or thereunder (including, in the case of the Administrative Agent for Sheffield, for any amounts payable by such Administrative Agent by reason of the last sentence of Section 9.4), provided that the Bank Investors, in a Related Group 122 shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the applicable Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors, in each Related Group agree to reimburse the Administrative Agent for such Related Group, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by such Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of such Bank Investors, hereunder and/or thereunder and to the extent that such Administrative Agent is not reimbursed for such expenses by the Transferor. SECTION 9.11. Successor Administrative Agents. Any Administrative Agent may resign at any time by giving written notice thereof to the Agent, each Investor in its Related Group and the Transferor and may be removed at any time with cause by the applicable Group Majority Investors. Upon any such resignation or removal, the Group Majority Investors for such Related Group shall appoint a successor Administrative Agent. Each Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed for such Related Group, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Group Majority Investors’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Investors in such Related Group, appoint a successor Administrative Agent for such Related Group which successor Administrative Agent shall be either (i) a commercial bank having a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. SECTION 9.12. Payments by the Administrative Agents. Unless specifically allocated to an Investor pursuant to the terms of this Agreement, all amounts received by an Administrative Agent on behalf of the Investors in its Related Group shall be paid by such Administrative Agent to the Investors in its Related Group (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment and, with respect to any L/C Issuer in such Related Group, in any amounts paid in respect of Reimbursement Obligations, in each case on the Business Day received by such Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case such Administrative Agent shall use its reasonable efforts to pay such amounts to the Investors in its Related Group on such Business 123

Day, but, in any event, shall pay such amounts to such Investors in accordance with their respective related pro rata interests in the Net Investment and, with respect to any L/C Issuer in such Related Group, in any amounts paid in respect of Reimbursement Obligations, not later than the following Business Day. ARTICLE X MISCELLANEOUS SECTION 10.1. Term of Agreement. This Agreement shall terminate on the date following the Termination Date on which the Final Collection Date shall occur; provided, however, that (i) the rights and remedies of the Agent, the Investors and the Administrative Agents with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, Section 9.4 and Section 9.10, and (iii) the agreement set forth in Section 10.9 hereof, shall be continuing and shall survive any termination of this Agreement. SECTION 10.2. Waivers; Amendments. No failure or delay on the part of the Agent, any Investor or any Administrative Agent in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended or waived if, but only if, in the case of any amendment, such amendment is in writing and is signed by the Transferor, the Agent, each Administrative Agent and the Majority Investors and in the case of any waiver, such waiver is granted in writing by each Administrative Agent; provided that no Administrative Agent for a Conduit Investor shall consent to any such amendment or waiver unless each applicable Rating Agency shall have either (i) received prior notice of such amendment or waiver and, in the case of any material amendment or waiver, confirmed that such amendment or waiver will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by such Conduit Investor or (ii) advised such Conduit Investor or its related Administrative Agent that amendments or waivers may be effected without the need for any further confirmation by such Rating Agency. SECTION 10.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received, (ii) if given by mail 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes each Investor, each Administrative Agent and the Agent to effect Transfers, Tranche 124

Period and Tranche Rate selections based on telephonic notices made by any Person which such Investor, such Administrative Agent or the Agent, as applicable, in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to each such Investor or Administrative Agent or the Agent, as applicable, a written confirmation of each telephonic notice directed to such Person signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Agent or the applicable Investor or Administrative Agent, the records of such Investor or Administrative Agent or the Agent, as applicable shall govern absent manifest error. If to the Transferor: (NMC Funding Corporation) 920 Winter Street Waltham, MA 02451 Telephone: (781) 699-2668 Telecopy: (781) 699-9756 Attn: Mark Fawcett Payment Information: Chase Manhattan Bank, N.A. ABA 021-000-021 Account 323-0-76823 If to the Collection Agent: National Medical Care, Inc. 920 Winter Street Waltham, MA 02451 Telephone: (781) 699-2668 Telecopy: (781) 699-9756 Attn: Mark Fawcett If to the Agent: The Bank of Nova Scotia 40 King Street W 62nd Floor Toronto, ON Canada M5W2X6 Attention: Michellec Phillips Telephone: (416) 945-8924 Fax: (416) 350-1133 E-mail: michellec.phillips@scotiabank.com with a copy to: 125

The Bank of Nova Scotia 250 Vesey Street 23rd Floor New York, NY 10281 Attention: Darren Ward Tel: (212) 225-5264 Fax: (212) 225-5274 Email: Darren.Ward@scotiabank.com If to Liberty Street: c/o Global Securitization Services, LLC 114 West 47th Street, Suite 2310 New York, New York 10036 Attention: Jill A. Russo Telephone: (212) 295-2742 Telecopy: (212) 302-8767 If to the Administrative Agent for Liberty Street: The Bank of Nova Scotia 40 King Street W 62nd Floor Toronto, ON Canada M5W2X6 Attention: Michellec Phillips Telephone: (416) 945-8924 Fax: (416) 350-1133 E-mail: michellec.phillips@scotiabank.com with a copy to: The Bank of Nova Scotia 250 Vesey Street 23rd Floor New York, NY 10281 Attention: Darren Ward Tel: (212) 225-5264 Fax: (212) 225-5274 Email: Darren.Ward@scotiabank.com If to Thunder Bay: c/o Global Securitization Services, LLC 68 South Service Road, Suite 120 126

Melville, New York 11747 Attention: Kevin Burns Tel: (631) 587-4700 Fax: (212) 302-8767 Email: conduitadminRBCUS@gssnyc.com with a copy to: c/o Royal Bank of Canada Two Little Falls CentreCenter 2751 Centerville Road, Suite 212 Wilmington, DE 19808 Attn: Securitization Finance Tel: (302) 892-59015903 Fax: (302) 892-5900 E-mail: conduit.management@rbccm.com If to the Administrative Agent for Thunder Bay: Royal Bank of Canada 200 Vesey Street New York, NY 10281-8098 Attn: Securitization Finance Telephone: (212) 428-6537 Email: conduit.management@rbccm.com With a copy to: c/o Royal Bank of Canada Two Little Falls Centre 2751 Centerville Road, Suite 212 Wilmington, DE 19808 Attn: Securitization Finance Tel: (302) 892-5901 Fax: (302) 892-5900 Email: conduit.management@rbccm.com If to Sheffield or its Administrative Agent: c/o Barclays Capital 745 7th Avenue, 5th Floor New York, NY, 10019 Attention: Laura SpichigerDavid Hufnagel Tel: (212) 528-7475 Email: laura.spichigerdavid.hufnagel@barclays.com 127

Notices of Incremental Transfers, notices or reductions to the Net Investment and monthly Investor Reports and Cash Collections Reports should be sent to barcapconduitops@barclays.com and asgreports@barclays.com

If to Atlantic Securitization or its Administrative Agent:

Credit Agricole Corporate and Investment Bank, New York
1301 Avenue of the Americas
New York, New York 10019
Attention: ~~Deric Bradford/Sunny Gulrajani~~Patricia Considine, Bruce Deane and Tina Kourmpetis
Telephone: (212) 261-~~3470/-7845~~3618, (212) 261-7628, (212) 261-7814
Fax: (212) 261-3448 or 917-849-5584
Email: ~~deric.bradford@ca-cib.com; sunny.gulrajani@ca-cib.com~~patricia.considine@ca-cib.com; bruce.deane@ca-cib.com; tina.kourmpetis@ca-cib.com

If to PNC Bank, National Association:

PNC Bank, National Association
300 Fifth Avenue, 11th Floor
Pittsburgh, Pennsylvania 15222
Attention: Robyn Reeher
Telephone: (412) 768-3090
Fax: (412) 762-9184
Email: robyn.reeher@pnc.com

If to Victory Receivables Corporation or its Administrative Agent:

Victory Receivables Corporation
c/o Global Securitization Services, LLC
~~68 South Service Road~~114 West 47th Street, Suite ~~120~~2310
~~Melville~~New York, New York ~~11747~~10036
Attention: ~~David DeAngelis~~Kevin J. Corrigan
Tel: (~~631~~212) ~~930~~295-~~7216~~2757
Fax: (212) 302-8767
Email: ~~ddeangelis~~kcorrigan@gssnyc.com

With a copy to:

MUFG Bank, Ltd. f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
1251 Avenue of the Americas
New York, NY 10020

128

Attention: Elizabeth Colon Tel: (212) 782-5716 Email: ecolon@us.mufg.jp and MUFG Bank, Ltd. f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch 1251 Avenue of the Americas New York, NY 10020 Attention: Luna MillsEric Williams Telephone: (212) 782405-69596654 Fax: (212) 782-6448 Email: lmills@us.mufg.jperic.williams@mufgsecurities.com Notices of Incremental Transfers, notices or reductions to the Net Investment and monthly Investor Reports and Cash Collections Reports should be sent to securitization_reporting@us.mufg.jp If to the Bank Investors, including, if applicable, in their capacities as L/C Issuers, at their respective addresses set forth on Schedule I or in the Assignment and Assumption Agreement pursuant to which it became a party hereto. SECTION 10.4. Governing Law; Submission to Jurisdiction; Integration. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE TRANSFEROR AND THE COLLECTION AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the Transferor and the Collection Agent hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of any Investor to bring any action or proceeding against the Transferor or the Collection Agent or any of their respective properties in the courts of other jurisdictions. (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE 129

RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS. (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. (d) The Transferor and NMC each hereby appoint Arent Fox LLP, located at 1675 Broadway1301 Avenue of the Americas, Floor 42, New York, New York 10019 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State Court sitting in the City of New York by any Administrative Agent, the Agent, any Investor, any Collateral Agent or any assignee of any of them. SECTION 10.5. Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION 10.6. Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor the Collection Agent may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of each Administrative Agent. No provision of this Agreement shall in any manner restrict the ability of any Conduit Investor, any Bank Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest. (a) Each of the Transferor and the Collection Agent hereby agrees and consents to the assignment by any Conduit Investor from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider or Credit Support Provider for such Conduit Investor. In addition, each of the Transferor and the Collection Agent hereby consents to and acknowledges the assignment by any Conduit Investor of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the related Collateral Agent. (b) Any Investor may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Investor, including any pledge or assignment (i) to secure obligations to a Federal Reserve Bank or (ii) to a collateral agent or a security trustee in connection with the funding by such Investor; provided 130 that no such pledge or assignment shall release such Investor from any of its obligations hereunder or substitute any such pledgee or assignee for such Investor as a party hereto. SECTION 10.7. Waiver of Confidentiality. The Transferor hereby consents to the disclosure of any non-public information with respect to it received by any Conduit Investor, the Agent, any Bank Investor or any Administrative Agent to any of the Conduit Investors, the Agent, any nationally recognized rating agency rating the Commercial Paper of such Conduit Investor or its Related CP Issuer, any Administrative Agent, any Collateral Agent, any Bank Investor or potential Bank Investor, any Liquidity Provider or any Credit Support Provider in relation to this Agreement. SECTION 10.8. Confidentiality Agreement. (a) Each of the parties hereto hereby agrees that, from the commencement of discussions with respect to the transactions contemplated by the Transaction Documents (the “Transaction”), each of the parties hereto (and each of their respective, and their respective affiliates, employees, officers, directors, advisors, representatives and agents) are permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (as such terms are used in Internal Revenue Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided to any party related to such structure and tax aspects. In this regard, the parties hereto acknowledge and agree that the disclosure of the structure or tax aspects of the Transaction is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the parties hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Transaction is limited in any other manner (such as where the Transaction is claimed to be proprietary or exclusive) for the benefit of any other Person. (b) Subject to Section 10.8(a), each of the Transferor and the Collection Agent hereby agrees that it will not disclose, and the Transferor will cause each Parent Group Member to refrain from disclosing, the contents of this Agreement or any other proprietary or confidential information of any Conduit Investor, the Agent, any Administrative Agent, any Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except (i) as required by federal or state securities laws, (ii) its auditors and attorneys, employees, equity investors or financial advisors (other than any commercial bank) and any nationally recognized rating agency (including in compliance with Rule 17g-5 under the Securities Exchange Act of 1934 or to any other rating agency in compliance with any such similar rule or regulation in any relevant jurisdiction) provided such auditors, attorneys, employees financial advisors or rating agencies are informed of the highly confidential nature of such information or (iii) following notice thereof to each Administrative Agent, as otherwise required by other applicable law or order of a court of competent jurisdiction. (c) Each Administrative Agent, each Investor and the Agent acknowledges that it or its agents or representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records (“Confidential Information”) identified to it in writing as being of a confidential nature or in which the Transferor or an Originating Entity 131 has a proprietary interest. Subject to Section 10.8(a), each Administrative Agent, each Investor and the Agent agrees that all such Confidential Information so obtained by it is to be regarded as confidential information and that such Confidential Information may be subject to laws, rules and regulations regarding patient confidentiality, and agrees that (x) it shall retain in confidence, and shall ensure that its agents and representatives retain in confidence, and will not disclose, any of such Confidential Information without the prior written consent of the Transferor and (y) it will not, and will ensure that its agents and representatives will not, make any use whatsoever (other than for purposes of this Agreement) of any of such Confidential Information without the prior written consent of the Transferor; provided, however, that such Confidential Information may be disclosed to the extent that such Confidential Information (i) may be or becomes generally available to the public (other than as a breach of this Section 10.8(c), (ii) is required or appropriate in response to any summons or subpoena in connection with any litigation or (iii) is required by law to be disclosed; and provided, further, however, that such Confidential Information may be disclosed to (A) the Agent, any Administrative Agent, any Investor, any Credit Support Provider, any Liquidity Provider, any Person holding an equity interest in a Conduit Investor, any of their respective successors and permitted assigns and any of their respective Affiliates, subject to the terms of this Section 10.8(c), (B) any such Person’s directors, employees, legal counsel, auditors and other business advisors, (C) any such Person’s government regulators and (D) the rating agencies rating any Commercial Paper issued by a Conduit Investor, provided that the Person making such disclosure shall advise each recipient thereof referred to in clauses (A), (B), (C) and (D) above that such Confidential Information is to be regarded and maintained as confidential information and that each Administrative Agent has agreed to keep confidential such Confidential Information as provided in clauses (x) and (y) above. Notwithstanding anything herein to the contrary, the parties hereto agree that the Transferor and the Collection Agent shall not be required to furnish any patient specific medical information to the extent the disclosure of such information would violate applicable law, unless and until the recipient of such information executes and delivers a business associate agreement in substantially the form attached as Exhibit J. SECTION 10.9. No Bankruptcy Petition Against Conduit Investors. Each of the Transferor and the Collection Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of any Conduit Investor or its Related CP Issuer, it will not, and the Transferor will cause each Parent Group Member to not, institute against, or encourage, assist or join any other Person in instituting against, such Conduit Investor or its Related CP Issuer any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or any other proceedings related to an Event of Bankruptcy. Notwithstanding any provision contained in this Agreement to the contrary, no Conduit Investor shall, nor shall any Conduit Investor be obligated to, pay any amount pursuant to this Agreement unless (i) the Conduit Investor has received funds which may be used to make such payment in accordance with such Conduit Investor's commercial paper program documents, which funds are not required to repay its or its Related CP Issuer’s Commercial Paper when due; and (ii) after giving effect to such payment, either (x) there is sufficient liquidity available (determined in accordance with such program documents) to pay the Face Amount of all its Commercial Paper, (y) the Conduit Investor is not rendered insolvent or 132

(z) its and its Related CP Issuer’s Commercial Paper has been repaid in full. Any amount which the Conduit Investor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the United States Bankruptcy Code) against or a corporate obligation of the Conduit Investor for any insufficiency. For purposes of the foregoing, the term “Conduit Investor” shall include Sheffield in its capacity as a Bank Investor. The provisions of this Section shall survive the termination of this Agreement. SECTION 10.10. No Recourse Against Stockholders, Officers or Directors. No recourse under any obligation, covenant or agreement of any Conduit Investor contained in this Agreement shall be had against Global Securitization Services, LLC (nor any affiliate thereof), AMACAR Group L.L.C. (nor any affiliate thereof), or any stockholder, officer or director of such Conduit Investor, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Conduit Investor, and that no personal liability whatsoever shall attach to or be incurred by Global Securitization Services, LLC (or any affiliate thereof), AMACAR Group L.L.C. (or any affiliate thereof), or the stockholders, officers, or directors of such Conduit Investor, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Conduit Investor contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Conduit Investor of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Global Securitization Services , LLC (or any affiliate thereof), AMACAR Group L.L.C. (or any affiliate thereof) and every such stockholder, officer or director of such Conduit Investor is hereby expressly waived as a condition of and consideration for the execution of this Agreement. SECTION 10.11. Characterization of the Transactions Contemplated by the Agreement. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Investors, and that the Transferred Interest not be part of the Transferor’s estate in the event of an insolvency. If, notwithstanding the intention of the parties expressed in this Section 10.11, any sale or contribution by the Transferor to the Agent, on behalf of the Investors, of the Transferred Interest hereunder shall be characterized as a secured loan and not as a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall constitute a security agreement under applicable law. In order to further protect the interests of the Agent and the Investors, the Transferor hereby grants to the Agent, on behalf of the Investors, a first priority perfected and continuing security interest in all of the Transferor’s right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor’s rights under the Receivables Purchase Agreement, the Transferring Affiliate Letter and all other Transaction Documents with respect to the Receivables and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables. The Transferor hereby assigns to the Agent, on behalf of the Investors, all of its rights and remedies under the Receivables Purchase Agreement and the Transferring Affiliate Letter (and all instruments, documents and agreements executed in connection therewith) with respect to the Receivables and with respect to any obligations thereunder of any Originating 133

Entity with respect to the Receivables. In the case of any Recharacterization, the Transferor and the Agent, on behalf of the Investors, represents and warrants that each remittance of Collections by the Transferor to the Agent hereunder will have been (i) in payment of a debt incurred by the Transferor in the ordinary course of business or financial affairs of the Transferor and the Agent and (ii) made in the ordinary course of business or financial affairs of the Transferor and the Agent. SECTION 10.12. Perfection Representations. The Perfection Representations shall be a part of the Agreement for all purposes. The Perfection Representations shall survive termination of the Agreement. SECTION 10.13. Acknowledgement and Consent to EU Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any of the parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any Transaction Document to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) applicable: the effects of any Bail-in Action on any such liability, including, if (i) liability; a reduction in full or in part or cancellation of any such (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority. SECTION 10.14. PATRIOT Act Notice. Each Administrative Agent hereby notifies the Transferor that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Transferor, which information includes the name, address, tax identification number and other information that will allow the 134

Administrative Agent to identify the Transferor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Promptly following any request therefor, the Transferor shall deliver to each Administrative Agent all documentation and other information required by bank regulatory authorities requested by such Administrative Agent for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Rule or other applicable anti-money laundering laws, rules and regulations. SECTION 10.15. Purchase of Interests of the CACIB Group. (a) Upon the satisfaction of the conditions set forth in paragraphs (i) through (v) below, Credit Agricole, as Administrative Agent for the CACIB Group, may provide written notice (such notice, a “CACIB Notice”) to the Transferor, with a copy to the Agent and each other Administrative Agent, advising the addressees of the CACIB Notice that the CACIB Group is exercising its rights under this Section 10.15. If Credit Agricole has provided the CACIB Notice, the Transferor will be required to purchase the CACIB Group’s interest in the Transferred Interest (to the extent not transferred by the CACIB Group pursuant to subsection (b)) on a Business Day that is specified in the CACIB Notice, which must be not less than forty-five (45) days after the delivery of the CACIB Notice (the “CACIB Repurchase Date”). The applicable conditions are: (i) Atlantic Securitization and its Related CP Issuer must have determined reasonably and in good faith that the funding of its share of the Net Investment through the issuance of Commercial Paper is not possible. (ii) Atlantic Securitization and its Related CP Issuer have been unable to access the commercial paper markets for a period of eight (8) consecutive calendar months to fund the CACIB Group’s share of the Net Investment. (iii) The Bank Investor in the CACIB Group has funded the CACIB Group’s entire share of the Net Investment for a period of eight (8) consecutive calendar months. (iv) The last day of such eight-month period falls more than two (2) years after the date of the most recent amendment or restatement of this Agreement that has included an extension of the Commitment Termination Date. (v) Atlantic Securitization and its Related CP Issuer have been unable to access the commercial paper markets on any date that falls after the end of such eight-month period but before the date on which Credit Agricole provides the CACIB Notice. (b) Promptly after delivering the CACIB Notice, Credit Agricole, as Administrative Agent for the CACIB Group, will commence using its commercially reasonable best efforts to sell its entire interest in the Transferred Interest and assign its other rights, obligations and duties under this Agreement, in each case to one or more of the other Related 135

Groups or to one or more other financial institutions that are reasonably acceptable to the Agent, or any combination of such potential purchasers, all in accordance with Section 9.7. However, the CACIB Group will not be required to sell any portion of its interest in the Transferred Interest for any consideration not payable in immediate funds or for less than the purchase price that the Transferor would be required to pay under subsection (c). To the extent reasonably practicable, Credit Agricole must keep the Transferor fully apprised on a current basis of the status of its efforts to sell its interest in the Transferred Interest and assign its other rights, obligations and duties under this Agreement, so that the Transferor can make informed decisions about how to make arrangements to satisfy its obligations under subsection (c). (c) Not earlier than the tenth day and not later than the fifth day before the CACIB Repurchase Date, Credit Agricole must deliver written notice to the Transferor (a “CACIB Repurchase Notice”), with a copy to the Agent, specifying the portion of the CACIB Group’s interest in the Transferred Interest that the CACIB Group has not transferred to another party pursuant to subsection (b) (the “Unsold Transferred Interest”). The CACIB Repurchase Notice must also specify the CACIB Repurchase Price (as defined below): (i) The “CACIB Repurchase Price” shall equal the result of (A) the sum of (1) the CACIB Group’s Net Investment in the Unsold Transferred Interest, and (2) all Discount accrued and to accrue thereon through the CACIB Repurchase Date, minus (B) an amount equal to (1) the arrangement fee paid to Credit Agricole, as Administrative Agent, on the date of the then most recent Investor Fee Letter, multiplied by (2) a fraction, the numerator of which is the number of days from and including the CACIB Repurchase Date to but excluding the specific date included in the definition of “Commitment Termination Date,” and the denominator of which is the number of days from an including the date of the most recent Investor Fee Letter. (ii) Not later than the close of business (New York time) on the CACIB Repurchase Date, following any payments to be made by the Collection Agent pursuant to Sections 2.5 and 2.6 on such date: (A) The CACIB Group shall transfer and assign the Unsold Transferred Interest to the Transferor. The transfer and assignment shall be without recourse and without representation or warranty except that the CACIB Group will be required to represent that it has not assigned (whether outright or as security) any portion of the Unsold Transferred Interest to any other party. (B) The Transferor shall pay to Credit Agricole, as Administrative Agent, for the account of the members of the CACIB Group, the CACIB Repurchase Price (after deducting any amounts paid to Credit Agricole, as Administrative Agent, on behalf of the CACIB Group on such date), in immediate funds. 136

(C) The Transferor shall pledge to the Agent for the benefit of the L/C Issuer in the CACIB Group cash in an aggregate amount sufficient to fully Cash-Collateralize all Letters of Credit then outstanding that have been issued by such L/C Issuer. (iii) The CACIB Repurchase Price set forth in the CACIB Repurchase Notice shall be calculated by Credit Agricole. If, and only if, such calculation has been approved by the Agent, such calculation shall be conclusive and binding absent manifest error. If the Agent does not approve the calculation of the CACIB Repurchase Price by Credit Agricole, then, if the Transferor chooses to contest Credit Agricole’s calculation of the CACIB Repurchase Price, Credit Agricole’s calculation of the CACIB Repurchase Price will not be presumed to be either accurate or inaccurate. If the Transferor disputes Credit Agricole’s calculation of the CACIB Repurchase Price, the Transferor shall nevertheless be obligated to close on the purchase of the Unsold Transferred Interest in accordance with paragraph (ii) above without prejudice to the Transferor’s right to recover from Credit Agricole any excess of the CACIB Repurchase Price as calculated by Credit Agricole over the CACIB Repurchase Price as finally determined (by whatever dispute resolution mechanism the Transferor and Credit Agricole ultimately employ). (d) Upon the transfer and assignment of all of the CACIB Group’s interest in the Transferred Interest pursuant to this Section 10.15, the Commitment of the CACIB Group shall be reduced to zero and each of Credit Agricole, as Administrative Agent and as Bank Investor, and Atlantic Securitization, as Conduit Investor, shall cease to be a party to this Agreement and the Investor Fee Letter. If any portion of the CACIB Group’s Transferred Interest or other rights, obligations and duties under this Agreement have been transferred to one or more financial institutions not already a party to this Agreement as an Investor, each such financial institution must become a party to this Agreement and the Investor Fee Letter as an Investor of the appropriate category. (e) Notwithstanding anything to the contrary, no purchase by the Transferor on a CACIB Repurchase Date pursuant to this Section 10.15 shall occur and each CACIB Notice and CACIB Repurchase Notice shall be void if (i) any Potential Termination Event or Termination Event has occurred and is continuing on such date, (ii) a Termination Date has been set, (iii) after giving effect to such repurchase, the Percentage Factor would exceed the Maximum Percentage Factor or (iv) such repurchase would cause a Potential Termination Date or a Termination Date to occur. This clause (e) shall have no effect on any sale of the CACIB Group’s interest in the Transferred Interest or any assignment of its other rights, obligations and duties under this Agreement to any other Related Group or financial institution pursuant to Section 9.7. (f) Each member of the CACIB Group acknowledges and agrees that it will not, and will cause each of its affiliates to not, institute against, or encourage, assist or join any other Person in instituting against, the Transferor any bankruptcy, reorganization, 137 arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or any other proceedings related to an Event of Bankruptcy solely for failure of the Transferor to repurchase the CACIB Group’s Transferred Interest pursuant to this Section 10.15. 138

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above. NMC FUNDING CORPORATION, as Transferor By: Name: Title: NATIONAL MEDICAL CARE, INC., as Collection Agent By Name: Title: 139

THE BANK OF NOVA SCOTIA, as Agent, as an Administrative Agent and as a Bank Investor By: Name: Title: LIBERTY STREET FUNDING LLC, as a Conduit Investor By: Name: Title: 140

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NEW YORK, as an Administrative Agent and as a Bank Investor By: Name: Title: By: Name: Title: ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor By: Credit Agricole Corporate and Investment Bank, New York, its Attorney-in-Fact By: Name: Title: By: Name: Title: 141

BARCLAYS BANK PLC, as a Bank Investor (solely in the capacity as an L/C Issuer) and as an Administrative Agent By: Name: Title: SHEFFIELD RECEIVABLES COMPANY, LLC, as a Conduit Investor and as a Bank Investor (for all purposes other than in the capacity of an L/C Issuer) By: Name: Title: 142

ROYAL BANK OF CANADA, as an Administrative Agent and as a Bank Investor By: Name: Title: By: Name: Title: THUNDER BAY FUNDING, LLC, as a Conduit Investor By: Name: Title: 143

PNC BANK, NATIONAL ASSOCIATION, as an Administrative Agent, as a Bank Investor and as a Conduit Investor By: Name: Title: By: Name: Title: 144

MUFG BANK, LTD. f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as an Administrative Agent By: Name: Title: MUFG BANK, LTD. f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Bank Investor By: Name: Title: VICTORY RECEIVABLES CORPORATION, as a Conduit Investor By: Name: Title: 145

SCHEDULE I to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT NOTICE ADDRESSES FOR BANK INVESTORS THE BANK OF NOVA SCOTIA 40 King Street W 62nd Floor Toronto, ON Canada M5W2X6 Attention: Michellec Phillips Telephone: (416) 945-8924 Fax: (416) 350-1133 E-mail: michellec.phillips@scotiabank.com with a copy to: THE BANK OF NOVA SCOTIA 250 Vesey Street 23rd Floor New York, NY 10281 Attention: Darren Ward Tel: (212) 225-5264 Fax: (212) 225-5274 E-mail: darren.ward@scotiabank.com SHEFFIELD RECEIVABLES COMPANY, LLC c/o Barclays Capital 745 7th Avenue, 5th Floor New York, NY, 10019 Attention: Laura SpichigerDavid Hufnagel Tel: (212) 528-7475 E-mail: laura.spichigerdavid.hufnagel@barclays.com Notices of Incremental Transfers, notices or reductions to the Net Investment and monthly Investor Reports and Cash Collections Reports should be sent to barcapconduits@barclays.com and asgreports@barclays.com 146

ROYAL BANK OF CANADA Royal Bank Plaza, North Tower 200 VeseyBay Street New York, New York 10281-8098 Attention: Conduit Funding 2nd Floor Toronto Ontario M5J2W7 Attn: Securitization Finance TelTelephone: (212416) 428-6291842-3842 E-mail: conduit.funding@rbccm.comEmail: conduit.management@rbccm.com With a copy to: ROYAL BANK OF CANADA Two Little Falls Center 2751 Centerville Road, Suite 212 Wilmington, DE 19808 Telephone: (302)-892-5903 Email: conduit.management@rbccm.com CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NEW YORK 1301 Avenue of the Americas New York, New York 10019 Attention: Deric Bradford/Sunny GulrajaniPatricia Considine, Bruce Deane and Tina Kourmpetis Telephone: (212) 261-3470/-78453618, (212) 261-7628, (212) 261-7814 Fax: (212) 261-3448 or 917-849-5584 E-mail: deric.bradford@ca-cib.com; sunny.gulrajanipatricia.considine@ca-cib.com; bruce.deane@ca-cib.com; tina.kourmpetis@ca-cib.com PNC BANK, NATIONAL ASSOCIATION 300 Fifth Avenue, 11th Floor Pittsburgh, Pennsylvania 15222 Attention: Robyn Reeher Telephone: (412) 768-3090 Fax: (412) 762-9184 Email: robyn.reeher@pnc.com MUFG BANK, LTD. f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH Investment Banking Division for the Americas 1251 Avenue of the Americas New York, NY 10020 147

Attention: Luna MillsEric Williams Telephone: (212) 782405-69596654 Fax: (212) 782-6448 Email: lmills@us.mufg.jperic.williams@mufgsecurities.com With a copy to: MUFG BANK, LTD. f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH 1251 Avenue of the Americas New York, NY 10020 Attention: Elizabeth Colon Tel. (212) 782-5716 Email: ecolon@us.mufg.jp Notices of Incremental Transfers, notices or reductions to the Net Investment and monthly Investor Reports and Cash Collections Reports should be sent to securitization_reporting@us.mufg.jp 148

SCHEDULE II to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT COMMITMENTS OF BANK INVESTORS Bank Investor Commitment The Bank of Nova Scotia $150,000,000.00175,000,000.00 Credit Agricole Corporate and Investment Bank, $140,000,000.00145,000,000.00 New York Sheffield Receivables Company, LLC $140,000,000.00145,000,000.00 Royal Bank of Canada $140,000,000.00145,000,000.00 PNC Bank, National Association $115,000,000.00145,000,000.00 The Bank of Tokyo-Mitsubishi UFJ, Ltd., $115,000,000.00 $145,000,000.00 MUFG Bank, Ltd. f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch TOTAL $800,000,000.00900,000,000.00 RELATED GROUP LIMITS Conduit Investor Related Group Limit Liberty Street Funding LLC $150,000,000.00175,000,000.00 Atlantic Asset Securitization LLC $140,000,000.00145,000,000.00 Sheffield Receivables Company, LLC $140,000,000.00145,000,000.00 149

Thunder Bay Funding, LLC $140,000,000.00145,000,000.00 PNC Bank, National Association $115,000,000.00145,000,000.00 Victory Receivables Corporation $115,000,000.00145,000,000.00 TOTAL $800,000,000.00900,000,000.00 150

SCHEDULE III to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS In addition to the representations, warranties and covenants contained in the Agreement, the Receivables Purchase Agreement and the Transferring Affiliate Letter, each of the Transferor and the Collection Agent hereby represents, warrants, and covenants to the Agent, the Administrative Agents and the Investors as follows on the date hereof and on the date of each Transfer under the Agreement: 1. Perfection Representations: (a) (i) Each purchase of Receivables under the Transferring Affiliate Letter constitutes a true sale of such Receivables from the applicable Transferring Affiliate to the Seller, conveying good title thereto free and clear of any Adverse Claims, and is enforceable as such against creditors of and purchasers from such Transferring Affiliate. If, notwithstanding the foregoing, any such purchase of Receivables is deemed not to be a true sale, then the Transferring Affiliate Letter creates a valid and continuing security interest (as defined in the applicable UCC) in such Receivables in favor of the Seller, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Transferring Affiliates. In addition, the Transferring Affiliate Letter creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables arising after the Termination Date in favor of the Seller, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Transferring Affiliates. (ii) Each purchase of Receivables under the Receivables Purchase Agreement constitutes a true sale of such Receivables from the Seller to the Transferor, conveying good title thereto free and clear of any Adverse Claims, and is enforceable as such against creditors of and purchasers from the Seller. If, notwithstanding the foregoing, any such purchase of Receivables is deemed not to be a true sale, then the Receivables Purchase Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in such Receivables in favor of the Transferor, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller. In addition, the Receivables Purchase Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables arising after the Termination Date in favor of the Transferor, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from Seller. (iii) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Agent, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from Transferor. 151

(b) The Receivables constitute “accounts” within the meaning of the applicable UCC. (c) Affiliate Letter, the Immediately prior to each purchase of Receivables under the Transferring applicable Transferring Affiliate had good and marketable title to such Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person. Immediately prior to each purchase of Receivables under the Receivables Purchase Agreement, the Seller had good and marketable title to such Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person. The Transferor owns and has good and marketable title to the Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person. (d) The Transferor, the Seller and the Transferring Affiliates have caused or will have caused, within ten days after the effective date of the this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Transferring Affiliates to the Seller, and from the Seller to the Transferor, and the security interest in the Receivables granted to the Agent hereunder. None of the Transferor, the Seller or the Transferring Affiliates is aware of any judgment or tax filings against it. (e) Other than the transfer of the Receivables from the Transferring Affiliates to the Seller under the Transferring Affiliate Letter, the transfer of the Receivables from the Seller to the Transferor under the Receivables Purchase Agreement, and the security interest granted to the Agent pursuant to this Agreement, neither the Transferor nor any Originating Entity has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. Neither Transferor nor any Originating Entity has authorized the filing of, or is aware of any financing statements against Transferor or any Originating Entity that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Agent hereunder or that has been terminated. 2. Survival of Perfection Representations. Notwithstanding any other provision of the Agreement or any other Transaction Document, the representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any termination of the Commitments or any replacement of the Collection Agent or termination of Collection Agent’s rights to act as such) until such time as all Aggregate Unpaids have been finally and fully paid and performed. 3. No Waiver. The Administrative Agent for each Conduit Investor agrees that it: (i) shall not, without obtaining a confirmation of the then-current rating of the Commercial Paper relating to such Conduit Investor, waive any of the Perfection Representations; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of the Perfection Representations, and (iii) shall not, without obtaining a confirmation of the then-current rating of the Commercial Paper of such Conduit Investor(as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations. 4. Collection Agent to Maintain Perfection and Priority. The Collection Agent covenants that, in order to evidence the interests of the Transferor, the Agent, the Administrative 152

Agents and the Investors under this Agreement, the Collection Agent shall take such action, and execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by any Administrative Agent) to maintain and perfect, as a first priority interest, the Agent’s security interest in the Receivables. The Collection Agent shall, from time to time and within the time limits established by law, prepare and present to the Agent for the Agent to authorize (based in reliance on the opinion of counsel hereinafter provided for) the Collection Agent to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Agent’s security interest in the Receivables as a first-priority interest (each a “Filing”). The Collection Agent shall present each such Filing to the Agent together with (x) to the extent requested by any Administrative Agent, an opinion of counsel to the effect that such Filing is (i) consistent with grant of the security interest to the Agent pursuant to the Transaction Documents and (ii) satisfies the requirements for a Filing of such type under the Uniform Commercial Code in the applicable jurisdiction (or if the Uniform Commercial Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for the Agent’s signature. Upon receipt of such opinion of counsel and form of authorization, Agent shall promptly authorize in writing Collection Agent to, and Collection Agent shall, effect such Filing under the Uniform Commercial Code without the signature of Transferor or Agent where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Collection Agent shall not have any authority to effect a Filing without obtaining written authorization from the Agent in accordance with this paragraph. 153

SCHEDULE IV to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT [RESERVED] 1

EXHIBIT A to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF NOTICE OF INCREMENTAL TRANSFER (NI) The Bank of Nova Scotia, N.A., as Agent under the Transfer and Administration Agreement referred to below 40 King Street W 62nd Floor Toronto, ON Canada M5W2X6 Attention: Michellec Phillips Telephone: (416) 945-8924 Fax: (416) 350-1133 E-mail: michellec.phillips@scotiabank.com with a copy to: The Bank of Nova Scotia 250 Vesey Street 23rd Floor New York, NY 10281 Attention: Darren Ward Tel: (212) 225-5264 Fax: (212) 225-5274 Email: Darren.Ward@scotiabank.com , Re: NMC Funding Corporation (the “Transferor”) Reference is made to the Seventh Amended and Restated Transfer and Administration Agreement, dated as of November 24, 2014 (as the same may have been amended, restated, supplemented or otherwise modified prior to the date hereof, the “Transfer and Administration Agreement”), among the Transferor, National Medical Care, Inc., as collection agent, the entities from time to time parties thereto as “Conduit Investors”, “Bank Investors”, and “Administrative Agents” and Agent. Capitalized terms used herein without definition are used as defined in the Transfer and Administration Agreement. The Transferor hereby gives you notice pursuant to Section 2.2 of the Transfer and Administration Agreement of its offer to convey, transfer and assign to you, for the benefit of the

Investors, undivided percentage ownership interests in the Receivables and the other Affected 1, on Assets related thereto for a Transfer Price of $ (the “Transfer Date”). The desired Tranche Period[s] and allocations of the Net Investment of this Incremental Transfer (NI) are indicated below: Duration of Amount of Net Investment Type of Tranche Rate Initial Tranche Period [ ] [ ][CP Rate] [Eurodollar Rate][Base Rate] The Transferor hereby certifies that: (a) after giving effect to the payment to the Transferor of the foregoing Transfer Price, (i) the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper plus the Letter of Credit Obligations, would not exceed the Facility Limit, and (ii) the Percentage Factor would not exceed the Maximum Percentage Factor; and (b) the representations and warranties set forth in Section 3.1 of the Transfer and Administration Agreement will be true and correct both immediately before and immediately after giving effect to the proposed Incremental Transfer (NI) and the payment to the Transferor of the Transfer Price related thereto. The Transferor hereby acknowledges and agrees that this Notice of Incremental Transfer (NI) is irrevocable and binding on it and agrees to indemnify each Investor against any loss or expense incurred by such Investor, either directly or indirectly (including, in the case of a Conduit Investor, through the related Liquidity Provider Agreement) as a result of any failure for any reason (including failure to satisfy any of the conditions precedent in respect hereto) by it to complete this Incremental Transfer (NI) including, without limitation, any loss (including loss of anticipated profits) or expense incurred by any Investor, either directly or indirectly (including, in the case of a Conduit Investor, pursuant to the related Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by any Investor or a related Liquidity Provider (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for any Investor to fund this Incremental Transfer (NI). 1 To be at least $1,000,000 or integral multiples of $250,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit.

In accordance with Section 2.2(a) of the Transfer and Administration Agreement, the Agent shall advise each Administrative Agent of the allocation the Transfer Price in respect of the requested Incremental Transfer (NI) and the initial Tranche Period therefor. [signature page follows] NMC FUNDING CORPORATION By: Name: Title: cc: [each Administrative Agent]

EXHIBIT B to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF L/C ISSUANCE NOTICE The Bank of Nova Scotia, N.A., as Agent under the Transfer and Administration Agreement referred to below 40 King Street W 62nd Floor Toronto, ON Canada M5W2X6 Attention: Michellec Phillips Telephone: (416) 945-8924 Fax: (416) 350-1133 E-mail: michellec.phillips@scotiabank.com with a copy to: The Bank of Nova Scotia 250 Vesey Street 23rd Floor New York, NY 10281 Attention: Darren Ward Tel: (212) 225-5264 Fax: (212) 225-5274 Email: Darren.Ward@scotiabank.com with a copy to: [Name of L/C Issuer], as L/C Issuer under the Transfer and Administration Agreement , Re: NMC Funding Corporation (the “Transferor”) Reference is made to the Seventh Amended and Restated Transfer and Administration Agreement, dated as of November 24 2014 (as the same may have been amended, restated, supplemented or otherwise modified prior to the date hereof, the “Transfer and Administration Agreement”), among the Transferor, National Medical Care, Inc., as collection agent, the entities from time to time parties thereto as “Conduit Investors”, “Bank Investors”, and “Administrative Agents” and The Bank of Nova Scotia, as agent. Capitalized terms used herein without definition are used as defined in the Transfer and Administration Agreement.

The Transferor hereby gives you notice pursuant to Section 2.18(a) of the Transfer and Administration Agreement, of its request that [ ] (the “L/C Issuer”) issue a Letter of Credit, in the form attached hereto, for the benefit of [Name of Beneficiary], in the amount of $ , to be issued on , with an expiration date of , . The Transferor has executed and delivered to the L/C Issuer such Letter of Credit Application in respect of the requested Letter of Credit as the L/C Issuer has requested. The undersigned hereby certifies that: (a) after giving effect to the issuance of the requested Letter of Credit, (i) the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper plus the Letter of Credit Obligations, would not exceed the Facility Limit, (ii) the Percentage Factor would not exceed the Maximum Percentage Factor, (iii) the Net Investment and Letter of Credit Obligations of the Bank Investor that is the L/C Issuer in respect of the requested Letter of Credit would not exceed such Bank Investor’s Commitment; (iv) the aggregate Net Investment and Letter of Credit Obligations of such Bank Investor’s Related Group would not exceed the applicable Related Group Limit and (v) the Maximum Aggregate Face Amount of all Letters of Credit then outstanding would not exceed the Facility L/C Sublimit; (b) the representations and warranties set forth in Section 3.1 of the Transfer and Administration Agreement will be true and correct both immediately before and immediately after giving effect to the issuance of the requested Letter of Credit and the Incremental Transfer L/C related thereto; and (c) the expiry date of the requested Letter of Credit (including any scheduled or permitted extension thereof as contemplated in such Letter of Credit) is not later than (1) the earlier to occur of (i) the date that is one year three years after the issuance thereof and (ii) the date occurring five (5) Business Days prior tothat is one year after the Commitment Termination Date. or (2) in the case of any ESCO Letter of Credit, the date that is three years after the Commitment Termination Date provided that the L/C Fee shall increase to 1.75% per annum for the period from the Commitment Termination Date to the expiry date of such ESCO Letter of Credit. NMC FUNDING CORPORATION By: Name: Title:

EXHIBIT C to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF L/C MODIFICATION NOTICE The Bank of Nova Scotia, N.A., as Agent under the Transfer and Administration Agreement referred to below 40 King Street W 62nd Floor Toronto, ON Canada M5W2X6 Attention: Michellec Phillips Telephone: (416) 945-8924 Fax: (416) 350-1133 E-mail: michellec.phillips@scotiabank.com with a copy to: The Bank of Nova Scotia 250 Vesey Street 23rd Floor New York, NY 10281 Attention: Darren Ward Tel: (212) 225-5264 Fax: (212) 225-5274 Email: Darren.Ward@scotiabank.com with a copy to: [Name of L/C Issuer], as L/C Issuer under the Transfer and Administration Agreement , Re: NMC Funding Corporation (the “Transferor”) Reference is made to the Seventh Amended and Restated Transfer and Administration Agreement, dated as of November 24 2014 (as the same may have been amended, restated, supplemented or otherwise modified prior to the date hereof, the “Transfer and Administration Agreement”), among the Transferor, National Medical Care, Inc., as collection agent, the entities from time to time parties thereto as “Conduit Investors”, “Bank Investors”, and “Administrative

Agents” and The Bank of Nova Scotia, as agent. Capitalized terms used herein without definition are used as defined in the Transfer and Administration Agreement. The Transferor hereby gives you notice pursuant to Section 2.18(f) of the Transfer and Administration Agreement, of its request to [amend] [extend] [renew] [modify] Letter of Credit No. issued on , , for the benefit of [Name of Beneficiary], as reflected in the form attached hereto. Such L/C Modification is contemplated to become effective on , . Each of the L/C Issuer and the beneficiary in respect of such Letter of Credit have agreed to the L/C Modification contemplated herein. The undersigned hereby certifies that: (a) after giving effect to the requested L/C Modification, (i) the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper plus the Letter of Credit Obligations, would not exceed the Facility Limit, (ii) the Percentage Factor would not exceed the Maximum Percentage Factor, (iii) the Net Investment and Letter of Credit Obligations of the Bank Investor that is the L/C Issuer in respect of the affected Letter of Credit would not exceed such Bank Investor’s Commitment; (iv) the aggregate Net Investment and Letter of Credit Obligations of such Bank Investor’s Related Group would not exceed the applicable Related Group Limit and (v) the Maximum Aggregate Face Amount of all Letters of Credit then outstanding would not exceed the Facility L/C Sublimit; (b) the representations and warranties set forth in Section 3.1 of the Transfer and Administration agreement will be true and correct both immediately before and immediately after giving effect to the requested L/C Modification; and (c) after giving effect to the requested L/C Modification, the expiry date of the affected Letter of Credit (including any scheduled or permitted extension thereof as contemplated in such Letter of Credit) shall not be later than (1) the earlier to occur of (i) the date that is one yearthree years after the original issuance thereof and (ii) the date occurring five (5) Business Days prior to that is one year after the Commitment Termination Date. or (2) in the case of any ESCO Letter of Credit, the date that is three years after the Commitment Termination Date provided that the L/C Fee shall increase to 1.75% per annum for the period from the Commitment Termination Date to the expiry date of such ESCO Letter of Credit. NMC FUNDING CORPORATION By: Name: Title:

EXHIBIT D-1 to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF SPECIAL ACCOUNT LETTER

EXHIBIT D-1 FORM OF SPECIAL ACCOUNT BANK LETTER [for accounts with manual transfer] [DATE] [Name and Address of Special Account Bank] [Name of Originating Entity] Ladies and Gentlemen: Reference is made to our depository account[s] number[s] maintained in the name of the undersigned (the “Originating Entity”) with you (the “Account[s]”). Unless otherwise directed by the Originating Entity, you are hereby instructed to transfer funds on deposit in the Account[s] solely to the following account by [ACH transfer or, if so directed by the Originating Entity, by wire transfer][intrabank transfer]: [Name, number and designation of (i) the Concentration Account and Concentration Account Bank or (ii) the Intermediate Concentration Account, as applicable]. Each such transfer shall be made at the end of each banking day on which the amount on deposit in the Account[s] exceeds $20,000, with the amount of the transfer being equal to the total amount of such funds in excess of $5,000; provided that that Originating Entity may, at its option, deliver a standing instruction to you to effect such transfer at the end of each banking day regardless of the amount on deposit in the Account[s], with the amount of the transfer being equal to the total amount of funds in the Account[s]. In the event that you are directed by the Originating Entity to make any changes to the payment instructions specified in this letter, you are hereby instructed to notify Scotiabank in writing of such change at its address at The Bank of Nova Scotia, as Agent, 250 Vesey Street, 23rd Floor, New York, New York 10281, Attention: Asset-Backed Finance, Mid-Office Administration: William Sun Tel: (212) 225-5331 Fax: (212) 225-5274 Email: william.sun@scotiabank.com Judy Bookal Tel: (212) 225-5462 Fax: (212)225-5274 Email: judy.bookal@scotiabank.com

Please agree to the terms of, and acknowledge receipt of, this letter by signing in the space provided below on two copies hereof sent herewith and send the signed copies to NMC Funding Corporation and the Originating Entity at its address at 920 Winter Street, Waltham, MA 02451, Attention: Mark Fawcett. Very truly yours, [NAME OF ORIGINATING ENTITY] By: Title Agreed and acknowledged: [NAME OF SPECIAL ACCOUNT BANK] By: Title: 2

FORM OF SPECIAL ACCOUNT BANK LETTER [for zero balance accounts] [DATE] [Name and Address of Special Account Bank] [Name of Originating Entity] Ladies and Gentlemen: Reference is made to our depository account[s] number[s] maintained in the name of the undersigned (the “Originating Entity”) with you (the “Account[s]”). This letter confirms that, as of the date hereof, the Account is a zero balance account (“ZBA”) established in accordance with your standard policies and procedures. Unless otherwise directed by the Originating Entity, you are instructed by this letter to effect a transfer (the “Transfer”) at the end of each banking day of the available balance on deposit in the Account solely to the following account by ZBA transfer (internal book entry): [Name, number and designation of (i) the Concentration Account and Concentration Account Bank or (ii) the Intermediate Concentration Account, as applicable]. If so directed by the Originating Entity, the Transfer may be accomplished by ACH, wire or other means of transfer. In such event, the Originating Entity will complete any implementation forms required by you to effect any standing transfer instructions in accordance with your standard policies and procedures then in effect. In the event that you are directed by the Originating Entity to make any changes to the payment instructions specified in this letter, you are hereby instructed to notify Scotiabank in writing of such change at its address at The Bank of Nova Scotia, as Agent, 250 Vesey Street, 23rd Floor, New York, New York 10281, Attention: Asset-Backed Finance, Mid-Office Administration: William Sun Tel: (212) 225-5331 Fax: (212) 225-5274 Email: william.sun@scotiabank.com Darren Ward Tel: (212) 225-5264 Fax: (212) 225-5274 Email: darren.ward@scotiabank.com

Please agree to the terms of, and acknowledge receipt of, this letter by signing in the space provided below on two copies hereof sent herewith and send the signed copies to NMC Funding Corporation and the Originating Entity at its address at 920 Winter Street, Waltham, MA 02451, Attention: Mark Fawcett. Very truly yours, [NAME OF ORIGINATING ENTITY] By: Title Agreed and acknowledged: [NAME OF SPECIAL ACCOUNT BANK] By: Title: 2

EXHIBIT D-2 to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF CONCENTRATION ACCOUNT AGREEMENT

EXHIBIT D-2 FORM OF CONCENTRATION ACCOUNT AGREEMENT (the “Agreement”) [DATE] JPMorgan Chase Bank 270 Park Avenue New York, NY 10017-2070 Re: Account #323-0-76823 Ladies and Gentlemen: You are hereby notified, in connection with certain transactions involving its accounts receivable, that NMC FUNDING CORPORATION (the “Transferor”) has transferred certain rights in Account #323-0-76823 (the “Account”), as more particularly described below, to The Bank of Nova Scotia (“Scotiabank”), as Agent (the “Agent”) under the Seventh Amended and Restated Transfer and Administration Agreement dated November 24, 2014 by and among the Transferor, as transferor, National Medical Care, Inc., as Collection Agent, the entities from time to time parties thereto as “Conduit Investors,” “Bank Investors,” “Administrative Agents” and Scotiabank as Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time. The Agreement amends, restates and supersedes the letter agreement dated January 17, 2013 among the Transferor, The Bank of Nova Scotia, as agent thereunder, and you. (a)Transfer to the Agent. The Transferor has transferred exclusive ownership and dominion over the Account, including with respect to all monies, checks, instruments, collections, remittances and other payment items received in the Account (the “Payment Items”), to the Agent and, effective as of the Effective Time (as defined below), will transfer exclusive control of the Account to the Agent. (b) Prior to Notice of Effectiveness. You are hereby instructed: (i) until the Effective Time to make such transfers from the Account at such times and in such manner as the Transferor shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and (ii) to permit the Transferor and the Agent to obtain upon request any information relating to the Account, including, without limitation, any information regarding the balance or activity of the Account. (c) Following Notice of Effectiveness.The Transferor and the Agent hereby instruct you, beginning on the opening of business on the business day next succeeding the business day on which a notice purporting to be signed by the Agent in substantially the form attached hereto as “Annex I” with a copy of this Agreement attached thereto (a “Notice of Effectiveness”) is received by facsimile or otherwise by [ ] or [ ] at the address or facsimile number set forth below (or at such other address or facsimile number as you may from time to time notify the Agent and the Transferor in writing) (or if such Notice of Effectiveness is so received after 12:00 noon, New York City time, on any such business day, on the opening of business on the second business day next succeeding the business day on which such receipt occurs) (either such time, the “Effective Time”), (i) to transfer all funds deposited and collected in the Account pursuant to instructions given to you by the Agent from time to time, (ii) that notwithstanding anything herein or elsewhere to the contrary, the Agent, and not Transferor, shall be irrevocably entitled to exercise any and all applicable rights in respect of or in connection with the Payment Items, including, without limitation, the right to specify when payments in respect of the Payment Items are to be made out of or in connection with the Account and (iii) you shall not take instruction from the Transferor with respect to any amounts in the Account. You are hereby advised by the Agent and the Transferor that the Transferor has under a separate agreement granted to the Agent certain ownership and security interests in all Payment Items and their proceeds and all monies and earning, if any, therefrom the Account, and by your signature below you acknowledge being so advised. A “business day” is any day other than a Saturday, Sunday or other day on which you are or are authorized or required by law to be closed. Anything to the contrary herein notwithstanding, (i) all transactions relating to the Account or any Payment Items therein duly commenced by you or your affiliates in accordance with customary procedures prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement,; and (ii) you, and/or any affiliate may (at your discretion and without any obligation to do so) (x) cease honoring the Transferor’s instructions and/or commence honoring solely the Agent’s instructions concerning the Account or the Payment Items at any time or from time to time after you become aware that the Agent has sent a Notice of Effectiveness to you but prior to the Effective Time therefor (including without limitation halting, reversing or redirecting any transaction referred to in clause (i) above), or (y) deem a Notice of Effectiveness to be received by you for purposes of the foregoing prior to the specified individual’s actual receipt if otherwise actually received by you (or if such Notice of Effectiveness contains minor mistakes or other irregularities but otherwise substantially complies with the form attached hereto as “Annex I” or does not attach an appropriate copy of this Agreement) with no liability whatsoever to the Transferor or any other party for doing so and provided further that this Agreement evidences the Agent’s control over the Account and notwithstanding anything to the contrary in any other agreement governing the Account, on and after the Effective Time you shall comply with instructions originated by the Agent that are permitted under the Account Documentation directing the disposition of funds without further consent of the Transferor or any other person. (d) General Terms. The monies, checks, instruments and other items of payment mailed to, and funds deposited to, the Account will not be subject to deduction, setoff, banker’s lien, or any other right in favor of any person other than the Agent and the Transferor (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Account, (ii) the face amount of any Payment Items which have been credited to the Account but are subsequently returned unpaid or charged back or, as to Payment Items consisting of payment orders or other electronic funds transfers, reversed, cancelled or otherwise corrected or adjusted, and (iii) to cover overdrafts in the Account). 2

This Agreement supplements, rather than replaces, your deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Without limiting the generality of the foregoing, it is understood and agreed that the only instructions the Transferor or the Agent are entitled to give with respect to the Account are those which are permitted under the Account Documentation and the Agent may request you to provide other services (such as automatic daily transfers) with respect to the Account on or after the Effective Time; however, if such services are not authorized or otherwise covered under the Account Documentation, your decision to provide any such services shall be made in your sole discretion (including without limitation being subject to the Transferor and/or the Agent executing such Account Documentation or other documentation as you may require in connection therewith). Prior to issuing any instructions which it is entitled to issue under this Agreement (for the avoidance of doubt, other than a Notice of Effectiveness), the Agent shall provide you with a Certificate of Incumbency substantially in the form of Annex II hereto. Anything to the contrary in this Agreement notwithstanding, (i) you shall have only the duties and responsibilities with respect to matters set forth herein as are expressly set forth in writing herein and shall not be deemed to be a fiduciary for any party hereto, (ii) you shall be fully protected in acting or refraining from acting in good faith on any written notice (including a Notice of Effectiveness), instruction, or request purportedly furnished to you by the Agent in accordance with the terms hereof, in which case the parties hereto agree that you have no duty to make any further inquiry whatsoever (without limiting the generality of the foregoing, it is hereby acknowledged and agreed that you have no knowledge of (and are not required to know) the terms and provisions of the separate agreement referred to in clause (c) above or any other related documentation to which you are not a party or whether any actions by the Agent (including without limitation the sending of a Notice of Effectiveness), the Transferor or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith), (iii) you shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except for your own willful misconduct or gross negligence (and, to the maximum extent permitted by law, shall under no circumstances be liable for indirect, special, punitive or consequential damages); further, you shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond your reasonable control; (iv) the Transferor hereby indemnifies you for, and holds you harmless against, any loss, cost, liability or expense (including reasonable inside or outside counsel fees and disbursements) incurred or suffered by you arising out of or in connection with this Agreement or the Account, except as may result from your willful misconduct or gross negligence, or any interpleader proceeding related thereto or incurred or suffered by you at the Transferor’s direction or instruction; and (v) upon and after the Effective Time, the Agent agrees to reimburse you for the item(s) referred to in clause (ii) of subparagraph (d) above (to the extent that the Agent has already received the benefits of such item(s)), in the event that there are insufficient funds in the Account therefor and 3 you have not received reimbursement from the Transferor within 10 days after your written request therefor. You may terminate this Agreement upon the sending of at least thirty (30) business days advance written notice to the other parties hereto. The Agent may terminate this Agreement upon the sending of at least five (5) business days advance written notice to the other parties hereto. The Transferor may not terminate this Agreement except upon the sending of at least ten (10) business days advance written notice to you accompanied by the Agent’s written consent to such termination. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by you, the Agent and the Transferor. You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent of the Agent and the Transferor provided, however that you may transfer any such rights or obligations to an affiliate upon 30 days advance written notice to the Agent and the Transferor. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns. You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to sign. You agree to give the Agent, at its address specified below, copies of each periodic statement relating to activity in the Account which you provide to the Transferor, together with such additional information relating to the Account as the Agent may from time to time reasonably request. You further agree to give the Agent and the Transferor prompt notice if the Account become subject to any writ, garnishment, judgement, warrant or attachment, execution or similar process. Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service or by United States mail and except as provided above with respect to a Notice of Effectiveness shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or three (3) business days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party’s name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Agent and (ii) the address of the Agent shall be The Bank of Nova Scotia, 250 Vesey Street, 23rd Floor, New York, New York 10281, Attention: Asset-Banked Finance, Middle Office Administration, William Sun and Judy Bookal, facsimile: (212) 225-5274, email: william.sun@scotiabank.com, judy.bookal@scotiabank.com or at such other address as may be designated by the Agent in a written notice to each of the parties hereto. This Agreement may be signed in any number or counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, (ii) shall become effective when counterparts hereof have been signed by the parties 4 hereto and (iii) shall be governed by and construed in accordance with the laws of the State of New York. All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement. 5

Please agree to the terms of, and acknowledge receipt of this notice by signing in the space provided below. Very truly yours, NMC FUNDING CORPORATION, By: Title: _ 920 Winter Street Waltham, Massachusetts 02451 Facsimile No: (781) 699-9756 ACKNOWLEDGED AND AGREED: JPMORGAN CHASE BANK By: Title: Date: Attention: [ ] JPMorgan Chase Bank 2 Chase Manhattan Plaza, 22nd Floor New York, NY 10081 Facsimile No:[ ] THE BANK OF NOVA SCOTIA, as Agent By: Name: Title:

ANNEX 1 TO CONCENTRATION ACCOUNT LETTER (FORM OF NOTICE OF EFFECTIVENESS) DATED: , 201 TO: JP Morgan Chase Bank 2 Chase Manhattan Plaza, 22nd Floor New York, N.Y. 10081 ATTN: [ ] or [ ] Re: Concentration Account Bank No. 323-0-76823 Ladies and Gentlemen: We hereby give you a “Notice of Effectiveness” with respect to the above referenced Account, as and to the extent described in our letter agreement with you dated [DATE], a copy of which is attached hereto. You are hereby instructed to comply with the instructions of the undersigned as set forth in that letter. Very truly yours, THE BANK OF NOVA SCOTIA, as Agent By: Title:

ANNEX II TO CONCENTRATION ACCOUNT LETTER (FORM OF INCUMBENCY CERTIFICATE) CERTIFICATE OF AN OFFICER OF THE BANK OF NOVA SCOTIA, AS AGENT The undersigned [ ] being an [Assistant Secretary][Vice President] of The Bank of Nova Scotia (the “Company”) hereby executes and delivers this certificate to JPMorgan Chase Bank (“JPMCB”) on behalf of the Company pursuant to the Concentration Account Letter dated as of [DATE] among the Company, NMC Funding Corporation, and JPMCB (as amended, restated, supplemented or otherwise modified from time to time, the “Concentration Account Letter”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Concentration Account Letter. The undersigned hereby certifies, as of the date hereof, that the following named persons are duly appointed officers of the Company, holding the office or offices set forth opposite their respective names, and each is authorized to execute and deliver, on behalf of the Company, instructions pursuant to the terms of the Concentration Account Letter, and the signatures appearing opposite the names of such individuals are authentic and genuine and are, in fact, the signatures of such individuals:

Name Title Signature [ ] [ ] [ ] [ ] [ ] [ ] IN WITNESS WHEREOF, I have hereunto set my hand this day of , 20 . By: [Name] [Assistant Secretary][Vice President]

EXHIBIT D-3 to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT EXHIBIT D-3 FORM OF INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT (the “Agreement”) [DATE] [Name and Address of Intermediate Concentration Account Bank] Re: Account #[ ] Ladies and Gentlemen: You are hereby notified, in connection with certain transactions involving its accounts receivable, that NMC FUNDING CORPORATION (the “Transferor”) has transferred certain rights in Account #[ ] (the “Account”), as more particularly described below, to The Bank of Nova Scotia (“Scotiabank”), as Agent (the “Agent”) under the Seventh Amended and Restated Transfer and Administration Agreement dated November 24, 2014 by and among the Transferor, as transferor, National Medical Care, Inc., as collection agent, the entities from time to time parties thereto as “Conduit Investors,” “Bank Investors” and “Administrative Agents” and Scotiabank as Agent (as the same has been or may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “TAA”). (a) Transfer to the Agent. The Transferor hereby transfers exclusive ownership, dominion and control over the Account, including with respect to all monies, checks, instruments, collections, remittances and other payment items received in the Account (the “Payment Items”), to the Agent; provided that at all times prior to the Effective Time (as defined below), you may continue to honor instructions and directions issued by the Transferor in respect of the handling and disposition of Payment Items and amounts from time to time on deposit in the Account. (b) Prior to Notice of Effectiveness. You are hereby instructed until the Effective Time to transfer at or before the end of each banking day all funds on deposit in the

Account to the account listed in Annex I by ACH transfer or, if so directed by the Originating Entity, by wire transfer. You are hereby further instructed to permit the Transferor and the Agent to obtain upon request any information relating to the Account, including, without limitation, any information regarding the balance or activity of the Account. (c) Following Notice of Effectiveness. The Transferor and the Agent hereby instruct you, beginning on the opening of business on the business day next succeeding the business day on which a notice purporting to be signed by the Agent in substantially the form attached hereto as “Annex II” with a copy of this Agreement attached thereto (a “Notice of Effectiveness”) is received by facsimile or otherwise by you at the address or facsimile number set forth below (or at such other address or facsimile number as you may from time to time notify the Agent and the Transferor in writing) (or if such Notice of Effectiveness is so received after 12:00 noon, New York City time, on any business day, on the opening of business on the second business day next succeeding the business day on which such receipt occurs) (either such time, the “Effective Time”), (i) to transfer all funds deposited and collected in the Account pursuant to instructions given to you exclusively by the Agent from time to time, (ii) that notwithstanding anything herein or elsewhere to the contrary, the Agent, and not Transferor, shall be irrevocably entitled to exercise any and all applicable rights in respect of or in connection with the Payment Items, including, without limitation, the right to specify when payments in respect of the Payment Items are to be made out of or in connection with the Account and (iii) you shall not take instruction from the Transferor with respect to any Payment Items or amounts in the Account or with respect to any aspect of the handling of the Account. You are hereby advised by the Agent and the Transferor that the Transferor has under a separate agreement granted to the Agent certain ownership and security interests in all Payment Items and their proceeds and all monies and earnings, if any, therefrom the Account, and by your signature below you acknowledge being so advised. A “business day” is any day other than a Saturday, Sunday or other day on which you are or are authorized or required by law to be closed. Anything to the contrary herein notwithstanding, (i) all transactions relating to the Account or any Payment Items therein duly commenced by you or your affiliates in accordance with customary procedures prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement,; and (ii) you, and/or any affiliate may (at your discretion and without any obligation to do so) (x) cease honoring the Transferor’s instructions and/or commence honoring solely the Agent’s instructions concerning the Account or the Payment Items at any time or from time to time after you become aware that the Agent has sent a Notice of Effectiveness to you but prior to the Effective Time therefor (including without limitation halting, reversing or redirecting any transaction referred to in clause (i) above), or (y) deem a Notice of Effectiveness to be received by you for purposes of the foregoing prior to the specified individual’s actual receipt if otherwise actually received by you (or if such Notice of Effectiveness contains minor mistakes or other irregularities but otherwise substantially complies with the form attached hereto as “Annex II” or does not attach an appropriate copy of this Agreement) with no liability whatsoever to the Transferor or any other party for doing so. Notwithstanding anything to the contrary in any other agreement governing the Account, on and after the Effective Time you shall 2 comply with instructions originated by the Agent, directing the disposition of funds without further consent of the Transferor or any other person. (d) General Terms. The monies, checks, instruments and other items of payment mailed to, and funds deposited to, the Account will not be subject to deduction, setoff, banker’s lien, or any other right in favor of any person other than the Agent and the Transferor (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Account, (ii) the face amount of any Payment Items which have been credited to the Account but are subsequently returned unpaid or charged back or, as to Payment Items consisting of payment orders or other electronic funds transfers, reversed, cancelled or otherwise corrected or adjusted, and (iii) to cover overdrafts in the Account). This Agreement supplements, rather than replaces, your deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Without limiting the generality of the foregoing, it is understood and agreed that the only instructions the Transferor or the Agent are entitled to give with respect to the Account are (i) for you to make disbursements and remittances from the Account as and when requested by the Transferor (at all times prior to the issuance of a Notice of Effectiveness) or the Agent and (ii) otherwise those which are permitted under the Account Documentation, and the Agent may request you to provide other services (such as automatic daily transfers) with respect to the Account on or after the Effective Time; however, if such other services are not authorized or otherwise covered under the Account Documentation, your decision to provide any such services shall be made in your sole discretion (including without limitation being subject to the Transferor and/or the Agent executing such Account Documentation or other documentation as you may require in connection therewith). Prior to issuing any instructions which it is entitled to issue under this Agreement (for the avoidance of doubt, other than a Notice of Effectiveness), the Agent shall provide you with a Certificate of Incumbency substantially in the form of Annex III hereto. Anything to the contrary in this Agreement notwithstanding, (i) you shall have only the duties and responsibilities with respect to matters set forth herein as are expressly set forth in writing herein and shall not be deemed to be a fiduciary for any party hereto, (ii) you shall be fully protected in acting or refraining from acting in good faith on any written notice (including a Notice of Effectiveness), instruction, or request purportedly furnished to you by the Agent in accordance with the terms hereof, in which case the parties hereto agree that you have no duty to make any further inquiry whatsoever (without limiting the generality of the foregoing, it is hereby acknowledged and agreed that you have no knowledge of (and are not required to know) the terms and provisions of the TAA referred to above or any other related documentation to which you are not a party or whether any actions by the Agent (including without limitation the sending of a Notice of Effectiveness), the Transferor or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith), (iii) you shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this 3

Agreement except for your own willful misconduct or gross negligence (and, to the maximum extent permitted by law, shall under no circumstances be liable for indirect, special, punitive or consequential damages); further, you shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond your reasonable control; (iv) the Transferor hereby indemnifies you for, and holds you harmless against, any loss, cost, liability or expense (including reasonable inside or outside counsel fees and disbursements) incurred or suffered by you arising out of or in connection with this Agreement or the Account, except as may result from your willful misconduct or gross negligence, or any interpleader proceeding related thereto or incurred or suffered by you at the Transferor’s direction or instruction; and (v) upon and after the Effective Time, the Agent agrees to reimburse you for the item(s) referred to in clause (ii) of subparagraph (d) above (to the extent that the Agent has already received the benefits of such item(s)), in the event that there are insufficient funds in the Account therefor and you have not received reimbursement from the Transferor within 10 days after your written request therefor. You may terminate this Agreement upon the sending of at least thirty (30) business days advance written notice to the other parties hereto. The Agent may terminate this Agreement upon the sending of at least five (5) business days advance written notice to the other parties hereto. The Transferor may not terminate this Agreement except upon the sending of at least ten (10) business days advance written notice to you accompanied by the Agent’s written consent to such termination. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by you, the Agent and the Transferor. You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent of the Agent and the Transferor provided, however that you may transfer any such rights or obligations to an affiliate upon 30 days advance written notice to the Agent and the Transferor. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns. You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to sign. You agree to give the Agent, at its address specified below, copies of each periodic statement relating to activity in the Account which you provide to the Transferor, together with such additional information relating to the Account as the Agent may from time to time reasonably request. You further agree to give the Agent and the Transferor prompt notice if the Account become subject to any writ, garnishment, judgment, warrant or attachment, execution or similar process. Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or email or by courier service or by United States mail and except as provided above with respect to a Notice of Effectiveness shall be deemed to have been delivered when delivered in person or by courier 4 service or by facsimile or email or three (3) business days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party’s name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Agent and (ii) the address of the Agent shall be The Bank of Nova Scotia, 250 Vesey Street, 23rd Floor, New York, New York 10281, Attention: Asset-Banked Finance, Middle Office Administration, William Sun and Judy Bookal, facsimile: (212) 225-5274, email: william.sun@scotiabank.com, judy.bookal@scotiabank.com or at such other address as may be designated by the Agent in a written notice to each of the parties hereto. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, (ii) shall become effective when counterparts hereof have been signed by the parties hereto and (iii) shall be governed by and construed in accordance with the laws of the State of New York. All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement. 5

Please agree to the terms of, and acknowledge receipt of this notice by signing in the space provided below. Very truly yours, NMC FUNDING CORPORATION, By: Title: _ 920 Winter Street Waltham, MA 02451 Facsimile No: (781) 699-9756 Email: ACKNOWLEDGED AND AGREED: [NAME OF BANK] By: Title: Date: [Name, Address, Facsimile No. and Email] THE BANK OF NOVA SCOTIA, as Agent By: Name: Title:

ANNEX I TO INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT [Insert wire instructions for Concentration Account]

ANNEX II TO INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT (FORM OF NOTICE OF EFFECTIVENESS) DATED: , 20 TO: [Name and Address of Bank] ATTN: [ ] or [ ] Re: Account No. [ ] Ladies and Gentlemen: We hereby give you a “Notice of Effectiveness” with respect to the above referenced Account, as and to the extent described in our letter agreement with you dated [DATE], a copy of which is attached hereto. You are hereby instructed immediately to comply solely with the instructions of the undersigned and to cease honoring any instructions or directions issued by NMC Funding Corporation or any other person or entity. Very truly yours, THE BANK OF NOVA SCOTIA, as Agent By: Title:

ANNEX III TO INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT (FORM OF INCUMBENCY CERTIFICATE) CERTIFICATE OF AN OFFICER OF THE BANK OF NOVA SCOTIA, AS AGENT The undersigned [ ] being an [Assistant Secretary][Vice President] of The Bank of Nova Scotia (the “Company”) hereby executes and delivers this certificate to [ ] (the “Bank”) on behalf of the Company pursuant to the Intermediate Concentration Account Agreement dated as of [DATE] among the Company, NMC Funding Corporation and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Intermediate Concentration Account Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Intermediate Concentration Account Agreement. The undersigned hereby certifies, as of the date hereof, that the following named persons are duly appointed officers of the Company, holding the office or offices set forth opposite their respective names, and each is authorized to execute and deliver, on behalf of the Company, instructions pursuant to the terms of the Intermediate Concentration Account Agreement, and the signatures appearing opposite the names of such individuals are authentic and genuine and are, in fact, the signatures of such individuals:

Name Title Signature [ ] [ ] [ ] [ ] [ ] [ ] IN WITNESS WHEREOF, I have hereunto set my hand this day of , 20 . By: [Name] [Assistant Secretary][Vice President]

EXHIBIT D-4 to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF NOTICE OF TERMINATION OF SPECIAL ACCOUNT LETTER

EXHIBIT D-4 FORM OF NOTICE OF TERMINATION OF SPECIAL ACCOUNT LETTER [LETTERHEAD OF TERMINATED TRANSFERRING AFFILIATE] [DATE] [NAME AND ADDRESS OF SPECIAL ACCOUNT BANK] [Name of Terminated Transferring Affiliate] Ladies and Gentlemen: Reference is made to (i) our depository account number [ ] (the “Account”) maintained in the name of the undersigned (the “NMC Affiliate”) with you, and (ii) the letter agreement attached hereto as Exhibit A relating to the Account (the “20[ ] Letter”). You are hereby notified that, effective upon your receipt of this letter, the 20[ ] Letter shall be terminated and shall cease to be of any force or effect. Accordingly, unless you are instructed otherwise by the NMC Affiliate, you shall immediately discontinue observance of the instructions contained in the 20 [ ] Letter. Very truly yours, [NAME OF TERMINATED TRANSFERRING AFFILIATE] By: [Mark Fawcett/Treasurer] Agreed and acknowledged as of , 201[ ]: The Bank of Nova Scotia, as Agent By: Name: Title: D-4-1

EXHIBIT A TO FORM OF NOTICE OF TERMINATION OF SPECIAL ACCOUNT LETTER 20[ ] LETTER (Attached) D-4-2

EXHIBIT E to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF INVESTOR REPORT The Investor Report shall be substantially in the form of the sample Investor Report attached, with such amendments and modifications as are necessary to reflect the then current terms and conditions of the TAA as of the issuance date of the applicable Investor Report.

EXHIBIT F to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF TRANSFER CERTIFICATE

EXECUTION COPY SEVENTH AMENDED AND RESTATED TRANSFER CERTIFICATE Reference is made to the Seventh Amended and Restated Transfer and Administration Agreement dated as of November 24, 2014, (such agreement as amended, modified or supplemented from time to time, the “Agreement”) among NMC Funding Corporation, as transferor (in such capacity, the “Transferor”), National Medical Care, Inc., as collection agent (in such capacity, the “Collection Agent”), Liberty Street Funding LLC as a Conduit Investor, Atlantic Asset Securitization LLC as a Conduit Investor, Sheffield Receivables Company, LLC as a Conduit Investor, Thunder Bay Funding, LLC as a Conduit Investor, PNC Bank, National Association as a Conduit Investor, Victory Receivables Corporation as a Conduit Investor, the financial institutions from time to time a party thereto as Bank Investors, Credit Agricole Corporate and Investment Bank, New York as an Administrative Agent, Barclays Bank PLC as an Administrative Agent, Royal Bank of Canada as an Administrative Agent, PNC Bank, National Association as an Administrative Agent, MUFG Bank, Ltd. f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch as an Administrative Agent, and The Bank of Nova Scotia as an Administrative Agent and as Agent. Terms defined in the Agreement are used herein as therein defined. The Transferor hereby conveys, transfers and assigns to the Agent, on behalf of the Conduit Investors and the Bank Investors, as applicable, an undivided ownership interest in the Affected Assets. Each Incremental Transfer by the Transferor to the Agent and each reduction or increase in the Net Investment in respect of each Incremental Transfer evidenced hereby shall be indicated by the Agent on the grid attached hereto which is part of this Transfer Certificate. This Transfer Certificate is made without recourse except as otherwise provided in the Agreement. This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York. This Transfer Certificate amends, restates and supersedes in its entirety that certain Transfer Certificate dated as of January 17, 2013 issued to The Bank of Nova Scotia, as Agent (the “Earlier Transfer Certificate”), which Earlier Transfer Certificate previously superseded all prior “Certificates” and “Transfer Certificates” issued under predecessor versions of the Agreement. [The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Transfer Certificate to be duly executed and delivered by its duly authorized officer as of the date first above written. NMC FUNDING CORPORATION, By: Name: Title: Dated as November , 2014 3

Transfer Certificate (Grid) Increase (or Decrease in Net Investment Notation Made By Date Event2 2 Specify whether Incremental Transfer or Reduction in Net Investment. 4

Exhibit G to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF ASSIGNMENT AND ASSUMPTION Dated , 20_ Reference is made to the Seventh Amended and Restated Transfer and Administration Agreement dated as of November 24 2014 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “TAA”) by and among NMC Funding Corporation, as transferor (the “Transferor”), National Medical Care, Inc., as the initial collection agent (the “Collection Agent”), those entities from time to time parties thereto as “Conduit Investors”, those financial institutions from time to time parties thereto as “Bank Investors”, those entities from time to time parties thereto as “Administrative Agents”, and The Bank of Nova Scotia, as “Agent”. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the TAA. (the “Assignor”) and (the “Assignee”) agree as follows: 1. The Assignor hereby assigns to the Assignee, without recourse, a percentage of the Transferred Interest (such percentage as set forth on Schedule I hereto, to be determined based on the relation that the amount of the Sales Price (as hereinafter defined) allocated to Net Investment bears to the aggregate Net Investment held by the Assignor immediately prior to the assignment contemplated hereby) owned by the Assignor under the TAA as of the Assignment Date (as hereinafter defined). In consideration thereof, the Assignee has 3, receipt of which paid to the Assignor an amount (the “Sales Price”) equal to $ payment is hereby acknowledged. In addition, in consideration of the payment of the Sales Price, the Assignor hereby sells and assigns to the Assignee, without recourse and the Assignee hereby accepts and assumes from the Assignor, [all] [such percentage] of the Assignor’s rights, obligations and duties under the TAA as a Bank Investor [(it being understood that the Assignee shall (a) be obligated to effect Incremental Transfers in accordance with the TAA, notwithstanding that the Assignor was not so obligated and (b) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of Reinvestment Termination Date, notwithstanding that the Assignor had such right) and]4 [all] 3 This amount shall be an amount determined, calculated, allocated and otherwise mutually agreed to by the Assignor and Assignee in their sole discretion. 4 To be included only where the Assignor is a Conduit Investor under the TAA and is assigning all of its rights as such to its related Bank Investors in accordance with Section 9.7 of the TAA.

[such percentage] of the Assignor’s related rights and obligations as the owner of such Transferred Interest under the TAA and the other Transaction Documents [,in each case,]2 as of the Assignment Date. 2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the Transferred Interest being assigned by it hereunder and that such interest is free and clear of any Adverse Claim created by the Assignor; (ii) makes no representation and warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the TAA, the other Transaction Documents or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the TAA, the other Transaction Documents, or any other instrument or document related to the foregoing; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, any of the Originating Entities, any other Parent Group Member or the Collection Agent, or the performance or observance by the Transferor, any of the Originating Entities, any other Parent Group Member or the Collection Agent of any of their respective obligations under the TAA, the Receivables Purchase Agreement, the other Transaction Documents, or any other instrument or document furnished pursuant thereto. 3. The Assignee (i) confirms that it has received a copy of the TAA, the Receivables Purchase Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase such interest; (ii) agrees that it will, independently and without reliance upon the Agent, any Investor, any Administrative Agent or any of the foregoing’s respective Affiliates, or the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the TAA and the other Transaction Documents; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the TAA, the other Transaction Documents and any other instrument or document furnished pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests under the TAA, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (iv) appoints and authorizes its Administrative Agent to take such action as agent on its behalf and to exercise such powers under the TAA, the other Transaction Documents and any other instrument or document furnished pursuant thereto as are delegated to such Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the TAA and the other Transaction Documents are required to be performed by it as the Assignee of the Assignor; (vi) agrees that it will not institute against any Conduit Investor any proceeding of the type referred to in Section 10.9 of the TAA at any time prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by such Conduit Investor; and (vii) specifies as its address for notices the address set forth in Section 2 of Schedule 1 hereto. 4. This Assignment and Acceptance shall be effective as of the date specified in Section 2 of Schedule 1 hereto as of the “Assignment Date” but only after [the Administrative 2

Agent of the Assignor’s Related Group has given its written approval and]5 a fully executed copy of this Assignment and Assumption has been delivered to such Administrative Agent and the Agent. 5. Upon delivery of this Assignment and Assumption to the Agent, as of the Assignment Date, (i) the Assignee shall have all of the rights and obligations of the Assignor under the TAA and under the other Transaction Documents to which such Assignor is or, immediately prior to this Assignment and Assumption, was a party with respect to such assigned interest for all purposes of the TAA and under the other Transaction Documents to which such assignor is, or immediately prior to this Assignment and Assumption, was a party and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption and the TAA, relinquish its rights with respect to such assigned interest for all purposes of the TAA and under the other Transaction Documents to which the Assignor is or, immediately prior to this Assignment and Assumption was a party. 6. From and after [the later of] the Assignment Date [and the date of approval of this Assignment and Assumption by the Administrative Agent for the Assignor’s Related Group], such Administrative Agent and the Agent shall make all payments under the TAA and the other applicable Transaction Documents in respect of the interest assigned hereby (including, without limitation, all payments on account of the Receivables with respect thereto) to the Assignee. The Assignor and Assignee shall make directly between themselves all appropriate adjustments in payments under the TAA and such other applicable Transaction Documents for periods, if any, prior to the later of the dates specified in the preceding sentence. 7. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York. 8. This Assignment and Assumption may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument. IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written. [ASSIGNOR] 5 To be included only where the Assignor is a Bank Investor under the TAA. 3

By: [ASSIGNEE] By: [Approved this day of , 20 [ADMINISTRATIVE AGENT] By: Title:] Accepted and recorded this day of , 20 THE BANK OF NOVA SCOTIA, as Agent By: Title: 4

Schedule 1 to Assignment and Acceptance Dated , 20_ Section 1. Percentage of Assignor’s Transferred Interest assigned hereunder (without giving effect to any assignments thereof which have not yet become effective): % Assignor’s Net Investment immediately prior to this assignment $ Amount of Net Investment assigned to Assignee % Amount of Assignee’s remaining Net Investment % [Aggregate Amount of Letters of Credit assigned to Assignee:]6 $ [Aggregate Amount of Unpaid Reimbursement Obligations under Letters of Credit assigned to Assignee:]7 $ [Assignee’s Commitment (after giving effect hereto):]8 $ [Assignor’s remaining Commitment (after giving effect hereto)] $ 6 To be included only where the Assignor is a Bank Investor under the TAA. 7 To be included only where the Assignor is a Bank Investor under the TAA. 8 To be included only where the Assignor is a Bank Investor under the TAA.

Section 2. Assignment Date: , 20 Address for Notices: [Name of Assignor] [Address] [Facsimile Number/Confirmation Number] [Name of Assignee] [Address] [Facsimile Number/Confirmation Number]

EXHIBIT H to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT LIST OF ACTIONS AND SUITS SECTIONS 3.1(g), 3.1(k) and 3.3(e) 3.1(g)(i) Transferor: None 3.1(g)(ii) Affiliates: The “Legal and Regulatory Matters” section of the most recent annual report on Form 20-F or report on Form 6-K for the quarter, as applicable, and such other Form 6-Ks referencing therein any actions, suits or proceedings, each as filed by Fresenius Medical Care AG & Co. KGaA (“FME KGaA” or the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 is hereby incorporated by reference as if fully set forth herein. Such filings can be found on the SEC website at the following link: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001333141&owner=exclude&count=40https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001333141&owner=exclude&count=40&hidefilings=0 The following are excerpts from the report on Form 6-K of FME KGaA filed with the Securities and Exchange Commission on October 2730, 20162018 for the period ending September 30, 20162018 (in thousands, except share and per share data): Legal and Regulatory Matters The Company is routinely involved in claims, lawsuits, regulatory and tax audits, investigations and other legal matters arising, for the most part, in the ordinary course of its business of providing health care services and products. Legal matters that the Company currently deems to be material or noteworthy are described below. For the matters described below in which the Company believes a loss is both reasonably possible and estimable, an estimate of the loss or range of loss exposure is provided. For the other matters described below, the Company believes that the loss probability is remote and/or the loss or range of possible losses cannot be reasonably estimated at this time. The outcome of litigation and other legal matters is always difficult to predict accurately and outcomes that are not consistent with the Company's view of the merits can occur. The Company believes that it has valid defenses to the legal matters pending against it and is defending itself vigorously. Nevertheless, it is possible that the resolution of one or more of the legal matters currently pending or threatened could have a material adverse effect on its business, results of operations and financial condition. On February 15, 2011, a whistleblower (relator) action under the False Claims Act against FMCH was unsealed by order of the United States District Court for the District of Massachusetts and served by the relator. United States ex rel. Chris Drennen v. Fresenius Medical Care Holdings, Inc., 2009 Civ. 10179 (D. Mass.). The relator's complaint, which was first filed under seal in February 2009, alleged that FMCH H-1 sought and received reimbursement from government payors for serum ferritin and multiple forms of hepatitis B laboratory tests that were medically unnecessary or not properly ordered by a physician. Discovery on the relator's complaint closed in May 2015. Although the United States initially declined to intervene in the case, the government subsequently changed position. On April 3, 2017, the court allowed the government to intervene with respect only to certain hepatitis B surface antigen tests performed prior to 2011, when Medicare reimbursement rules for such tests changed. The court has subsequently rejected government requests to conduct new discovery and to add counts to its complaint-in-intervention that would expand upon the relator's complaint, but has allowed FMCH to take discovery against the government as if the government had intervened at the outset. Beginning in 2012, the Company received certain communications alleging conduct in countries outside the U.S. that might violate the Foreign Corrupt Practices Act ("FCPA") or other anti-bribery laws. Since that time, the Company's Supervisory Board, through its Audit and Corporate Governance Committee, has conducted investigations with the assistance of independent counsel. In a continuing dialogue, the Company voluntarily advised the Securities and Exchange Commission ("SEC") and the U.S. Department of Justice ("DOJ") about these investigations, while the SEC and DOJ (collectively the "government" or "government agencies") have conducted their own investigations, in which the Company has cooperated. In the course of this dialogue, the Company identified and reported to the government, and has taken remedial actions including employee disciplinary actions with respect to, conduct that has resulted in the government agencies' seeking monetary penalties or other sanctions against the Company under the FCPA or other anti-bribery laws. Such conduct or its remediation may impact adversely the Company's ability to conduct business in certain jurisdictions. The Company has substantially concluded its investigations and undertaken discussions toward a possible settlement with the government agencies that would avoid litigation over government demands related to certain identified conduct. These discussions are continuing and have not yet achieved an agreement; failure to reach agreement and consequent litigation with either or both government agencies remains possible. The discussions have revolved around possible bribery and corruption questions principally related to certain conduct in the Company's products business in a number of countries. The Company recorded a charge of €200,000in the fourth quarter of 2017. The charge encompassed an estimate of the government agencies claims for profit disgorgement, as well as accruals for fines or penalties, certain legal expenses and other related costs or asset impairments. The Company increased the provision by €75,000 to reflect an understanding wtih the government agencies on the financial aspects of a potential settlement and an update of legal costs to continue with these discussions. Following this increase, which takes into account incurred and anticipated legal expenses, impairments and other costs, the provision totals €243,000as of September 30, 2018. However, significant non-financial matters are still under discussion with the government and must be resolved to the Company's satisfaction for a settlement to occur. The Company continues to implement enhancements to its anti-corruption compliance program, including internal controls related to compliance with international anti-bribery laws. The Company continues to be fully committed to FCPA and other anti-bribery law compliance. Personal injury litigation involving the Company's acid concentrate product, labeled as Granuflo® or Naturalyte®, first arose in 2012 and was substantially resolved by settlement agreed in principle in February 2016 and consummated in November 2017, as previously disclosed. Remaining individual personal injury cases do not present material risk and discussion of them is therefore discontinued. H-2

Commercial Litigation On April 5, 2013, the U.S. Judicial Panel on Multidistrict Litigation ordered that the numerous lawsuits pending in various federal courts alleging wrongful death and personal injury claims against FMCH and certain of its affiliates relating to FMCH's acid concentrate products NaturaLyte® and GranuFlo® be transferred and consolidated for pretrial management purposes into a consolidated multidistrict litigation in the United States District Court for the District of Massachusetts. See, In Re: Fresenius Granuflo/Naturalyte Dialysate Products Liability Litigation, Case No. 2013-md-02428. The Massachusetts state courts and the St. Louis City (Missouri) court subsequently established similar consolidated litigation for such cases filed in Massachusetts county courts and St. Louis City court. See, In Re: Consolidated Fresenius Cases, Case No. MICV 2013-03400-O (Massachusetts Superior Court, Middlesex County). These lawsuits allege generally that inadequate labeling and warnings for these products caused harm to patients. In addition, similar cases have been filed in other state courts. On February 17, 2016, the Company reached with a committee of plaintiffs' counsel and reported to the courts an agreement in principle for settlement of potentially all cases. The agreement in principle calls for the Company to pay $250,000 into a settlement fund in exchange for releases of all or substantially all of the plaintiffs' claims, subject to the Company's right to void the settlement under certain conditions, including if more than 3% of all plaintiffs reject the settlement or the distribution of rejecters meet certain criteria. As subsequently amended with the courts' approval as to the applicable timetable, plaintiffs must advise FMCH of acceptance of the settlement by November 7, 2016; the Company has until November 15, 2016 to exercise any rights to void the settlement; and payment of the settlement amount must be made in November 2016 if the settlement is confirmed. The Company's affected insurers have agreed to fund $220,000 of the settlement fund, with a reservation of rights regarding certain coverage issues between and among the Company and its insurers. The Company has accrued a net expense of $60,000 for consummation of the settlement, including legal fees and other anticipated costs. The Company's affected insurers agreed to the settlement of the acid concentrate personal injury litigation and funded $220,000 of the settlement fund under a reciprocal reservation of rights encompassing certain coverage issues raised by insurers and the Company's claims for indemnification of defense costs. The Company accrued a net expense of $60,000 in connection with the settlement, including legal fees and other anticipated costs. Subsequent to the agreement in principleFollowing entry into the settlement, the Company's insurers in the AIG group initiated an action for declaratory judgment in New York state court advancing various arguments for reducing the amount of theirand the Company each initiated litigation against the other relating to the AIG group's coverage obligations. The Company filed an action in Massachusetts state court seekingunder applicable policies. In the coverage litigation, the AIG group seeks to be indemnified by the Company for a portion of its $220,000 outlay; the Company seeks to confirm the AIG group's $220,000 funding obligation, to recover defense costs already incurred by the Company, and to compel the AIG group carriers to honor their obligations under applicable policies, including reimbursement to the Company of litigation defense costs incurred before the agreement in principle was reached. The affected carriers have confirmed thatdefense and indemnification obligations, if any, required for resolution of cases not participating in the settlement. As a result of decisions on issues of venue, the coverage litigation does not impact their commitment to fund $220,000 of the settlement with plaintiffs. is proceeding in the New York state trial court for Manhattan. (National Union Fire Insurance v. Fresenius Medical Care, 2016 Index No. 653108 (Supreme Court of New York for New York County)). Certain of the complaints in the Granuflo®/Naturalyte® litigation named combinations of FMC-AG & Co. KGaA, FMC Management AG, Fresenius SE and Fresenius Management SE as defendants, in addition H-3 to FMCH and its domestic United States affiliates. The agreement in principle provides for dismissals and releases of claims encompassing the European defendants. Four institutional plaintiffs have filed complaints against FMCH or its affiliates under state deceptive practices statutes resting on certain background allegations common to the GranuFlo®/NaturaLyte® personal injury litigation, but seeking as remedy the repayment of sums paid to FMCH attributable to the GranufloGranuFlo®/NaturalyteNaturaLyte® products. These cases implicate different legal standards, theories of liability and forms of potential recovery from those in the personal injury litigation and their claims willwere not be extinguished by the personal injury litigation settlement described above. The four plaintiffs are the Attorneys General for the States of Kentucky, Louisiana and Mississippi and the commercial insurance company Blue Cross Blue Shield of Louisiana in its private capacity. See, State of Mississippi ex rel. Hood, v. Fresenius Medical Care Holdings, Inc., No. 14-cv-152 (Chancery Court, DeSoto County); State of Louisiana ex re. Caldwell and Louisiana Health Service & Indemnity Company v. Fresenius Medical Care Airline, 2016 Civ. 11035 (U.S.D.C. D. Mass.); Commonwealth of Kentucky ex rel. Beshear v. Fresenius Medical Care Holdings, Inc. et al., No. 16-CI-00946 (Circuit Court, Franklin County). A jury trial has been scheduled to begin in the Kentucky (Beshear) case on January 22, 2019. The Company is not a party to a substantial adverse jury verdict and punitive damage award entered in Denver on June 27, 2018 against DaVita Healthcare Partners, Inc. ("DaVita"), involving DaVita's own clinical management of the Company's acid concentrate product. See, White v. DaVita Healthcare Partners, Inc., 2015 Civ. 02106 (U.S.D.C. Colorado). Other Litigation and Potential Exposures On February 15, 2011, a whistleblower (relator) action under the False Claims Act against FMCH was unsealed by order of the United States District Court for the District of Massachusetts and served by the relator. See, United States ex rel. Chris Drennen v. Fresenius Medical Care Holdings, Inc., 2009 Civ. 10179 (D. Mass.). The United States did not intervene initially in the case. The relator's complaint, which was first filed under seal in February 2009, alleged that the Company sought and received reimbursement from government payors for serum ferritin and multiple forms of hepatitis B laboratory tests that were medically unnecessary or not properly ordered by a physician. Discovery on the relator's complaint closed in May 2015. On October 2, 2015, the United States Attorney moved to intervene on the relator's complaint with respect only to certain Hepatitis B surface antigen tests performed prior to 2011, when Medicare reimbursement rules for such tests changed. FMCH opposed the government's motion to intervene, which remains undecided. On October 6, 2015, the Office of Inspector General of the United States Department of Health and Human Services ("OIG") issued a subpoena to the Company seeking information about utilization and invoicing by Fresenius Vascular Care facilities as a whole for a period beginning after the Company's acquisition of American Access Care LLC in October 2011 ("AAC"). The Company is cooperating in the government's inquiry, which is being managed by the United States Attorney for the Eastern District of New York. Allegations against AAC arising in districts in Connecticut, Florida and Rhode Island relating to utilization and invoicing were settled in 2015. The Company has received communications alleging conduct in countries outside the U.S. and Germany that may violate the U.S. Foreign Corrupt Practices Act ("FCPA") or other anti-bribery laws. The Audit and Corporate Governance Committee of the Company's Supervisory Board is conducting investigations with the assistance of independent counsel. The Company voluntarily advised the U.S. Securities and Exchange Commission ("SEC") and the U.S. Department of Justice ("DOJ"). The Company's H-4

investigations and dialogue with the SEC and DOJ are ongoing. The Company is cooperating with the government investigations. Conduct has been identified that may result in monetary penalties or other sanctions under the FCPA or other anti-bribery laws. In addition, the Company's ability to conduct business in certain jurisdictions could be negatively impacted. The Company has previously recorded a non-material accrual for an identified matter. Given the current status of the investigations and remediation activities, the Company cannot reasonably estimate the range of possible loss that may result from identified matters or from the final outcome of the investigations or remediation activities. The Company is implementing enhancements to its anti-corruption compliance program, including internal controls related to compliance with international anti-bribery laws. The Company continues to be fully committed to FCPA and other anti-bribery law compliance. In August 2014, FMCH received a subpoena from the United States Attorney for the District of Maryland inquiring into FMCH's contractual arrangements with hospitals and physicians, including involving contracts relating to the management of in-patient acute dialysis services. FMCH is cooperating in the investigation. In July 2015, the Attorney General for Hawaii issued a civil complaint under the Hawaii False Claims Act alleging a conspiracy pursuant to which certain Liberty Dialysis subsidiaries of FMCH overbilled Hawaii Medicaid for Liberty's Epogen® administrations to Hawaii Medicaid patients during the period from 2006 through 2010, prior to the time of FMCH's acquisition of Liberty. See, Hawaii v. Liberty Dialysis – Hawaii, LLC et al., Case No. 15-1-1357-07 (Hawaii 1st Circuit). The State alleges that Liberty acted unlawfully by relying on incorrect and unauthorized billing guidance provided to Liberty by Xerox State Healthcare LLC, which acted as Hawaii's contracted administrator for its Medicaid program reimbursement operations during the relevant period. The amount of the overpayment claimed by the State is approximately $8,000, but the State seeks civil remedies, interest, fines, and penalties against Liberty and FMCH under the Hawaii False Claims Act substantially in excess of the overpayment. FMCH filedAfter prevailing on motions by Xerox to preclude it from doing so, FMCH is pursuing third-party claims for contribution and indemnification against Xerox. The State's False Claims Act complaint was filed after Liberty initiated an administrative action challenging the State's recoupment of alleged overpayments from sums currently owed to Liberty. The civil litigation and administrative action is continuingare proceeding in parallel. Trial in the civil litigation is scheduled for April 2019. On August 31 and November 25, 2015, respectively, FMCH received subpoenas under the False Claims Act from the United States Attorneys for the District of Colorado and the Eastern District of New York inquiring into FMCH's participation in and management of dialysis facility joint ventures in which physicians are partners. FMCH is cooperating in the On March 20, 2017, FMCH received a subpoena in the Western District of Tennessee inquiring into certain of the operations of dialysis facility joint ventures with the University of Tennessee Medical Group, including joint ventures in which FMCH's interests were divested to Satellite Dialysis in connection with FMCH's acquisition of Liberty Dialysis in 2012. FMCH has cooperated in these investigations. On September 26, 2018, the US Attorney for the Eastern District of New York declined to intervene on the qui tam complaint filed under seal in 2014 that gave rise to this investigation. CKD Project LLC v. Fresenius Medical Care, 2014 Civ. 6646 (E.D.N.Y. November 12, 2014). The court then unsealed the complaint, allowing the relator to serve and proceed on his own, but the complaint has not been served. FMCH understands that the US Attorney for Western District of Tennessee is no longer pursuing its investigation of FMCH. The District of Colorado investigation continues. H-5

Beginning October 6, 2015, the United States Attorney for the Eastern District of New York (the "Brooklyn USAO") and the Office of Inspector General of the United States Department of Health and Human Services ("OIG") have investigated, through subpoenas issued under the False Claims Act, utilization and invoicing by the Company's subsidiary Azura Vascular Care for a period beginning after the Company's acquisition of American Access Care LLC ("AAC") in October 2011. The Company has cooperated in the government's inquiry. Allegations against AAC arising in districts in Connecticut, Florida and Rhode Island relating to utilization and invoicing were settled in 2015. On October 22, 2018, the United States Attorney for the Southern District of New York (the "Manhattan USAO") announced a False Claims Act settlement for up to $18,400 with Vascular Access Centers LP, a competitor of AAC and Azura. Simultaneously, related documents were unsealed, including the 2012 qui tam (whistleblower) complaint that gave rise to the investigation. Levine v. Vascular Access Centers, 2012 Civ. 5103 (S.D.N.Y.). That qui tam complaint names as defendants, among others in the dialysis industry, certain affiliates of the Company. At the present time, the Manhattan USAO has not intervened as against non-settling defendants and the relationship, if any, between the Brooklyn USAO investigation of Azura begun in 2015 and the Manhattan USAO's Levine settlement is unclear. On June 30, 2016, FMCH received a subpoena from the United States Attorney for the Northern District of Texas (Dallas) seeking information under the False Claims Act about the use and management of pharmaceuticals including Velphoro® as well as FMCH's interactions with DaVita Healthcare Partners, Inc. The Company understands that the subpoena relates to an investigation previously disclosed by DaVita and that the. The investigation encompasses DaVita, Amgen, and Sanofi, and other pharmaceutical manufacturers and includes inquiries into whether certain compensation transfers between manufacturers and pharmacy vendors constituted unlawful kickbacks. The Company understands that this investigation is substantively independent of the $63,700 settlement by DaVita Rx announced on December 14, 2017 in the matter styled United States ex rel. Gallian v. DaVita Rx, 2016 Civ. 0943 (N.D. Tex.). FMCH is cooperating in the investigation. On November 18, 2016, FMCH received a subpoena under the False Claims Act from the United States Attorney for the Eastern District of New York (Brooklyn) seeking documents and information relating to the operations of Shiel Medical Laboratory, Inc., which FMCH acquired in October 2013. In the course of cooperating in the investigation and preparing to respond to the subpoena, FMCH identified falsifications and misrepresentations in documents submitted by a Shiel salesperson that relate to the integrity of certain invoices submitted by Shiel for laboratory testing for patients in long term care facilities. On February 21, 2017, FMCH terminated the employee and notified the United States Attorney of the termination and its circumstances. The terminated employee's conduct is expected to result in demands for the Company to refund overpayments and to pay related penalties under applicable laws, but the monetary value of such payment demands cannot yet be reasonably estimated. On December 12, 2017, the Company sold to Quest Diagnostics certain Shiel operations that are the subject of this Brooklyn subpoena, including the misconduct reported to the United States Attorney. Under the sale agreement, the Company retains responsibility for the Brooklyn investigation and its outcome. The Company continues to cooperate in the ongoing investigation. On December 14, 2016, the Center for Medicare & Medicaid Services ("CMS"), which administers the federal Medicare program, published an Interim Final Rule ("IFR") titled "Medicare Program; Conditions for Coverage for End-Stage Renal Disease Facilities-Third Party Payment." The IFR would have amended H-6 the Conditions for Coverage for dialysis providers, like FMCH and would have effectively enabled insurers to reject premium payments made by or on behalf of patients who received grants for individual market coverage from the American Kidney Fund ("AKF" or "the Fund"). The IFR could thus have resulted in those patients losing individual insurance market coverage. The loss of coverage for these patients would have had a material and adverse impact on the operating results of FMCH. On January 25, 2017, a federal district court in Texas responsible for litigation initiated by a patient advocacy group and dialysis providers including FMCH preliminarily enjoined CMS from implementing the IFR. Dialysis Patient Citizens v. Burwell, 2017 Civ. 0016 (E.D. Texas, Sherman Div.). The preliminary injunction was based on CMS' failure to follow appropriate notice-and-comment procedures in adopting the IFR. The injunction remains in place and the court retains jurisdiction over the dispute. On June 22, 2017, CMS requested a stay of proceedings in the litigation pending further rulemaking concerning the IFR. CMS stated, in support of its request, that it expects to publish a Notice of Proposed Rulemaking in the Federal Register and otherwise pursue a notice-and-comment process. Plaintiffs in the litigation, including FMCH, consented to the stay, which was granted by the court on June 27, 2017. On January 3, 2017, the Company received a subpoena from the United States Attorney for the District of Massachusetts under the False Claims Act inquiring into the Company's interactions and relationships with the AKF, including the Company's charitable contributions to the Fund and the Fund's financial assistance to patients for insurance premiums. FMCH is cooperating in the investigation, which is part of a broader investigation into charitable contributions in the medical industry. The Company believes that the investigation revolves around conduct alleged to be unlawful in United Healthcare v. American Renal Associates, 2018 Civ. 10622 (D. Mass.), but believes that such unlawful conduct was not undertaken by the Company. On July 2, 2018, American Renal Associates announced that it had reached a settlement in principle of the United Healthcare litigation. The Company lacks information necessary to assess how the American Renal Associates settlement may impact the United States Attorney's investigation. In early May 2017, the United States Attorney for the Middle District of Tennessee (Nashville) issued identical subpoenas to FMCH and two subsidiaries under the False Claims Act concerning the Company's retail pharmaceutical business. The investigation is exploring allegations related to improper inducements to dialysis patients to fill oral prescriptions through FMCH's pharmacy service, improper billing for returned pharmacy products and other allegations similar to those underlying the $63,700 settlement by DaVita Rx in Texas announced on December 14, 2017. United States ex rel. Gallian, 2016 Civ. 0943 (N.D. Tex.). FMCH is cooperating in the investigation. The Company received a subpoena dated December 11, 2017 from the United States Attorney for the Eastern District of California (Sacramento) requesting information under the False Claims Act concerning Spectra Laboratories, the Company's affiliate engaged in laboratory testing for dialysis patients. The inquiry related to allegations that certain services or materials provided by Spectra to its outpatient dialysis facility customers constitute unlawful kickbacks. The Company cooperated in the investigation. On August 7, 2018, the United States Attorney declined to intervene on a qui tam complaint, which had been filed by an affiliate of industry competitor Ascend Laboratory and caused the investigation to be initiated. On September 4, the competitor/relator dismissed the complaint. Laboratory Research, LLC v. Spectra Laboratories, Inc., 2017 Civ. 1185 (E.D. Cal., June 7, 2017). No settlement discussions occurred and the Company gave no consideration for the dismissal. From time to time, the Company is a party to or may be threatened with other litigation or arbitration, claims or assessments arising in the ordinary course of its business. Management regularly analyzes current H-7 information including, as applicable, the Company's defenses and insurance coverage and, as necessary, provides accruals for probable liabilities for the eventual disposition of these matters. The Company, like other healthcare providers, insurance plans and suppliers, conducts its operations under intense government regulation and scrutiny. It must comply with regulations which relate to or govern the safety and efficacy of medical products and supplies, the marketing and distribution of such products, the operation of manufacturing facilities, laboratories, dialysis clinics and other health care facilities, and environmental and occupational health and safety. With respect to its development, manufacture, marketing and distribution of medical products, if such compliance is not maintained, the Company could be subject to significant adverse regulatory actions by the U.S. Food and Drug Administration ("FDA") and comparable regulatory authorities outside the U.S. These regulatory actions could include warning letters or other enforcement notices from the FDA, and/or comparable foreign regulatory authority which may require the Company to expend significant time and resources in order to implement appropriate corrective actions. If the Company does not address matters raised in warning letters or other enforcement notices to the satisfaction of the FDA and/or comparable regulatory authorities outside the U.S., these regulatory authorities could take additional actions, including product recalls, injunctions against the distribution of products or operation of manufacturing plants, civil penalties, seizures of the Company's products and/or criminal prosecution. FMCH is currently engaged in remediation efforts with respect to one pending FDA warning letter. The Company must also comply with the laws of the United States, including the federal Anti-Kickback Statute, the federal False Claims Act, the federal Stark Law, the federal Civil Monetary Penalties Law and the federal Foreign Corrupt Practices Act as well as other federal and state fraud and abuse laws. Applicable laws or regulations may be amended, or enforcement agencies or courts may make interpretations that differ from the Company's interpretations or the manner in which it conducts its business. Enforcement has become a high priority for the federal government and some states. In addition, the provisions of the False Claims Act authorizing payment of a portion of any recovery to the party bringing the suit encourage private plaintiffs to commence whistleblower actions. By virtue of this regulatory environment, the Company's business activities and practices are subject to extensive review by regulatory authorities and private parties, and continuing audits, subpoenas, other inquiries, claims and litigation relating to the Company's compliance with applicable laws and regulations. The Company may not always be aware that an inquiry or action has begun, particularly in the case of whistleblower actions, which are initially filed under court seal. The Company operates many facilities and handles the personal health informationdata ("PD") of its patients and beneficiaries throughout the United States and other parts of the world, and engages with other business associates to help it carry out its health care activities. In such a decentralized system, it is often difficult to maintain the desired level of oversight and control over the thousands of individuals employed by many affiliated companies. and its business associates. On occasion, the Company or its business associates may experience a breach under the Health Insurance Portability and Accountability Act Privacy Rule and Security Rules, the EU's General Data Protection Regulation and or other similar laws ("Data Protection Laws") when there has been impermissible use, access, or disclosure of unsecured PD or when the Company or its business associates neglect to implement the required administrative, technical and physical safeguards of its electronic systems and devices, or a data breach that results in impermissible use, access or disclosure of personal identifying information of its employees, patients and beneficiaries. On those occasions, the Company must comply with applicable breach notification requirements. The Company relies upon its management structure, regulatory and legal resources, and the effective operation of its compliance program to direct, manage and monitor the activities of theseits employees. On occasion, the Company may identify instances where employees or other agents deliberately, recklessly or H-8 inadvertently contravene the Company's policies or violate applicable law. The actions of such persons may subject the Company and its subsidiaries to liability under the Anti-Kickback Statute, the Stark Law, the False Claims Act, ~~Health Insurance Portability and Accountability Act~~Data Protection Laws, the Health Information Technology for Economic and Clinical Health Act and the Foreign Corrupt Practices Act, among other laws and comparable state laws or laws of other countries.

Physicians, hospitals and other participants in the healthcare industry are also subject to a large number of lawsuits alleging professional negligence, malpractice, product liability, worker's compensation or related claims, many of which involve large claims and significant defense costs. The Company has been and is currently subject to these suits due to the nature of its business and expects that those types of lawsuits may continue. Although the Company maintains insurance at a level which it believes to be prudent, it cannot assure that the coverage limits will be adequate or that insurance will cover all asserted claims. A successful claim against the Company or any of its subsidiaries in excess of insurance coverage could have a material adverse effect upon it and the results of its operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company's reputation and business.

The Company has also had claims asserted against it and has had lawsuits filed against it relating to alleged patent infringements or businesses that it has acquired or divested. These claims and suits relate both to operation of the businesses and to the acquisition and divestiture transactions. The Company has, when appropriate, asserted its own claims, and claims for indemnification. A successful claim against the Company or any of its subsidiaries could have a material adverse effect upon its business, financial condition, and the results of its operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company's reputation and business.

In Germany, the tax audits for the years 2006 through 2009 have been substantially completed. The German tax authorities have indicated a re-qualification of dividends received in connection with intercompany mandatorily redeemable preferred shares into fully taxable interest payments for these and subsequent years until 2013 and the disallowance of certain other tax deductions. The Company has defended its position and will avail itself of appropriate remedies. An adverse determination with respect to fully taxable interest payments related to intercompany mandatorily redeemable preferred shares and the disallowance of certain other tax deductions could have a material adverse effect on the Company's financial condition and results of operations.

The Company is also subject to ongoing and future tax audits in the U.S., Germany and other jurisdictions~~.~~ ~~With respect to other potential~~in the ordinary course of business. Tax authorities routinely pursue adjustments to the Company's tax returns and disallowances of claimed tax deductions. When appropriate, the Company defends these adjustments and disallowances ~~of tax matters currently under review,~~and asserts its own claims. A successful tax related claim against the Company ~~does not anticipate that an unfavorable ruling~~or any of its subsidiaries could have a material ~~impact on its~~adverse effect upon its business, financial condition and results of operations. ~~The Company is not currently able to determine the timing of these potential additional tax payments.~~Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company's reputation and business.

Other than those individual contingent liabilities mentioned above, the current estimated amount of the Company's other known individual contingent liabilities is immaterial.

3.1(k)(iv)	Tradenames:	Renal Care Group	Fresenius Renal Technologies
		National Nephrology Associates	Fresenius Renal Therapies
		TruBlu Logistics (FUSA Mfg)	Fresenius Kidney Care
		Fresenius Renal Pharmaceuticals	Fresenius USA

H-9

Fresenius Vascular Care US Vascular Mergers: On February 28, 2012, Liberty Dialysis Holdings, Inc., the owner of Liberty Dialysis and owner of a 51% stake in Renal Advantage Partners, LLC merged into a subsidiary of Bio-Medical Applications Management Co., Inc. On September 25, 2018, American Access Care of Bucks County, LLC, Merger: American Access Care of Pittsburgh, LLC, Gynesis Healthcare of Pennsylvania, Inc. and PD Solutions of Pennsylvania, merged into Physicians Dialysis Company, Inc. On September 25, 2018, Mercy Dialysis Center, Inc. merged into Bio-Medical Applications of Wisconsin, Inc. 3.3(e) Collection Agent: Affiliates: None See disclosure for Section 3.1(g)(ii) above. H-10

EXHIBIT I to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT LOCATION OF RECORDS [Attached] I-1

EXHIBIT J to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF BUSINESS ASSOCIATE AGREEMENT HIPAA BUSINESS ASSOCIATE AGREEMENT This HIPAA Business Associate Agreement (“Agreement”) is entered into by and between Fresenius Medical Care Holdings, Inc. d/b/a Fresenius Medical Care North America, together with its subsidiaries, affiliates and divisions (collectively, "FMCNA" or “Covered Entity”) and (“Business Associate”), and is effective as of (the “Effective Date”). If applicable, this Agreement supplements and is made a part of the (the “Underlying Agreement”) by and between the parties. RECITALS A. Covered Entity and Business Associate intend to protect the privacy and provide for the security of PHI and other medical, health or personal information disclosed to Business Associate pursuant to this Agreement or any other agreement business associate in between the Parties in which Business Associate acts compliance with (i) the Health Insurance Portability and as a Accountability Act of 1996 (“HIPAA”) and regulations (the “HIPAA Regulations”) promulgated thereunder by the U.S. Department of Health and Human Services (“HHS”); (ii) Subtitle D of the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”), also American known as Title XIII of Division A and Title IV of Division B of the Recovery and Reinvestment Act of 2009 (Pub. Law 111-005) (“ARRA”); (iii) the Identity Theft Red Flags Rule (16 Code of Federal Regulations (“CFR”) Part 681) (“Red Flags Rule”); and (iv) other federal or state law governing medical, or personal information. health B. Covered Entity wishes to disclose certain information to Business Associate, some of which may constitute Protected Health Information (“PHI”) pursuant to HIPAA or HIPAA Regulations (defined below) or medical, health or personal information protected by other federal or state law. C. The purpose of this Agreement is to satisfy certain standards and requirements of HIPAA, the Privacy Rule and the Security Rule (as those terms are defined ©2010, Fresenius Medical Care Holdings, Inc. All Rights Reserved COR-COMP-PS-0-004-001D1

below), the HITECH Act, including, but not limited to, 45 CFR §§164.314(a)(2)(i), 164.502(e) and 164.504(e), 42 U.S.C. §§ 17931(a) and the Red Flags Rule, and other federal or state law governing medical, personal information. 17934, health or In consideration of the mutual promises below and the exchange of information pursuant to this Agreement, the parties agree as follows: 1. Definitions. a. Capitalized Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Privacy Rule, the Security Rule and the HITECH Act, which definitions are incorporated in this Agreement by reference. b. “Breach” shall have the same meaning given to such term in 42 U.S.C. § 17921(1) and 45 CFR § 164.402. c. 681.2(b)(3). “Covered Accounts” shall have the meaning given to such term in 16 C.F.R. d. “Designated Record Set” shall have the same meaning given to such term in 45 CFR § 164.501. e. “Electronic Health Record” shall have same meaning given to such term in 42 U.S.C. § 17921(5). f. “Electronic Protected Health Information” or “Electronic PHI” shall have the same meaning given to such term under the HIPAA Regulations, including, but not limited to, 45 CFR § 160.103, as applied to the information that Business Associate creates, receives, maintains or transmits from or on behalf of Covered Entity. g. “Individual” shall have the same meaning given to such term in 45 CFR § 160.103 and shall include a person who qualifies as a personal representative in accordance with 45 CFR § 164.502(g). h. “Privacy Rule” shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR Parts 160 and 162 and Part 164, Subparts A and E. i. “Protected Health Information” or “PHI” shall have the same meaning given to such term in 45 CFR § 160.103, as applied to the information created or received by Business Associate from or on behalf of Covered Entity. j. 164.103. “Required by Law” shall have the same meaning given to such term in 45 CFR § ©2010, Fresenius Medical Care Holdings, Inc. All Rights Reserved COR-COMP-PS-0-004-001D1

k. “Secretary” shall mean the Secretary of the Department of Health and Human Services or his or her designee. l. 164.304. “Security Incident” shall have the same meaning given to such term in 45 CFR § m. “Security Rule” shall mean the Security Standards at 45 CFR Parts 160 and 162 and Parts 164, Subparts A and C. n. “Unsecured PHI” shall have the same meaning given to such term under 42 U.S.C. § 17931(h), and guidance promulgated thereunder. 2. Permitted Uses and Disclosures of PHI. a. Uses and Disclosures of PHI Pursuant to Agreement. Except as otherwise limited in this Agreement, Business Associate may use or discloseprotected Health Information to perform functions, activities or services for, or on behalf of, Covered Entity as specified in this Agreement or any other agreement between the Parties in which Business Associate acts as a business associate, provided that such use or disclosure would not violate the Privacy Rule if done by Covered Entity. b. Permitted Uses of PHI by Business Associate. Except as otherwise limited in this Agreement, Business Associate may use Protected Health Information for the proper management and administration of Business Associate or to carry out the legal responsibilities of Business Associate. c. Permitted Disclosures of PHI by Business Associate. Except as otherwise limited in this Agreement, Business Associate may disclose Protected Health Information for the proper management and administration of Business Associate, provided that the disclosures are Required by Law, or Business Associate obtains reasonable written assurances from the person to whom the information is disclosed that it will remain confidential and will be used or further disclosed only as Required by Law or for the purpose for which it was disclosed to the person, and that the person agrees immediately to notify Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached. 3. Obligations of Business Associate. a. Appropriate Safeguards. (i) Privacy of PHI. Business Associate shall develop, implement, maintain, and use appropriate safeguards to prevent use or disclosure of Protected Health information other than as provided for by this Agreement or any other agreement between the Parties in which Business Associate acts as a business associate. The safeguards must reasonably protect Protected ©2010, Fresenius Medical Care Holdings, Inc. All Rights Reserved COR-COMP-PS-0-004-001D1

Health Information from any intentional or unintentional use or disclosure in violation of the Privacy Rule and this Agreement, and limit incidental uses or disclosures made pursuant to a use or disclosure otherwise permitted by this Agreement. (ii) Security of PHI. Business Associate shall develop, implement, maintain, and use appropriate administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of Electronic PHI, as required by the Security Rule. Business Associate shall comply with the provisions of 45 CFR §§164.308, 164.310, 164.312 and 164.316 relating to implementation of administrative, physical and technical safeguards with respect to Electronic PHI in the same manner that such provisions apply to a HIPAA covered entity. Business Associate shall also comply with any additional Security Rule requirements contained in the HITECH Act that are applicable to covered entities. b. Reporting of Improper Use or Disclosure, Breach or Security Incident. Business Associate shall report to Covered Entity any use or disclosure of Protected Health Information not provided for by this Agreement (or any other agreement between the Parties in which Business Associate acts as a business associate) within five (5) days of discovery of such incident. Business Associate shall report to Covered Entity any Breach of Unsecured PHI within five (5) days of discovery of such incident. Business Associate’s notification to Covered Entity of a Breach shall include: (i) the identification of each individual whose Unsecured PHI has been, or is reasonably believed by Business Associate to have been, accessed, acquired or disclosed during the Breach; (ii) any particulars regarding the Breach that Covered Entity would need to include in its notification, as such particulars are identified in 42 U.S.C. § 17932 and 45 CFR § 164.404; and (iii) what steps, if any, have been taken by the Business Associate to mitigate the breach and/or prevent a similar breach from occurring in the future. Business Associate shall also cooperate with Covered Entity to conduct any risk assessment necessary to determine whether notification of breach is required. A Breach shall be treated as discovered by Business Associate as of the first day on which such Breach is known, or should reasonably have been known, to Business Associate. For purposes of this Section, the knowledge of any person, other than the individual committing the Breach, that is an employee, officer or other agent of Business Associate shall be imputed to Business Associate. Business Associate shall report to Covered Entity any Security Incident immediately if practicable but in any event within five (5) days of becoming aware of such Security Incident. c. Responsibility for Costs Associated with Improper Use or Disclosure, Breach or Security Incident. Business Associate shall be responsible for, and shall reimburse Covered Entity for costs and expenses associated with, steps reasonably implemented by Covered Entity to mitigate any Breach or other non-permitted use or disclosure of PHI or medical, health or personal information protected by other federal or state law, including, without limitation, the following: data analysis to determine appropriate mitigation steps in the event of Breach, including assistance from Business Associate in the investigation of Breach and, as needed, access to Business Associate’s systems and records for purposes of Breach data analysis; preparation and mailing of notification(s) about Breach to impacted individuals, the media and regulators; costs associated with proper handling of inquiries from individuals and other entities ©2010, Fresenius Medical Care Holdings, Inc. All Rights Reserved COR-COMP-PS-0-004-001D1

about Breach (such as the establishment of toll-free numbers, maintenance of call centers for intake, preparation of scripts, questions/answers, and other communicative information about the Breach); credit monitoring and account monitoring services for impacted individuals for a reasonable period (which shall be no less than 12 months); other mitigation action steps required of Covered Entity by federal or state regulators; and other reasonable mitigation steps required by Covered Entity. d. Business Associate’s Agents. Business Associate shall ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by Business Associate on behalf of Covered Entity, agrees in writing to the same restrictions and conditions that apply through this Agreement to Business Associate with respect to such Protected Health Information. Business Associate shall ensure that any agent, including a subcontractor, to whom it provides Electronic PHI agrees in writing to implement reasonable and appropriate safeguards to protect such information. e. Individual Rights. (i) Access to PHI. Within five (5) business days of a request by Covered Entity or an Individual, Business Associate shall provide access, in the manner designated by Covered Entity, to Protected Health Information in a Designated Record Set, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 CFR § 164.524 and, if and when applicable, 42 U.S.C. § 17935(e)(1). (ii) Amendment of PHI. Within five (5) business days of a request by Covered Entity or an Individual, Business Associate shall make any amendment(s) to Protected Health Information in a Designated Record Set, in the manner designated by the Covered Entity, pursuant to 45 CFR Section 164.526. (iii) Accounting of Disclosures. Within five (5) business days of a request by Covered Entity, Business Associate agrees to provide to Covered Entity, in the manner designated by Covered Entity, information collected in accordance with Section 3(e)(iv) of this Agreement, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR § 164.528 and, if and when applicable, 42 U.S.C. § 17935(c). (iv) Documentation of Disclosures and Disclosure Information. Business Associate agrees to document such disclosures of Protected Health Information and information related to such disclosures as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR § 164.528 and, if and when applicable, 42 U.S.C. § 13405(c). Business Associate shall document, at a minimum, the following information (“Disclosure Information”): the date of the disclosure, the name and, if known, the address of the recipient of the PHI, a brief description of the PHI disclosed, the purpose of the disclosure that includes an explanation of the basis for such ©2010, Fresenius Medical Care Holdings, Inc. All Rights Reserved COR-COMP-PS-0-004-001D1

disclosure, and any additional information required under the HITECH Act and any implementing regulations, or as reasonably may be requested by Covered Entity. f. Governmental Access to Records. Business Associate shall make its internal practices, books and records relating to the use and disclosure of Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity available to the Secretary and, at the request of Covered Entity, to Covered Entity, for purposes of the Secretary determining Covered Entity’s compliance with the Privacy Rule and the Security Rule. g. Mitigation. The Business Associate agrees to mitigate any harmful effects from the improper use and/or disclosure of PHI of which it becomes aware. h. Minimum Necessary. Business Associate shall request, use and disclose the minimum amount of PHI necessary to accomplish the purpose of the request, use or disclosure, in accordance with 42 U.S.C. § 17935(b). i. Limitation on Marketing. Business Associate shall use and disclose Protected Health Information for marketing purposes only as expressly directed by Covered Entity, and in accordance with 42 U.S.C. § 17936(a). Business Associate shall not use or disclose PHI for fundraising purposes. j. Limitation on Sale of Electronic Health Records and PHI. Business Associate shall comply with the prohibition on the sale of Electronic Health Records and PHI set forth in 42 U.S.C. § 17935(d). k. HITECH Act Applicability. Business Associate acknowledges that enactment of the HITECH Act amended certain provisions of HIPAA in ways that now directly regulate, or will on future dates directly regulate, Business Associate under the HIPAA Privacy and Security Rules. To the extent not referenced or incorporated herein, requirements applicable to Business Associate under the HITECH Act are hereby incorporated by reference into this Agreement. Business Associate agrees to comply with each of the requirements imposed under the HITECH Act, as of the applicable effective dates of each such requirement applicable to, including monitoring federal guidance and regulations published pursuant to the HITECH Act and timely compliance with such guidance and regulations. l. Red Flags Rule Compliance. When Business Associate performs any activities on behalf of Covered Entity in connection with one or more Covered Accounts, Business Associate shall conduct such activities in accordance with reasonable policies and procedures designed to detect, prevent and mitigate the risk of identity theft. 4. Obligations of Covered Entity. a. Notice of Privacy Practices. Covered Entity shall notify Business Associate of any limitation(s) in its notice of privacy practices in accordance with 45 CFR § 164.520, to the extent ©2010, Fresenius Medical Care Holdings, Inc. All Rights Reserved COR-COMP-PS-0-004-001D1

that such limitation may affect Business Associate’s use or disclosure of Protected Health Information. Covered Entity shall provide such notice no later than fifteen (15) days prior to the effective date of the limitation. b. Notification of Changes Regarding Individual Permission. Covered Entity shall notify Business Associate of any changes in, or revocation of, permission by an Individual to use or disclose Protected Health Information, to the extent that such changes may affect Business Associate’s use or disclosure of Protected Health Information. Covered Entity shall provide such notice no later than fifteen (15) days prior to the effective date of the change. c. Notification of Restrictions to Use or Disclosure of PHI. Covered Entity shall notify Business Associate of any restriction upon the use or disclosure of Protected Health Information that Covered Entity has agreed to in accordance with 45 CFR § 164.522 or 42 U.S.C. § 17935(a), to the extent that such restriction may affect Business Associate’s use or disclosure of Protected Health Information. Covered Entity shall provide such notice no later than fifteen (15) days prior to the effective date of the restriction. d. Permissible Requests by Covered Entity. Covered Entity shall not request that Business Associate use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule, the Security Rule or the HITECH Act if done by Covered Entity, except as permitted pursuant to the provisions of Section 2 of this Agreement. 5. Term and Termination. a. Term. The term of this Agreement shall commence as of the Agreement Effective Date, and shall terminate when all of the Protected Health Information provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity or, if it is infeasible to return or destroy Protected Health Information, protections are extended to such information, in accordance with Section 5(c). The destruction of PHI should occur as soon as reasonably practical, but no more than thirty (30) days from the effective date of termination, and Business Associate must certify in writing that such destruction has taken place. b. Termination for Cause. Upon Covered Entity’s knowledge of a material breach by Business Associate of this Agreement, Covered Entity shall either (i) provide an opportunity for Business Associate to cure the breach or end the violation within the time specified by Covered Entity, or, at the sole discretion of Covered Entity, (ii) immediately terminate this Agreement and any other agreement between the Parties in which Business Associate acts as a business associate if cure is not possible. c. Effect of Termination. (i) Except as provided in paragraph (ii) of this Section 5(c), upon termination of this Agreement or any other agreement between the Parties in which Business Associate acts as ©2010, Fresenius Medical Care Holdings, Inc. All Rights Reserved COR-COMP-PS-0-004-001D1

a business associate for any reason, Business Associate shall return or destroy all Protected Health Information received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity, and shall retain no copies of the Protected Health Information. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of Business Associate. (ii) In the event that Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the parties that return or destruction of Protected Health Information is infeasible, Business Associate shall extend the protections of this Agreement to such Protected Health Information and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such Protected Health Information. 6. Miscellaneous Provisions. a. Regulatory References. A reference in this Agreement to a section in the Privacy Rule, the Security Rule, or the HITECH Act means the section as in effect or as amended, and for which Covered Entity’s and/or Business Associate’s compliance is required. For the avoidance of doubt, terms used and obligations described in this Agreement, in order to comply with the Privacy Rule, the Security Rule, the HITECH Act, or any other federal or state law protecting the confidentiality or security of medical, health or personal information, shall be automatically amended if new or revised definitions or interpretations of such terms or obligations are amended by statute, proposed or final rule, or HHS guidance. b. Amendment. The parties agree to take such action to amend this Agreement from time to time as is necessary for Covered Entity to comply with the requirements of the Privacy Rule, the Security Rule, the HITECH Act, or any other federal or state law protecting the confidentiality or security of medical, health or personal information. Notwithstanding the foregoing, in the event that new federal or state law, regulations, or guidance affects, clarifies, amends, or extends the obligations of the parties hereunder, the parties understand and agree that such changes or clarifications in law or interpretation of legal requirements applicable to covered entities and/or business associates shall be deemed to apply to the obligations of the parties described in this Agreement without requiring any amendment to this Agreement or any other agreement between the Parties in which Business Associate acts as a business associate. If Covered Entity determines that a written notice or amendment is necessary or useful, such notice or amendment shall become effective fourteen (14) days after receipt by Business Associate unless Business Associate submits a written objection to such notice or amendment to Covered Entity prior to the expiration of such 14-day period. c. Survival. The respective rights and obligations of Business Associate under Section 5(c) of this Agreement survive the termination of the Agreement and any other agreement between the Parties in which Business Associate acts as a business associate. ©2010, Fresenius Medical Care Holdings, Inc. All Rights Reserved COR-COMP-PS-0-004-001D1

d. No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended to or does confer upon any person other than Covered Entity, Business Associate and their respective successors or assigns, any rights, remedies, obligations or liabilities whatsoever. e. Effect on Agreements. Except as specifically required to implement the purposes of this Agreement, or to the extent inconsistent with this Agreement, all other terms of any other agreement between the Parties remains in force and effect. f. Interpretation. The provisions of this Agreement shall prevail over any provisions in another agreement between the Parties that may conflict or appear inconsistent with any provision in this Agreement. Any ambiguity in this Agreement shall be resolved in favor of a meaning that permits Covered Entity and Business Associate to comply with the Privacy Rule, the Security Rule, the HITECH Act and any other federal or state law protecting the confidentiality or security of medical, health or personal information. g. Indemnification. Business Associate agrees to indemnify, defend and hold harmless Covered Entity and any Covered Entity affiliate, officer, director, employee or agent from and against any claim, cause of action, liability, damage, cost or expense, including attorneys’ and consultants’ fees and court or proceeding costs, arising out of or in connection with any non-permitted or prohibited use or disclosure of PHI or other medical, health or personal information, Breach, Security Incident, violation of law, or other breach of this Agreement or other agreement between the Parties by Business Associate or any subcontractor, agent, person or entity contracted by or under the control of Business Associate. If the Underlying Agreement contains a provision providing for indemnification of Covered Entity by Business Associate, then such provision shall supersede this Section 6(g). IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Agreement Effective Date. COVERED ENTITY FRESENIUS MEDICAL CARE HOLDINGS, INC. D/B/A FRESENIUS MEDICAL CARE NORTH AMERICA BUSINESS ASSOCIATE [INSERT BA NAME] By: By: Print Name: Print Name: Title: Title: Date: Date: ©2010, Fresenius Medical Care Holdings, Inc. All Rights Reserved COR-COMP-PS-0-004-001D1

EXHIBIT K to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT [RESERVED] 1

EXHIBIT L to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORMS OF SECRETARY’S CERTIFICATE 2

Certificate of Secretary I, the undersigned, being the Secretary of NMC Funding Corporation, a Delaware corporation (the “Company”), DO HEREBY CERTIFY that: The person named below has been duly appointed, is duly qualified as and is, on the date hereof, an officer of the Company, and the signature below set opposite his name is his genuine signature. Name Office Signature Mark Fawcett Treasurer /s/ Mark Fawcett Attached hereto as Exhibit A is a true and complete copy of the Company's Certificate/Articles of Incorporation, or its equivalent, as filed in the Office of the Secretary of State, or its equivalent, of the State of incorporation, together with all amendments thereto adopted through the date hereof. Attached hereto as Exhibit B is a true and complete copy of the Company’s by-laws as in effect on the date hereof, together with all amendments thereto adopted through the date hereof. Attached hereto as Exhibit C are true and correct copies of the resolutions duly adopted by the Company’s board of directors as of November 18, 2014 by written consent, which resolutions have not been revoked, modified, amended, or rescinded and are in full force and effect as of the date hereof. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Company’s board of directors which deal with matters set forth in Exhibit C. Attached hereto as Exhibit D is a certificate of good standing of the Company, certified by the Delaware Secretary of State. IN WITNESS WHEREOF, I have hereunto set my hand this day of November, 2014. /s/ Douglas G. KottKaren A. Gledhill Douglas G. Kott Karen A. Gledhill Secretary 1

EXHIBIT A Certificate/Articles of Incorporation 1

EXHIBIT B By-laws 1

EXHIBIT C Resolutions 1

EXHIBIT D Good Standing Certificate 1

EXHIBIT M to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT [RESERVED] 1

EXHIBIT N to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT [RESERVED] 2

EXHIBIT O to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF TRANSFERRING AFFILIATE LETTER [Attached] 3

EXHIBIT P to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF AMENDMENT TO TRANSFERRING AFFILIATE LETTER, RECEIVABLES PURCHASE AGREEMENT AND PARENT AGREEMENT [Attached]

FORM OF AMENDMENT TO TRANSFERRING AFFILIATE LETTER 2

FORM OF AMENDMENT TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

FORM OF AMENDMENT TO SECONDTHIRD AMENDED AND RESTATED PARENT AGREEMENT

EXHIBIT Q to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT LIST OF TRANSFERRING AFFILIATES Q-1 Apheresis Care Group, Inc. Delaware Bio-Medical Applications Management Delaware Company, Inc. Bio-Medical Applications of Delaware Alabama, Inc. Bio-Medical Applications of Delaware Amarillo, Inc. Bio-Medical Applications of Delaware Anacostia, Inc. Bio-Medical Applications of Delaware Aquadilla, Inc. Bio-Medical Applications of Delaware Arecibo, Inc. Bio-Medical Applications of Delaware Arkansas, Inc. Bio-Medical Applications of Delaware Bayamon, Inc. Bio-Medical Applications of Blue Delaware Springs, Inc. Bio-Medical Applications of Caguas, Inc. Delaware Bio-Medical Applications of Delaware California, Inc. Bio-Medical Applications of Delaware Camarillo, Inc. Bio-Medical Applications of Delaware Carolina, Inc. Bio-Medical Applications of Clinton, Inc. Delaware Bio-Medical Applications of Columbia Delaware Heights, Inc. Bio-Medical Applications of Delaware Connecticut, Inc. Bio-Medical Applications of Delaware Delaware, Inc. Bio-Medical Applications of Dover, Inc. Delaware

Q-2 Bio-Medical Applications of Eureka, Inc. Delaware Bio-Medical Applications of Delaware Fayetteville, Inc. Bio-Medical Applications of Florida, Inc. Delaware Bio-Medical Applications of Delaware Fremont, Inc. Bio-Medical Applications of Fresno, Inc. Delaware Bio-Medical Applications of Delaware Georgia, Inc. Bio-Medical Applications of Delaware Guayama, Inc. Bio-Medical Applications of Delaware Humacao, Inc. Bio-Medical Applications of Illinois, Inc. Delaware Bio-Medical Applications of Indiana, Inc. Delaware Bio-Medical Applications of Kansas, Inc. Delaware Bio-Medical Applications of Delaware Kentucky, Inc. Bio-Medical Applications of Los Delaware Gatos, Inc. Bio-Medical Applications of Delaware Louisiana, LLC Bio-Medical Applications of Maine, Inc. Delaware Bio-Medical Applications of Delaware Manchester, Inc. Bio-Medical Applications of Delaware Maryland, Inc. Bio-Medical Applications of Delaware Massachusetts, Inc. Bio-Medical Applications of Delaware Mayaguez, Inc. Bio-Medical Applications of Delaware Michigan, Inc. Bio-Medical Applications of Delaware Minnesota, Inc. Bio-Medical Applications of Delaware Mississippi, Inc. Bio-Medical Applications of Delaware Missouri, Inc. Bio-Medical Applications of New Delaware Hampshire, Inc. Bio-Medical Applications of New Delaware Jersey, Inc. Bio-Medical Applications of New Delaware Mexico, Inc.

Bio-Medical Applications of North Carolina, Inc.	Delaware
Bio-Medical Applications of Northeast D.C., Inc.	Delaware
Bio-Medical Applications of Ohio, Inc.	Delaware
Bio-Medical Applications of Oklahoma, Inc.	Delaware
Bio-Medical Applications of Pennsylvania, Inc.	Delaware
Bio-Medical Applications of Ponce, Inc.	Delaware
Bio-Medical Applications of Puerto Rico, Inc.	Delaware
Bio-Medical Applications of Rhode Island, Inc.	Delaware
Bio-Medical Applications of Rio Piedras, Inc.	Delaware
Bio-Medical Applications of San German, Inc.	Delaware
Bio-Medical Applications of San Juan, Inc.	Delaware
Bio-Medical Applications of South Carolina, Inc.	Delaware
Bio-Medical Applications of Southeast Washington, Inc.	Delaware
Bio-Medical Applications of Tennessee, Inc.	Delaware
Bio-Medical Applications of Texas, Inc.	Delaware
Bio-Medical Applications of the District of Columbia, Inc.	Delaware
Bio-Medical Applications of Virginia, Inc.	Delaware
Bio-Medical Applications of West Virginia, Inc.	Delaware
Bio-Medical Applications of Wisconsin, Inc.	Delaware
Bio-Medical Applications of Wyoming, LLC	Delaware
Brevard County Dialysis, LLC	Florida
Clayton County Dialysis, LLC	Georgia
Clermont Dialysis Center, LLC	Georgia
College Park Dialysis, LLC	Georgia
Columbus Area Renal Alliance, LLC	Delaware
Conejo Valley Dialysis, Inc.	California
Dialysis America Georgia, LLC	Delaware
Dialysis Associates of Northern New	New Jersey

Q-3

Jersey, L.L.C.	
Dialysis Centers of America - Illinois, Inc.	Illinois
Dialysis Management Corporation	Texas
Dialysis Services of Atlanta, Inc.	Georgia
Dialysis Services of Cincinnati, Inc.	Ohio
Dialysis Specialists of Marietta, Ltd.	Ohio
Dialysis Specialists of Topeka, Inc.	Kansas
Douglas County Dialysis, LLC	Georgia
Du Page Dialysis Ltd.	Illinois
Everest Healthcare Holdings, Inc.	Delaware
Everest Healthcare Indiana, Inc.	Indiana
Everest Healthcare Ohio, Inc.	Ohio
Everest Healthcare Rhode Island, Inc.	Delaware
Everest Healthcare Texas, L.P.	Delaware
FMS Delaware Dialysis, LLC	Delaware
FMS Philadelphia Dialysis, LLC	Delaware
Fondren Dialysis Clinic, Inc.	Texas
Fort Scott Regional Dialysis Center, Inc.	Missouri
Four State Regional Dialysis Center, Inc.	Missouri
Fresenius Kidney Care Pittsburgh, LLC	Delaware
Fresenius Management Services, Inc.	Delaware
Fresenius Medical Care – South Texas Kidney, LLC	Delaware
Fresenius Medical Care Capital City, LLC	Delaware
Fresenius Medical Care Dialysis Services Colorado, LLC	Delaware
Fresenius Medical Care Dialysis Services-Oregon, LLC	Oregon
Fresenius Medical Care Harston Hall, LLC	Delaware
Fresenius Medical Care Holdings, Inc.	New York
Fresenius Medical Care of Illinois, LLC	Delaware
Fresenius Medical Care of Montana, LLC	Delaware
Fresenius Medical Care Ventures, LLC	Delaware
Fresenius Medical Care West Bexar, LLC	Delaware
Fresenius Medical Care-OSUIM Kidney Centers, LLC	Delaware
Fresenius USA Manufacturing, Inc.	Delaware
Fresenius USA Marketing, Inc.	Delaware
Fresenius USA, Inc.	Massachusetts
Gulf Region Mobile Dialysis, Inc.	Delaware

Q-4

Haemo-Stat, Inc.	California
Hauppauge Dialysis Center, LLC	New York
Henry Dialysis Center, LLC	Georgia
Holton Dialysis Clinic, LLC	Georgia
Home Dialysis of Muhlenberg County, Inc.	Kentucky
Homestead Artificial Kidney Center, Inc.	Florida
Inland Northwest Renal Care Group, LLC	Washington
Jefferson County Dialysis, Inc.	Arkansas
KDCO, Inc.	Missouri
Kentucky Renal Care Group, LLC	Delaware
Little Rock Dialysis, Inc.	Arkansas
Maumee Dialysis Services, LLC	Delaware
Metro Dialysis Center - Normandy, Inc.	Missouri
Metro Dialysis Center - North, Inc.	Missouri
National Medical Care, Inc.	Delaware
National Nephrology Associates of Texas, L.P.	Texas
New York Dialysis Services, Inc.	New York
NNA of Alabama, Inc.	Alabama
NNA of East Orange, L.L.C.	New Jersey
NNA of Georgia, Inc.	Delaware
NNA of Harrison, L.L.C.	New Jersey
NNA of Louisiana, LLC	Louisiana
NNA of Oklahoma, Inc.	Nevada
NNA of Oklahoma, L.L.C.	Oklahoma
NNA of Rhode Island, Inc.	Rhode Island
NNA of Toledo, Inc.	Ohio
NNA-Saint Barnabas-Livingston, L.L.C.	New Jersey
NNA-Saint Barnabas, L.L.C.	New Jersey
Northeast Alabama Kidney Clinic, Inc.	Alabama
Northern New Jersey Dialysis, L.L.C.	Delaware
NRA-Ada, Oklahoma, LLC	Delaware
NRA-Augusta, Georgia, LLC	Georgia
NRA-Bamberg, South Carolina, LLC	Tennessee
NRA-Crossville, Tennessee, LLC	Tennessee
NRA-Farmington, Missouri, LLC	Delaware
NRA-Georgetown, Kentucky, LLC	Delaware
NRA-Hogansville, Georgia, LLC	Delaware
NRA-Holly Hill, South Carolina, LLC	Tennessee
NRA-Hollywood, South Carolina, LLC	Delaware
NRA-Inpatient Dialysis, LLC	Tennessee
NRA-LaGrange, Georgia, LLC	Delaware
NRA-Mt. Pleasant, South Carolina, LLC	Tennessee

Q-5

NRA-New Castle, Indiana, LLC	Delaware
NRA-Newnan Acquisition, LLC	Tennessee
NRA-North Augusta, South Carolina, LLC	Delaware
NRA-Orangeburg, South Carolina, LLC	Tennessee
NRA-Palmetto, Georgia, LLC	Delaware
NRA-Princeton, Kentucky, LLC	Tennessee
NRA-Roanoke, Alabama, LLC	Tennessee
NRA-South City, Missouri, LLC	Delaware
NRA-St. Louis (Home Therapy Center), Missouri, LLC	Delaware
NRA-St. Louis, Missouri, LLC	Delaware
NRA-Talladega, Alabama, LLC	Tennessee
NRA-Valdosta (North), Georgia, LLC	Delaware
NRA-Valdosta, Georgia, LLC	Delaware
NRA-Varnville, South Carolina, LLC	Tennessee
NRA-Washington County, Missouri, LLC	Delaware
NRA-Winchester, Indiana, LLC	Delaware
Physicians Dialysis Company, Inc.	Pennsylvania
QualiCenters Albany, Ltd.	Colorado
QualiCenters Bend LLC	Colorado
QualiCenters Coos Bay, Ltd.	Colorado
QualiCenters Eugene-Springfield, Ltd.	Colorado
QualiCenters Inland Northwest L.L.C.	Colorado
QualiCenters Pueblo LLC	Colorado
QualiCenters Salem LLC	Colorado
QualiCenters Sioux City, LLC	Colorado
RAI Care Centers of Alabama, LLC	Delaware
RAI Care Centers of Florida I, LLC	Delaware
RAI Care Centers of Florida II, LLC	Delaware
RAI Care Centers of Georgia I, LLC	Delaware
RAI Care Centers of Illinois I, LLC	Delaware
RAI Care Centers of Illinois II, LLC	Delaware
RAI Care Centers of Maryland I, LLC	Delaware
RAI Care Centers of Michigan I, LLC	Delaware
RAI Care Centers of Michigan II, LLC	Delaware
RAI Care Centers of Nebraska II, LLC	Delaware
RAI Care Centers of North Carolina II, LLC	Delaware
RAI Care Centers of Northern California I, LLC	Delaware
RAI Care Centers of Northern California II, LLC	Delaware
RAI Care Centers of Oakland II, LLC	Delaware

Q-6

RAI Care Centers of South Carolina I, LLC	Delaware
RAI Care Centers of Southern California I, LLC	Delaware
RAI Care Centers of Southern California II, LLC	Delaware
RAI Care Centers of Virginia I, LLC	Delaware
RCG Bloomington, LLC	Delaware
RCG East Texas, LLP	Delaware
RCG Indiana, L.L.C.	Delaware
RCG Irving, LLP	Delaware
RCG Martin, LLC	Delaware
RCG Memphis East, LLC	Delaware
RCG Mississippi, Inc.	Delaware
RCG Pensacola, LLC	Delaware
RCG Robstown, LLP	Delaware
RCG University Division, Inc.	Tennessee
Renal Care Group, Inc.	Delaware
Renal Care Group Alaska, Inc.	Alaska
Renal Care Group East, Inc.	Pennsylvania
Renal Care Group Maplewood, LLC	Delaware
Renal Care Group Northwest, Inc.	Delaware
Renal Care Group of the Midwest, Inc.	Kansas
Renal Care Group of the Ozarks, LLC	Delaware
Renal Care Group of the Rockies, LLC	Delaware
Renal Care Group of the South, Inc.	Delaware
Renal Care Group of the Southeast, Inc.	Florida
Renal Care Group South New Mexico, LLC	Delaware
Renal Care Group Southwest Michigan, LLC	Delaware
Renal Care Group Southwest, L.P.	Delaware
Renal Care Group Terre Haute, LLC	Delaware
Renal Care Group Texas, Inc.	Texas
Renal Care Group Toledo, LLC	Delaware
Renal Care Group-Harlingen, L.P.	Delaware
RenalPartners, Inc.	Delaware
Renex Dialysis Clinic of Bloomfield, Inc.	New Jersey
Renex Dialysis Clinic of Bridgeton, Inc.	Missouri
Renex Dialysis Clinic of Creve Coeur, Inc.	Missouri
Renex Dialysis Clinic of Maplewood, Inc.	Missouri
Renex Dialysis Clinic of Orange, Inc.	New Jersey
Renex Dialysis Clinic of Pittsburgh, Inc.	Pennsylvania
Renex Dialysis Clinic of South	Georgia

Q-7

Georgia, Inc.	
Renex Dialysis Clinic of St. Louis, Inc.	Missouri
Renex Dialysis Clinic of Tampa, Inc.	Florida
Renex Dialysis Clinic of University City, Inc.	Missouri
Renex Dialysis Clinic of Woodbury, Inc.	New Jersey
Renex Dialysis Facilities, Inc.	Mississippi
Saint Louis Renal Care, LLC	Delaware
San Diego Dialysis Services, Inc.	Delaware
Santa Barbara Community Dialysis Center, Inc.	California
Smyrna Dialysis Center, LLC	Georgia
SSKG, Inc.	Illinois
St. Louis Regional Dialysis Center, Inc.	Missouri
STAT Dialysis Corporation	Delaware
Stone Mountain Dialysis Center, LLC	Georgia
Stuttgart Dialysis, LLC	Arkansas
Tappahannock Dialysis Center, Inc.	Virginia
Terrell Dialysis Center, L.L.C.	Delaware
Warrenton Dialysis Facility, Inc.	Virginia
West End Dialysis Center, Inc.	Virginia
WSKC Dialysis Services, Inc.	Illinois~~Chief Executive Office for each~~

~~920 Winter Street~~

~~Transferring Affiliate:~~

~~Waltham, Massachusetts 02451-1457~~

~~Transferring Affiliates~~	~~State of Incorporatio~~

Q-8

		~~n~~
	~~Apheresis Care Group, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications Management Company, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Alabama, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Amarillo, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Anacostia, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Aguadilla, Inc.~~	~~Delawar~~

Q-9

		~~e~~
	~~Bio-Medical Applications of Arecibo, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Arkansas, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Bayamon, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Blue Springs, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Caguas, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of California, Inc.~~	~~Delawar~~

Q-10

		~~e~~
	~~Bio-Medical Applications of Camarillo, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Capitol Hill, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Carolina, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Carson, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Clinton, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Columbia Heights, Inc.~~	~~Delawar~~

Q-11

		~~e~~
	~~Bio-Medical Applications of Connecticut, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Delaware, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Dover, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Eureka, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Fayetteville, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Florida, Inc.~~	~~Delawar~~

Q-12

		~~e~~
	~~Bio-Medical Applications of Fremont, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Fresno, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Georgia, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Guayama, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Humacao, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Illinois, Inc.~~	~~Delawar~~

Q-13

		~~e~~
	~~Bio-Medical Applications of Indiana, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Kansas, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Kentucky, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Long Beach, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Los Gatos, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Louisiana, LLC~~	~~Delawar~~

Q-14

		~~e~~
	~~Bio-Medical Applications of Maine, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Manchester, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Maryland, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Massachusetts, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Mayaguez, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Michigan, Inc.~~	~~Delawar~~

Q-15

		~~e~~
	~~Bio-Medical Applications of Minnesota, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Mississippi, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Missouri, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Nevada, Inc.~~	~~Nevada~~
	~~Bio-Medical Applications of New Hampshire, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of New Jersey, Inc.~~	~~Delaware~~
	~~Bio-~~	~~D~~

Q-16

	~~Medical Applications of New Mexico, Inc.~~	~~elaware~~
	~~Bio-Medical Applications of North Carolina, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Northeast D.C., Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Oakland, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Ohio, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Oklahoma, Inc.~~	~~Delaware~~
	~~Bio-~~	~~D~~

Q-17

	~~Medical Applications of Pennsylvania, Inc.~~	~~elaware~~
	~~Bio-Medical Applications of Ponce, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Puerto Rico, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Rhode Island, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Rio Piedras, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of San German, Inc.~~	~~Delaware~~
	~~Bio-~~	~~D~~

Q-18

	~~Medical Applications of San Juan, Inc.~~	~~elaware~~
	~~Bio-Medical Applications of South Carolina, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Southeast Washington, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Tennessee, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Texas, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of the District of Columbia, Inc.~~	~~Delaware~~
	~~Bio-~~	~~D~~

Q-19

	~~Medical Applications of Ukiah, Inc.~~	~~elaware~~
	~~Bio-Medical Applications of Virginia, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of West Virginia, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Wisconsin, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Woonsocket, Inc.~~	~~Delaware~~
	~~Bio-Medical Applications of Wyoming, LLC~~	~~Delaware~~
	~~Brevard~~	~~F~~

Q-20

Q-21 County l Dialysis, o LLC r i d a Clayton G County e Dialysis, o LLC r g i a Clermont G Dialysis e Center, o LLC r g i a Columbus D Area e Renal l Alliance, a LLC w a r e Conejo C Valley a Dialysis, l Inc. i f o r n i a Dialysis D America e Georgia, l LLC a w a r e Dialysis N Associate e

Q-22 s of w Northern J New e Jersey, r L.L.C. s e y Dialysis T Associate e s, LLC n n e s s e e Dialysis I Centers of l America - l Illinois, i Inc. n o i s Dialysis T Managem e ent x Corporati a on s Dialysis G Services e of Atlanta, o Inc. r g i a Dialysis Services O of h Cincinnati i , Inc. o Dialysis T Services, e Inc. x a s Dialysis O Specialists h

Q-23 of i Marietta, o Ltd. Dialysis K Specialists a of n Topeka, s Inc. a s Douglas G County e Dialysis, o LLC r g i a Doylesto P wn Acute e Renal n Services, n L.L.C. s y l v a n i a Du Page I Dialysis, l Ltd. l i n o i s Everest D Healthcar e e l Holdings, a Inc. w a r e Everest I Healthcar n e Indiana, d Inc. i

		~~ana~~
	~~Everest Healthcare Ohio, Inc.~~	~~Ohio~~
	~~Everest Healthcare Rhode Island, Inc.~~	~~Delaware~~
	~~Everest Healthcare Texas Holding Corp.~~	~~New York~~
	~~Everest Healthcare Texas, L.P.~~	~~Delaware~~
	~~FMS Delaware Dialysis, LLC~~	~~Delaware~~
	~~FMS Philadelphia Dialysis, LLC~~	~~Delaware~~
	~~Fondren Dialysis~~	~~Te~~

Q-24

	~~Clinic, Inc.~~	~~xas~~
	~~Fort Scott Regional Dialysis Center, Inc.~~	~~Missouri~~
	~~Four State Regional Dialysis Center, Inc.~~	~~Missouri~~
	~~Fresenius Management Services, Inc.~~	~~Delaware~~
	~~Fresenius Medical Care - South Texas Kidney, LLC~~	~~Delaware~~
	~~Fresenius Medical Care Apheresis Services, LLC~~	~~Delaware~~
	~~Fresenius Medical Care Dialysis Services~~	~~Delaw~~

Q-25

Q-26 Colorado a LLC r e Fresenius Medical O Care r Dialysis e Services - g Oregon, o LLC n Fresenius D Medical e Care l Harston a Hall, LLC w a r e Fresenius D Medical e Care l Healthcar a e w Recruitme a nt, LLC r e Fresenius N Medical e Care w Holdings, Y Inc. o r k Fresenius D Medical e Care of l Illinois, a LLC w a r e Fresenius D Medical e Care of l Montana, a LLC w a r

Q-27 e Fresenius D Medical e Care of l Nebraska, a LLC w a r e Fresenius D Medical e Care l PSO, a LLC w a r e Fresenius D Medical e Care l Ventures a Holding w Company, a Inc. r e Fresenius D Medical e Care l Ventures, a LLC w a r e Fresenius D Medical e Care West l Bexar, a LLC w a r e Fresenius D Medical e Care-l OSUIM a Kidney w Centers, a LLC r

		~~e~~
	~~Fresenius USA Manufacturing, Inc.~~	~~Delaware~~
	~~Fresenius USA Marketing, Inc.~~	~~Delaware~~
	~~Fresenius USA, Inc.~~	~~Massachusetts~~
	~~Gulf Region Mobile Dialysis, Inc.~~	~~Delaware~~
	~~Haemo-Stat, Inc.~~	~~California~~

Q-28

	~~Hauppauge Dialysis Center, LLC~~	~~New York~~
	~~Henry Dialysis Center, LLC~~	~~Georgia~~
	~~Holton Dialysis Clinic, LLC~~	~~Georgia~~
	~~Home Dialysis of America, Inc.~~	~~Arizona~~
	~~Home Dialysis of Muhlenberg County, Inc.~~	~~Kentucky~~
	~~Homestead Artificial Kidney Center, Inc.~~	~~Florida~~
	~~Inland Northwest Renal Care Group,~~	~~Washi~~

Q-29

	~~LLC~~	~~ngton~~
	~~Jefferson County Dialysis, Inc.~~	~~Arkansas~~
	~~KDCO, Inc.~~	~~Missouri~~
	~~Kentucky Renal Care Group, LLC~~	~~Delaware~~
	~~Lawton Dialysis, Inc.~~	~~Arkansas~~
	~~Little Rock Dialysis, Inc.~~	~~Arkansas~~
	~~Maumee Dialysis Services,~~	~~Del~~

Q-30

	~~LLC~~	~~aware~~
	~~Metro Dialysis Center - Normandy, Inc.~~	~~Missouri~~
	~~Metro Dialysis Center - North, Inc.~~	~~Missouri~~
	~~Miami Regional Dialysis Center, Inc.~~	~~Missouri~~
	~~National Medical Care, Inc.~~	~~Delaware~~
	~~National Nephrology Associates Management Company of Texas, Inc.~~	-
	~~National~~	~~T~~

Q-31

	~~Nephrology Associates of Texas, L.P.~~	~~exas~~
	~~Nephromed LLC~~	~~Delaware~~
	~~New York Dialysis Services, Inc.~~	~~New York~~
	~~NMC Services, Inc.~~	~~Delaware~~
	~~NNA Management Company of Kentucky, Inc.~~	~~Kentucky~~
	~~NNA Management Company of Louisiana, Inc.~~	~~Louisiana~~
	~~NNA of Alabama,~~	~~Al~~

Q-32

	~~Inc.~~	~~abama~~
	~~NNA of East Orange, L.L.C.~~	~~NewJersey~~
	~~NNA of Georgia, Inc.~~	~~Delaware~~
	~~NNA of Harrison, L.L.C.~~	~~NewJersey~~
	~~NNA of Louisiana, LLC~~	~~Louisiana~~
	~~NNA of Nevada, Inc.~~	~~Nevada~~
	~~NNA of Oklahoma~~	~~Ne~~

Q-33

	~~, Inc.~~	~~vada~~
	~~NNA of Oklahoma, L.L.C.~~	~~Oklahoma~~
	~~NNA of Rhode Island, Inc.~~	~~Rhode Island~~
	~~NNA of Toledo, Inc.~~	~~Ohio~~
	~~NNA-Saint Barnabas, L.L.C.~~	~~New Jersey~~
	~~NNA-Saint Barnabas-Livingston, L.L.C.~~	~~New Jersey~~
	~~North Buckner Dialysis~~	~~Del~~

Q-34

Q-35 Center, a Inc. w a r e Northeast A Alabama l Kidney a Clinic, b Inc. a m a Northern D New e Jersey l Dialysis, a L.L.C. w a r e NRA-D Ada, e Oklahoma l , LLC a w a r e NRA-G Augusta, e Georgia, o LLC r g i a NRA-T Bamberg, e South n Carolina, n LLC e s s e e NRA-Bay T City, e Texas, n LLC n

		~~essee~~
	~~NRA-Crossville, Tennessee, LLC~~	~~Tennessee~~
	~~NRA-Dickson, Tennessee, LLC~~	~~Delaware~~
	~~NRA-Farmington, Missouri, LLC~~	~~Delaware~~
	~~NRA-Fredericktown, Missouri, LLC~~	~~Delaware~~
	~~NRA-Georgetown, Kentucky, LLC~~	~~Delaware~~
	~~NRA-Hogansvil~~	~~De~~

Q-36

Q-37 le, l Georgia, a LLC w a r e NRA-T Holly Hill, e South n Carolina, n LLC e s s e e NRA-D Hollywoo e d, South l Carolina, a LLC w a r e NRA-T Inpatient e Dialysis, n LLC n e s s e e NRA-D LaGrange e , Georgia, l LLC a w a r e NRA-T London, e Kentucky, n LLC n e s s e

Q-38 e NRA-D Macon, e Georgia, l LLC a w a r e NRA-D Midtown e Macon, l Georgia, a LLC w a r e NRA-D Milledgev e ille, l Georgia, a LLC w a r e NRA-D Monticell e o, l Georgia, a LLC w a r e NRA-Mt. T Pleasant, e South n Carolina, n LLC e s s e e NRA-D New e Castle, l Indiana, a LLC w a

Q-39 r e NRA-T Newnan e Acquisitio n n, LLC n e s s e e NRA-D North e Augusta, l South a Carolina, w LLC a r e NRA-T Orangebu e rg, South n Carolina, n LLC e s s e e NRA-D Palmetto, e Georgia, l LLC a w a r e NRA-T Princeton, e Kentucky, n LLC n e s s e e NRA-T Roanoke, e Alabama, n

Q-40 LLC n e s s e e NRA-D South e City, l Missouri, a LLC w a r e NRA-St. D Louis e (Home l Therapy a Center), w Missouri, a LLC r e NRA-St. D Louis, e Missouri, l LLC a w a r e NRA-T Talladega, e Alabama, n LLC n e s s e e NRA-D Valdosta e (North), l Georgia, a LLC w a r e NRA-D

Q-41 Valdosta, e Georgia, l LLC a w a r e NRA-T Varnville, e South n Carolina, n LLC e s s e e NRA-D Washingt e on l County, a Missouri, w LLC a r e NRA-D Wincheste e r, Indiana, l LLC a w a r e Physicians P Dialysis e Company, n Inc. n s y l v a n i a QualiCent C ers o Albany, l Ltd. o

		~~rado~~
	~~QualiCenters Bend LLC~~	~~Colorado~~
	~~QualiCenters Coos Bay, Ltd.~~	~~Colorado~~
	~~QualiCenters Eugene-Springfield, Ltd.~~	~~Colorado~~
	~~QualiCenters Inland Northwest L.L.C.~~	~~Colorado~~
	~~QualiCenters Pueblo LLC~~	~~Colorado~~
	~~QualiCenters Salem LLC~~	~~Colo~~

Q-42

		~~rado~~
	~~QualiCenters Sioux City, LLC~~	~~Colorado~~
	~~QualiCenters, Inc.~~	~~Colorado~~
	~~RAI Care Centers of Alabama, LLC~~	~~Delaware~~
	~~RAI Care Centers of Florida I, LLC~~	~~Delaware~~
	~~RAI Care Centers of Florida II, LLC~~	~~Delaware~~
	~~RAI Care Centers of Georgia I, LLC~~	~~Dela~~

Q-43

Q-44 w a r e RAI Care D Centers of e Illinois I, l LLC a w a r e RAI Care D Centers of e Illinois II, l LLC a w a r e RAI Care D Centers of e Maryland l I, LLC a w a r e RAI Care D Centers of e Michigan l I, LLC a w a r e RAI Care D Centers of e Michigan l II, LLC a w a r e RAI Care D Centers of e Nebraska l II, LLC a

Q-45 w a r e RAI Care D Centers of e North l Carolina a II, LLC w a r e RAI Care D Centers of e Northern l California a I, LLC w a r e RAI Care D Centers of e Northern l California a II, LLC w a r e RAI Care D Centers of e Oakland l II, LLC a w a r e RAI Care D Centers of e South l Carolina I, a LLC w a r e RAI Care D Centers of e Southern l California a

Q-46 I, LLC w a r e RAI Care D Centers of e Southern l California a II, LLC w a r e RAI Care D Centers of e Tennessee l , LLC a w a r e RAI Care D Centers of e Virginia I, l LLC a w a r e RCG D Bloomingt e on, LLC l a w a r e RCG East D Texas, e LLP l a w a r e RCG D Indiana, e L.L.C. l a

Q-47 w a r e RCG D Irving, e LLP l a w a r e RCG D Martin, e LLC l a w a r e RCG D Memphis e East, LLC l a w a r e RCG D Memphis, e LLC l a w a r e RCG D Mississip e pi, Inc. l a w a r e RCG D Pensacola, e LLC l a

Q-48 w a r e RCG D Robstown e , LLP l a w a r e RCG T University e Division, n Inc. n e s s e e RCG A West r Health i Supply, z L.C. o n a Renal A Care l Group a Alaska, s Inc. k a Renal P Care e Group n East, Inc. n s y l v a n i a Renal D Care e

Q-49 Group l Maplewo a od, LLC w a r e Renal D Care e Group l Michigan, a Inc. w a r e Renal D Care e Group l Northwest a , Inc. w a r e Renal K Care a Group of n the s Midwest, a Inc. s Renal D Care e Group of l the a Ozarks, w LLC a r e Renal D Care e Group of l the a Rockies, w LLC a r e Renal D Care e Group of l the South, a

Q-50 Inc. w a r e Renal F Care l Group of o the r Southeast, i Inc. d a Renal D Care e Group l Ohio, Inc. a w a r e Renal D Care e Group l South a New w Mexico, a LLC r e Renal D Care e Group l Southwest a Holdings, w Inc. a r e Renal D Care e Group l Southwest a Michigan, w LLC a r e Renal D Care e Group l Southwest a , L.P. w

Q-51 a r e Renal D Care e Group l Terre a Haute, w LLC a r e Renal T Care e Group x Texas, a Inc. s Renal D Care e Group l Toledo, a LLC w a r e Renal D Care e Group, l Inc. a w a r e Renal D Care e Group-l Harlingen, a L.P. w a r e RenalPart D ners, Inc. e l a w a r e

	~~Renex Corp.~~	~~Florida~~
	~~Renex Dialysis Clinic of Bloomfield, Inc.~~	~~New Jersey~~
	~~Renex Dialysis Clinic of Bridgeton, Inc.~~	~~Missouri~~
	~~Renex Dialysis Clinic of Creve Coeur, Inc.~~	~~Missouri~~
	~~Renex Dialysis Clinic of Maplewood, Inc.~~	~~Missouri~~
	~~Renex Dialysis Clinic of Orange, Inc.~~	~~New Jerse~~

Q-52

		~~y~~
	~~Renex Dialysis Clinic of Philadelphia, Inc.~~	~~Pennsylvania~~
	~~Renex Dialysis Clinic of Pittsburgh, Inc.~~	~~Pennsylvania~~
	~~Renex Dialysis Clinic of South Georgia, Inc.~~	~~Georgia~~
	~~Renex Dialysis Clinic of St. Louis, Inc.~~	~~Missouri~~
	~~Renex Dialysis Clinic of Tampa, Inc.~~	~~Florida~~
	~~Renex~~	~~M~~

Q-53

	~~Dialysis Clinic of University City, Inc.~~	~~issouri~~
	~~Renex Dialysis Clinic of Woodbury, Inc.~~	~~New Jersey~~
	~~Renex Dialysis Facilities, Inc.~~	~~Mississippi~~
	~~Saint Louis Renal Care, LLC~~	~~Delaware~~
	~~San Diego Dialysis Services, Inc.~~	~~Delaware~~
	~~Santa Barbara Community Dialysis Center,~~	~~Calif~~

Q-54

	~~Inc.~~	~~ornia~~
	~~Smyrna Dialysis Center, LLC~~	~~Georgia~~
	~~SSKG, Inc.~~	~~Illinois~~
	~~St. Louis Regional Dialysis Center, Inc.~~	~~Missouri~~
	~~STAT Dialysis Corporation~~	~~Delaware~~
	~~Stone Mountain Dialysis Center, LLC~~	~~Georgia~~
	~~Stuttgart Dialysis, LLC~~	~~Arkan~~

Q-55

Q-56 s a s Tappahan V nock i Dialysis r Center, g Inc. i n i a Terrell D Dialysis e Center, l L.L.C. a w a r e Warrenton V Dialysis i Facility, r Inc. g i n i a West End V Dialysis i Center, r Inc. g i n i a West G Palm e Dialysis, o LLC r g i a Wharton T Dialysis, e Inc. x a s WSKC I

Q-57 Dialysis l Services, l Inc. i n o i s

EXHIBIT R to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF ACCOUNT AGENT AGREEMENT [Attached] 1

EXHIBIT S to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT LIST OF CLOSING DOCUMENTS [Attached] 1

EXHIBIT T to SEVENTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT FORM OF AGREED UPON PROCEDURES REPORT Procedures performed and findings are presented as follows. For purposes of reporting our findings, in those instances in which one or both the compared amounts were rounded to the same degree, we have nevertheless stated that we found the compared amounts to be in agreement. Minor or insignificant differences, as determined by management of the company (“management), between source or testing data and the Investor Report are not discussed herein and are noted as such in the body of the report, as indicated by the tickmark “P”. All testing is performed on the monthly Investor Report for the period ending March 20 . 1A. For Renal Therapies Group (RTG) and Fresenius Kidney Care (FKC), obtain the March 20 Monthly Investor Reports (IR) from management and compare gross receivables (line item 1), all components of the Net Receivables Balance calculation (line items 6-1724), Self-Pay Receivables (line items 28-33), Accrued but not billed Receivables (line items 34-36), all components of the Monthly Activity calculation (line items 3437-4147) to the general ledger (GL) and aged trial balance (ATB),. Obtain and document management’s reconciliation of differences in the Agreed Upon Procedures Report (the “Report”). 1B. For the March 20 Monthly Investor Report (IR), recalculate the individual components of the Loss Reserve, Dilution Reserve, Discount Reserve, Servicing Fee Reserve, Dilution Ratio, Loss-to-Liquidation Ratio and the Default Ratio from data obtained from NMC’s internal systems and verify with ratios reported. 1C. For FKC, obtain from management a list of dilutive items, inclusive of write-offs < 270 days on disputed claims, contractual adjustments, void & re-bills, and other dilutions, issued in March 20 select 60 and complete the following:   Document management’s explanations for each void & re-billsdilutive item. Obtain from management a list of each obligor, amount (include both the voided amount and the rebilled amount) and reason for the issuance of the void & re-billcredit memo. Document management’s response in the Report in table format. Calculate and document in the Report the average dilution horizon for each void & re-billsample selected above. The dilution horizon is defined as the period from which a credit  memo is issued relative to the original date which the invoice was issued, except for Void & re-bills which will be calculated as the average of the original and ending claim dates to the void & re-bill date for those claims. Calculate the weighted average (by dollar amount) dilution horizon for the entire sample

1D. For RTG obtain from management a list of 20 credit memos issued in March 20 complete the following: and  Obtain from management a list of each obligor, amount and reason for the issuance of the credit memo. Document management’s response in the Report in table format. Document in which Monthly activity line item the credit memos were reported. Calculate and document in the Report the weighted average dilution horizon for each credit memo selected above. The dilution horizon is defined as the period from original invoiceInvoice date to the issuance of a credit memo against that invoice. For credits issued for future purchases the dilution horizon is zero. For cash rebates, where the A/R is not discounted and is paid in full, the dilution horizon is zero.   1E. For FKC, obtain from management a list of contractual adjustments issued in March 20 select 20 and complete the following:  Document management’s explanations for each contractual adjustment.  Obtain from management a list of each obligor, amount and reason for the issuance of the contractual adjustment. Document management’s response in the Report in table format. 2A. Obtain from management the agings as represented in the March 20 Investor Reports and compare amounts to the Company’s ATB and to the GL (RTG and FKC). For each of the divisions, illustrate in the Report the amount as shown in the aged trial balance, the GL and the selected IR. Obtain and document management’s reconciliation of differences. 2B. For RTG and FKC inquire of management the definition of the receivable aging policy utilized (i.e. invoice date or due date). Document management’s representation in the Report. 2C. For FKC, select 60 claims from the March 31, 20 aging and determine if the claims were aged properly in accordance with the Company’s aging policy. Note in the report any invoices/claims that may not be aged in accordance with the aging policy in Procedure 2B. 2D. For RTG, from the 20 invoices/claims selected in March 20 in Procedure 2F, determine if the invoices/claims were aged properly in March in accordance with the Company’s aging policy. Note in the Report any invoices/claims that may not be aged in accordance with the aging policy in 2B. 2E. For FKC, for March 20 , select 60 claims from 8 predetermined commercial checks received into a lockbox account. Additionally, from 3 predetermined Medicare payments received into a lockbox account, select a total of 60 claims. Trace all selected claims to the appropriate system to determine if the cash received was applied to the proper claim. 2F. For RTG, obtain from management 20 cash receipts for RTG from the March 20monthly cash collections report to determine if cash was applied to the correct invoices/claims.

3A. For RTG and FKC, obtain from management a list of payment terms. Document the list of payment terms received from management. 3B. For RTG and FKC, inquire of management as to whether the Company extends/alters maturity of receivables. If so, under which circumstances? Inquire as to how do the systems/reporting track these payment term extensions (i.e., is the due date extended in the system?). Document management’s response. 4A. For RTG and FKC, compare the monthly write-off amounts as represented in the March 20 IR to the monthly activity in the March 20 roll-forward of the allowance for doubtful accounts. Document management’s explanation for any differences greater than $100,000. 4B. For RTG and FKC, obtain from management a listing of the 20 largest RTG accounts that were written-off in March 20 and 60 written-off claims from FKC. Request of management the reason for the write-off and note the response. 4C. For RTG and FKC, inquire of management and note the response of the following:    What is the methodology for reserving expected bad debts? Has the Company reserved for any non-delinquent or non-defaulted accounts? Is there a separate account in which delinquent accounts are placed prior to eventual charge-off whereby the amounts are not reflected on the aging? 4D. For RTG and FKC, of the charge-offs listed in Procedure 4B, inquire of management as to if any of the accounts were converted to Notes Receivable and if so at what point in the aging where they converted. 5. For RTG and FKC, obtain a list of the primary obligors as listed in the IR as of March 20 and compare this information by tracing amounts to ATB. management’s reconciliation of differences. Obtain and document 6A. For RTG and FKC, obtain from management a listing of the lockbox number and name of the depository banks in which collections are deposited. Compare the list of bank accounts to the Account Schedule, an updated schedule for the TAA. 6B. For RTG and FKC obtain from management an understanding of the collection process for payments not going directly through the accounts from 6A. Inquire as to whether any payments are received via ACH or wire transfer. If so, obtain from management a listing of bank accounts. 6C. For RTG and FKC, examine a March 20bank statement to GL reconciliation for one depository account for each division, noting the timeliness of completion and amount of unreconciled differences. Document the quantity of all reconciling items greater than $100,000. $250,000. Document management’s explanation for all reconciling items greater than

6D. For RTG and FKC, obtain from management a schedule for March 20 summarizing collections within the bank statement from Procedure 6C by method of receipt, in a format similar to the one shown below. 6E. For RTG and FKC, compare the accuracy of this schedule by tracing this information to the bank statements, accounting records, and the March 20 Investor Report. 6F. For RTG and FKC, inquire of management as to if more than 5% of the collections were not remitted by the obligors directly to one of the Special Accounts. If yes, (i.e. > 5%) select a sample of 5 of these cash receipts and inquire as to whether these collections were deposited into the Concentration Account within 48 hours. 6G. For FKC, inquire of management as to when the last 15 payments (using March 31, 20 as the cut-off date) were received related to the government cost reporting process, the amount, and where the funds were initially deposited (i.e. was payment made to one of the depository accounts listed in the schedule to the TAA?). 6H. For FKC, inquire of management timing of Medicare cost reporting, noting recovery percentage for the cost recovery period of 2014 which was submitted and collected in 2015. 7. For RTG and FKC, obtain from management the 10 largest commercial and hospital obligors and their respective receivables balances as of March 20 . 8. Obtain from management a list of Transferring Affiliates that are included in the securitization program as of March 20 . 9. For FKC, reconcile the total balance of the receivables from all of the Transferring Affiliates on 3/31/ to the FKC balance on the IR for March 20 . A. Method of Receipt ($000s) March 20 % Obligor mailed/sent payment directly to a Special Lock-Box Account (via check, ACH, or Wire Transfer) $ Obligor sent payment to Company’s office Other (describe) (a)TOTAL COLLECTIONS DEPOSITED per Bank Statement(s) $ 100% (b)Reconciling items

10. Confirm that each of the Transferring Affiliates is a wholly-owned subsidiary of Fresenius Medical Care Holdings, Inc. If the list includes any joint ventures, inquire from management the date it was converted to a joint venture and the balance of receivables as of March 20 . 11. For FKC, inquire from management as to how receivables are identified and excluded from being sold to NMC Funding Corporation after a Transferring Affiliate is converted to a joint venture (confirm that receivables originated by joint ventures are not sold to NMC Funding Corporation). Additionally, inquire as to how and when obligors are instructed to begin paying to an account controlled by the joint venture. 12. For FKC, obtain from management and verify the total amount due to joint ventures that was deposited into accounts controlled by Transferring Affiliates during March 20 . Inquire about the process to handle these deposits and the average amount of time that lapses before these funds are sent to the correct account controlled by the joint venture. 13. For FKC, obtain from management and verify the total amount due to Transferring Affiliates that was deposited into accounts controlled by joint ventures during March 20 . Inquire about the process to handle these deposits and the average amount of time that lapses before these funds are sent to the correct account controlled by the Transferring Affiliate. 14. For FKC, select 20 cash collections on receivables that are aged greater than 300 days in March 20 and ensure they are applied to the correct aging bucket. 15. For FKC, select 30 receivables that are listed as accrued not yet billed on the March 20 Investor Report and ensure each receivable has not been maintained on the books and records of the Originating Entity for more than 120 days past the service performance date of such receivable. 1516. KPMG will provide a no material weakness letter for FMCH for the period ending December 31, 20 . See Appendix for the no material weakness letter. 1617. Obtain from the Company the name of independent director and their contact information as well as the name of the independent director’s employer or, if retired, the name of their most recent employer. 1718. Inquire of management as to whether there have been any changes made to the Company’s credit and collection policy since March 31, 20 management’s response. through the date of this report. Document

EXHIBIT B

Form of Amendment No. 3 to the Receivables Purchase Agreement

[Attached]

EXECUTION VERSION

AMENDMENT NO. 3

Dated as of December 20, 2018

to

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of January 17, 2013

THIS AMENDMENT No. 3 (this “Amendment”) dated as of December 20, 2018 is entered into by and between NMC FUNDING CORPORATION, a Delaware corporation, as Purchaser (the “Purchaser”) and NATIONAL MEDICAL CARE, INC., a Delaware corporation, as Seller (the “Seller”).

PRELIMINARY STATEMENTS

A.                                    The Purchaser and the Seller are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of January 17, 2013 (as amended or otherwise modified prior to the date hereof, the “RPA”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the RPA.

B.                                    The Purchaser and the Seller have agreed to amend the RPA on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments.

1.1                               Section 2.7 of the RPA is hereby amended by replacing such section in its entirety with the following:

Section 2.7 Addition and Removal of Transferring Affiliates.

(a)                                 If (i) one or more direct or indirect wholly-owned Subsidiaries of the FMCH (other than the Transferring Affiliates) now owned or hereafter acquired, is primarily engaged in the same business as is conducted on the date hereof by FMCH and the Transferring Affiliates or (ii) FMCH reorganizes its corporate structure such that facilities generating Receivables on the date hereof (or acquired as contemplated by clause (i)) are owned by one or more additional direct or indirect wholly-owned Subsidiaries of the FMCH, any or all of the wholly-owned subsidiaries referred to in clauses (i) and (ii) may, with the prior written consent of the Purchaser and the Agent (which consent shall not be unreasonably withheld or delayed), become Transferring Affiliates under this Agreement upon delivery to the Purchaser and the Agent of (x) counterparts of the Transferring Affiliate Letter duly executed by such subsidiary or subsidiaries and (y) the documents relating to such subsidiary or subsidiaries of the kind delivered by or on behalf of the Transferring Affiliates pursuant to Section 4.1, together with such other instruments, documents and agreements as either the Purchaser or the Agent may reasonably request in connection therewith.

(b)                                 If any existing Transferring Affiliate wishes to be removed as a party to the Transferring Affiliate Letter, such existing Transferring Affiliate shall be removed as a Transferring Affiliate under this Agreement simultaneously with, and subject to the satisfaction of the conditions required for, its removal as a Transferring Affiliate under the Transferring Affiliate Letter and the TAA pursuant to Section 2.15 of the TAA.

(c)                                  Upon the addition or removal of any Transferring Affiliate pursuant to subsection (a) or (b) above, as applicable, the provisions of this Agreement, including Exhibit J, shall, without further act or documentation, be deemed amended, and in the case of any such Subsidiary being added as a Transferring Affiliate, to apply to any such entity to the same extent as the same apply to the Transferring Affiliates as of the date hereof and the term “Transferring Affiliate” in this Agreement shall mean and refer to such entity as well as each then existing Transferring Affiliate.

1.2                               Exhibit F (List of Actions and Suits) of the RPA is hereby deleted and replaced with the new Exhibit F attached hereto as Exhibit 1.

1.3                               Exhibit G (Location of Records) of the RPA is hereby deleted and replaced with the new Exhibit G attached hereto as Exhibit 2.

1.4                               Exhibit H (List of Seller’s Subsidiaries, Divisions and Tradenames) of the RPA is hereby deleted and replaced with the new Exhibit H attached hereto as Exhibit 3.

1.5                               Exhibit I (Form of Transferring Affiliate Letter) of the RPA is hereby amended to insert at the end of such exhibit the form of Amendment No. 7 to the Transferring Affiliate Letter attached hereto as Exhibit 4.

1.6                               Exhibit J (List of Transferring Affiliates, Chief Executive Offices of Transferring Affiliates and Tradenames) of the RPA is hereby deleted and replaced with the new Exhibit J attached hereto as Exhibit 5.

SECTION 2. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon (i) the receipt by the Purchaser of counterparts of this Amendment duly executed by the Purchaser and the Seller, (ii) the effectiveness of Amendment No. 7 to the Amended and Restated Transferring Affiliate Letter of even date herewith among the Seller and each Transferring Affiliate and (iii) the effectiveness of

2

Amendment No. 2 to the Seventh Amended and Restated Transfer and Administration Agreement of even date herewith among the Seller, the Purchaser, the Transferor, the Collection Agent, the Administrative Agents and the Agent.

SECTION 3. Covenants, Representations and Warranties of the Seller.

3.1                               Upon the effectiveness of this Amendment, the Seller hereby reaffirms all covenants, representations and warranties made by it in the RPA and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.2                               The Seller hereby represents and warrants that (i) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Seller Default or Potential Seller Default shall exist under the RPA.

SECTION 4. Reference to and Effect on the RPA.

4.1                               Upon the effectiveness of this Amendment, each reference in the RPA to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the RPA as amended hereby, and each reference to the RPA in any other document, instrument and agreement executed and/or delivered in connection with the RPA shall mean and be a reference to the RPA as amended hereby.

4.2                               Except as specifically amended hereby, the RPA and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3                               The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchaser or any of its assignees under the RPA or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

3

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[The remainder of this page intentionally left blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

NMC FUNDING CORPORATION,
as Purchaser

By:
Name:
Title:

NATIONAL MEDICAL CARE, INC.,
as Seller

By:
Name:
Title:

Signature Page

Amendment No. 3 to Second Amended and Restated Receivables Purchase Agreement

Exhibit 1

to Amendment

EXHIBIT F

To

SECOND AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

LIST OF ACTIONS AND SUITS

SECTION 3.1(g)

3.1(g)(i)                 Transferor:            None

3.1(g)(ii)                Affiliates:              The “Legal and Regulatory Matters” section of the most recent annual report on Form 20-F or report on Form 6-K for the quarter, as applicable, and such other Form 6-Ks referencing therein any actions, suits or proceedings, each as filed by Fresenius Medical Care AG & Co. KGaA (“FME KGaA” or the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 is hereby incorporated by reference as if fully set forth herein.

Such filings can be found on the SEC website at the following link: https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001333141&owner=exclude&count=40&hidefilings=0

The following are excerpts from the report on Form 6-K of FME KGaA filed with the Securities and Exchange Commission on October 30, 2018 for the period ending September 30, 2018 (in thousands, except share and per share data):

Legal and Regulatory Matters

The Company is routinely involved in claims, lawsuits, regulatory and tax audits, investigations and other legal matters arising, for the most part, in the ordinary course of its business of providing health care services and products. Legal matters that the Company currently deems to be material or noteworthy are described below. For the matters described below in which the Company believes a loss is both reasonably possible and estimable, an estimate of the loss or range of loss exposure is provided. For the other matters described below, the Company believes that the loss probability is remote and/or the loss or range of possible losses cannot be reasonably estimated at this time. The outcome of litigation and other legal matters is always difficult to predict accurately and outcomes that are not consistent with the Company’s view of the merits can occur. The Company believes that it has valid defenses to the legal matters pending against it and is defending itself vigorously. Nevertheless, it is possible that the resolution of one or more of the legal matters currently pending or threatened could have a material adverse effect on its business, results of operations and financial condition.

On February 15, 2011, a whistleblower (relator) action under the False Claims Act against FMCH was unsealed by order of the United States District Court for the District of Massachusetts and served by the relator. United States ex rel. Chris Drennen v. Fresenius Medical Care Holdings, Inc., 2009 Civ. 10179 (D. Mass.). The relator’s complaint, which was first filed under seal in February 2009, alleged that FMCH sought and received reimbursement from government payors for serum ferritin and multiple forms of hepatitis B laboratory tests that were medically unnecessary or not properly ordered by a physician. Discovery on the relator’s complaint closed in May 2015. Although the United States initially declined to intervene in the case, the government subsequently changed position. On April 3, 2017, the court allowed the government to intervene with respect only to certain hepatitis B surface antigen tests performed prior to 2011, when Medicare reimbursement rules for such tests changed. The court has subsequently rejected government requests to conduct new discovery and to add counts to its complaint-in-intervention that would expand upon the relator’s complaint, but has allowed FMCH to take discovery against the government as if the government had intervened at the outset.

Beginning in 2012, the Company received certain communications alleging conduct in countries outside the U.S. that might violate the Foreign Corrupt Practices Act (“FCPA”) or other anti-bribery laws. Since that time, the Company’s Supervisory Board, through its Audit and Corporate Governance Committee, has conducted investigations with the assistance of independent counsel. In a continuing dialogue, the Company voluntarily advised the Securities and Exchange Commission (“SEC”) and the U.S. Department of Justice (“DOJ”) about these investigations, while the SEC and DOJ (collectively the “government” or “government agencies”) have conducted their own investigations, in which the Company has cooperated.

In the course of this dialogue, the Company identified and reported to the government, and has taken remedial actions including employee disciplinary actions with respect to, conduct that has resulted in the government agencies’ seeking monetary penalties or other sanctions against the Company under the FCPA or other anti-bribery laws. Such conduct or its remediation may impact adversely the Company’s ability to conduct business in certain jurisdictions.

The Company has substantially concluded its investigations and undertaken discussions toward a possible settlement with the government agencies that would avoid litigation over government demands related to certain identified conduct. These discussions are continuing and have not yet achieved an agreement; failure to reach agreement and consequent litigation with either or both government agencies remains possible. The discussions have revolved around possible bribery and corruption questions principally related to certain conduct in the Company’s products business in a number of countries.

The Company recorded a charge of €200,000 in the fourth quarter of 2017. The charge encompassed an estimate of the government agencies claims for profit disgorgement, as well as accruals for fines or penalties, certain legal expenses and other related costs or asset impairments. The Company increased the provision by €75,000 to reflect an understanding with the government agencies on the financial aspects of a potential settlement and an update of legal costs to continue with these discussions. Following this increase, which takes into account incurred and anticipated legal expenses, impairments and other costs, the provision totals €243,000 as of September 30, 2018. However, significant non-financial matters are still under discussion with the government and must be resolved to the Company’s satisfaction for a settlement to occur.

The Company continues to implement enhancements to its anti-corruption compliance program, including internal controls related to compliance with international anti-bribery laws. The Company continues to be fully committed to FCPA and other anti-bribery law compliance.

Personal injury litigation involving the Company’s acid concentrate product, labeled as Granuflo® or Naturalyte®, first arose in 2012 and was substantially resolved by settlement agreed in principle in February 2016 and consummated in November 2017, as previously disclosed. Remaining individual personal injury cases do not present material risk and discussion of them is therefore discontinued.

The Company’s affected insurers agreed to the settlement of the acid concentrate personal injury litigation and funded $220,000 of the settlement fund under a reciprocal reservation of rights encompassing certain coverage issues raised by insurers and the Company’s claims for indemnification of defense costs. The Company accrued a net expense of $60,000 in connection with the settlement, including legal fees and other anticipated costs.

Following entry into the settlement, the Company’s insurers in the AIG group and the Company each initiated litigation against the other relating to the AIG group’s coverage obligations under applicable policies. In the coverage litigation, the AIG group seeks to be indemnified by the Company for a portion of its $220,000 outlay; the Company seeks to confirm the AIG group’s $220,000 funding obligation, to recover defense costs already incurred by the Company, and to compel the AIG group to honor defense and indemnification obligations, if any, required for resolution of cases not participating in the settlement. As a result of decisions on issues of venue, the coverage litigation is proceeding in the New York state trial court for Manhattan. (National Union Fire Insurance v. Fresenius Medical Care, 2016 Index No. 653108 (Supreme Court of New York for New York County)).

Four institutional plaintiffs filed complaints against FMCH or its affiliates under state deceptive practices statutes resting on certain background allegations common to the GranuFlo®/NaturaLyte® personal injury litigation, but seeking as remedy the repayment of sums paid to FMCH attributable to the GranuFlo®/NaturaLyte® products. These cases implicate different legal standards, theories of liability and forms of potential recovery from those in the personal injury litigation and their claims were not extinguished by the personal injury litigation settlement described above. The four plaintiffs are the Attorneys General for the States of Kentucky, Louisiana and Mississippi and the commercial insurance company Blue Cross Blue Shield of Louisiana in its private capacity. State of Mississippi ex rel. Hood, v. Fresenius Medical Care Holdings, Inc., No. 14-cv-152 (Chancery Court, DeSoto County); State of Louisiana ex re. Caldwell and Louisiana Health Service & Indemnity Company v. Fresenius Medical Care Airline, 2016 Civ. 11035 (U.S.D.C. D. Mass.); Commonwealth of Kentucky ex rel. Beshear v. Fresenius Medical Care Holdings, Inc. et al., No. 16-CI-00946 (Circuit Court, Franklin County). A jury trial has been scheduled to begin in the Kentucky (Beshear) case on January 22, 2019.

The Company is not a party to a substantial adverse jury verdict and punitive damage award entered in Denver on June 27, 2018 against DaVita Healthcare Partners, Inc. (“DaVita”), involving DaVita’s own clinical management of the Company’s acid concentrate product. See, White v. DaVita Healthcare Partners, Inc., 2015 Civ. 02106 (U.S.D.C. Colorado).

In August 2014, FMCH received a subpoena from the United States Attorney for the District of Maryland inquiring into FMCH’s contractual arrangements with hospitals and physicians involving contracts relating to the management of in-patient acute dialysis services. FMCH is cooperating in the investigation.

In July 2015, the Attorney General for Hawaii issued a civil complaint under the Hawaii False Claims Act alleging a conspiracy pursuant to which certain Liberty Dialysis subsidiaries of FMCH overbilled Hawaii Medicaid for Liberty’s Epogen® administrations to Hawaii Medicaid patients during the period from 2006 through 2010, prior to the time of FMCH’s acquisition of Liberty. Hawaii v. Liberty Dialysis — Hawaii, LLC et al., Case No. 15-1-1357-07 (Hawaii 1st Circuit). The State alleges that Liberty acted unlawfully by relying on incorrect and unauthorized billing guidance provided to Liberty by Xerox State Healthcare LLC, which acted as Hawaii’s contracted administrator for its Medicaid program reimbursement operations during the relevant period. The amount of the overpayment claimed by the State is approximately $8,000, but the State seeks civil remedies, interest, fines, and penalties against Liberty and FMCH under the Hawaii False Claims Act substantially in excess of the overpayment. After prevailing on motions by Xerox to preclude it from doing so, FMCH is pursuing third-party claims for contribution and indemnification against Xerox. The State’s False Claims Act complaint was filed after Liberty initiated an administrative action challenging the State’s recoupment of alleged overpayments from sums currently owed to Liberty. The civil litigation and administrative action are proceeding in parallel. Trial in the civil litigation is scheduled for April 2019.

On August 31 and November 25, 2015, respectively, FMCH received subpoenas under the False Claims Act from the United States Attorneys for the District of Colorado and the Eastern District of New York inquiring into FMCH’s participation in and management of dialysis facility joint ventures in which physicians are partners. On March 20, 2017, FMCH received a subpoena in the Western District of Tennessee inquiring into certain of the operations of dialysis facility joint ventures with the University of Tennessee Medical Group, including joint ventures in which FMCH’s interests were divested to Satellite Dialysis in connection with FMCH’s acquisition of Liberty Dialysis in 2012. FMCH has cooperated in these investigations.

On September 26, 2018, the US Attorney for the Eastern District of New York declined to intervene on the qui tam complaint filed under seal in 2014 that gave rise to this investigation. CKD Project LLC v. Fresenius Medical Care, 2014 Civ. 6646 (E.D.N.Y. November 12, 2014). The court then unsealed the complaint, allowing the relator to serve and proceed on his own, but the complaint has not been served. FMCH understands that the US Attorney for Western District of Tennessee is no longer pursuing its investigation of FMCH. The District of Colorado investigation continues.

Beginning October 6, 2015, the United States Attorney for the Eastern District of New York (the “Brooklyn USAO”) and the Office of Inspector General of the United States Department of Health and Human Services (“OIG”) have investigated, through subpoenas issued under the False Claims Act, utilization and invoicing by the Company’s subsidiary Azura Vascular Care for a period beginning after the Company’s acquisition of American Access Care LLC (“AAC”) in October 2011. The Company has cooperated in the government’s inquiry. Allegations against AAC arising in districts in Connecticut, Florida and Rhode Island relating to utilization and invoicing were settled in 2015.

On October 22, 2018, the United States Attorney for the Southern District of New York (the “Manhattan USAO”) announced a False Claims Act settlement for up to $18,400 with Vascular Access Centers LP, a competitor of AAC and Azura. Simultaneously, related documents were unsealed, including the 2012 qui tam (whistleblower) complaint that gave rise to the investigation. Levine v. Vascular Access Centers, 2012 Civ. 5103 (S.D.N.Y.). That qui tam complaint names as defendants, among others in the dialysis industry, certain affiliates of the Company. At the present time, the Manhattan USAO has not intervened as against non-settling defendants and the relationship, if any, between the Brooklyn USAO investigation of Azura begun in 2015 and the Manhattan USAO’s Levine settlement is unclear.

On June 30, 2016, FMCH received a subpoena from the United States Attorney for the Northern District of Texas (Dallas) seeking information under the False Claims Act about the use and management of pharmaceuticals including Velphoro® as well as FMCH’s interactions with DaVita. The investigation encompasses DaVita, Amgen, Sanofi, and other pharmaceutical manufacturers and includes inquiries into whether certain compensation transfers between manufacturers and pharmacy vendors constituted unlawful kickbacks. The Company understands that this investigation is substantively independent of the $63,700 settlement by DaVita Rx announced on December 14, 2017 in the matter styled United States ex rel. Gallian v. DaVita Rx, 2016 Civ. 0943 (N.D. Tex.). FMCH is cooperating in the investigation.

On November 18, 2016, FMCH received a subpoena under the False Claims Act from the United States Attorney for the Eastern District of New York (Brooklyn) seeking documents and information relating to the operations of Shiel Medical Laboratory, Inc., which FMCH acquired in October 2013. In the course of cooperating in the investigation and preparing to respond to the subpoena, FMCH identified falsifications and misrepresentations in documents submitted by a Shiel salesperson that relate to the integrity of certain invoices submitted by Shiel for laboratory testing for patients in long term care facilities. On February 21,

2017, FMCH terminated the employee and notified the United States Attorney of the termination and its circumstances. The terminated employee’s conduct is expected to result in demands for the Company to refund overpayments and to pay related penalties under applicable laws, but the monetary value of such payment demands cannot yet be reasonably estimated.

On December 12, 2017, the Company sold to Quest Diagnostics certain Shiel operations that are the subject of this Brooklyn subpoena, including the misconduct reported to the United States Attorney. Under the sale agreement, the Company retains responsibility for the Brooklyn investigation and its outcome. The Company continues to cooperate in the ongoing investigation.

On December 14, 2016, the Center for Medicare & Medicaid Services (“CMS”), which administers the federal Medicare program, published an Interim Final Rule (“IFR”) titled “Medicare Program; Conditions for Coverage for End-Stage Renal Disease Facilities-Third Party Payment.” The IFR would have amended the Conditions for Coverage for dialysis providers, like FMCH and would have effectively enabled insurers to reject premium payments made by or on behalf of patients who received grants for individual market coverage from the American Kidney Fund (“AKF” or “the Fund”). The IFR could thus have resulted in those patients losing individual insurance market coverage. The loss of coverage for these patients would have had a material and adverse impact on the operating results of FMCH.

On January 25, 2017, a federal district court in Texas responsible for litigation initiated by a patient advocacy group and dialysis providers including FMCH preliminarily enjoined CMS from implementing the IFR. Dialysis Patient Citizens v. Burwell, 2017 Civ. 0016 (E.D. Texas, Sherman Div.). The preliminary injunction was based on CMS’ failure to follow appropriate notice-and-comment procedures in adopting the IFR. The injunction remains in place and the court retains jurisdiction over the dispute.

On June 22, 2017, CMS requested a stay of proceedings in the litigation pending further rulemaking concerning the IFR. CMS stated, in support of its request, that it expects to publish a Notice of Proposed Rulemaking in the Federal Register and otherwise pursue a notice-and-comment process. Plaintiffs in the litigation, including FMCH, consented to the stay, which was granted by the court on June 27, 2017.

On January 3, 2017, the Company received a subpoena from the United States Attorney for the District of Massachusetts under the False Claims Act inquiring into the Company’s interactions and relationships with the AKF, including the Company’s charitable contributions to the Fund and the Fund’s financial assistance to patients for insurance premiums. FMCH is cooperating in the investigation, which is part of a broader investigation into charitable contributions in the medical industry. The Company believes that the investigation revolves around conduct alleged to be unlawful in United Healthcare v. American Renal Associates, 2018 Civ. 10622 (D. Mass.), but believes that such unlawful conduct was not undertaken by the Company. On July 2, 2018, American Renal Associates announced that it had reached a settlement in principle of the United Healthcare litigation. The Company lacks information necessary to assess how the American Renal Associates settlement may impact the United States Attorney’s investigation.

In early May 2017, the United States Attorney for the Middle District of Tennessee (Nashville) issued identical subpoenas to FMCH and two subsidiaries under the False Claims Act concerning the Company’s retail pharmaceutical business. The investigation is exploring allegations related to improper inducements to dialysis patients to fill oral prescriptions through FMCH’s pharmacy service, improper billing for returned pharmacy products and other allegations similar to those underlying the $63,700 settlement by DaVita Rx in Texas announced on December 14, 2017. United States ex rel. Gallian, 2016 Civ. 0943 (N.D. Tex.). FMCH is cooperating in the investigation.

The Company received a subpoena dated December 11, 2017 from the United States Attorney for the Eastern District of California (Sacramento) requesting information under the False Claims Act concerning Spectra Laboratories, the Company’s affiliate engaged in laboratory testing for dialysis patients. The inquiry related to allegations that certain services or materials provided by Spectra to its outpatient dialysis facility customers constitute unlawful kickbacks. The Company cooperated in the investigation. On August 7, 2018, the United States Attorney declined to intervene on a qui tam complaint, which had been filed by an affiliate of industry competitor Ascend Laboratory and caused the investigation to be initiated. On September 4, the competitor/relator dismissed the complaint. Laboratory Research, LLC v. Spectra Laboratories, Inc., 2017 Civ. 1185 (E.D. Cal., June 7, 2017). No settlement discussions occurred and the Company gave no consideration for the dismissal.

From time to time, the Company is a party to or may be threatened with other litigation or arbitration, claims or assessments arising in the ordinary course of its business. Management regularly analyzes current information including, as applicable, the Company’s defenses and insurance coverage and, as necessary, provides accruals for probable liabilities for the eventual disposition of these matters.

The Company, like other healthcare providers, insurance plans and suppliers, conducts its operations under intense government regulation and scrutiny. It must comply with regulations which relate to or govern the safety and efficacy of medical products and supplies, the marketing and distribution of such products, the operation of manufacturing facilities, laboratories, dialysis clinics and other health care facilities, and environmental and occupational health and safety. With respect to its development, manufacture, marketing and distribution of medical products, if such compliance is not maintained, the Company could be subject to significant adverse regulatory actions by the U.S. Food and Drug Administration (“FDA”) and comparable regulatory authorities outside the U.S. These regulatory actions could include warning letters or other enforcement notices from the FDA, and/or comparable foreign regulatory authority which may require the Company to expend significant time and resources in order to implement appropriate corrective actions. If the Company does not address matters raised in warning letters or other enforcement notices to the satisfaction of the FDA and/or comparable regulatory authorities outside the U.S., these regulatory authorities could take additional actions, including product recalls, injunctions against the distribution of products or operation of manufacturing plants, civil penalties, seizures of the Company’s products and/or criminal prosecution. FMCH is currently engaged in remediation efforts with respect to one pending FDA warning letter. The Company must also comply with the laws of the United States, including the federal Anti-Kickback Statute, the federal False Claims Act, the federal Stark Law, the federal Civil Monetary Penalties Law and the federal Foreign Corrupt Practices Act as well as other federal and state fraud and abuse laws. Applicable laws or regulations may be amended, or enforcement agencies or courts may make interpretations that differ from the Company’s interpretations or the manner in which it conducts its business. Enforcement has become a high priority for the federal government and some states. In addition, the provisions of the False Claims Act authorizing payment of a portion of any recovery to the party bringing the suit encourage private plaintiffs to commence whistleblower actions. By virtue of this regulatory environment, the Company’s business activities and practices are subject to extensive review by regulatory authorities and private parties, and continuing audits, subpoenas, other inquiries, claims and litigation relating to the Company’s compliance with applicable laws and regulations. The Company may not always be aware that an inquiry or action has begun, particularly in the case of whistleblower actions, which are initially filed under court seal.

The Company operates many facilities and handles the personal data (“PD”) of its patients and beneficiaries throughout the United States and other parts of the world, and engages with other business associates to help it carry out its health care activities. In such a decentralized system, it is often difficult to maintain the desired level of oversight and control over the thousands of individuals employed by many affiliated companies and its business associates. On occasion, the Company or its business associates may experience a breach under the Health Insurance Portability and Accountability Act Privacy Rule and Security Rules, the EU’s General Data Protection Regulation and or other similar laws (“Data Protection Laws”) when there has been impermissible use, access, or disclosure of unsecured PD or when the Company or its business associates neglect to implement the required administrative, technical and physical safeguards of its electronic systems and devices, or a data breach that results in impermissible use, access or disclosure of personal identifying information of its employees, patients and beneficiaries. On those occasions, the Company must comply with applicable breach notification requirements.

The Company relies upon its management structure, regulatory and legal resources, and the effective operation of its compliance program to direct, manage and monitor the activities of its employees. On occasion, the Company may identify instances where employees or other agents deliberately, recklessly or inadvertently contravene the Company’s policies or violate applicable law. The actions of such persons may subject the Company and its subsidiaries to liability under the Anti-Kickback Statute, the Stark Law, the False Claims Act, Data Protection Laws, the Health Information Technology for Economic and Clinical Health Act and the Foreign Corrupt Practices Act, among other laws and comparable state laws or laws of other countries.

Physicians, hospitals and other participants in the healthcare industry are also subject to a large number of lawsuits alleging professional negligence, malpractice, product liability, worker’s compensation or related claims, many of which involve large claims and significant defense costs. The Company has been and is currently subject to these suits due to the nature of its business and expects that those types of lawsuits may continue. Although the Company maintains insurance at a level which it believes to be prudent, it cannot assure that the coverage limits will be adequate or that insurance will cover all asserted claims. A successful claim against the Company or any of its subsidiaries in excess of insurance coverage could have a material adverse effect upon it and the results of its operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company’s reputation and business.

The Company has also had claims asserted against it and has had lawsuits filed against it relating to alleged patent infringements or businesses that it has acquired or divested. These claims and suits relate both to operation of the businesses and to the acquisition and divestiture transactions. The Company has, when appropriate, asserted its own claims, and claims for indemnification. A successful claim against the Company or any of its subsidiaries could have a material adverse effect upon its business, financial condition, and the results of its operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company’s reputation and business.

In Germany, the tax audits for the years 2006 through 2009 have been substantially completed. The German tax authorities have indicated a re-qualification of dividends received in connection with intercompany mandatorily redeemable preferred shares into fully taxable interest payments for these and subsequent years until 2013 and the disallowance of certain other tax deductions. The Company has defended its position and will avail itself of appropriate remedies. An adverse determination with respect to fully taxable interest payments related to intercompany mandatorily redeemable preferred shares and the disallowance of certain other tax deductions could have a material adverse effect on the Company’s financial condition and results of operations.

The Company is also subject to ongoing and future tax audits in the U.S., Germany and other jurisdictions in the ordinary course of business. Tax authorities routinely pursue adjustments to the Company’s tax returns and disallowances of claimed tax deductions. When appropriate, the Company defends these adjustments and disallowances and asserts its own claims. A successful tax related claim against the Company or any of its subsidiaries could have a material adverse effect upon its business, financial condition and results of operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company’s reputation and business.

Other than those individual contingent liabilities mentioned above, the current estimated amount of the Company’s other known individual contingent liabilities is immaterial.

Exhibit 2

to Amendment

EXHIBIT G

to

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

LOCATION OF RECORDS

[attached]

EXHIBIT G

to

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

LOCATION OF RECORDS

Number	TAA Name	TAX ID	TAA	Ed to FIDB	Billing Group Name1	Addr1	City1	ST1	Zip1
1	Apheresis Care Group, Inc.	84-1677784	Yes	84-1677784	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
3	Bio-Medical Applications of Alabama, Inc.	04-2625090	Yes	04-2625090	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
12	Bio-Medical Applications of California, Inc.	04-3129981	Yes	04-3129981	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
18	Bio-Medical Applications of Delaware, Inc.	04-3183720	Yes	04-3183720	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
19	Bio-Medical Applications of Dover, Inc.	04-2944525	Yes	04-2944525	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
22	Bio-Medical Applications of Florida, Inc.	11-2226338	Yes	11-2226338	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
25	Bio-Medical Applications of Georgia, Inc.	04-2832065	Yes	04-2832065	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
28	Bio-Medical Applications of Illinois, Inc.	04-2560009	Yes	04-2560009	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
29	Bio-Medical Applications of Indiana, Inc.	04-2969825	Yes	04-2969825	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
30	Bio-Medical Applications of Kansas, Inc.	04-3291316	Yes	04-3291316	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
31	Bio-Medical Applications of Kentucky, Inc.	04-2546968	Yes	04-2546968	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
33	Bio-Medical Applications of Louisiana, LLC	04-2508242	Yes	04-2508242	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
34	Bio-Medical Applications of Maine, Inc.	04-2508244	Yes	04-2508244	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
35	Bio-Medical Applications of Manchester, Inc.	04-2969816	Yes	04-2969816	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
36	Bio-Medical Applications of Maryland, Inc.	04-2553140	Yes	04-2553140	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
37	Bio-Medical Applications of Massachusetts, Inc.	04-3088660	Yes	04-3088660	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
39	Bio-Medical Applications of Michigan, Inc.	04-2516906	Yes	04-2516906	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
40	Bio-Medical Applications of Minnesota, Inc.	04-3376339	Yes	04-3376339	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
41	Bio-Medical Applications of Mississippi, Inc.	04-3108559	Yes	04-3108559	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
42	Bio-Medical Applications of Missouri, Inc.	04-2975268	Yes	04-2975268	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
43	Bio-Medical Applications of New Hampshire, Inc.	04-2944527	Yes	04-2944527	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
44	Bio-Medical Applications of New Jersey, Inc.	04-3106961	Yes	04-3106961	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
45	Bio-Medical Applications of New Mexico, Inc.	04-2520837	Yes	04-2520837	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
46	Bio-Medical Applications of North Carolina, Inc.	04-3085674	Yes	04-3085674	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
48	Bio-Medical Applications of Ohio, Inc.	04-3110360	Yes	04-3110360	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
49	Bio-Medical Applications of Oklahoma, Inc.	04-3017363	Yes	04-3017363	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
50	Bio-Medical Applications of Pennsylvania, Inc.	04-2466383	Yes	04-2466383	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
57	Bio-Medical Applications of South Carolina, Inc.	04-2944532	Yes	04-2944532	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
59	Bio-Medical Applications of Tennessee, Inc.	04-3074770	Yes	04-3074770	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
60	Bio-Medical Applications of Texas, Inc.	11-2226275	Yes	11-2226275	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
61	Bio-Medical Applications of the District of Columbia, Inc.	04-2558118	Yes	04-2558118	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
62	Bio-Medical Applications of Virginia, Inc.	04-3054876	Yes	04-3054876	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
63	Bio-Medical Applications of West Virginia, Inc.	04-2894956	Yes	04-2894956	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
64	Bio-Medical Applications of Wisconsin, Inc.	04-2539147	Yes	04-2539147	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
65	Bio-Medical Applications of Wyoming, LLC	04-3809723	Yes	04-3809723	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
72	Dialysis America Georgia, LLC	04-3441506	Yes	04-3441506	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
74	Dialysis Centers of America - Illinois, Inc.	37-1341578	Yes	37-1341578	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
75	Dialysis Management Corporation	74-2596786	Yes	74-2596786	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
76	Dialysis Services of Atlanta, Inc.	58-1819764	Yes	58-1819764	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
77	Dialysis Services of Cincinnati, Inc.	31-1374389	Yes	31-1374389	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
85	Everest Healthcare Rhode Island, Inc.	36-4403091	Yes	36-4403091	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
91	Four State Regional Dialysis Center, Inc.	43-1331335	Yes	43-1331335	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
96	Fresenius Medical Care Dialysis Services - Oregon, LLC	93-1175031	Yes	93-1175031	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
97	Fresenius Medical Care Dialysis Services Colorado LLC	04-3447327	Yes	04-3447327	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
101	Fresenius Medical Care of Montana, LLC	27-4604304	Yes	27-4604304	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
108	Gulf Region Mobile Dialysis, Inc.	04-2938292	Yes	04-2938292	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
109	Haemo-Stat, Inc.	95-3529889	Yes	95-3529889	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
115	Inland Northwest Renal Care Group, LLC	91-2069412	Yes	91-2069412	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
125	National Nephrology Associates of Texas, LP.	74-2928010	Yes	74-2928010	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
126	New York Dialysis Services, Inc.	04-3267217	Yes	04-3267217	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
127	NNA of Alabama, Inc.	63-1223468	Yes	63-1223468	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
129	NNA of Georgia, Inc.	62-1765493	Yes	62-1765493	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
134	NNA of Rhode Island, Inc.	05-0513853	Yes	05-0513853	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
135	NNA of Toledo, Inc.	34-1938916	Yes	34-1938916	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
148	NRA-lnpatient Dialysis, LLC	83-0338286	Yes	83-0338286	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
166	Physicians Dialysis Company, Inc.	23-2858927	Yes	23-2858927	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
184	RAI Care Centers of Nebraska II, LLC	20-3276452	Yes	20-3276452	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
195	RCG Indiana, L.L.C.	62-1674489	Yes	62-1674489	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
204	Renal Care Group East, Inc.	23-1906900	Yes	23-1906900	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
206	Renal Care Group Northwest, Inc.	93-1236337	Yes	93-1236337	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
207	Renal Care Group of the Midwest, Inc.	48-0828924	Yes	48-0828924	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
210	Renal Care Group of the South, Inc.	68-0594301	Yes	68-0594301	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
211	Renal Care Group of the Southeast, Inc.	59-2851389	Yes	59-2851389	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
212	Renal Care Group South New Mexico, LLC	74-2979806	Yes	74-2979806	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
214	Renal Care Group Southwest, L.P.	86-0960418	Yes	86-0960418	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
216	Renal Care Group Texas, Inc.	75-1739434	Yes	75-1739434	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
229	Renex Dialysis Clinic of Woodbury, Inc.	22-3461795	Yes	22-3461795	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
231	Saint Louis Renal Care, LLC	62-1648323	Yes	62-1648323	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
232	San Diego Dialysis Services, Inc.	04-2487762	Yes	04-2487762	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
243	West End Dialysis Center, Inc.	54-1341030	Yes	54-1341030	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
110	Hauppauge Dialysis Center, LLC	47-3940345	Yes	47-3940345	CLEVELAND BILLING GROUP	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
120	Liverpool LD, LLC	46-1389133	Yes	46-1389133	CLEVELAND BILLING GROUP	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
128	NNA of East Orange, L.L.C.	22-3749910	Yes	22-3749910	CLEVELAND BILLING GROUP	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
130	NNA of Harrison, L.L.C.	22-3730892	Yes	22-3730892	CLEVELAND BILLING GROUP	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
205	Renal Care Group Maplewood, LLC	01-0854887	Yes	01-0854887	CLEVELAND BILLING GROUP	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
219	Renex Dialysis Clinic of Bloomfield, Inc.	22-3572775	Yes	22-3572775	CLEVELAND BILLING GROUP	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
223	Renex Dialysis Clinic of Orange, Inc.	22-3461798	Yes	22-3461798	CLEVELAND BILLING GROUP	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
2	Bio-Medical Applications Management Company, Inc.	22-1946461	Yes	#N/A	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
21	Bio-Medical Applications of Fayetteville, Inc.	04-2944524	Yes	04-2944524	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
53	Bio-Medical Applications of Rhode Island, Inc.	04-2489760	Yes	04-2489760	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
82	Everest Healthcare Holdings, Inc.	04-3540082	Yes	#N/A	Fresenius Medical Care	920 Winter St	Waltham	MA	02451

93	Fresenius Management Services, Inc.	04-2733764	Yes	04-2733764	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
99	Fresenius Medical Care Holdings, Inc.	13-3461988	Yes	#N/A	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
102	Fresenius Medical Care Ventures, LLC	22-3948765	Yes	22-3948765	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
103	Fresenius Medical Care West Bexar, LLC	46-3589219	Yes	46-3589219	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
105	Fresenius USA Manufacturing, Inc.	04-3475979	Yes	#N/A	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
106	Fresenius USA Marketing, Inc.	04-3477762	Yes	#N/A	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
107	Fresenius USA, Inc.	04-2550576	Yes	#N/A	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
124	National Medical Care, Inc.	04-2835488	Yes	04-2835488	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
121	Maumee Dialysis Services, LLC	35-2137387	Yes	35-2137387	INDIANAPOLIS BILLING GROUP	1320 CITY CENTER DR	CARMEL	IN	46032
193	RCG Bloomington, LLC	35-2161251	Yes	35-2161251	INDIANAPOLIS BILLING GROUP	1320 CITY CENTER DR	CARMEL	IN	46032
213	Renal Care Group Southwest Michigan, LLC	36-4525442	Yes	36-4525442	INDIANAPOLIS BILLING GROUP	1320 CITY CENTER DR	CARMEL	IN	46032
215	Renal Care Group Terre Haute, LLC	81-0614774	Yes	81-0614774	INDIANAPOLIS BILLING GROUP	1320 CITY CENTER DR	CARMEL	IN	46032
224	Renex Dialysis Clinic of Pittsburgh, Inc.	25-1732278	Yes	25-1732278	INDIANAPOLIS BILLING GROUP	1320 CITY CENTER DR	CARMEL	IN	46032
6	Bio-Medical Applications of Aguadilla, Inc.	04-2968314	Yes	04-2968314	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
7	Bio-Medical Applications of Arecibo, Inc.	04-2740118	Yes	04-2740118	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
8	Bio-Medical Applications of Arkansas, Inc.	04-2505389	Yes	04-2505389	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
9	Bio-Medical Applications of Bayamon, Inc.	04-2832066	Yes	04-2832066	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
11	Bio-Medical Applications of Caguas, Inc.	04-2739513	Yes	04-2739513	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
14	Bio-Medical Applications of Carolina, Inc.	04-2696241	Yes	04-2696241	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
26	Bio-Medical Applications of Guayama, Inc.	04-2963519	Yes	04-2963519	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
27	Bio-Medical Applications of Humacao, Inc.	04-3039570	Yes	04-3039570	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
38	Bio-Medical Applications of Mayaguez, Inc.	04-2594769	Yes	04-2594769	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
51	Bio-Medical Applications of Ponce, Inc.	04-2521638	Yes	04-2521638	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
52	Bio-Medical Applications of Puerto Rico, Inc.	04-3167416	Yes	04-3167416	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
54	Bio-Medical Applications of Rio Piedras, Inc.	04-2968308	Yes	04-2968308	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
55	Bio-Medical Applications of San German, Inc.	04-2740117	Yes	04-2740117	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
56	Bio-Medical Applications of San Juan, Inc.	04-2520840	Yes	04-2520840	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
66	Brevard County Dialysis, LLC	20-0250202	Yes	20-0250202	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
68	Clermont Dialysis Center, LLC	59-3733739	Yes	59-3733739	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
89	Fondren Dialysis Clinic, Inc.	76-0149309	Yes	76-0149309	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
95	Fresenius Medical Care Capital City, LLC	45-3986512	Yes	45-3986512	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
114	Homestead Artificial Kidney Center, Inc.	59-2263441	Yes	59-2263441	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
116	Jefferson County Dialysis, Inc.	71-0728066	Yes	71-0728066	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
117	KDCO, Inc.	43-1796126	Yes	43-1796126	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
119	Little Rock Dialysis, Inc.	71-0672705	Yes	71-0672705	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
122	Metro Dialysis Center - Normandy, Inc.	43-1585199	Yes	43-1585199	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
123	Metro Dialysis Center - North, Inc.	43-1227361	Yes	43-1227361	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
131	NNA of Louisiana, LLC	62-1848891	Yes	62-1848891	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
157	NRA-Roanoke, Alabama, LLC	33-0997565	Yes	33-0997565	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
161	NRA-Talladega, Alabama, LLC	20-0168987	Yes	20-0168987	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
175	RAI Care Centers of Alabama, LLC	27-2780983	Yes	27-2780983	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
176	RAI Care Centers of Florida I, LLC	20-3275837	Yes	20-3275837	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
177	RAI Care Centers of Florida II, LLC	20-3276388	Yes	20-3276388	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
194	RCG East Texas, LLP	43-2012785	Yes	43-2012785	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
197	RCG Martin, LLC	62-1727016	Yes	62-1727016	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
198	RCG Memphis East, LLC	62-1857812	Yes	62-1857812	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
199	RCG Mississippi, Inc.	62-1628022	Yes	62-1628022	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
200	RCG Pensacola, LLC	90-0123132	Yes	90-0123132	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
208	Renal Care Group of the Ozarks, LLC	05-0592312	Yes	05-0592312	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
220	Renex Dialysis Clinic of Bridgeton, Inc.	43-1717348	Yes	43-1717348	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
221	Renex Dialysis Clinic of Creve Coeur, Inc.	43-1690517	Yes	43-1690517	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
222	Renex Dialysis Clinic of Maplewood, Inc.	43-1804718	Yes	43-1804718	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
226	Renex Dialysis Clinic of St. Louis, Inc.	43-1856441	Yes	43-1856441	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
227	Renex Dialysis Clinic of Tampa, Inc.	59-3244925	Yes	59-3244925	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
228	Renex Dialysis Clinic of University City, Inc.	43-1655681	Yes	43-1655681	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
230	Renex Dialysis Facilities, Inc.	64-0798295	Yes	64-0798295	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
236	St. Louis Regional Dialysis Center, Inc.	62-1084258	Yes	62-1084258	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
239	Stuttgart Dialysis, LLC	71-0779483	Yes	71-0779483	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
13	Bio-Medical Applications of Camarillo, Inc.	04-2957737	Yes	04-2957737	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
20	Bio-Medical Applications of Eureka, Inc.	04-2652260	Yes	04-2652260	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
23	Bio-Medical Applications of Fremont, Inc.	04-3033477	Yes	04-3033477	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
24	Bio-Medical Applications of Fresno, Inc.	04-3017372	Yes	04-3017372	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
32	Bio-Medical Applications of Los Gatos, Inc.	04-3033478	Yes	04-3033478	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
71	Conejo Valley Dialysis, Inc.	95-3249390	Yes	95-3249390	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
167	QualiCenters Albany, Ltd.	84-1177951	Yes	84-1177951	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
169	QualiCenters Coos Bay, Ltd.	93-1116623	Yes	93-1116623	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
186	RAI Care Centers of Northern California 1, LLC	20-3273722	Yes	20-3273722	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
187	RAI Care Centers of Northern California II, LLC	20-3276168	Yes	20-3276168	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
188	RAI Care Centers of Oakland II, LLC	26-0703939	Yes	26-0703939	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
190	RAI Care Centers of Southern California I, LLC	20-3275222	Yes	20-3275222	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
191	RAI Care Centers of Southern California II, LLC	20-3276225	Yes	20-3276225	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
203	Renal Care Group Alaska, Inc.	92-0166049	Yes	92-0166049	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
233	Santa Barbara Community Dialysis Center, Inc.	95-2814241	Yes	95-2814241	MESA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
15	Bio-Medical Applications of Clinton, Inc.	04-3112273	Yes	04-3112273	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
83	Everest Healthcare Indiana, Inc.	36-3575844	Yes	36-3575844	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
113	Home Dialysis of Muhlenberg County, Inc.	61-1262466	Yes	61-1262466	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
118	Kentucky Renal Care Group, LLC	36-4494425	Yes	36-4494425	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
142	NRA-Crossville, Tennessee, LLC	20-0211899	Yes	20-0211899	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
143	NRA-Farmington, Missouri, LLC	20-4545164	Yes	20-4545164	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
144	NRA-Georgetown, Kentucky, LLC	20-5424005	Yes	20-5424005	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
151	NRA-New Castle, Indiana, LLC	20-5987299	Yes	20-5987299	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
156	NRA-Princeton, Kentucky, LLC	45-0468127	Yes	45-0468127	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
158	NRA-South City, Missouri, LLC	20-2902550	Yes	20-2902550	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
159	NRA-St. Louis (Home Therapy Center), Missouri, LLC	20-5424146	Yes	20-5424146	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
160	NRA-St. Louis, Missouri, LLC	20-2902075	Yes	20-2902075	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
164	NRA-Washington County, Missouri, LLC	20-4718634	Yes	20-4718634	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
165	NRA-Winchester, Indiana, LLC	20-5987315	Yes	20-5987315	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
182	RAI Care Centers of Michigan I, LLC	20-3275900	Yes	20-3275900	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
183	RAI Care Centers of Michigan II, LLC	20-3276543	Yes	20-3276543	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
185	RAI Care Centers of North Carolina II, LLC	20-3276272	Yes	20-3276272	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067

202	RCG University Division, Inc.	62-1555316	Yes	62-1555316	NASHVILLE BILLING GROUP	1550 W MCEWEN DR	FRANKLIN	TN	37067
17	Bio-Medical Applications of Connecticut, Inc.	04-2990950	Yes	04-2990950	NEW BEDFORD BILLING GROUP	700 PLEASANT ST	NEW BEDFORD	MA	2740
5	Bio-Medical Applications of Anacostia, Inc.	04-2716481	Yes	04-2716481	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
16	Bio-Medical Applications of Columbia Heights, Inc.	04-2583382	Yes	04-2583382	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
47	Bio-Medical Applications of Northeast D.C., Inc.	04-2832070	Yes	04-2832070	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
58	Bio-Medical Applications of Southeast Washington, Inc.	04-2633086	Yes	04-2633086	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
67	Clayton County Dialysis, LLC	58-2350026	Yes	58-2350026	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
69	College Park Dialysis, LLC	56-2293442	Yes	56-2293442	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
70	Columbus Area Renal Alliance, LLC	31-1799562	Yes	31-1799562	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
78	Dialysis Specialists of Marietta, Ltd.	31-1484219	Yes	31-1484219	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
80	Douglas County Dialysis, LLC	59-3663253	Yes	59-3663253	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
84	Everest Healthcare Ohio, Inc.	31-1418495	Yes	31-1418495	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
87	FMS Delaware Dialysis, LLC	26-1536796	Yes	26-1536796	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
88	FMS Philadelphia Dialysis, LLC	31-1800532	Yes	31-1800532	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
98	Fresenius Medical Care Harston Hall, LLC	26-4216027	Yes	26-4216027	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
104	Fresenius Medical Care-OSUIM Kidney Centers, LLC	43-2117045	Yes	43-2117045	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
111	Henry Dialysis Center, LLC	58-2415318	Yes	58-2415318	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
112	Holton Dialysis Clinic, LLC	58-2449454	Yes	58-2449454	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
140	NRA-Augusta, Georgia, LLC	20-1773433	Yes	20-1773433	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
141	NRA-Bamberg, South Carolina, LLC	72-1554958	Yes	72-1554958	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
145	NRA-Hogansville, Georgia, LLC	20-3169182	Yes	20-3169182	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
146	NRA-Holly Hill, South Carolina, LLC	72-1555507	Yes	72-1555507	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
147	NRA-Hollywood, South Carolina, LLC	20-2902860	Yes	20-2902860	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
149	NRA-LaGrange, Georgia, LLC	26-0185821	Yes	26-0185821	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
150	NRA-Mt. Pleasant, South Carolina, LLC	20-0838706	Yes	20-0838706	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
152	NRA-Newnan Acquisition, LLC	68-0523317	Yes	68-0523317	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
153	NRA-North Augusta, South Carolina, LLC	20-2902633	Yes	20-2902633	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
154	NRA-Orangeburg, South Carolina, LLC	43-2005251	Yes	43-2005251	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
155	NRA-Palmetto, Georgia, LLC	26-0185501	Yes	26-0185501	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
162	NRA-Valdosta (North), Georgia, LLC	26-0185895	Yes	26-0185895	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
163	NRA-Valdosta, Georgia, LLC	20-5056226	Yes	20-5056226	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
178	RAI Care Centers of Georgia I, LLC	26-4422073	Yes	26-4422073	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
181	RAI Care Centers of Maryland I, LLC	20-3275966	Yes	20-3275966	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
189	RAI Care Centers of South Carolina I, LLC	20-3275735	Yes	20-3275735	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
192	RAI Care Centers of Virginia I, LLC	20-3276076	Yes	20-3276076	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
217	Renal Care Group Toledo, LLC	16-1748061	Yes	16-1748061	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
225	Renex Dialysis Clinic of South Georgia, Inc.	58-2383123	Yes	58-2383123	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
234	Smyrna Dialysis Center, LLC	11-3696702	Yes	11-3696702	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
238	Stone Mountain Dialysis Center, LLC	58-2638661	Yes	58-2638661	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
240	Tappahannock Dialysis Center, Inc.	54-1355720	Yes	54-1355720	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
242	Warrenton Dialysis Facility, Inc.	54-1136812	Yes	54-1136812	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
4	Bio-Medical Applications of Amarillo, Inc.	04-2649134	Yes	04-2649134	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
10	Bio-Medical Applications of Blue Springs, Inc.	04-2975267	Yes	04-2975267	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
79	Dialysis Specialists of Topeka, Inc.	48-1178898	Yes	48-1178898	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
81	Du Page Dialysis, Ltd.	36-3029873	Yes	36-3029873	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
86	Everest Healthcare Texas, L.P.	36-4321507	Yes	36-4321507	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
90	Fort Scott Regional Dialysis Center, Inc.	43-1474377	Yes	43-1474377	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
94	Fresenius Medical Care - South Texas Kidney, LLC	26-0857967	Yes	26-0857967	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
100	Fresenius Medical Care of Illinois, LLC	56-2296990	Yes	56-2296990	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
132	NNA of Oklahoma, Inc.	62-1842289	Yes	#N/A	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
133	NNA of Oklahoma, L.L.C.	73-1574780	Yes	73-1574780	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
139	NRA-Ada, Oklahoma, LLC	20-3918366	Yes	20-3918366	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
179	RAI Care Centers of Illinois I, LLC	20-3424989	Yes	20-3424989	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
180	RAI Care Centers of Illinois II, LLC	20-3276495	Yes	20-3276495	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
196	RCG Irving, LLP	68-0564355	Yes	68-0564355	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
201	RCG Robstown, LLP	46-0514571	Yes	46-0514571	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
209	Renal Care Group of the Rockies, LLC	84-1596186	Yes	84-1596186	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
218	Renal Care Group-Harlingen, L.P.	74-2967993	Yes	74-2967993	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
235	SSKG, Inc.	36-4085833	Yes	36-4085833	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
237	STAT Dialysis Corporation	74-2775421	Yes	74-2775421	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
241	Terrell Dialysis Center, L.L.C.	36-4247457	Yes	36-4247457	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
244	WSKC Dialysis Services, Inc.	36-2668594	Yes	36-2668594	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
73	Dialysis Associates of Northern New Jersey, L.L.C.	22-3547454	Use	22-3547454	CLEVELAND	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
92	Fresenius Kidney Care Pittsburgh, LLC	26-2521636	Use	26-2521636	PEACHTREE	1940 LODGE RD NW	KENNESAW	GA	30144
136	NNA-Saint Barnabas, L.L.C.	14-1851729	Use	14-1851729	CLEVELAND	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
137	NNA-Saint Barnabas-Livingston, L.L.C.	74-3070647	Use	74-3070647	CLEVELAND	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
138	Northern New Jersey Dialysis, L.L.C.	36-4291598	Use	36-4291598	CLEVELAND	25050 COUNTRY CLUB BLVD	NORTH OLMSTED	OH	44070
168	QualiCenters Bend, LLC	84-1306505	Use	84-1306505	MESA	1750 S MESA DR	MESA	AZ	85210
170	QualiCenters Eugene-Springfield Ltd.	84-1200211	Use	84-1200211	MESA	1750 S MESA DR	MESA	AZ	85210
171	QualiCenters Inland Northwest LLC	84-1300520	Use	84-1300520	MESA	1750 S MESA DR	MESA	AZ	85210
172	QualiCenters Pueblo LLC	84-1278890	Use	84-1278890	TYLER	1750 S MESA DR	MESA	AZ	85210
173	QualiCenters Salem, LLC	84-1278891	Use	84-1278891	MESA	1750 S MESA DR	MESA	AZ	85210
174	QualiCenters Sioux City LLC	39-1884072	Use	39-1884072	TYLER	1101 E. SE LOOP 323	TYLER	TX	75701

Exhibit 3

to Amendment

EXHIBIT H

to

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

LIST OF SELLER’S SUBSIDIARIES, DIVISIONS AND TRADENAMES

Wholly owned:

Bio-Medical Applications Management Company, Inc.

Bio-Medical Applications of Illinois, Inc.

Dialysis America Alabama, LLC

Fresenius Medical Care Dialysis Services - Oregon, LLC

Fresenius Medical Care Insurance Group, LLC

Fresenius Medical Care of Illinois, LLC

Fresenius Medical Seamless Care, LLC

Fresenius Medical Care Ventures Holding Company, Inc.

Haemo-Stat, Inc.

Home Intensive Care, Inc.

Lallendorf Road Realty, LLC

NMC A, LLC

NMC Funding Corporation

NMC Services, Inc.

QCI Holdings, Inc.

Quality Care Dialysis Center of Vega Baja, Inc.

Renal Research Institute, LLC

Spectra Renal Research, LLC

U.S. Vascular Access Holdings, LLC

Elevate365, LLC

New Highway Realty, LLC

Netherland Realty, LLC

Muskegon New Realty, LLC

Houston Coffee Real Estate, LLC

Partially owned (other member is another wholly owned entity):

QualiCenters Eugene-Springfield, Ltd. (49%)

QualiCenters Inland Northwest L.L.C. (30%)

QualiCenters Louisville LLC (20%)

QualiCenters Salem LLC (40%)

QualiCenters Sioux City, LLC (49%)

Fresenius Medical Care Lake County, LLC (25.38%)

Tradenames:

Seller:                                                               Fresenius Medical Care North America

H-1

Subsidiaries:                            Fresenius Vascular Care

Azura Vascular Care

Elevate365

H-2

Exhibit 4

to Amendment

FORM OF AMENDMENT NO. 7 TO

TRANSFERRING AFFILIATE LETTER

[attached]

EXECUTION VERSION

AMENDMENT NO. 7

Dated as of December 20, 2018

to

AMENDED AND RESTATED TRANSFERRING AFFILIATE LETTER

Dated as of October 16, 2008

THIS AMENDMENT NO. 7 (this “Amendment”) dated as of December 20, 2018 is entered into by and among (i) NATIONAL MEDICAL CARE, INC., a Delaware corporation (the “Seller”), (ii) the entities listed on the signature pages hereof under the heading “New Transferring Affiliates” (together, the “New Transferring Affiliates”) and (iii) the other entities listed on the signature pages hereof under the heading “Existing Transferring Affiliates” (collectively, the “Existing Transferring Affiliates” and, together with the New Transferring Affiliates, the “Transferring Affiliates”).

PRELIMINARY STATEMENT

A.                                    The Seller and the Existing Transferring Affiliates are parties to that certain Amended and Restated Transferring Affiliate Letter dated as of October 16, 2008 (as amended or otherwise modified prior to the date hereof, the “Transferring Affiliate Letter”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transferring Affiliate Letter or in the “Agreement” referred to therein.

B.                                    The parties hereto desire to add the New Transferring Affiliates and remove certain Existing Transferring Affiliate as Transferring Affiliates under the Transferring Affiliate Letter and to amend the Transferring Affiliate Letter on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Transferring Affiliate Letter is hereby amended as follows:

1.1                               New Transferring Affiliates. Each of the following entities listed below is a New Transferring Affiliate and is hereby added as a “Transferring Affiliate” under the Transferring Affiliate Letter:

New Transferring Affiliates

Fresenius Kidney Care Pittsburgh, LLC

College Park Dialysis, LLC

Fresenius Medical Care Capital City, LLC

From and after the effective date of this Amendment, each New Transferring Affiliate shall have all of the rights and obligations of a Transferring Affiliate under the Transferring Affiliate Letter. Accordingly, on the effective date of this Amendment, each New Transferring Affiliate shall sell to the Seller, and the Seller shall forthwith purchase from such New Transferring Affiliate, all of the Receivables with respect to the New Transferring Affiliate and all Related Security with respect thereto. All Receivables with respect to such New Transferring Affiliate arising after the effective date of this Amendment and all Related Security with respect thereto shall be sold to the Seller pursuant to the terms of the Transferring Affiliate Letter in the same manner as if such New Transferring Affiliate had been an original party thereto.

1.2                               Terminated Transferring Affiliates. Each of the Existing Transferring Affiliates listed below (each, a “Terminated Transferring Affiliate”) is hereby terminated as a “Transferring Affiliate” under the Transferring Affiliate Letter from and after the effective date of this Amendment:

Terminated Transferring Affiliates

Fresenius Medical Care Ventures Holding Company, Inc.

Bio-Medical Applications of Capitol Hill, Inc.

Bio-Medical Applications of Oakland, Inc.

Bio-Medical Applications of Ukiah, Inc.

Bio-Medical Applications of Woonsocket, Inc.

Everest Healthcare Texas Holding Corp.

Fresenius Medical Care Apheresis Services, LLC

Fresenius Medical Care Healthcare Recruitment, LLC

Fresenius Medical Care of Nebraska, LLC

Fresenius Medical Care PSO, LLC

Home Dialysis of America, Inc.

National Nephrology Associates Management Company of Texas, Inc.

NMC Services, Inc.

NNA of Nevada, Inc.

NNA Management Company of Kentucky, Inc.

NNA Management Company of Louisiana, Inc.

North Buckner Dialysis Center, Inc.

NRA-Bay City, Texas, LLC

QualiCenters, Inc.

RAI Care Centers of Tennessee, LLC

RCG Memphis, LLC

Renal Care Group Michigan, Inc.

Renal Care Group Ohio, Inc.

Renal Care Group Southwest Holdings, Inc.

Renex Corp.

Renex Dialysis Clinic of Philadelphia, Inc.

Wharton Dialysis, Inc.

From and after the effective date of this Amendment, each of the parties hereto agrees that each Terminated Transferring Affiliate shall have no further rights or obligations to transfer any of its Receivables hereunder and shall cease to be a “Transferring Affiliate” hereunder.

SECTION 2. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon (i) the receipt by the Seller of counterparts of this Amendment duly executed by the Seller and the Transferring Affiliates and (ii) the effectiveness of Amendment No. 2, dated as of the date hereof (the “TAA Amendment”), to the Seventh Amended and Restated Transfer and Administration Agreement.

SECTION 3. Covenants, Representations and Warranties of the Transferring Affiliates.

3.1                               Upon the effectiveness of this Amendment, each New Transferring Affiliate (i) represents and warrants that (A) it is, directly or indirectly, a wholly-owned subsidiary of FMCH, (B) it is primarily engaged in the same business as is conducted on the date hereof by the Originating Entities and (C) each statement set forth in Section 6 of the Transferring Affiliate Letter is true and correct in respect of such New Transferring Affiliate, and (ii) hereby makes the Perfection Representations and all covenants as a Transferring Affiliate in the Transferring Affiliate Letter (as amended hereby).

3.2                               Upon the effectiveness of this Amendment, each Existing Transferring Affiliate hereby reaffirms all covenants, representations and warranties made by it in the Transferring Affiliate Letter (as amended hereby) and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.3                               Each Transferring Affiliate hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with terms hereof.

3.4                               Notwithstanding the termination of a Terminated Transferring Affiliate as a Transferring Affiliate under the Transferring Affiliate Letter, after the termination of such Terminated Transferring Affiliate on the date hereof, with respect to any covenant or undertaking required to be performed by the Seller under the Agreement which relates to any Collections, accounts or the assets or properties of such Terminated Transferring Affiliate, the Terminated Transferring Affiliate agrees to take all action, or if applicable to omit to take any action, the taking (or omission to take) of which enables the Seller to comply fully and on a timely basis with the terms and conditions of such covenant or undertaking.

3.5                               Upon the effectiveness of this Amendment, the Seller hereby represents, warrants and affirms that, excluding the Terminated Transferring Affiliates, the list of entities on

3

the signature pages hereof under the headings “New Transferring Affiliates” and “Existing Transferring Affiliates” is, together, a complete and accurate list of all of the Transferring Affiliates that are a party to the Transferring Affiliate Letter.

SECTION 4. Reference to and Effect on the Transferring Affiliate Letter.

4.1                               Upon the effectiveness of this Amendment, each reference in the Transferring Affiliate Letter to “Transferring Affiliate Letter,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Transferring Affiliate Letter as amended hereby, and each reference to the Transferring Affiliate Letter in any other document, instrument and agreement executed and/or delivered in connection with the Transferring Affiliate Letter shall mean and be a reference to the Transferring Affiliate Letter as amended hereby.

4.2                               Except as specifically amended hereby, the Transferring Affiliate Letter and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3                               The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Seller or any of its assignees under the Transferring Affiliate Letter or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

New Transferring Affiliates:

FRESENIUS KIDNEY CARE PITTSBURGH, LLC
COLLEGE PARK DIALYSIS, LLC
FRESENIUS MEDICAL CARE CAPITAL CITY, LLC

(each a “New Transferring Affiliate”)

By:
Name:
Title:

Existing Transferring Affiliates:

1.	APHERESIS CARE GROUP, INC.
2.	BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC.
3.	BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.
4.	BIO-MEDICAL APPLICATIONS OF AMARILLO, INC.
5.	BIO-MEDICAL APPLICATIONS OF ANACOSTIA, INC.
6.	BIO-MEDICAL APPLICATIONS OF AQUADILLA, INC.
7.	BIO-MEDICAL APPLICATIONS OF ARECIBO, INC.
8.	BIO-MEDICAL APPLICATIONS OF ARKANSAS, INC.
9.	BIO-MEDICAL APPLICATIONS OF BAYAMON, INC.
10.	BIO-MEDICAL APPLICATIONS OF BLUE SPRINGS, INC.
11.	BIO-MEDICAL APPLICATIONS OF CAGUAS, INC.
12.	BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.
13.	BIO-MEDICAL APPLICATIONS OF CAMARILLO, INC.
14.	BIO-MEDICAL APPLICATIONS OF CAROLINA, INC.
15.	BIO-MEDICAL APPLICATIONS OF CLINTON, INC.
16.	BIO-MEDICAL APPLICATIONS OF COLUMBIA HEIGHTS, INC.
17.	BIO-MEDICAL APPLICATIONS OF CONNECTICUT, INC.
18.	BIO-MEDICAL APPLICATIONS OF DELAWARE, INC.

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

19.	BIO-MEDICAL APPLICATIONS OF DOVER, INC.
20.	BIO-MEDICAL APPLICATIONS OF EUREKA, INC.
21.	BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC.
22.	BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.
23.	BIO-MEDICAL APPLICATIONS OF FREMONT, INC.
24.	BIO-MEDICAL APPLICATIONS OF FRESNO, INC.
25.	BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.
26.	BIO-MEDICAL APPLICATIONS OF GUAYAMA, INC.
27.	BIO-MEDICAL APPLICATIONS OF HUMACAO, INC.
28.	BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC.
29.	BIO-MEDICAL APPLICATIONS OF INDIANA, INC.
30.	BIO-MEDICAL APPLICATIONS OF KANSAS, INC.
31.	BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.
32.	BIO-MEDICAL APPLICATIONS OF LOS GATOS, INC.
33.	BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC
34.	BIO-MEDICAL APPLICATIONS OF MAINE, INC.
35.	BIO-MEDICAL APPLICATIONS OF MANCHESTER, INC.
36.	BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.
37.	BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS, INC.
38.	BIO-MEDICAL APPLICATIONS OF MAYAGUEZ, INC.
39.	BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.
40.	BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC.
41.	BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC.
42.	BIO-MEDICAL APPLICATIONS OF MISSOURI, INC.
43.	BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC.
44.	BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC.
45.	BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC.
46.	BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.
47.	BIO-MEDICAL APPLICATIONS OF NORTHEAST D.C., INC.
48.	BIO-MEDICAL APPLICATIONS OF OHIO, INC.
49.	BIO-MEDICAL APPLICATIONS OF OKLAHOMA, INC.
50.	BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.
51.	BIO-MEDICAL APPLICATIONS OF PONCE, INC.

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

52.	BIO-MEDICAL APPLICATIONS OF PUERTO RICO, INC.
53.	BIO-MEDICAL APPLICATIONS OF RHODE ISLAND, INC.
54.	BIO-MEDICAL APPLICATIONS OF RIO PIEDRAS, INC.
55.	BIO-MEDICAL APPLICATIONS OF SAN GERMAN, INC.
56.	BIO-MEDICAL APPLICATIONS OF SAN JUAN, INC.
57.	BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC.
58.	BIO-MEDICAL APPLICATIONS OF SOUTHEAST WASHINGTON, INC.
59.	BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC.
60.	BIO-MEDICAL APPLICATIONS OF TEXAS, INC.
61.	BIO-MEDICAL APPLICATIONS OF THE DISTRICT OF COLUMBIA, INC.
62.	BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.
63.	BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC.
64.	BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC.
65.	BIO-MEDICAL APPLICATIONS OF WYOMING, LLC
66.	BREVARD COUNTY DIALYSIS, LLC
67.	CLAYTON COUNTY DIALYSIS, LLC
68.	CLERMONT DIALYSIS CENTER, LLC
69.	COLUMBUS AREA RENAL ALLIANCE, LLC
70.	CONEJO VALLEY DIALYSIS, INC.
71.	DIALYSIS AMERICA GEORGIA, LLC
72.	DIALYSIS ASSOCIATES OF NORTHERN NEW JERSEY, L.L.C.
73.	DIALYSIS CENTERS OF AMERICA - ILLINOIS, INC.
74.	DIALYSIS MANAGEMENT CORPORATION
75.	DIALYSIS SERVICES OF ATLANTA, INC.
76.	DIALYSIS SERVICES OF CINCINNATI, INC.
77.	DIALYSIS SPECIALISTS OF MARIETTA, LTD.
78.	DIALYSIS SPECIALISTS OF TOPEKA, INC.
79.	DOUGLAS COUNTY DIALYSIS, LLC
80.	DU PAGE DIALYSIS LTD.
81.	EVEREST HEALTHCARE HOLDINGS, INC.
82.	EVEREST HEALTHCARE INDIANA, INC.
83.	EVEREST HEALTHCARE OHIO, INC.
84.	EVEREST HEALTHCARE RHODE ISLAND, INC.
85.	EVEREST HEALTHCARE TEXAS, L.P.
86.	FMS DELAWARE DIALYSIS, LLC
87.	FMS PHILADELPHIA DIALYSIS, LLC

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

88.	FONDREN DIALYSIS CLINIC, INC.
89.	FORT SCOTT REGIONAL DIALYSIS CENTER, INC.
90.	FOUR STATE REGIONAL DIALYSIS CENTER, INC.
91.	FRESENIUS MANAGEMENT SERVICES, INC.
92.	FRESENIUS MEDICAL CARE — SOUTH TEXAS KIDNEY, LLC
93.	FRESENIUS MEDICAL CARE DIALYSIS SERVICES COLORADO, LLC
94.	FRESENIUS MEDICAL CARE DIALYSIS SERVICES-OREGON, LLC
95.	FRESENIUS MEDICAL CARE HARSTON HALL, LLC
96.	FRESENIUS MEDICAL CARE HOLDINGS, INC.
97.	FRESENIUS MEDICAL CARE OF ILLINOIS, LLC
98.	FRESENIUS MEDICAL CARE OF MONTANA, LLC
99.	FRESENIUS MEDICAL CARE VENTURES, LLC
100.	FRESENIUS MEDICAL CARE WEST BEXAR, LLC
101.	FRESENIUS MEDICAL CARE-OSUIM KIDNEY CENTERS, LLC
102.	FRESENIUS USA MANUFACTURING, INC.
103.	FRESENIUS USA MARKETING, INC.
104.	FRESENIUS USA, INC.
105.	GULF REGION MOBILE DIALYSIS, INC.
106.	HAEMO-STAT, INC.
107.	HAUPPAUGE DIALYSIS CENTER, LLC
108.	HENRY DIALYSIS CENTER, LLC
109.	HOLTON DIALYSIS CLINIC, LLC
110.	HOME DIALYSIS OF MUHLENBERG COUNTY, INC.
111.	HOMESTEAD ARTIFICIAL KIDNEY CENTER, INC.
112.	INLAND NORTHWEST RENAL CARE GROUP, LLC
113.	JEFFERSON COUNTY DIALYSIS, INC.
114.	KDCO, INC.
115.	KENTUCKY RENAL CARE GROUP, LLC
116.	LITTLE ROCK DIALYSIS, INC.
117.	MAUMEE DIALYSIS SERVICES, LLC
118.	METRO DIALYSIS CENTER - NORMANDY, INC.
119.	METRO DIALYSIS CENTER - NORTH, INC.
120.	NATIONAL MEDICAL CARE, INC.
121.	NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P.
122.	NEW YORK DIALYSIS SERVICES, INC.
123.	NNA OF ALABAMA, INC.
124.	NNA OF EAST ORANGE, L.L.C.
125.	NNA OF GEORGIA, INC.
126.	NNA OF HARRISON, L.L.C.
127.	NNA OF LOUISIANA, LLC
128.	NNA OF OKLAHOMA, INC.

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

129.	NNA OF OKLAHOMA, L.L.C.
130.	NNA OF RHODE ISLAND, INC.
131.	NNA OF TOLEDO, INC.
132.	NNA-SAINT BARNABAS-LIVINGSTON, L.L.C.
133.	NNA-SAINT BARNABAS, L.L.C.
134.	NORTHEAST ALABAMA KIDNEY CLINIC, INC.
135.	NORTHERN NEW JERSEY DIALYSIS, L.L.C.
136.	NRA-ADA, OKLAHOMA, LLC
137.	NRA-AUGUSTA, GEORGIA, LLC
138.	NRA-BAMBERG, SOUTH CAROLINA, LLC
139.	NRA-CROSSVILLE, TENNESSEE, LLC
140.	NRA-FARMINGTON, MISSOURI, LLC
141.	NRA-GEORGETOWN, KENTUCKY, LLC
142.	NRA-HOGANSVILLE, GEORGIA, LLC
143.	NRA-HOLLY HILL, SOUTH CAROLINA, LLC
144.	NRA-HOLLYWOOD, SOUTH CAROLINA, LLC
145.	NRA-INPATIENT DIALYSIS, LLC
146.	NRA-LAGRANGE, GEORGIA, LLC
147.	NRA-MT. PLEASANT, SOUTH CAROLINA, LLC
148.	NRA-NEW CASTLE, INDIANA, LLC
149.	NRA-NEWNAN ACQUISITION, LLC
150.	NRA-NORTH AUGUSTA, SOUTH CAROLINA, LLC
151.	NRA-ORANGEBURG, SOUTH CAROLINA, LLC
152.	NRA-PALMETTO, GEORGIA, LLC
153.	NRA-PRINCETON, KENTUCKY, LLC
154.	NRA-ROANOKE, ALABAMA, LLC
155.	NRA-SOUTH CITY, MISSOURI, LLC
156.	NRA-ST. LOUIS (HOME THERAPY CENTER), MISSOURI, LLC
157.	NRA-ST. LOUIS, MISSOURI, LLC
158.	NRA-TALLADEGA, ALABAMA, LLC
159.	NRA-VALDOSTA (NORTH), GEORGIA, LLC
160.	NRA-VALDOSTA, GEORGIA, LLC
161.	NRA-VARNVILLE, SOUTH CAROLINA, LLC
162.	NRA-WASHINGTON COUNTY, MISSOURI, LLC
163.	NRA-WINCHESTER, INDIANA, LLC
164.	PHYSICIANS DIALYSIS COMPANY, INC.
165.	QUALICENTERS ALBANY, LTD.
166.	QUALICENTERS BEND LLC
167.	QUALICENTERS COOS BAY, LTD.
168.	QUALICENTERS EUGENE-SPRINGFIELD, LTD.
169.	QUALICENTERS INLAND NORTHWEST L.L.C.
170.	QUALICENTERS PUEBLO LLC
171.	QUALICENTERS SALEM LLC
172.	QUALICENTERS SIOUX CITY, LLC
173.	RAI CARE CENTERS OF ALABAMA, LLC

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

174.	RAI CARE CENTERS OF FLORIDA I, LLC
175.	RAI CARE CENTERS OF FLORIDA II, LLC
176.	RAI CARE CENTERS OF GEORGIA I, LLC
177.	RAI CARE CENTERS OF ILLINOIS I, LLC
178.	RAI CARE CENTERS OF ILLINOIS II, LLC
179.	RAI CARE CENTERS OF MARYLAND I, LLC
180.	RAI CARE CENTERS OF MICHIGAN I, LLC
181.	RAI CARE CENTERS OF MICHIGAN II, LLC
182.	RAI CARE CENTERS OF NEBRASKA II, LLC
183.	RAI CARE CENTERS OF NORTH CAROLINA II, LLC
184.	RAI CARE CENTERS OF NORTHERN CALIFORNIA I, LLC
185.	RAI CARE CENTERS OF NORTHERN CALIFORNIA II, LLC
186.	RAI CARE CENTERS OF OAKLAND II, LLC
187.	RAI CARE CENTERS OF SOUTH CAROLINA I, LLC
188.	RAI CARE CENTERS OF SOUTHERN CALIFORNIA I, LLC
189.	RAI CARE CENTERS OF SOUTHERN CALIFORNIA II, LLC
190.	RAI CARE CENTERS OF VIRGINIA I, LLC
191.	RCG BLOOMINGTON, LLC
192.	RCG EAST TEXAS, LLP
193.	RCG INDIANA, L.L.C.
194.	RCG IRVING, LLP
195.	RCG MARTIN, LLC
196.	RCG MEMPHIS EAST, LLC
197.	RCG MISSISSIPPI, INC.
198.	RCG PENSACOLA, LLC
199.	RCG ROBSTOWN, LLP
200.	RCG UNIVERSITY DIVISION, INC.
201.	RENAL CARE GROUP, INC.
202.	RENAL CARE GROUP ALASKA, INC.
203.	RENAL CARE GROUP EAST, INC.
204.	RENAL CARE GROUP MAPLEWOOD, LLC
205.	RENAL CARE GROUP NORTHWEST, INC.
206.	RENAL CARE GROUP OF THE MIDWEST, INC.
207.	RENAL CARE GROUP OF THE OZARKS, LLC
208.	RENAL CARE GROUP OF THE ROCKIES, LLC
209.	RENAL CARE GROUP OF THE SOUTH, INC.
210.	RENAL CARE GROUP OF THE SOUTHEAST, INC.
211.	RENAL CARE GROUP SOUTH NEW MEXICO, LLC
212.	RENAL CARE GROUP SOUTHWEST MICHIGAN, LLC
213.	RENAL CARE GROUP SOUTHWEST, L.P.
214.	RENAL CARE GROUP TERRE HAUTE, LLC

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

215.	RENAL CARE GROUP TEXAS, INC.
216.	RENAL CARE GROUP TOLEDO, LLC
217.	RENAL CARE GROUP-HARLINGEN, L.P.
218.	RENALPARTNERS, INC.
219.	RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC.
220.	RENEX DIALYSIS CLINIC OF BRIDGETON, INC.
221.	RENEX DIALYSIS CLINIC OF CREVE COEUR, INC.
222.	RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC.
223.	RENEX DIALYSIS CLINIC OF ORANGE, INC.
224.	RENEX DIALYSIS CLINIC OF PITTSBURGH, INC.
225.	RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC.
226.	RENEX DIALYSIS CLINIC OF ST. LOUIS, INC.
227.	RENEX DIALYSIS CLINIC OF TAMPA, INC.
228.	RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC.
229.	RENEX DIALYSIS CLINIC OF WOODBURY, INC.
230.	RENEX DIALYSIS FACILITIES, INC.
231.	SAINT LOUIS RENAL CARE, LLC
232.	SAN DIEGO DIALYSIS SERVICES, INC.
233.	SANTA BARBARA COMMUNITY DIALYSIS CENTER, INC.
234.	SMYRNA DIALYSIS CENTER, LLC
235.	SSKG, INC.
236.	ST. LOUIS REGIONAL DIALYSIS CENTER, INC.
237.	STAT DIALYSIS CORPORATION
238.	STONE MOUNTAIN DIALYSIS CENTER, LLC
239.	STUTTGART DIALYSIS, LLC
240.	TAPPAHANNOCK DIALYSIS CENTER, INC.
241.	TERRELL DIALYSIS CENTER, L.L.C.
242.	WARRENTON DIALYSIS FACILITY, INC.
243.	WEST END DIALYSIS CENTER, INC.
244.	WSKC DIALYSIS SERVICES, INC.

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

(each an “Existing Transferring Affiliate”)

By:
Name:
Title:

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

FRESENIUS MEDICAL CARE VENTURES HOLDING COMPANY, INC.
BIO-MEDICAL APPLICATIONS OF CAPITOL HILL, INC.
BIO-MEDICAL APPLICATIONS OF OAKLAND, INC.
BIO-MEDICAL APPLICATIONS OF UKIAH, INC.
BIO-MEDICAL APPLICATIONS OF WOONSOCKET, INC.
EVEREST HEALTHCARE TEXAS HOLDING CORP.
FRESENIUS MEDICAL CARE APHERESIS SERVICES, LLC
FRESENIUS MEDICAL CARE HEALTHCARE RECRUITMENT, LLC
FRESENIUS MEDICAL CARE OF NEBRASKA, LLC
FRESENIUS MEDICAL CARE PSO, LLC
HOME DIALYSIS OF AMERICA, INC.
NATIONAL NEPHROLOGY ASSOCIATES
MANAGEMENT COMPANY OF TEXAS,
NMC SERVICES, INC.
NNA OF NEVADA, INC.
NNA MANAGEMENT COMPANY OF KENTUCKY, INC.
NNA MANAGEMENT COMPANY OF LOUISIANA, INC.
NORTH BUCKNER DIALYSIS CENTER, INC.
NRA-BAY CITY, TEXAS, LLC
QUALICENTERS, INC.
RAI CARE CENTERS OF TENNESSEE, LLC
RCG MEMPHIS, LLC
RENAL CARE GROUP MICHIGAN, INC.
RENAL CARE GROUP OHIO, INC.
RENAL CARE GROUP SOUTHWEST HOLDINGS, INC.
RENEX CORP.
RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC.
WHARTON DIALYSIS, INC.

(each, an “Existing Transferring Affiliate” and a “Terminated Transferring Affiliate”)

By:
Name:
Title:

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

NATIONAL MEDICAL CARE, INC.

By:
Name:
Title:

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

Exhibit 5

to Amendment

EXHIBIT J

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

LIST OF TRANSFERRING AFFILIATES, CHIEF EXECUTIVE

OFFICES OF TRANSFERRING AFFILIATES AND TRADENAMES

SECTIONS 2.7(b), 3.1(i) and 3.1(k)(iv)

1	Apheresis Care Group, Inc.
2	Bio-Medical Applications Management Company, Inc.
3	Bio-Medical Applications of Alabama, Inc.
4	Bio-Medical Applications of Amarillo, Inc.
5	Bio-Medical Applications of Anacostia, Inc.
6	Bio-Medical Applications of Aquadilla, Inc.
7	Bio-Medical Applications of Arecibo, Inc.
8	Bio-Medical Applications of Arkansas, Inc.
9	Bio-Medical Applications of Bayamon, Inc.
10	Bio-Medical Applications of Blue Springs, Inc.
11	Bio-Medical Applications of Caguas, Inc.
12	Bio-Medical Applications of California, Inc.
13	Bio-Medical Applications of Camarillo, Inc.
14	Bio-Medical Applications of Carolina, Inc.
15	Bio-Medical Applications of Clinton, Inc.
16	Bio-Medical Applications of Columbia Heights, Inc.
17	Bio-Medical Applications of Connecticut, Inc.
18	Bio-Medical Applications of Delaware, Inc.
19	Bio-Medical Applications of Dover, Inc.
20	Bio-Medical Applications of Eureka, Inc.
21	Bio-Medical Applications of Fayetteville, Inc.
22	Bio-Medical Applications of Florida, Inc.
23	Bio-Medical Applications of Fremont, Inc.
24	Bio-Medical Applications of Fresno, Inc.
25	Bio-Medical Applications of Georgia, Inc.
26	Bio-Medical Applications of Guayama, Inc.
27	Bio-Medical Applications of Humacao, Inc.
28	Bio-Medical Applications of Illinois, Inc.
29	Bio-Medical Applications of Indiana, Inc.

30	Bio-Medical Applications of Kansas, Inc.
31	Bio-Medical Applications of Kentucky, Inc.
32	Bio-Medical Applications of Los Gatos, Inc.
33	Bio-Medical Applications of Louisiana, LLC
34	Bio-Medical Applications of Maine, Inc.
35	Bio-Medical Applications of Manchester, Inc.
36	Bio-Medical Applications of Maryland, Inc.
37	Bio-Medical Applications of Massachusetts, Inc.
38	Bio-Medical Applications of Mayaguez, Inc.
39	Bio-Medical Applications of Michigan, Inc.
40	Bio-Medical Applications of Minnesota, Inc.
41	Bio-Medical Applications of Mississippi, Inc.
42	Bio-Medical Applications of Missouri, Inc.
43	Bio-Medical Applications of New Hampshire, Inc.
44	Bio-Medical Applications of New Jersey, Inc.
45	Bio-Medical Applications of New Mexico, Inc.
46	Bio-Medical Applications of North Carolina, Inc.
47	Bio-Medical Applications of Northeast D.C., Inc.
48	Bio-Medical Applications of Ohio, Inc.
49	Bio-Medical Applications of Oklahoma, Inc.
50	Bio-Medical Applications of Pennsylvania, Inc.
51	Bio-Medical Applications of Ponce, Inc.
52	Bio-Medical Applications of Puerto Rico, Inc.
53	Bio-Medical Applications of Rhode Island, Inc.
54	Bio-Medical Applications of Rio Piedras, Inc.
55	Bio-Medical Applications of San German, Inc.
56	Bio-Medical Applications of San Juan, Inc.
57	Bio-Medical Applications of South Carolina, Inc.
58	Bio-Medical Applications of Southeast Washington, Inc.
59	Bio-Medical Applications of Tennessee, Inc.
60	Bio-Medical Applications of Texas, Inc.
61	Bio-Medical Applications of the District of Columbia, Inc.
62	Bio-Medical Applications of Virginia, Inc.
63	Bio-Medical Applications of West Virginia, Inc.
64	Bio-Medical Applications of Wisconsin, Inc.
65	Bio-Medical Applications of Wyoming, LLC
66	Brevard County Dialysis, LLC
67	Clayton County Dialysis, LLC
68	Clermont Dialysis Center, LLC
69	College Park Dialysis, LLC

70	Columbus Area Renal Alliance, LLC
71	Conejo Valley Dialysis, Inc.
72	Dialysis America Georgia, LLC
73	Dialysis Associates of Northern New Jersey, L.L.C.
74	Dialysis Centers of America - Illinois, Inc.
75	Dialysis Management Corporation
76	Dialysis Services of Atlanta, Inc.
77	Dialysis Services of Cincinnati, Inc.
78	Dialysis Specialists of Marietta, Ltd.
79	Dialysis Specialists of Topeka, Inc.
80	Douglas County Dialysis, LLC
81	Du Page Dialysis, Ltd.
82	Everest Healthcare Holdings, Inc.
83	Everest Healthcare Indiana, Inc.
84	Everest Healthcare Ohio, Inc.
85	Everest Healthcare Rhode Island, Inc.
86	Everest Healthcare Texas, L.P.
87	FMS Delaware Dialysis, LLC
88	FMS Philadelphia Dialysis, LLC
89	Fondren Dialysis Clinic, Inc.
90	Fort Scott Regional Dialysis Center, Inc.
91	Four State Regional Dialysis Center, Inc.
92	Fresenius Kidney Care Pittsburgh, LLC
93	Fresenius Management Services, Inc.
94	Fresenius Medical Care - South Texas Kidney, LLC
95	Fresenius Medical Care Capital City, LLC
96	Fresenius Medical Care Dialysis Services - Oregon, LLC
97	Fresenius Medical Care Dialysis Services Colorado LLC
98	Fresenius Medical Care Harston Hall, LLC
99	Fresenius Medical Care Holdings, Inc.
100	Fresenius Medical Care of Illinois, LLC
101	Fresenius Medical Care of Montana, LLC
102	Fresenius Medical Care Ventures, LLC
103	Fresenius Medical Care West Bexar, LLC
104	Fresenius Medical Care-OSUIM Kidney Centers, LLC
105	Fresenius USA Manufacturing, Inc.
106	Fresenius USA Marketing, Inc.
107	Fresenius USA, Inc.
108	Gulf Region Mobile Dialysis, Inc.
109	Haemo-Stat, Inc.

110	Hauppauge Dialysis Center, LLC
111	Henry Dialysis Center, LLC
112	Holton Dialysis Clinic, LLC
113	Home Dialysis of Muhlenberg County, Inc.
114	Homestead Artificial Kidney Center, Inc.
115	Inland Northwest Renal Care Group, LLC
116	Jefferson County Dialysis, Inc.
117	KDCO, Inc.
118	Kentucky Renal Care Group, LLC
119	Little Rock Dialysis, Inc.
120	Maumee Dialysis Services, LLC
121	Metro Dialysis Center - Normandy, Inc.
122	Metro Dialysis Center - North, Inc.
123	National Medical Care, Inc.
124	National Nephrology Associates of Texas, L.P.
125	New York Dialysis Services, Inc.
126	NNA of Alabama, Inc.
127	NNA of East Orange, L.L.C.
128	NNA of Georgia, Inc.
129	NNA of Harrison, L.L.C.
130	NNA of Louisiana, LLC
131	NNA of Oklahoma, Inc.
132	NNA of Oklahoma, L.L.C.
133	NNA of Rhode Island, Inc.
134	NNA of Toledo, Inc.
135	NNA-Saint Barnabas, L.L.C.
136	NNA-Saint Barnabas-Livingston, L.L.C.
138	Northeast Alabama Kidney Clinic, Inc.
138	Northern New Jersey Dialysis, L.L.C.
139	NRA-Ada, Oklahoma, LLC
140	NRA-Augusta, Georgia, LLC
141	NRA-Bamberg, South Carolina, LLC
142	NRA-Crossville, Tennessee, LLC
143	NRA-Farmington, Missouri, LLC
144	NRA-Georgetown, Kentucky, LLC
145	NRA-Hogansville, Georgia, LLC
146	NRA-Holly Hill, South Carolina, LLC
147	NRA-Hollywood, South Carolina, LLC
148	NRA-Inpatient Dialysis, LLC
149	NRA-LaGrange, Georgia, LLC
150	NRA-Mt. Pleasant, South Carolina, LLC

151	NRA-New Castle, Indiana, LLC
152	NRA-Newnan Acquisition, LLC
153	NRA-North Augusta, South Carolina, LLC
154	NRA-Orangeburg, South Carolina, LLC
155	NRA-Palmetto, Georgia, LLC
156	NRA-Princeton, Kentucky, LLC
157	NRA-Roanoke, Alabama, LLC
158	NRA-South City, Missouri, LLC
159	NRA-St. Louis (Home Therapy Center), Missouri, LLC
160	NRA-St. Louis, Missouri, LLC
161	NRA-Talladega, Alabama, LLC
162	NRA-Valdosta (North), Georgia, LLC
163	NRA-Valdosta, Georgia, LLC
165	NRA-Varnville, South Carolina, LLC
165	NRA-Washington County, Missouri, LLC
166	NRA-Winchester, Indiana, LLC
167	Physicians Dialysis Company, Inc.
168	QualiCenters Albany, Ltd.
169	QualiCenters Bend, LLC
170	QualiCenters Coos Bay, Ltd.
171	QualiCenters Eugene-Springfield Ltd.
172	QualiCenters Inland Northwest LLC
173	QualiCenters Pueblo LLC
174	QualiCenters Salem, LLC
175	QualiCenters Sioux City LLC
176	RAI Care Centers of Alabama, LLC
177	RAI Care Centers of Florida I, LLC
178	RAI Care Centers of Florida II, LLC
179	RAI Care Centers of Georgia I, LLC
180	RAI Care Centers of Illinois I, LLC
181	RAI Care Centers of Illinois II, LLC
182	RAI Care Centers of Maryland I, LLC
183	RAI Care Centers of Michigan I, LLC
184	RAI Care Centers of Michigan II, LLC
185	RAI Care Centers of Nebraska II, LLC
186	RAI Care Centers of North Carolina II, LLC
187	RAI Care Centers of Northern California I, LLC
188	RAI Care Centers of Northern California II, LLC
189	RAI Care Centers of Oakland II, LLC
190	RAI Care Centers of South Carolina I, LLC
191	RAI Care Centers of Southern California I, LLC

192	RAI Care Centers of Southern California II, LLC
193	RAI Care Centers of Virginia I, LLC
194	RCG Bloomington, LLC
195	RCG East Texas, LLP
196	RCG Indiana, L.L.C.
197	RCG Irving, LLP
198	RCG Martin, LLC
199	RCG Memphis East, LLC
200	RCG Mississippi, Inc.
201	RCG Pensacola, LLC
202	RCG Robstown, LLP
203	RCG University Division, Inc.
205	Renal Care Group, Inc.
205	Renal Care Group Alaska, Inc.
206	Renal Care Group East, Inc.
207	Renal Care Group Maplewood, LLC
208	Renal Care Group Northwest, Inc.
209	Renal Care Group of the Midwest, Inc.
210	Renal Care Group of the Ozarks, LLC
211	Renal Care Group of the Rockies, LLC
212	Renal Care Group of the South, Inc.
213	Renal Care Group of the Southeast, Inc.
214	Renal Care Group South New Mexico, LLC
215	Renal Care Group Southwest Michigan, LLC
216	Renal Care Group Southwest, L.P.
217	Renal Care Group Terre Haute, LLC
218	Renal Care Group Texas, Inc.
219	Renal Care Group Toledo, LLC
220	Renal Care Group-Harlingen, L.P.
222	RenalPartners, Inc.
222	Renex Dialysis Clinic of Bloomfield, Inc.
223	Renex Dialysis Clinic of Bridgeton, Inc.
224	Renex Dialysis Clinic of Creve Coeur, Inc.
225	Renex Dialysis Clinic of Maplewood, Inc.
226	Renex Dialysis Clinic of Orange, Inc.
227	Renex Dialysis Clinic of Pittsburgh, Inc.
228	Renex Dialysis Clinic of South Georgia, Inc.
229	Renex Dialysis Clinic of St. Louis, Inc.
230	Renex Dialysis Clinic of Tampa, Inc.
231	Renex Dialysis Clinic of University City, Inc.
232	Renex Dialysis Clinic of Woodbury, Inc.

233	Renex Dialysis Facilities, Inc.
234	Saint Louis Renal Care, LLC
235	San Diego Dialysis Services, Inc.
236	Santa Barbara Community Dialysis Center, Inc.
237	Smyrna Dialysis Center, LLC
238	SSKG, Inc.
239	St. Louis Regional Dialysis Center, Inc.
240	STAT Dialysis Corporation
241	Stone Mountain Dialysis Center, LLC
242	Stuttgart Dialysis, LLC
243	Tappahannock Dialysis Center, Inc.
244	Terrell Dialysis Center, L.L.C.
245	Warrenton Dialysis Facility, Inc.
246	West End Dialysis Center, Inc.
247	WSKC Dialysis Services, Inc.

3.1(i) Place of Business: For each Transferring Affiliate, the principal place of business, chief executive office, and the offices where each Transferring Affiliate keeps substantially all its Records is 920 Winter Street, Waltham, MA 02451 and such other locations listed in Exhibit G.

3.1(k)(iv)	Tradenames:	Renal Care Group	Fresenius Renal Technologies
		National Nephrology Associates	Fresenius Renal Therapies
		TruBlu Logistics (FUSA Mfg)	Fresenius Kidney Care
		Fresenius Renal Pharmaceuticals	Fresenius USA

Merger:

On September 25, 2018, American Access Care of Bucks County, LLC, American Access Care of Pittsburgh, LLC, Gynesis Healthcare of Pennsylvania, Inc. and PD Solutions of Pennsylvania, merged into Physicians Dialysis Company, Inc.

On September 25, 2018, Mercy Dialysis Center, Inc. merged into Bio-Medical Applications of Wisconsin, Inc.

EXHIBIT C

Form of Amendment No. 7 to the Transferring Affiliate Letter

[Attached]

EXECUTION VERSION

AMENDMENT NO. 7

Dated as of December 20, 2018

to

AMENDED AND RESTATED TRANSFERRING AFFILIATE LETTER

Dated as of October 16, 2008

THIS AMENDMENT NO. 7 (this “Amendment”) dated as of December 20, 2018 is entered into by and among (i) NATIONAL MEDICAL CARE, INC., a Delaware corporation (the “Seller”), (ii) the entities listed on the signature pages hereof under the heading “New Transferring Affiliates” (together, the “New Transferring Affiliates”) and (iii) the other entities listed on the signature pages hereof under the heading “Existing Transferring Affiliates” (collectively, the “Existing Transferring Affiliates” and, together with the New Transferring Affiliates, the “Transferring Affiliates”).

PRELIMINARY STATEMENT

A.                                    The Seller and the Existing Transferring Affiliates are parties to that certain Amended and Restated Transferring Affiliate Letter dated as of October 16, 2008 (as amended or otherwise modified prior to the date hereof, the “Transferring Affiliate Letter”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transferring Affiliate Letter or in the “Agreement” referred to therein.

B.                                    The parties hereto desire to add the New Transferring Affiliates and remove certain Existing Transferring Affiliate as Transferring Affiliates under the Transferring Affiliate Letter and to amend the Transferring Affiliate Letter on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Transferring Affiliate Letter is hereby amended as follows:

1.1                               New Transferring Affiliates. Each of the following entities listed below is a New Transferring Affiliate and is hereby added as a “Transferring Affiliate” under the Transferring Affiliate Letter:

New Transferring Affiliates

Fresenius Kidney Care Pittsburgh, LLC

College Park Dialysis, LLC

Fresenius Medical Care Capital City, LLC

From and after the effective date of this Amendment, each New Transferring Affiliate shall have all of the rights and obligations of a Transferring Affiliate under the Transferring Affiliate Letter. Accordingly, on the effective date of this Amendment, each New Transferring Affiliate shall sell to the Seller, and the Seller shall forthwith purchase from such New Transferring Affiliate, all of the Receivables with respect to the New Transferring Affiliate and all Related Security with respect thereto. All Receivables with respect to such New Transferring Affiliate arising after the effective date of this Amendment and all Related Security with respect thereto shall be sold to the Seller pursuant to the terms of the Transferring Affiliate Letter in the same manner as if such New Transferring Affiliate had been an original party thereto.

1.2                               Terminated Transferring Affiliates. Each of the Existing Transferring Affiliates listed below (each, a “Terminated Transferring Affiliate”) is hereby terminated as a “Transferring Affiliate” under the Transferring Affiliate Letter from and after the effective date of this Amendment:

Terminated Transferring Affiliates

Fresenius Medical Care Ventures Holding Company, Inc.

Bio-Medical Applications of Capitol Hill, Inc.

Bio-Medical Applications of Oakland, Inc.

Bio-Medical Applications of Ukiah, Inc.

Bio-Medical Applications of Woonsocket, Inc.

Everest Healthcare Texas Holding Corp.

Fresenius Medical Care Apheresis Services, LLC

Fresenius Medical Care Healthcare Recruitment, LLC

Fresenius Medical Care of Nebraska, LLC

Fresenius Medical Care PSO, LLC

Home Dialysis of America, Inc.

National Nephrology Associates Management Company of Texas, Inc.

NMC Services, Inc.

NNA of Nevada, Inc.

NNA Management Company of Kentucky, Inc.

NNA Management Company of Louisiana, Inc.

North Buckner Dialysis Center, Inc.

NRA-Bay City, Texas, LLC

QualiCenters, Inc.

RAI Care Centers of Tennessee, LLC

RCG Memphis, LLC

Renal Care Group Michigan, Inc.

Renal Care Group Ohio, Inc.

Renal Care Group Southwest Holdings, Inc.

Renex Corp.

Renex Dialysis Clinic of Philadelphia, Inc.

Wharton Dialysis, Inc.

From and after the effective date of this Amendment, each of the parties hereto agrees that each Terminated Transferring Affiliate shall have no further rights or obligations to transfer any of its Receivables hereunder and shall cease to be a “Transferring Affiliate” hereunder.

SECTION 2. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon (i) the receipt by the Seller of counterparts of this Amendment duly executed by the Seller and the Transferring Affiliates and (ii) the effectiveness of Amendment No. 2, dated as of the date hereof (the “TAA Amendment”), to the Seventh Amended and Restated Transfer and Administration Agreement.

SECTION 3. Covenants, Representations and Warranties of the Transferring Affiliates.

3.1                               Upon the effectiveness of this Amendment, each New Transferring Affiliate (i) represents and warrants that (A) it is, directly or indirectly, a wholly-owned subsidiary of FMCH, (B) it is primarily engaged in the same business as is conducted on the date hereof by the Originating Entities and (C) each statement set forth in Section 6 of the Transferring Affiliate Letter is true and correct in respect of such New Transferring Affiliate, and (ii) hereby makes the Perfection Representations and all covenants as a Transferring Affiliate in the Transferring Affiliate Letter (as amended hereby).

3.2                               Upon the effectiveness of this Amendment, each Existing Transferring Affiliate hereby reaffirms all covenants, representations and warranties made by it in the Transferring Affiliate Letter (as amended hereby) and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.3                               Each Transferring Affiliate hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with terms hereof.

3.4                               Notwithstanding the termination of a Terminated Transferring Affiliate as a Transferring Affiliate under the Transferring Affiliate Letter, after the termination of such Terminated Transferring Affiliate on the date hereof, with respect to any covenant or undertaking required to be performed by the Seller under the Agreement which relates to any Collections, accounts or the assets or properties of such Terminated Transferring Affiliate, the Terminated Transferring Affiliate agrees to take all action, or if applicable to omit to take any action, the taking (or omission to take) of which enables the Seller to comply fully and on a timely basis with the terms and conditions of such covenant or undertaking.

3.5                               Upon the effectiveness of this Amendment, the Seller hereby represents, warrants and affirms that, excluding the Terminated Transferring Affiliates, the list of entities on

3

the signature pages hereof under the headings “New Transferring Affiliates” and “Existing Transferring Affiliates” is, together, a complete and accurate list of all of the Transferring Affiliates that are a party to the Transferring Affiliate Letter.

SECTION 4. Reference to and Effect on the Transferring Affiliate Letter.

4.1                               Upon the effectiveness of this Amendment, each reference in the Transferring Affiliate Letter to “Transferring Affiliate Letter,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Transferring Affiliate Letter as amended hereby, and each reference to the Transferring Affiliate Letter in any other document, instrument and agreement executed and/or delivered in connection with the Transferring Affiliate Letter shall mean and be a reference to the Transferring Affiliate Letter as amended hereby.

4.2                               Except as specifically amended hereby, the Transferring Affiliate Letter and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3                               The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Seller or any of its assignees under the Transferring Affiliate Letter or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

New Transferring Affiliates:

FRESENIUS KIDNEY CARE PITTSBURGH, LLC
COLLEGE PARK DIALYSIS, LLC
FRESENIUS MEDICAL CARE CAPITAL CITY, LLC

(each a “New Transferring Affiliate”)

By:
Name:
Title:

Existing Transferring Affiliates:

1.	APHERESIS CARE GROUP, INC.
2.	BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC.
3.	BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.
4.	BIO-MEDICAL APPLICATIONS OF AMARILLO, INC.
5.	BIO-MEDICAL APPLICATIONS OF ANACOSTIA, INC.
6.	BIO-MEDICAL APPLICATIONS OF AQUADILLA, INC.
7.	BIO-MEDICAL APPLICATIONS OF ARECIBO, INC.
8.	BIO-MEDICAL APPLICATIONS OF ARKANSAS, INC.
9.	BIO-MEDICAL APPLICATIONS OF BAYAMON, INC.
10.	BIO-MEDICAL APPLICATIONS OF BLUE SPRINGS, INC.
11.	BIO-MEDICAL APPLICATIONS OF CAGUAS, INC.
12.	BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.
13.	BIO-MEDICAL APPLICATIONS OF CAMARILLO, INC.
14.	BIO-MEDICAL APPLICATIONS OF CAROLINA, INC.
15.	BIO-MEDICAL APPLICATIONS OF CLINTON, INC.
16.	BIO-MEDICAL APPLICATIONS OF COLUMBIA HEIGHTS, INC.
17.	BIO-MEDICAL APPLICATIONS OF CONNECTICUT, INC.
18.	BIO-MEDICAL APPLICATIONS OF DELAWARE, INC.

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

19.	BIO-MEDICAL APPLICATIONS OF DOVER, INC.
20.	BIO-MEDICAL APPLICATIONS OF EUREKA, INC.
21.	BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC.
22.	BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.
23.	BIO-MEDICAL APPLICATIONS OF FREMONT, INC.
24.	BIO-MEDICAL APPLICATIONS OF FRESNO, INC.
25.	BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.
26.	BIO-MEDICAL APPLICATIONS OF GUAYAMA, INC.
27.	BIO-MEDICAL APPLICATIONS OF HUMACAO, INC.
28.	BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC.
29.	BIO-MEDICAL APPLICATIONS OF INDIANA, INC.
30.	BIO-MEDICAL APPLICATIONS OF KANSAS, INC.
31.	BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.
32.	BIO-MEDICAL APPLICATIONS OF LOS GATOS, INC.
33.	BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC
34.	BIO-MEDICAL APPLICATIONS OF MAINE, INC.
35.	BIO-MEDICAL APPLICATIONS OF MANCHESTER, INC.
36.	BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.
37.	BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS, INC.
38.	BIO-MEDICAL APPLICATIONS OF MAYAGUEZ, INC.
39.	BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.
40.	BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC.
41.	BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC.
42.	BIO-MEDICAL APPLICATIONS OF MISSOURI, INC.
43.	BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC.
44.	BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC.
45.	BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC.
46.	BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.
47.	BIO-MEDICAL APPLICATIONS OF NORTHEAST D.C., INC.
48.	BIO-MEDICAL APPLICATIONS OF OHIO, INC.
49.	BIO-MEDICAL APPLICATIONS OF OKLAHOMA, INC.
50.	BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.
51.	BIO-MEDICAL APPLICATIONS OF PONCE, INC.

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

52.	BIO-MEDICAL APPLICATIONS OF PUERTO RICO, INC.
53.	BIO-MEDICAL APPLICATIONS OF RHODE ISLAND, INC.
54.	BIO-MEDICAL APPLICATIONS OF RIO PIEDRAS, INC.
55.	BIO-MEDICAL APPLICATIONS OF SAN GERMAN, INC.
56.	BIO-MEDICAL APPLICATIONS OF SAN JUAN, INC.
57.	BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC.
58.	BIO-MEDICAL APPLICATIONS OF SOUTHEAST WASHINGTON, INC.
59.	BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC.
60.	BIO-MEDICAL APPLICATIONS OF TEXAS, INC.
61.	BIO-MEDICAL APPLICATIONS OF THE DISTRICT OF COLUMBIA, INC.
62.	BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.
63.	BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC.
64.	BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC.
65.	BIO-MEDICAL APPLICATIONS OF WYOMING, LLC
66.	BREVARD COUNTY DIALYSIS, LLC
67.	CLAYTON COUNTY DIALYSIS, LLC
68.	CLERMONT DIALYSIS CENTER, LLC
69.	COLUMBUS AREA RENAL ALLIANCE, LLC
70.	CONEJO VALLEY DIALYSIS, INC.
71.	DIALYSIS AMERICA GEORGIA, LLC
72.	DIALYSIS ASSOCIATES OF NORTHERN NEW JERSEY, L.L.C.
73.	DIALYSIS CENTERS OF AMERICA - ILLINOIS, INC.
74.	DIALYSIS MANAGEMENT CORPORATION
75.	DIALYSIS SERVICES OF ATLANTA, INC.
76.	DIALYSIS SERVICES OF CINCINNATI, INC.
77.	DIALYSIS SPECIALISTS OF MARIETTA, LTD.
78.	DIALYSIS SPECIALISTS OF TOPEKA, INC.
79.	DOUGLAS COUNTY DIALYSIS, LLC
80.	DU PAGE DIALYSIS LTD.
81.	EVEREST HEALTHCARE HOLDINGS, INC.
82.	EVEREST HEALTHCARE INDIANA, INC.
83.	EVEREST HEALTHCARE OHIO, INC.
84.	EVEREST HEALTHCARE RHODE ISLAND, INC.
85.	EVEREST HEALTHCARE TEXAS, L.P.
86.	FMS DELAWARE DIALYSIS, LLC
87.	FMS PHILADELPHIA DIALYSIS, LLC

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

88.	FONDREN DIALYSIS CLINIC, INC.
89.	FORT SCOTT REGIONAL DIALYSIS CENTER, INC.
90.	FOUR STATE REGIONAL DIALYSIS CENTER, INC.
91.	FRESENIUS MANAGEMENT SERVICES, INC.
92.	FRESENIUS MEDICAL CARE — SOUTH TEXAS KIDNEY, LLC
93.	FRESENIUS MEDICAL CARE DIALYSIS SERVICES COLORADO, LLC
94.	FRESENIUS MEDICAL CARE DIALYSIS SERVICES-OREGON, LLC
95.	FRESENIUS MEDICAL CARE HARSTON HALL, LLC
96.	FRESENIUS MEDICAL CARE HOLDINGS, INC.
97.	FRESENIUS MEDICAL CARE OF ILLINOIS, LLC
98.	FRESENIUS MEDICAL CARE OF MONTANA, LLC
99.	FRESENIUS MEDICAL CARE VENTURES, LLC
100.	FRESENIUS MEDICAL CARE WEST BEXAR, LLC
101.	FRESENIUS MEDICAL CARE-OSUIM KIDNEY CENTERS, LLC
102.	FRESENIUS USA MANUFACTURING, INC.
103.	FRESENIUS USA MARKETING, INC.
104.	FRESENIUS USA, INC.
105.	GULF REGION MOBILE DIALYSIS, INC.
106.	HAEMO-STAT, INC.
107.	HAUPPAUGE DIALYSIS CENTER, LLC
108.	HENRY DIALYSIS CENTER, LLC
109.	HOLTON DIALYSIS CLINIC, LLC
110.	HOME DIALYSIS OF MUHLENBERG COUNTY, INC.
111.	HOMESTEAD ARTIFICIAL KIDNEY CENTER, INC.
112.	INLAND NORTHWEST RENAL CARE GROUP, LLC
113.	JEFFERSON COUNTY DIALYSIS, INC.
114.	KDCO, INC.
115.	KENTUCKY RENAL CARE GROUP, LLC
116.	LITTLE ROCK DIALYSIS, INC.
117.	MAUMEE DIALYSIS SERVICES, LLC
118.	METRO DIALYSIS CENTER - NORMANDY, INC.
119.	METRO DIALYSIS CENTER - NORTH, INC.
120.	NATIONAL MEDICAL CARE, INC.
121.	NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P.
122.	NEW YORK DIALYSIS SERVICES, INC.
123.	NNA OF ALABAMA, INC.
124.	NNA OF EAST ORANGE, L.L.C.
125.	NNA OF GEORGIA, INC.
126.	NNA OF HARRISON, L.L.C.
127.	NNA OF LOUISIANA, LLC
128.	NNA OF OKLAHOMA, INC.

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

129.	NNA OF OKLAHOMA, L.L.C.
130.	NNA OF RHODE ISLAND, INC.
131.	NNA OF TOLEDO, INC.
132.	NNA-SAINT BARNABAS-LIVINGSTON, L.L.C.
133.	NNA-SAINT BARNABAS, L.L.C.
134.	NORTHEAST ALABAMA KIDNEY CLINIC, INC.
135.	NORTHERN NEW JERSEY DIALYSIS, L.L.C.
136.	NRA-ADA, OKLAHOMA, LLC
137.	NRA-AUGUSTA, GEORGIA, LLC
138.	NRA-BAMBERG, SOUTH CAROLINA, LLC
139.	NRA-CROSSVILLE, TENNESSEE, LLC
140.	NRA-FARMINGTON, MISSOURI, LLC
141.	NRA-GEORGETOWN, KENTUCKY, LLC
142.	NRA-HOGANSVILLE, GEORGIA, LLC
143.	NRA-HOLLY HILL, SOUTH CAROLINA, LLC
144.	NRA-HOLLYWOOD, SOUTH CAROLINA, LLC
145.	NRA-INPATIENT DIALYSIS, LLC
146.	NRA-LAGRANGE, GEORGIA, LLC
147.	NRA-MT. PLEASANT, SOUTH CAROLINA, LLC
148.	NRA-NEW CASTLE, INDIANA, LLC
149.	NRA-NEWNAN ACQUISITION, LLC
150.	NRA-NORTH AUGUSTA, SOUTH CAROLINA, LLC
151.	NRA-ORANGEBURG, SOUTH CAROLINA, LLC
152.	NRA-PALMETTO, GEORGIA, LLC
153.	NRA-PRINCETON, KENTUCKY, LLC
154.	NRA-ROANOKE, ALABAMA, LLC
155.	NRA-SOUTH CITY, MISSOURI, LLC
156.	NRA-ST. LOUIS (HOME THERAPY CENTER), MISSOURI, LLC
157.	NRA-ST. LOUIS, MISSOURI, LLC
158.	NRA-TALLADEGA, ALABAMA, LLC
159.	NRA-VALDOSTA (NORTH), GEORGIA, LLC
160.	NRA-VALDOSTA, GEORGIA, LLC
161.	NRA-VARNVILLE, SOUTH CAROLINA, LLC
162.	NRA-WASHINGTON COUNTY, MISSOURI, LLC
163.	NRA-WINCHESTER, INDIANA, LLC
164.	PHYSICIANS DIALYSIS COMPANY, INC.
165.	QUALICENTERS ALBANY, LTD.
166.	QUALICENTERS BEND LLC
167.	QUALICENTERS COOS BAY, LTD.
168.	QUALICENTERS EUGENE-SPRINGFIELD, LTD.
169.	QUALICENTERS INLAND NORTHWEST L.L.C.
170.	QUALICENTERS PUEBLO LLC
171.	QUALICENTERS SALEM LLC
172.	QUALICENTERS SIOUX CITY, LLC
173.	RAI CARE CENTERS OF ALABAMA, LLC

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

174.	RAI CARE CENTERS OF FLORIDA I, LLC
175.	RAI CARE CENTERS OF FLORIDA II, LLC
176.	RAI CARE CENTERS OF GEORGIA I, LLC
177.	RAI CARE CENTERS OF ILLINOIS I, LLC
178.	RAI CARE CENTERS OF ILLINOIS II, LLC
179.	RAI CARE CENTERS OF MARYLAND I, LLC
180.	RAI CARE CENTERS OF MICHIGAN I, LLC
181.	RAI CARE CENTERS OF MICHIGAN II, LLC
182.	RAI CARE CENTERS OF NEBRASKA II, LLC
183.	RAI CARE CENTERS OF NORTH CAROLINA II, LLC
184.	RAI CARE CENTERS OF NORTHERN CALIFORNIA I, LLC
185.	RAI CARE CENTERS OF NORTHERN CALIFORNIA II, LLC
186.	RAI CARE CENTERS OF OAKLAND II, LLC
187.	RAI CARE CENTERS OF SOUTH CAROLINA I, LLC
188.	RAI CARE CENTERS OF SOUTHERN CALIFORNIA I, LLC
189.	RAI CARE CENTERS OF SOUTHERN CALIFORNIA II, LLC
190.	RAI CARE CENTERS OF VIRGINIA I, LLC
191.	RCG BLOOMINGTON, LLC
192.	RCG EAST TEXAS, LLP
193.	RCG INDIANA, L.L.C.
194.	RCG IRVING, LLP
195.	RCG MARTIN, LLC
196.	RCG MEMPHIS EAST, LLC
197.	RCG MISSISSIPPI, INC.
198.	RCG PENSACOLA, LLC
199.	RCG ROBSTOWN, LLP
200.	RCG UNIVERSITY DIVISION, INC.
201.	RENAL CARE GROUP, INC.
202.	RENAL CARE GROUP ALASKA, INC.
203.	RENAL CARE GROUP EAST, INC.
204.	RENAL CARE GROUP MAPLEWOOD, LLC
205.	RENAL CARE GROUP NORTHWEST, INC.
206.	RENAL CARE GROUP OF THE MIDWEST, INC.
207.	RENAL CARE GROUP OF THE OZARKS, LLC
208.	RENAL CARE GROUP OF THE ROCKIES, LLC
209.	RENAL CARE GROUP OF THE SOUTH, INC.
210.	RENAL CARE GROUP OF THE SOUTHEAST, INC.
211.	RENAL CARE GROUP SOUTH NEW MEXICO, LLC
212.	RENAL CARE GROUP SOUTHWEST MICHIGAN, LLC
213.	RENAL CARE GROUP SOUTHWEST, L.P.
214.	RENAL CARE GROUP TERRE HAUTE, LLC

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

215.	RENAL CARE GROUP TEXAS, INC.
216.	RENAL CARE GROUP TOLEDO, LLC
217.	RENAL CARE GROUP-HARLINGEN, L.P.
218.	RENALPARTNERS, INC.
219.	RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC.
220.	RENEX DIALYSIS CLINIC OF BRIDGETON, INC.
221.	RENEX DIALYSIS CLINIC OF CREVE COEUR, INC.
222.	RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC.
223.	RENEX DIALYSIS CLINIC OF ORANGE, INC.
224.	RENEX DIALYSIS CLINIC OF PITTSBURGH, INC.
225.	RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC.
226.	RENEX DIALYSIS CLINIC OF ST. LOUIS, INC.
227.	RENEX DIALYSIS CLINIC OF TAMPA, INC.
228.	RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC.
229.	RENEX DIALYSIS CLINIC OF WOODBURY, INC.
230.	RENEX DIALYSIS FACILITIES, INC.
231.	SAINT LOUIS RENAL CARE, LLC
232.	SAN DIEGO DIALYSIS SERVICES, INC.
233.	SANTA BARBARA COMMUNITY DIALYSIS CENTER, INC.
234.	SMYRNA DIALYSIS CENTER, LLC
235.	SSKG, INC.
236.	ST. LOUIS REGIONAL DIALYSIS CENTER, INC.
237.	STAT DIALYSIS CORPORATION
238.	STONE MOUNTAIN DIALYSIS CENTER, LLC
239.	STUTTGART DIALYSIS, LLC
240.	TAPPAHANNOCK DIALYSIS CENTER, INC.
241.	TERRELL DIALYSIS CENTER, L.L.C.
242.	WARRENTON DIALYSIS FACILITY, INC.
243.	WEST END DIALYSIS CENTER, INC.
244.	WSKC DIALYSIS SERVICES, INC.

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

(each an “Existing Transferring Affiliate”)

By:
Name:
Title:

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

FRESENIUS MEDICAL CARE VENTURES HOLDING COMPANY, INC.
BIO-MEDICAL APPLICATIONS OF CAPITOL HILL, INC.
BIO-MEDICAL APPLICATIONS OF OAKLAND, INC.
BIO-MEDICAL APPLICATIONS OF UKIAH, INC.
BIO-MEDICAL APPLICATIONS OF WOONSOCKET, INC.
EVEREST HEALTHCARE TEXAS HOLDING CORP.
FRESENIUS MEDICAL CARE APHERESIS SERVICES, LLC
FRESENIUS MEDICAL CARE HEALTHCARE RECRUITMENT, LLC
FRESENIUS MEDICAL CARE OF NEBRASKA, LLC
FRESENIUS MEDICAL CARE PSO, LLC
HOME DIALYSIS OF AMERICA, INC.
NATIONAL NEPHROLOGY ASSOCIATES
MANAGEMENT COMPANY OF TEXAS,
NMC SERVICES, INC.
NNA OF NEVADA, INC.
NNA MANAGEMENT COMPANY OF KENTUCKY, INC.
NNA MANAGEMENT COMPANY OF LOUISIANA, INC.
NORTH BUCKNER DIALYSIS CENTER, INC.
NRA-BAY CITY, TEXAS, LLC QUALICENTERS, INC.
RAI CARE CENTERS OF TENNESSEE, LLC
RCG MEMPHIS, LLC
RENAL CARE GROUP MICHIGAN, INC.
RENAL CARE GROUP OHIO, INC.
RENAL CARE GROUP SOUTHWEST HOLDINGS, INC.
RENEX CORP.
RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC.
WHARTON DIALYSIS, INC.

(each, an “Existing Transferring Affiliate” and a “Terminated Transferring Affiliate”)

By:
Name:
Title:

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

NATIONAL MEDICAL CARE, INC.

By:
Name:
Title:

Signature Page

Amendment No. 7 to Amended and Restated Transferring Affiliate Letter

EXHIBIT D

Form of Third Amended and Restated Parent Agreement

[Attached]

EXECUTION VERSION

THIRD AMENDED AND RESTATED PARENT AGREEMENT

This THIRD AMENDED AND RESTATED PARENT AGREEMENT (this “Agreement”), dated as of December 20, 2018, made by FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation (“FMCH”), and FRESENIUS MEDICAL CARE AG & CO. KGaA, formerly known as Fresenius Medical Care AG, a partnership limited by shares organized and existing under the laws of the Federal Republic of Germany, and its successors and permitted assigns (“FME KGaA”) (FMCH and FME KGaA being hereinafter referred to, collectively, as the “Companies” and, each individually, as a “Company”), in favor of NMC FUNDING CORPORATION (“NMC Funding”) and THE BANK OF NOVA SCOTIA, as agent (the “Agent”) for the Investors under (and as defined in) the Transfer and Administration Agreement referred to below.

PRELIMINARY STATEMENTS:

(1)  National Medical Care, Inc., a Delaware corporation (“NMC”) has entered into that certain Amended and Restated Transferring Affiliate Letter (as the same has been and may from time to time be amended, restated, supplemented or otherwise modified, the “Transferring Affiliate Letter”) dated as of October 16, 2008 with each of the “Transferring Affiliates” named therein, under which each such Transferring Affiliate has agreed to sell and assign on each day hereafter all of its right, title and interest in and to each “Receivable” and all “Related Security” (each as defined therein) to NMC in accordance with the terms thereof.

(2)  NMC has entered into that certain Second Amended and Restated Receivables Purchase Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Receivables Agreement”) dated as of even date herewith with NMC Funding, under which NMC has agreed to sell and assign on each day hereafter all of its right, title and interest in and to each “Receivable” and all “Related Security” (each as defined therein), including, without limitation, all Receivables and Related Security acquired by NMC from the Transferring Affiliates under the Transferring Affiliate Letter, to NMC Funding in accordance with the terms thereof.

(3)  NMC Funding has entered into that certain Seventh Amended and Restated Transfer and Administration Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “TAA”) dated as of November 24, 2014 with NMC Funding, as “Transferor”, NMC, as the “Collection Agent” thereunder, certain “Bank Investors” from time to time party thereto and the Agent, under which NMC Funding shall from time to time sell and assign undivided percentage ownership interests in all “Receivables” and “Related Security” (each as defined therein), including, without limitation, in all Receivables and Related Security acquired by NMC Funding from NMC under the Receivables Agreement, to the Agent for the benefit of the Investors in accordance with the terms thereof. For purposes of this Agreement, the terms “Agent”, “Administrative Agent”, “Conduit Investor” and “Investor” shall have the meanings assigned to such terms under the TAA.

(4)  Certain Affiliates (each, a “Designated Account Agent”) of the Transferring Affiliates have entered, or may hereafter enter, into that certain Account Agent Agreement dated as of August 28, 1997 or an agreement in substantially the form of such Account Agent Agreement (collectively, and as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Account Agent Agreement”), under which such Designated Account Agents agree to certain matters relating to the handling of Collections on Receivables originated by Transferring Affiliates and remitted to “Special Accounts” maintained by such Designated Account Agents.

(5)  FME KGaA owns all of the issued and outstanding common stock of FMCH, and FME KGaA or one of its wholly-owned Subsidiaries owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each Transferring Affiliate, each Designated Account Agent and NMC. It is a condition precedent to the effectiveness of each of the Receivables Agreement and the TAA that each of FME KGaA and FMCH enters into this Agreement.

(6)  NMC, the Transferring Affiliates (as such group is from time to time comprised) and the Designated Account Agents (as such group is from time to time comprised) are herein sometimes referred to collectively as the “Parent Group Members” or any such Person individually as a “Parent Group Member”. The Receivables Agreement, the Transferring Affiliate Letter, the Account Agent Agreement and each of the other instruments, documents and agreements executed in connection therewith are herein sometimes referred to collectively as the “Transaction Documents”. The terms “Receivable” and “Related Security”, and other terms that are used herein and not otherwise defined herein, shall have the meanings assigned under the Receivables Agreement.

(7)  FMCH and FME KGaA are parties to that certain Second Amended and Restated Parent Agreement dated as of January 17, 2013 (as amended prior to the date hereof, the “Existing Parent Agreement”), which the parties hereto desire to amend and restate in its entirety.

NOW, THEREFORE, the parties hereby agree as follows:

SECTION 1. Unconditional Undertaking. Each Company hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of NMC Funding, the Investors, the Administrative Agents and the Agent to cause the due and punctual performance and observance by each of the Parent Group Members with each of such Parent Group Member’s obligations under the Transaction Documents, including, without limitation: (i) by NMC and its successors and assigns of all of the terms, covenants, conditions, agreements and undertakings on the part of NMC (whether as seller, collection agent or otherwise) to be performed or observed by it under the Receivables Agreement or any other document delivered in connection with the Receivables Agreement, (ii) by each Transferring Affiliate and its successors and assigns of all of the terms, covenants, conditions, agreements and undertakings on the part of such Transferring Affiliate to be performed and observed under the Transferring Affiliate Letter, and (iii) by each Designated Account Agent and its successors and assigns of all of the terms, covenants, conditions, agreements and undertakings on the part of such Designated Account Agent to be performed under the Account Agent Agreement, in each case under clauses (i), (ii) and (iii) above in accordance with the terms thereof, including, without limitation, each indemnity and each other agreement of any Parent Group Member to pay or deposit any money under any Transaction Document (all such

2

terms, covenants, conditions, agreements and undertakings on the part of the Parent Group Members to be performed or observed being, collectively, the “Obligations”).

In the event that any Parent Group Member shall fail to perform or observe any of the Obligations when the same shall be required to be performed or observed under any Transaction Document, then each Company will itself (to the fullest extent permitted by law) duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Obligation, and it shall not be a condition to the accrual of the obligation of any Company hereunder to perform or observe, or cause the performance or observance of, any Obligation that NMC Funding, any Investor, any Administrative Agent or the Agent shall have first made any request of or demand upon or given any notice to any Company or to any Parent Group Member or their respective successors or assigns, or have instituted any action or proceeding against any Company or any Parent Group Member or their respective successors or assigns in respect thereof; provided that no Company shall be required to make any payment hereunder without ten days prior notice from NMC Funding, an Investor or the Agent.

Reference is made to the obligations of Parent Group Members under: (i) Sections 3.1(bb), 3.3(1), 5.1(o), 5.2(k), 5.3(i) and 5.4(e) of the TAA; (ii) any similar provisions under the Transaction Documents, and (iii) any general covenant to comply with laws, to the extent such covenant would include laws specifically described in any of the foregoing provisions (collectively, the “Sanctions Provisions”). Notwithstanding anything contained herein to the contrary, the obligations and corresponding representations and warranties of FME KGaA under this Agreement to cause any Parent Group Member to comply with any Sanctions Provision shall be limited to the extent that such compliance by FME KGaA with such obligation would expose any Person or any director, officer or employee thereof to any liability under EU Regulation (EC) 2271/96 or Section 7 of the German Foreign Trade Regulation.

SECTION 2. Obligation Absolute. Each Company will perform its obligations under this Agreement regardless of any law, rule, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of any Transaction Document, or the rights of NMC Funding, any Investor, any Administrative Agent or the Agent with respect thereto. The obligations of each Company under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against any Company to enforce this Agreement, irrespective of whether any action is brought against any Parent Group Member or whether any Parent Group Member is joined in any such action or actions. The liability of each Company under this Agreement shall be absolute and unconditional irrespective of:

(i)            any lack of validity or enforceability of any Transaction Document;

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Transaction Documents;

(iii)          any taking, exchange, release or non-perfection of any security interest, or any taking, release or amendment or waiver of or consent to departure from any Related Security or other agreement relating to all or any of the Obligations;

3

(iv)          any manner of application by any Parent Group Member or any subsidiary or affiliate thereof of any Collections to all or any of the Obligations, or any manner of collection from or disposition of any Receivable or Related Security or any interest therein;

(v)           any change, restructuring or termination of the corporate structure or existence of any Company or any Parent Group Member;

(vi)          any failure of any Parent Group Member or any Company to obtain any authorization or approval from or other action by, or to notify or file with, any governmental authority or regulatory body required in connection with this Agreement, the Receivables Agreement or any Transaction Document;

(vii)         any impossibility or impracticality of performance, illegality, force majeure, any act of any government, or any other circumstance which might constitute a defense available to, or a discharge of any Parent Group Member or any Company;

(viii)        with respect to any Company, the release by NMC Funding, any Investor, any Administrative Agent or the Agent of the other Company from any or all of its obligations hereunder, the unenforceability of this Agreement as against such other Company or the release of any other guarantor in respect of its obligations; or

(ix)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Parent Group Member or a guarantor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment by any Parent Group Member under any Transaction Document is rescinded or must otherwise be returned by NMC Funding, any Investor, any Administrative Agent or the Agent, upon the insolvency, bankruptcy or reorganization of any Parent Group Member or otherwise, all as though such payment had not been made. The obligations of each Company under this Agreement shall not be subject to reduction, termination or other impairment by reason of any set-off, recoupment, counterclaim or defense or for any other reason. The obligations of each Company under this Agreement shall not be discharged except by performance as herein provided.

SECTION 3. Waiver. Each Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement or any Transaction Document and any requirement that NMC Funding, any Investor, any Administrative Agent or the Agent protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Company or any Parent Group Member or any security interest.

SECTION 4. Waiver of Subrogation and Contribution. Each Company hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against any Parent Group Member that arise from the existence, payment, performance or enforcement of such Company’s obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of NMC Funding, any Investor, any Administrative Agent or the Agent against any Parent Group Member or any security interest that NMC Funding, any Investor, any Administrative Agent or the Agent hereafter acquires, whether or not such claim,

4

remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Parent Group Member, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security in account of such claim, remedy or right. If any amount shall be paid to any Company in violation of the preceding sentence at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable under this Agreement and (y) the payment in full of all “Aggregate Unpaids” (as defined in the TAA), following the “Termination Date” (as defined in the TAA), such amount shall be held in trust for the benefit of NMC Funding, each Investor, each Administrative Agent and the Agent and shall forthwith be paid to the Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the TAA, the applicable Transaction Document and this Agreement, or to be held by the Agent as collateral security for any Obligations or other amounts payable under this Agreement thereafter arising. Each Company acknowledges that it will receive direct and indirect benefits from the receivables purchase arrangements contemplated by the Transaction Documents and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits.

SECTION 5. Representations and Warranties. Each Company hereby represents and warrants as follows:

(a)           Such Company is, in the case of FMCH, a corporation duly incorporated and, in the case of FME KGaA, an entity duly organized, in each case validly existing and in good standing under the laws of the jurisdiction in which it is organized and existing, and is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

(b)           The execution, delivery and performance by such Company of this Agreement (i) are within such Company’s corporate powers, (ii) have been duly authorized by all necessary corporate action, and (iii) do not contravene (A) such Company’s charter or by-laws or similar organizational documents or (B) any law, rule or regulation applicable to such Company, or any of its subsidiaries or properties, and (iv) do not contravene or require any consent, approval or notice under any provision of any indenture, loan agreement or credit agreement or any other agreement, lease or instrument to which such Company or any of its subsidiaries is a party or by which such Company or any of its subsidiaries or properties may be bound or affected, except for any such consents and approvals that have been obtained and notices that have been given.

(c)           No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Company of this Agreement.

(d)           This Agreement constitutes the legal, valid and binding obligation of such Company enforceable against such Company in accordance with its terms, except as may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

5

(e)           Except as set forth in Exhibit F to the Receivables Agreement, there is no pending or threatened action or proceeding against or affecting such Company or its properties before any court, governmental agency or arbitrator which would have a Material Adverse Effect.

(f)            The consolidated balance sheet of FME KGaA and its subsidiaries as at December 31, 2017, and the related consolidated statements of income and of cash flow of FME KGaA and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the consolidated financial condition of FME KGaA and its subsidiaries as at such date and the results of the operations of FME KGaA and its subsidiaries for the period ended on such date, all in accordance with GAAP (as defined in the TAA), and since December 31, 2017, no event has occurred which would have a Material Adverse Effect.

(g)           Each financial statement and financial book, record, or report or information (collectively, “Financial Documents”) or other document, book, record or report or information (collectively, “Other Documents”) furnished or to be furnished in writing at any time by such Company to NMC Funding, any Investor or the Agent, in connection with this Agreement is or will be (i) in the case of each such Financial Document, prepared in accordance with GAAP (as defined in the TAA), except as stated therein and subject in the case of any quarterly financial statement to year-end audit adjustments and to the abbreviation of any such financial statement and incompleteness of the footnotes contained therein, or (ii) in the case of such Other Documents, accurate in all material respects, in each case, as of its date or (except as otherwise disclosed to NMC Funding, the Investors or the Agent, as the case may be, at such time) as of the date so furnished, and no such Financial Document or Other Document, to the best of such Company’s knowledge, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(h)           All of the issued and outstanding common stock of (such stock being more than 80% of all voting stock of) FMCH is and will continue to be owned directly or indirectly by FME KGaA.

(i)            There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(j)            No Termination Event or Potential Termination Event (each as defined in the TAA) has occurred and is continuing.

(k)           The execution, delivery and performance by each Parent Group Member of each Transaction Document to which it is named as a party and the transactions contemplated thereby do not contravene any provision of any indenture, loan agreement, credit agreement, or other agreement, lease or instrument to which any Company is a party or by which such Company or its properties may be bound or affected.

6

(l)            Each representation and warranty from time to time made or deemed made by any Parent Group Member under or in connection with any Transaction Document with respect to such Company or any Parent Group Member shall be true and correct in all material respects.

SECTION 6. Covenants. (a) Each Company covenants and agrees that, as long as any Aggregate Unpaids shall be outstanding under the TAA, it will, unless the Agent and each Administrative Agent shall otherwise consent in writing:

(i)            Compliance with Laws, Etc. Comply with the applicable laws, rules, regulations and orders with respect to it, its business and properties other than such provisions noncompliance with which would not have a Material Adverse Effect.

(ii)           Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

(iii)          Maintenance of Ownership. FME KGaA will maintain ownership, directly or indirectly, free and clear of any Adverse Claim (other than put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries), of 100% of the common stock of, and more than 80% of the outstanding voting stock of, FMCH and FMCH will maintain ownership, directly or indirectly, of all of the outstanding shares of stock of each Parent Group Member; provided that FME KGaA may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH.

(iv)          Reporting Requirements. Furnish to the Agent and each Administrative Agent:

(A)          As soon as available, but in the event within 95 days after the end of each fiscal year of such Company, audited consolidated balance sheets of such Company and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, retained earnings, shareholders’ equity and cash flows for such fiscal year, in each case audited by KPMG Peat Marwick LLP, KPMG AG Wirtschaftsprüfungsgesellschaft, PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Agent and each Administrative Agent, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

(B)          As soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of such Company, (1) in the case of FMCH, a company-prepared consolidated balance sheet of such Company and its

7

Subsidiaries as of the end of such quarter and the related company-prepared consolidated statements of income and retained earnings for such quarterly period and cash flows for the fiscal year to date and (2) in the case of FME KGaA, company-prepared consolidated balance sheet of FME KGaA and its Subsidiaries as of the end of the quarter and the related company-prepared consolidated statements of income and retained earnings for such quarterly period setting forth in each case in comparative form the figures for the previous year for such period; in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments. All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein (except as otherwise stated therein);

(C)          Promptly upon the furnishing thereof to the shareholders of such Company, copies of all financial statements, reports and proxy statements so furnished;

(D)          Promptly upon the filing thereof, copies of all registration statements and annual , quarterly, monthly or other regular reports which such Company or any Subsidiary files with the Securities and Exchange Commission;

(E)           Within five (5) Business Days after the date of any change in its public debt ratings, if any, a written certification of its public debt ratings after giving effect to such change; and

(F)           such other information respecting the conditions or operations, financial or otherwise, of such Company or any of its subsidiaries as the Agent or any Administrative Agent may from time to time reasonably request.

(v)           Financial Covenants.

(A)          Consolidated Leverage Ratio. Ensure that as of the end of each fiscal quarter, the Consolidated Leverage Ratio will not exceed:

Maximum
Consolidated
Fiscal Quarters Ending	Leverage Ratio
December 31, 2017 and thereafter	3.75:1.00

provided that the limit in the immediately preceding table may be increased, from time to time, by notice from FME KGaA in connection with one or a series of acquisitions and investments in any period of four consecutive fiscal quarters for

8

which financial statements are available (plus the period extending until the next quarterly or annual financial statements shall be due) where the acquisition consideration (including assumed indebtedness) is in excess of $1,000 million, to 4.25:1.0 for a period of up to four consecutive fiscal quarters (the “Covenant Holiday”). Thereafter, the Covenant Holiday will not be available again until the original financial covenant level has been complied with for at least one fiscal quarter;

(B)          Subject to the immediately succeeding paragraph (C), for purposes of this Section 6(a)(v), the terms “Consolidated Leverage Ratio” shall have the same meaning as it has in the FME KGaA Credit Facility (taking into account any special rules for the interpretation of accounting terms, such as Section 1.03 of the FME KGaA Credit Facility), as such term may be amended, restated, supplemented, replaced or otherwise modified from time to time pursuant to the FME KGaA Credit Facility.

(C)          If either (1) the FME KGaA Credit Facility is no longer in existence or (2) any Bank Investor is not “represented in” the FME KGaA Credit Facility, the term “Consolidated Leverage Ratio” shall have the same meaning as it has in the FME KGaA Credit Facility as in effect immediately before its termination or immediately before the time at which any Bank Investor is not “represented in” the FME KGaA Credit Facility, as applicable. For purposes of this clause (C), a Bank Investor will be deemed “represented in” the FME KGaA Credit Facility for as long as such Bank Investor, or any affiliate of such Bank Investor, is a party to the FME KGaA Credit Facility.

(D)          If an event described in clause (C) above occurs, any subsequent modification to the definition of the term “Consolidated Leverage Ratio” shall require an amendment executed in accordance with the requirements of Section 7 of this Agreement.

(b)           Each Company acknowledges that the Investors, the Administrative Agents and the Agent are entering into the transactions contemplated by the TAA in reliance upon the identity of NMC Funding as a separate legal entity from each Parent Group Member, the Companies and their other subsidiaries and affiliates (collectively, excluding NMC Funding, the “Parent Group”). Each Company shall, and shall cause the Parent Group to, refrain from taking any action that would suggest to any creditor of any entity within the Parent Group that NMC Funding and such entity within the Parent Group are anything other than separate legal entities. Neither Company shall hold out any entity within the Parent Group to third parties as liable for the debts of NMC Funding, and neither Company shall at any time represent to any Person that any entity within the Parent Group owns any interest in the Receivables or any of the other assets intended to have been acquired by NMC Funding under the Receivables Agreement.

(c)           If not otherwise described in the consolidated financial statements or in the other materials and information provided pursuant to Section 6(a)(iv) of this Agreement or in Section 5.01(a) of the TAA, for so long as the FME KGaA Credit Facility contains a requirement to provide a written summary of material changes in GAAP (which term, as used in this

9

Agreement, shall have the meaning assigned to it in the TAA) to the administrative agent and lenders thereunder, FME KGaA shall provide a written summary of material changes in (x) GAAP) or in the consistent application thereof to the extent that either affects the numeric value of any financial ratio or requirement herein or in any other Transaction Document and (y) accounting policies or financial reporting practices in connection with the preparation of consolidated financial statements or other materials and information provided pursuant to Section 6(a)(iv) of this Agreement.

SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Company herefrom, shall in any event be effective unless the same shall be in writing and signed by NMC Funding, the Agent, each Administrative Agent and each Company (or, in the case of waiver, by the party or parties waiving any such provision) and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or cable communication) and mailed, telecopied, telegraphed, cabled or delivered to it, if to (i) FME KGaA, at its address at Else-Kröner-Strasse 1, 61352 Bad Homburg v.d.H., Germany, Attention: Cornelis “Kees” van Ophem, (ii) FMCH, at its address at 920 Winter Street, Waltham, Massachussetts 02451, Attention: Mark Fawcett, (iii) NMC Funding, at its address at 920 Winter Street, Waltham, Massachusetts 02451 and (iv) if to the Agent, at its address specified in the TAA or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telecopied, telegraphed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company or delivered to the cable company, respectively.

SECTION 9. No Waiver, Remedies. No failure on the part of NMC Funding, any Investor or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10. Continuing Agreement; Assignments under Agreement. This Agreement is a continuing agreement and shall (i) remain in full force an effect until the later of the Termination Date under the TAA and the date on which no Aggregate Unpaids thereunder shall be outstanding and no amount owed by NMC under the Receivables Agreement shall remain unpaid, (ii) be binding upon each Company and its successors and assigns and (iii) inure to the benefit of, and be enforceable by each of NMC Funding, each Investor and the Agent and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Investor, any Administrative Agent or the Agent may assign any of its rights under this Agreement to any assignee, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Investor or the Agent, as applicable, herein or otherwise.

SECTION 11. Joint and Several Liability. The liabilities and obligations of the Companies under this Agreement shall be joint and several.

10

SECTION 12. Taxes. (a) Any and all payments by any of the Companies hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholding and liabilities being hereinafter referred to as “Taxes”). If any of the Companies shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12) NMC Funding, any affected Investor and the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Company shall make such deductions and (iii) such Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)                                 In addition, each Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).

(c)                                  Each Company will indemnify NMC Funding, any affected Investor, any affected Administrative Agent and the Agent, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction or amounts payable under this Section 12) paid by NMC Funding, any affected Investor, any affected Administrative Agent and the Agent or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

SECTION 13. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in lawful money of the United States (“Dollars”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures that the Agent would purchase Dollars with such other currency in New York, New York on the Business Day preceding that on which final judgment is given.

(b)                                 The obligation of each Company in respect of any sum due from it to NMC Funding, any Investor, any Administrative Agent or the Agent hereunder shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by NMC Funding, such Investor, such Administrative Agent or the Agent, as applicable, of any sum adjudged to be so due in such other currency such Person may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than the sum originally due to such Person in Dollars, such Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the Dollars so purchased exceed the sum originally due to such Person in Dollars, such Person agrees to remit to such Company such excess.

(c)                                  To the extent that any Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect

11

it or its property, such Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and, without limiting the generality of the foregoing, each Company agrees that the waivers set forth in this Agreement shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

SECTION 14. Consent to Jurisdiction. (a) Each Company hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement, and each Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. Each Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Company hereby irrevocably appoints Arent Fox LLP, located at 1301 Avenue of the Americas, 42nd floor, New York, New York 10019 (the “Process Agent”), as its agent to receive on behalf of such Company and its property service of copies of the summons and compliant and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to each Company in care of the Process Agent at the Process Agent’s above address, and each Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Company also irrevocably consents to the services of any and all process in any such action or proceeding by the mailing of copies of such process to such Company at its address specified in Section 8. Each Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, to the extent permitted by law.

(b)                                 Nothing in this Section 14 shall affect the right of NMC Funding, any Investor or the Agent, to serve legal process in any other manner permitted by law or affect the right of NMC Funding, any Investor or the Agent, to bring any action or proceeding against any Company or its property in the courts of other jurisdictions.

SECTION 15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 16. Covenant not to Institute Bankruptcy Proceedings. Each Company agrees that, so long as any commercial paper notes or other indebtedness issued by a Conduit Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding, it will not institute against a Conduit Investor any proceeding seeking to adjudicate a Conduit Investor a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of a Conduit Investor or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property.

SECTION 17. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which

12

when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 18. Amendment and Restatement. This Agreement amends and restates the Existing Parent Agreement in its entirety. This Agreement is not intended to constitute a novation of the Existing Parent Agreement. Upon the effectiveness of this Agreement (the “Effective Date”), each reference to the Existing Parent Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

[Remainder of Page Intentionally Left Blank]

13

IN WITNESS WHEREOF, each Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

FRESENIUS MEDICAL CARE AG & Co. KGaA
represented by
Fresenius Medical Care Management AG
(General Partner)

By:
Name:
	Title:	Member of the Management Board

By:
Name:
	Title:	Member of the Management Board

FRESENIUS MEDICAL CARE HOLDINGS, INC.

By:
	Name:	Mark Fawcett
	Title:	Vice President & Treasurer

Accepted and Agreed as of
the date first above written:

NMC FUNDING CORPORATION

By:
Name:
Title:

THE BANK OF NOVA SCOTIA,
as Agent

By:
Name:
Title:

Signature Page to Second Amended and Restated

Parent Agreement